Exhibit 4.1

Execution Version

INDENTURE

Dated as of September 18, 2020

Among

Big River Steel LLC,

as Issuer,

BRS Finance Corp.,

as Co-Issuer,

BRS Intermediate Holdings LLC,

as Parent Guarantor,

Each Guarantor that may become party hereto,

And

U.S. Bank National Association,

as Trustee and as Collateral Agent

6.625% SENIOR SECURED NOTES DUE 2029 (GREEN BONDS)

EXHIBITS

Exhibit A	Form of Note
Exhibit B	Form of Certificate of Transfer
Exhibit C	Form of Certificate of Exchange
Exhibit D	Form of Supplemental Indenture to Be Delivered by Any Future Guarantors
Exhibit E	Form of Certificate from Acquiring Institutional Accredited Investor

INDENTURE, dated as of September 18, 2020, among Big River Steel LLC, a Delaware limited liability company (the “Issuer”), BRS Finance Corp., a Delaware corporation (the “Co-Issuer”), BRS Intermediate Holdings LLC, a Delaware limited liability company (“Parent”), any other Guarantors (as defined herein) that may become a party hereto from time to time, and U.S. Bank National Association, a national banking association, as trustee (the “Trustee”).

Each of the parties agrees as follows for the benefit of each other and for the equal and ratable benefit of the Holders (as defined herein) of the 6.625% Senior Secured Notes due 2029 (Green Bonds) (the “Notes”).

ARTICLE I

DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01. Definitions.

“144A Global Note” means a Global Note substantially in the form of Exhibit A hereto, bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 144A.

“2019 Bond Financing Agreement” means that certain Bond Financing Agreement dated as of May 31, 2019, by and between the Bond Issuer, the Issuer, the Co-Issuer and Parent.

“2019 Bond Indenture” means that certain Trust Indenture dated as of May 31, 2019, by and between the Bond Issuer and the trustee for the 2019 Bonds.

“2019 Bonds” means the bonds designated as the “Arkansas Development Finance Authority Industrial Development Revenue Bonds (Big River Steel Project), Series 2019” and any additional bonds issued pursuant to the 2019 Bond Indenture.

“2020 Bond Financing Agreement” means that certain Bond Financing Agreement dated as of September 10, 2020, by and between the Bond Issuer, the Issuer, the Co-Issuer and Parent.

“2020 Bond Indenture” means that certain Trust Indenture dated as of September 10, 2020, by and between the Bond Issuer and the trustee of the 2020 Bonds.

“2020 Bonds” means the bonds designated as the “Arkansas Development Finance Authority Industrial Development Revenue Bonds (Big River Steel Project), Tax-Exempt Series 2020 (Green Bonds)” and any additional bonds issued pursuant to the 2020 Bond Indenture.

“ABL Agent” means Goldman Sachs Bank USA and any successors thereof under the ABL Facility, acting as administrative agents on behalf of the lenders under the ABL Facility.

“ABL Cap Amount” has the meaning specified in the definition of “ABL Obligations”.

“ABL Claimholders” means, at any relevant time, the holders of ABL Obligations and/or the Excess ABL Obligations at that time, including the ABL Facility Lenders, issuing banks of letters of credit issued pursuant to the ABL Facility, the ABL Agent under the loan documents for the ABL Facility, the ABL Hedge Provider and the ABL Cash Management Provider (as each such term is defined in the Intercreditor Agreement), and the successors, replacements and assigns of each of the foregoing, and shall include, without limitation, any former ABL Facility Lenders, issuing banks of letters of credit issued pursuant to the ABL Facility, the ABL Agent, ABL Hedge Provider and ABL Cash Management Provider to the extent that any Obligations owing to such Persons were incurred while such Persons were ABL Facility Lenders, issuing banks of letters of credit issued pursuant to the ABL Facility, the ABL Agent, ABL Hedge Provider or ABL Cash Management Provider, as applicable, and such Obligations have not been paid or satisfied in full.

“ABL Facility” means (i) the Credit Agreement, dated as of August 23, 2017, among the Issuer, any Restricted Subsidiary of the Issuer designated as a “Borrower” or “Credit Party” thereunder, the lenders party thereto, Goldman Sachs Bank USA (or an affiliate thereof) as administrative agent, as amended, restated, supplemented, waived, replaced (whether or not upon termination, and whether with the original agents, lenders or otherwise), restructured, repaid, refunded, refinanced or otherwise modified from time to time, including any agreement or indenture extending the maturity thereof, refinancing, replacing or otherwise restructuring all or any portion of the Indebtedness thereunder or under such agreement or agreements or indenture or indentures or any successor or replacement agreement or agreements or indenture or indentures or increasing the amount loaned or issued thereunder or altering the maturity thereof, and (ii) whether or not the facility referred to in clause (i) remains outstanding, if designated in an Officer’s Certificate delivered to the Trustee as “ABL Facility” until such time as the Issuer subsequently delivers an Officer’s Certificate to the Trustee to the effect that such facility will no longer constitute “ABL Facility”, including one or more (A) debt facilities or commercial paper facilities, providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to lenders or to special purpose entities formed to borrow from lenders against such receivables) or letters of credit, (B) debt securities, indentures or other forms of debt financing (including convertible or exchangeable debt instruments or bank guarantees or bankers’ acceptances), or (C) instruments or agreements evidencing any other Indebtedness, in each case, with the same or different borrowers or issuers and, in each case, as amended, supplemented, modified, extended, restructured, renewed, refinanced, restated, replaced or refunded in whole or in part from time to time.

“ABL Facility Lenders” means the lenders or holders of Indebtedness under the ABL Facility.

“ABL Obligations” means, subject to clause (5) hereof, the following:

(1) the “Obligations” (as defined in the ABL Facility);

(2) all ABL Hedging Obligations (as defined in the Intercreditor Agreement);

(3) all ABL Cash Management Obligations (as defined in the Intercreditor Agreement);

(4) to the extent any payment with respect to any ABL Obligation (whether by or on behalf of any Grantor, as proceeds of security, enforcement of any right of setoff or otherwise) is declared to be a fraudulent conveyance or a preference in any respect, set aside or required to be paid to a debtor in possession, any Fixed Asset Pari Passu Lien Claimholders, receiver or similar Person, then the obligation or part thereof originally intended to be satisfied shall, for the purposes of the Intercreditor Agreement and the rights and obligations of the ABL Claimholders and the Fixed Asset Pari Passu Lien Claimholders, be deemed to be reinstated and outstanding as if such payment had not occurred. To the extent that any interest, fees, expenses or other charges (including Post-Petition Interest) to be paid pursuant to the loan documents for the ABL Facility are disallowed by order of any court, including by order of a court of competent jurisdiction presiding over an Insolvency or Liquidation Proceeding, such interest, fees, expenses and charges (including Post-Petition Interest) shall, as between the ABL Claimholders and the Fixed Asset Pari Passu Lien Claimholders, be deemed to continue to accrue and be added to the amount to be calculated as the “ABL Obligations”; and

(5) notwithstanding the foregoing, if the sum of: (1) Indebtedness for borrowed money constituting principal outstanding under the ABL Facility and the other loan documents for the ABL Facility; plus (2) the aggregate face amount of any letters of credit issued but not reimbursed under the ABL Facility, is in excess of $500,000,000 in the aggregate (the “ABL Cap Amount”), then only that portion of such Indebtedness and such aggregate face amount of letters of credit equal to the ABL Cap Amount shall be included in ABL Obligations and interest and reimbursement obligations with respect to such Indebtedness and letters of credit shall only constitute ABL Obligations to the extent related to Indebtedness and face amounts of letters of credit included in the ABL Obligations.

“ABL Priority Collateral” means the following of any Grantor: (i) Accounts and chattel paper, in each case other than to the extent constituting identifiable proceeds of Notes Priority Collateral; (ii) deposit accounts, securities accounts and commodity accounts (and all cash, checks and other negotiable instruments, funds, securities, commodity contracts and other evidences of payment or other assets held therein) (but, in any event, excluding the Revenue Account (which will be used, among other things, for deposit of identifiable proceeds of Notes Priority Collateral), other Fixed Asset Accounts and the Fixed Asset Collateral Proceeds Account); (iii) all Inventory; (iv) to the extent evidencing, governing, securing or otherwise reasonably related to any of the foregoing, all documents, general intangibles, instruments, commercial tort claims, letters of credit, letter-of-credit rights and supporting obligations; provided, however, that to the extent any of the foregoing also evidence, govern, secure or otherwise reasonably relate to any Notes Priority Collateral only that portion that evidences, governs, secures or reasonably relates to ABL Priority Collateral shall constitute ABL Priority Collateral; provided, further, that the foregoing shall not include any intellectual property; (v) all books, records and documents related to the foregoing (including databases, customer lists and other records, whether tangible or electronic, which contain any information relating to any of the foregoing); (vi) insurance and claims against third parties to the extent arising on account of ABL Priority Collateral and all of the proceeds of and payments under all policies of business interruption insurance; and (vii) all proceeds and products of any or all of the foregoing in whatever form received, but excluding any property that is directly acquired prior to the commencement of any case or proceeding under the Bankruptcy Code or any similar Bankruptcy Law with cash proceeds of any ABL Priority Collateral and does not otherwise constitute ABL Priority Collateral upon its acquisition. Subject to certain provisions of the Intercreditor Agreement, upon a Discharge of Fixed Asset Pari Passu Lien Obligations, all Notes Priority Collateral shall become ABL Priority Collateral.

“Accounts” means all present and future “accounts” (as defined in Article 9 of the UCC), whether or not the UCC is applicable thereto, and shall include all rights of payment owed by an issuer of credit or charge card.

“Acquired Indebtedness” means, with respect to any specified Person,

(1)          Indebtedness of any other Person existing at the time such other Person is merged, consolidated or amalgamated with or into, or became a Restricted Subsidiary of, such specified Person, including Indebtedness incurred in connection with, or in contemplation of, such other Person merging, amalgamating or consolidating with or into, or becoming a Restricted Subsidiary of, such specified Person, and

(2)          Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

“Act” means the Arkansas Development Finance Authority Act, Title 15, Chapter 5,Subchapters 1 through 3 of the Arkansas Code of 1987 Annotated, as amended.

“Act 9 Bond Documents” means (a) the Act 9 Trust Indenture, (b) the Act 9 Lease Agreement, and (c) that certain Payment in Lieu of Taxes Agreement dated as of April 30, 2015, between the City of Osceola and the Issuer, and all other documents executed in connection therewith, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Act 9 Bonds” means the bonds issued to Big River Steel Holdings LLC and assigned to Parent under the Act 9 Trust Indenture pursuant to Amendment 65 to the Constitution of State of Arkansas and Act No. 9 of the First Extraordinary Session of the Sixty-Second General Assembly of the State of Arkansas for the year 1960, codified as Ark. Code Ann. Sections 14,164-201 et seq. as amended.

“Act 9 Lease Agreement” means that certain Lease Agreement dated as of April 30, 2015, between the City of Osceola and the Issuer, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Act 9 Trust Indenture” means that certain Trust Indenture dated as of April 30, 2015, between the City of Osceola, as issuer, and Regions Bank, as trustee for Parent as the owner of the Act 9 Bonds issued thereunder, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Act of Required Pari Passu Lien Secured Parties” means, as to any matter,

(1)	from and after August 23, 2017, but prior to the Discharge of Pari Passu Lien Obligations, a direction in writing delivered to the Collateral Agent by or with the written consent of, the required lenders under the Term Loan Credit Agreement (and from and after the date of a Replacement Credit Agreement (if any), the required lenders under a Replacement Credit Agreement) until the earliest of (x) the Discharge of Credit Agreement Obligations, (y) the Outstanding Term Loan Threshold Date and (z) the First Specified Pari Passu Lien Debt Threshold Date (the date on which the earliest of the foregoing clauses (1)(x), (1)(y) and (1)(z) occurs, the “First Controlling Change Date”);

(2)	from and after the First Controlling Change Date, but prior to the Discharge of Pari Passu Lien Obligations, a direction in writing delivered to the Collateral Agent by or with the written consent of, the Required Delayed Draw Term Lenders until the earlier of (x) the Discharge of Specified Pari Passu Lien Debt Obligations and (y) the Second Specified Pari Passu Lien Debt Threshold Date (the date on which the earlier of the foregoing clauses (2)(x) and (2)(y) occurs, the “Second Controlling Change Date”); and

(3)	from and after the Second Controlling Change Date, but prior to the Discharge of Pari Passu Lien Obligations, a direction in writing delivered to the Collateral Agent by or with the written consent of, the holders of (or the Pari Passu Lien Debt Representatives representing the holders of) more than 50% of the aggregate outstanding principal amount of Pari Passu Lien Debt;

provided, however, that if at any time prior to the Discharge of Pari Passu Lien Obligations the only remaining Pari Passu Lien Obligations are Secured Hedging Obligations, then the term “Act of Required Pari Passu Lien Secured Parties” will mean a direction in writing delivered by the Hedge Bank with the largest amount of Secured Hedging Obligations owed to it. For purposes of this definition, (a) Pari Passu Lien Debt registered in the name of, or beneficially owned by, the Issuer or any Affiliate of the Issuer will be deemed not to be outstanding and neither the Issuer nor any Affiliate of the Issuer will be entitled to vote such Pari Passu Lien Debt and (b) votes will be determined in accordance with the Collateral Trust Agreement.

“Additional Pari Passu Lien Debt” has the meaning specified in clause (1) of the definition of “Additional Pari Passu Lien Debt Designation”.

“Additional Pari Passu Lien Debt Designation” means a designation under the Collateral Trust Agreement pursuant to which the Issuer designates as Pari Passu Lien Debt hereunder any Funded Debt incurred by any Issuer or any Subsidiary Guarantor after August 23, 2017 in accordance with the terms of all applicable Pari Passu Lien Debt Documents that states that:

(1)	the Issuer or such other Grantor intends to incur additional Pari Passu Lien Debt (“Additional Pari Passu Lien Debt”) which will be Pari Passu Lien Debt not prohibited by any Pari Passu Lien Debt Document to be incurred and secured by a Pari Passu Lien equally and ratably with all previously existing and future Pari Passu Lien Debt;

(2)	specifies the name and address of the Pari Passu Lien Debt Representative for such Additional Pari Passu Lien Debt for purposes of the Collateral Trust Agreement;

(3)	states that the Issuer and each other Grantor has duly authorized, executed (if applicable) and recorded (or caused to be recorded) in each appropriate governmental office all relevant filings and recordations to ensure that the Additional Pari Passu Lien Debt is secured by the Collateral in accordance with the Pari Passu Lien Security Documents;

(4)	attaches a reaffirmation agreement contemplated by the Collateral Trust Agreement, which has been duly executed by the Issuer and each other Grantor; and

(5)	states that the Issuer has caused a copy of the Additional Pari Passu Lien Debt Designation and the related Collateral Trust Joinder (if any) to be delivered to each then existing Pari Passu Lien Debt Representative.

“Additional Notes” means additional Notes (other than the Initial Notes) issued under this Indenture in accordance with Sections 2.02 and 4.09 hereof, as part of the same series as the Initial Notes.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

“Agent” means any Registrar, co-registrar, Transfer Agent or paying agent.

“After-Acquired Property” means (i) equipment or fixtures acquired by any Issuer or any other Grantor after August 23, 2017 which constitute accretions, additions or technological upgrades to the equipment or fixtures that form part of the Notes Priority Collateral, (ii) any equipment, fixtures and real estate of any Issuer or any other Grantor acquired after the Issue Date, (iii) all of the Capital Stock acquired after August 23, 2017 and held by any Issuer or any other Grantor (other than any Capital Stock that is an Excluded Asset), (iv) substantially all of the other tangible and intangible assets of the Issuer and each Grantor acquired after the Issue Date and (v) any asset or other property, whether personal, real or other, that was designated as an “Excluded Asset,” which asset or other property ceases to constitute an Excluded Asset.

“Applicable Indebtedness” has the meaning assigned to it in the definition of “Weighted Average Life to Maturity.”

“Applicable Premium” means, with respect to any Note on any Redemption Date, the greater of:

(1)	1.00% of the principal amount of such Note; and

(2)	the excess, if any, of:

(a)           the present value at such Redemption Date of (i) the redemption price of such Note at September 15, 2023 (as set forth in the table appearing in Section 3.07)(f), plus (ii) all required remaining scheduled interest payments due on such Note through September 15, 2023 (excluding accrued but unpaid interest to, but excluding, the Redemption Date), computed using a discount rate equal to the Treasury Rate as of such Redemption Date plus 50 basis points; over

(b)           the then outstanding principal amount of such Note on such Redemption Date,

as calculated by the Issuer or on behalf of the Issuer by such Person as the Issuer will designate; provided that such calculation will not be the duty or obligation of the Trustee.

“Applicable Procedures” means, with respect to any selection of Notes or any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such selection, transfer or exchange.

“Asset Sale” means:

(1)          the sale, conveyance, transfer or other disposition, whether in a single transaction or a series of related transactions, of property or assets (including by way of a Sale and Lease-Back Transaction, other than a Specified Sale and Lease-Back Transaction) of the Issuer or any Restricted Subsidiary (each referred to in this definition as a “disposition”); or

(2)          the issuance or sale of Equity Interests (other than Preferred Stock or Disqualified Stock of Restricted Subsidiaries issued in compliance with Section 4.09) of any Restricted Subsidiary (other than to the Issuer or another Restricted Subsidiary), whether in a single transaction or a series of related transactions;

in each case, other than:

(a)           any disposition of (i) Cash Equivalents or Investment Grade Securities, (ii) obsolete, damaged or worn out property or assets in the ordinary course of business or consistent with industry practice or any disposition of inventory or goods (or other assets) held for sale or no longer used or useful in the ordinary course, (iii) assets no longer economically practicable or commercially reasonable to maintain (as determined in good faith by the management of the Issuer), (iv) dispositions to landlords of improvements made to leased real property pursuant to customary terms of leases entered into in the ordinary course of business and (v) assets for purposes of charitable contributions or similar gifts to the extent such assets are not material to the ability of the Issuer and its Restricted Subsidiaries, taken as a whole, to conduct its business in the ordinary course;

(b)          the disposition of all or substantially all of the assets of the Issuer or a Restricted Subsidiary in a manner permitted pursuant to the provisions described in Section 5.01 (other than under Section 5.01(b)(2)) or any disposition that constitutes a Change of Control pursuant to this Indenture;

(c)          any disposition in connection with the making of any Restricted Payment that is permitted to be made, and is made, under Section 4.07 or any Permitted Investment or any acquisition otherwise permitted by this Indenture;

(d)          any disposition of property or assets or issuance or sale of Equity Interests of any Restricted Subsidiary with an aggregate fair market value for any individual transaction or series of related transactions of less than the greater of $30.0 million and 10.0% of Consolidated EBITDA of the Issuer for the most recently ended Test Period (calculated on a pro forma basis) determined at the time of the making of such disposition;

(e)          any disposition of property or assets or issuance of securities by a Restricted Subsidiary to the Issuer or by the Issuer or a Restricted Subsidiary to a Restricted Subsidiary (and in the event such disposition of property or assets or issuance of securities was made by the Issuer or a Guarantor, such disposition of property or assets or issuance of securities is made to a Guarantor);

(f)           to the extent allowable under Section 1031 of the Code, any exchange of like property (excluding any boot thereon) for use in a Similar Business;

(g)           (i) the lease or sub-lease, assignment, license or sublicense of any real or personal property in the ordinary course of business or consistent with industry practice, (ii) the lease or sub-lease, assignment, license or sublicense of, or co-location arrangement relating to, any real or other property of the Issuer and its Restricted Subsidiaries for the purpose of facilitating the use by other Persons of such real or other property in connection with the conduct by such other Persons (or their affiliates) of a Similar Business and, in connection with which, the Issuer or a Restricted Subsidiary or a Parent Company enters into a contract or arrangement with such other Person for the sale or acquisition of products or services, and (iii) the exercise of termination rights with respect to any lease, sub-lease, assignment, license or sublicense or other agreement or arrangement;

(h)          any issuance, disposition or sale of Equity Interests in, or Indebtedness, assets or other securities of, an Unrestricted Subsidiary;

(i)            foreclosures, condemnation, expropriation, eminent domain or any similar action (including, for the avoidance of doubt, any casualty event) with respect to assets or the granting of Liens not prohibited by this Indenture;

(j)            sales of accounts receivable, or participations therein, or Securitization Assets or related assets in connection with any Qualified Securitization Facility, sales of receivables in connection with Receivables Financing Transactions or the disposition of an account receivable in connection with the collection or compromise thereof in the ordinary course of business or consistent with industry practice or in bankruptcy or similar proceedings;

(k)          any financing transaction with respect to property built or acquired by the Issuer or any Restricted Subsidiary after August 23, 2017, including asset securitizations permitted by this Indenture;

(l)            the sale, lease, assignment, license, sublease or discount of inventory, equipment, accounts receivable, notes receivable or other current assets in the ordinary course of business or consistent with industry practice or the conversion of accounts receivable to notes receivable or other dispositions of accounts receivable in connection with the collection thereof;

(m)          the licensing or sub-licensing of intellectual property or other general intangibles in the ordinary course of business or consistent with industry practice;

(n)           any surrender or waiver of contract rights or the settlement, release or surrender of contract rights or other litigation claims in the ordinary course of business or consistent with industry practice;

(o)           the unwinding of any Hedging Obligations;

(p)          sales, transfers and other dispositions of Investments in joint ventures to the extent required by, or made pursuant to, customary buy/sell arrangements between the joint venture parties set forth in joint venture arrangements and similar binding arrangements;

(q)           the lapse, abandonment or other disposition of intellectual property rights in the ordinary course of business or consistent with industry practice, which in the reasonable good faith determination of the Issuer are not material to the conduct of the business of the Issuer and its Restricted Subsidiaries taken as a whole;

(r)            the granting of a Lien that is permitted under Section 4.12;

(s)           the issuance of directors’ qualifying shares and shares of Capital Stock of Foreign Subsidiaries issued to foreign nationals as required by applicable law;

(t)            the disposition of any assets (including Equity Interests) (i) acquired in a transaction permitted under this Indenture, which assets are not used or useful in the principal business of the Issuer and its Restricted Subsidiaries or (ii)   made in connection with the approval of any applicable antitrust authority or otherwise necessary or advisable in the good faith determination of the Issuer to consummate any acquisition permitted under this Indenture;

(u)           dispositions of property to the extent that such property is exchanged for credit against the purchase price of the same or similar replacement property;

(v)           the settlement or early termination of any Permitted Bond Hedge Transaction and the settlement or early termination of any related Permitted Warrant Transaction; and

(w)          dispositions of property in connection with any Specified Sale and Lease-Back Transaction.

“ASU” has the meaning assigned to it in the definition of “Capitalized Lease Obligation.”

“Attributable Indebtedness” means, on any date, in respect of any Capitalized Lease Obligation or Sale and Lease-Back Transaction of any Person, (i) in the case of a Capitalized Lease Obligation or a Sale and Lease-Back Transaction that constitutes a Capitalized Lease Obligation, the amount thereof that would appear as a liability on a balance sheet of such Person prepared as of such date in accordance with GAAP or (ii) in the case of a Sale and Lease-Back Transaction that does not constitute a Capitalized Lease Obligation, the present value (discounted at the interest rate implicit in the transaction) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale and Lease-Back Transaction, including any period for which such lease has been extended or may, at the option of the lessor, be extended determined in accordance with GAAP.

“Bankruptcy Code” means Title 11 of the United States Code.

“Bankruptcy Law” means the Bankruptcy Code and any similar federal, state or foreign law for the relief of debtors, including for greater certainty, any such law in respect of corporation arrangement, reorganization or scheme, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, winding-up, or arrangement (including corporate statutes).

“Board of Directors” means, for any Person, the board of directors, board of managers, or other governing body of such Person or, if such Person does not have such a board of directors, board of managers or other governing body and is owned or managed by a single entity, the Board of Directors of such entity, or, in either case, any committee thereof duly authorized to act on behalf of such Board of Directors.

“Bond Issuer” means the Arkansas Development Finance Authority, a public body corporate and politic created and existing under the Act together with its successors and assigns.

“Broker-Dealer Regulated Subsidiary” means any Subsidiary of the Issuer that is registered as a broker-dealer under the Exchange Act or any other applicable laws requiring such registration.

“Business Day” means any day that is not a Legal Holiday.

“Capex Equity” means Capital Stock of the Issuer issued to Parent, the Net Cash Proceeds from the issuance of which, and other cash equity capital contributions by Parent to the Issuer, the Net Cash Proceeds of which, are used for purposes of Expansion Capital Expenditures.

“Capital Expenditures” means all expenditures made by the Issuer, a Subsidiary Guarantor or a Restricted Subsidiary, as applicable, for the acquisition, leasing (pursuant to a capital lease of fixed or capital assets), construction, development or improvement of assets or additions to equipment (including replacement, capitalized repairs and improvements during such period) that should be capitalized under GAAP on a consolidated balance sheet of the Issuer and its Restricted Subsidiaries.

“Capital Markets Indebtedness” means any Indebtedness consisting of bonds, debentures, notes or other similar debt securities issued in (a) a public offering registered under the Securities Act, (b) a private placement to institutional investors that is resold in accordance with Rule 144A or Regulation S under the Securities Act, whether or not it includes registration rights entitling the holders of such debt securities to registration thereof with the SEC or (c) a private placement to institutional investors. For the avoidance of doubt, the term “Capital Markets Indebtedness” does not include any Indebtedness under commercial bank facilities, Indebtedness incurred in connection with a Sale and Lease-Back Transaction, Indebtedness incurred in the ordinary course of business of the Issuer, Capitalized Lease Obligations or recourse transfer of any financial asset or any other type of Indebtedness incurred in a manner not customarily viewed as a “securities offering” but does include the obligations of the Issuer pursuant to the 2020 Bond

Financing Agreement and the 2019 Bond Financing Agreement.

“Capital Stock” means:

(1)          in the case of a corporation, corporate stock or shares in the capital of such corporation;

(2)          in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3)          in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(4)          any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person;

but excluding from all of the foregoing any debt securities convertible into or exchangeable for Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

“Capitalized Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) prepared in accordance with GAAP; provided that all obligations of any Person that are or would have been treated as operating leases for purposes of GAAP prior to the issuance by the Financial Accounting Standards Board on February 25, 2016 of an Accounting Standards Update (the “ASU”) shall continue to be accounted for as operating leases for purposes of all financial definitions and calculations for purpose of this Indenture (whether or not such operating lease obligations were in effect on such date) notwithstanding the fact that such obligations are required in accordance with the ASU (on a prospective or retroactive basis or otherwise) to be treated as Capitalized Lease Obligations in the financial statements to be delivered pursuant to Section 4.03.

“Capitalized Software Expenditures” means, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities) by a Person and its Restricted Subsidiaries during such period in respect of licensed or purchased software or internally developed software and software enhancements that, in conformity with GAAP, are or are required to be reflected as capitalized costs on the consolidated balance sheet of a Person and its Restricted Subsidiaries.

“Captive Insurance Subsidiary” means any Subsidiary of the Issuer that is subject to regulation as an insurance company (or any Subsidiary thereof).

“Cash Equivalents” means:

(1)          United States dollars;

(2)          (a) Euros, Yen, Canadian Dollars, Pounds Sterling or any national currency of any participating member state of the EMU; or

(b) in the case of any Foreign Subsidiary or any jurisdiction in which the Issuer or its Restricted Subsidiaries conducts business, such local currencies held by it from time to time in the ordinary course of business or consistent with industry practice;

(3)          readily marketable direct obligations issued or directly and fully and unconditionally guaranteed or insured by the United States government or any agency or instrumentality thereof the securities of which are unconditionally guaranteed as a full faith and credit obligation of such government with maturities of 36 months or less from the date of acquisition;

(4)           certificates of deposit, time deposits and eurodollar time deposits with maturities of three years or less from the date of acquisition, demand deposits, bankers’ acceptances with maturities not exceeding three years and overnight bank deposits, in each case with any domestic or foreign commercial bank having capital and surplus of not less than $500.0 million in the case of U.S. banks and $100.0 million (or the United States dollar equivalent as of the date of determination) in the case of non-U.S. banks;

(5)           repurchase obligations for underlying securities of the types described in clauses (3) and (4) above or clauses (7) and (8) below entered into with any financial institution or recognized securities dealer meeting the qualifications specified in clause (4) above;

(6)          commercial paper and variable or fixed rate notes rated at least P-2 by Moody’s or at least A-2 by S&P (or, if at any time neither Moody’s nor S&P is rating such obligations, an equivalent rating from another nationally recognized statistical rating agency selected by the Issuer) and, in each case, maturing within 36 months after the date of acquisition;

(7)          marketable short-term money market and similar liquid funds having a rating of at least P-2 or A-2 from either Moody’s or S&P, respectively (or, if at any time neither Moody’s nor S&P is rating such obligations, an equivalent rating from another nationally recognized statistical rating agency selected by the Issuer);

(8)          securities issued or directly and fully and unconditionally guaranteed by any state, commonwealth or territory of the United States or any political subdivision or taxing authority of any such state, commonwealth or territory or any public instrumentality thereof having maturities of not more than 36 months from the date of acquisition;

(9)          readily marketable direct obligations issued or directly and fully and unconditionally guaranteed by any foreign government or any political subdivision or public instrumentality thereof, in each case, having an Investment Grade Rating from either Moody’s or S&P (or, if at any time neither Moody’s nor S&P is rating such obligations, an equivalent rating from another nationally recognized statistical rating agency selected by the Issuer) with maturities of 36 months or less from the date of acquisition;

(10)        Indebtedness or Preferred Stock issued by Persons with a rating of “A” or higher from S&P or “A2” or higher from Moody’s (or, if at any time neither Moody’s nor S&P is rating such obligations, an equivalent rating from another nationally recognized statistical rating agency selected by the Issuer) with maturities of 36 months or less from the date of acquisition;

(11)        Investments with average maturities of 36 months or less from the date of acquisition in money market funds rated AAA- (or the equivalent thereof) or better by S&P or Aaa3 (or the equivalent thereof) or better by Moody’s (or, if at any time neither Moody’s nor S&P is rating such obligations, an equivalent rating from another nationally recognized statistical rating agency selected by the Issuer);

(12)       investment funds investing substantially all of their assets in securities of the types described in clauses (1) through (11) above; and

(13)       solely with respect to any Captive Insurance Subsidiary, any investment that the Captive Insurance Subsidiary is not prohibited to make in accordance with applicable law.

In the case of Investments by any Foreign Subsidiary or Investments made in a country outside the United States, Cash Equivalents will also include (i) investments of the type and maturity described in clauses (1) through (13) above of foreign obligors, which Investments or obligors (or the parents of such obligors) have ratings described in such clauses or equivalent ratings from comparable foreign rating agencies and (ii) other short-term investments utilized by Foreign Subsidiaries in accordance with normal investment practices for cash management in investments analogous to the foregoing investments in clauses (1) through (13) and in this paragraph.

Notwithstanding the foregoing, Cash Equivalents will include amounts denominated in currencies other than those set forth in clauses (1) and (2) above; provided that such amounts, except amounts used to pay non-dollar denominated obligations of the Issuer or any Restricted Subsidiary in the ordinary course of business, are converted into any currency listed in clause (1) or (2) above as promptly as practicable and in any event within ten (10) Business Days following the receipt of such amounts.

“Cash Management Agreement” means any agreement entered into from time to time by the Issuer or any Restricted Subsidiary in connection with cash management services for collections, other Cash Management Services and for operating, payroll and trust accounts of such Person, including automatic clearing house services, controlled disbursement services, electronic funds transfer services, information reporting services, lockbox services, stop payment services and wire transfer services.

“Cash Management Obligations” means Obligations in connection with, or in respect of,Cash Management Services.

“Cash Management Services” means (a) commercial credit cards, employee credit cards, merchant card services, purchase or debit cards, including non-card e-payables services, (b) treasury management services (including controlled disbursement, overdraft protections, automatic clearing house arrangements and fund transfer services, return items and interstate depository network services), (c) foreign exchange, netting and currency management services, (d) any other demand deposit or operating account relationships or other cash management services, including under any Cash Management Agreements and (e) any other related services or activities.

“CFC” means a “controlled foreign corporation” within the meaning of Section 957(a) of the Code.

“CFC Holdco” means a Domestic Subsidiary substantially all of whose assets consists (directly or indirectly through disregarded entities) of the Capital Stock or indebtedness (in the case of indebtedness, to the extent such indebtedness is treated as equity for U.S. federal income tax purposes) of one or more Subsidiaries that are CFCs.

“Change of Control” means the occurrence of any of the following after the Issue Date:

(1)          the sale, lease, transfer, conveyance or other disposition in one or a series of related transactions (other than by merger, consolidation, amalgamation or business combination) of all or substantially all of the assets of Parent or the Issuer and its Subsidiaries, in each case, taken as a whole, to any Person other than one or more Permitted Holders;

(2)          the Issuer becomes aware of (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) (a) any Person (other than a Permitted Holder) or (b) Persons (other than one or more Permitted Holders) constituting a “group” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), becoming the “beneficial owner” (as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act), directly or indirectly, of Equity Interests of the Issuer representing more than fifty percent (50.00%) of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of the Issuer (it being understood and agreed that for purposes of measuring beneficial ownership held by any Person that is not a Permitted Holder, Equity Interests held by any Permitted Holder will be excluded), unless the Permitted Holders have, at such time, directly or indirectly, the right or the ability by voting power, contract or otherwise to elect or designate for election at least a majority of the Board of Directors of the Issuer; or

(3)	the Issuer ceases to be directly wholly-owned by Parent.

“Clearstream” means Clearstream Banking, Société Anonyme and its successors.

“Co-Issuer” means BRS Finance Corp., a Delaware corporation and a Wholly-Owned Subsidiary of the Issuer, and its successors.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Collateral” means all the assets and properties subject to the Liens created by the Security Documents.

“Collateral Trust Agreement” means the collateral trust agreement entered into on the Issue Date among the Issuers, certain other Grantors, the Collateral Agent, the Trustee as a Pari Passu Lien Debt Representative, the Term Loan Administrative Agent, the Commercial Building Lender and the Equipment Lessor, as hereafter amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof.

“Collateral Trust Joinder” means as to any Series of Pari Passu Lien Debt, the written agreement of a representative of holders of such Series of Pari Passu Lien Debt, as set forth in this Indenture, credit agreement or other agreement governing such Series of Pari Passu Lien Debt, whereby such Person agrees to become party as a Pari Passu Lien Debt Representative under the Collateral Trust Agreement and whereby such Person, on behalf of itself and each holder of Pari Passu Lien Obligations in respect of the Series of Pari Passu Lien Debt for which such Person is acting as Pari Passu Lien Debt Representative agrees, for the enforceable benefit of all holders of each current and future Series of Pari Passu Lien Debt, each current and future Pari Passu Lien Debt Representative, and each current and future Pari Passu Lien Secured Party and Pari Passu Lien Obligations and as a condition to being treated as Pari Passu Lien Debt under the Collateral Trust Agreement that:

(1)          all Pari Passu Lien Obligations will be and are secured equally and ratably by all Pari Passu Liens at any time granted by the Issuer or any other Grantor to secure any Pari Passu Lien Obligations, whether or not upon property otherwise constituting collateral for such Pari Passu Lien Obligations, and that all such Pari Passu Liens will be enforceable by the Collateral Agent for the benefit of all Pari Passu Lien Secured Party equally and ratably; provided, however, that notwithstanding the foregoing, this provision will not be violated with respect to any particular Collateral and any particular Series of Pari Passu Lien Debt if the Pari Passu Lien Debt Documents in respect thereof prohibit the applicable Pari Passu Lien Debt Representative from accepting the benefit of a Pari Passu Lien on any particular asset or property or such Pari Passu Lien Debt Representative otherwise expressly declines in writing to accept the benefit of a Pari Passu Lien on such asset or property, provided that notwithstanding the foregoing, all amounts on deposit in the Specified Accounts or credited thereto shall be for the benefit of all Pari Passu Lien Secured Parties; provided that funds in the various debt service reserve accounts and the construction account shall be for the exclusive benefit of specified creditors until those creditors are paid in full, and otherwise the funds on deposit in the Specified Accounts shall be applied to the Pari Passu Lien Obligations in the order provided in, and otherwise in accordance with, the Collateral Trust Agreement and/or the Deposit Agreement, as applicable;

(2)          such Person and each holder of Pari Passu Lien Obligations in respect of the Series of Pari Passu Lien Debt for which the undersigned is acting as Pari Passu Lien Debt Representative are bound by the provisions of the Collateral Trust Agreement, including the provisions relating to the ranking of Pari Passu Liens and the order of application of proceeds from the enforcement of Pari Passu Liens; and

(3)          the Collateral Agent shall perform its obligations under the Collateral Trust Agreement and the other Pari Passu Lien Debt Documents.

“Commercial Building Lender” means First Security Bank, an Arkansas banking corporation.

“Commercial Building Lender Obligations” means all Obligations under the Commercial Building Loan Agreement, including with respect to the Commercial Building Loan.

“Commercial Building Loan” means the loan made by the Commercial Building Lender under the Commercial Building Loan Agreement.

“Commercial Building Loan Agreement” means that certain Loan Agreement, dated as of September 8, 2016, by and between the Issuer and the Commercial Building Lender, as the same has been amended, supplemented or otherwise modified prior to the Issue Date and as in effect on the Issue Date, and as may be further amended, supplemented or otherwise modified from time to time hereafter to the extent not prohibited by the Intercreditor Agreement.

“consolidated” means, with respect to any Person, such Person consolidated with its Restricted Subsidiaries and excludes from such consolidation any Unrestricted Subsidiary as if such Unrestricted Subsidiary were not an Affiliate of such Person.

“Consolidated Depreciation and Amortization Expense” means, with respect to any Person for any period, the total amount of depreciation and amortization expense of such Person and its Restricted Subsidiaries, including, the amortization of intangible assets, deferred financing fees, debt issuance costs, commissions, fees and expenses and the amortization of Capitalized Software Expenditures of such Person and its Restricted Subsidiaries for such period on a consolidated basis and otherwise determined in accordance with GAAP.

“Consolidated EBITDA” means, with respect to any Person for any period, the Consolidated Net Income of such Person and its Restricted Subsidiaries for such period:

(1)          increased (without duplication) by the following, in each case (other than clauses (h), (l) and (m)) to the extent deducted (and not added back) in determining Consolidated Net Income for such period:

(a)          total interest expense and, to the extent not reflected in such total interest expense, any losses on Hedging Obligations or other derivative instruments entered into for the purpose of hedging interest rate risk, net of interest income and gains on such Hedging Obligations or such derivative instruments, and bank and letter of credit fees, letter of guarantee and bankers’ acceptance fees and costs of surety bonds in connection with financing activities, together with items excluded from the definition of “Consolidated Interest Expense” pursuant to the definition thereof; plus

(b)          provision for taxes based on income, profits, revenue or capital, including federal, foreign and state income, franchise and similar taxes, and foreign withholding taxes paid or accrued during such period (including any other levies that replace or are intended to be in lieu of such taxes, and any penalties and interest related to taxes or arising from tax examinations) and the net tax expense associated with any adjustments made pursuant to the definition of “Consolidated Net Income”, and any payments to a Parent Company in respect of such taxes permitted to be made under this Indenture; plus

(c)         Consolidated Depreciation and Amortization Expense for such period; plus

(d)         any other non-cash charges, including any write-offs or write-downs reducing Consolidated Net Income for such period (provided that if any such non-cash charges represent an accrual or reserve for potential cash items in any future period, (A) the Issuer may determine not to add back such non-cash charge in the current period and (B) to the extent the Issuer does decide to add back such non-cash charge, the cash payment in respect thereof, with the exception of any cash payments related to the settlement of deferred compensation balances awarded prior to the Issue Date, in such future period shall be subtracted from Consolidated EBITDA to such extent, and excluding amortization of a prepaid cash item that was paid in a prior period); plus

(e)          minority interest expense, the amount of any non-controlling interest consisting of income attributable to non-controlling interests of third parties in any non-wholly-owned Restricted Subsidiary, excluding cash distributions in respect thereof, and the amount of any reductions in arriving at Consolidated Net Income resulting from the application of Accounting Standards Codification Topic No. 810, Consolidation; plus

(f)           (i) the amount of board of director fees and any management, monitoring, consulting, transaction, advisory and other fees (including termination fees) and indemnities and expenses paid or accrued in such period under the Management Services Agreements or otherwise to the extent permitted under Section 4.11 and (ii) the amount of payments made to optionholders of such Person or any Parent Company in connection with, or as a result of, any distribution being made to equityholders of such Person or its Parent Companies, which payments are being made to compensate such optionholders as though they were equityholders at the time of, and entitled to share in, such distribution, in each case to the extent permitted under this Indenture; plus

(g)         the amount of loss or discount on sale of receivables, Securitization Assets and related assets to any Securitization Subsidiary in connection with a Qualified Securitization Facility; plus

(h)         cash receipts (or any netting arrangements resulting in reduced cash expenditures) not representing Consolidated EBITDA or Consolidated Net Income in any prior period to the extent non-cash gains relating to such income were deducted in the calculation of Consolidated EBITDA pursuant to clause (2) below for any previous period and not added back; plus

(i)          any costs or expenses incurred pursuant to any management equity plan, stock option plan or any other management or employee benefit plan, agreement or any stock subscription or shareholder agreement, to the extent that such costs or expenses are funded with cash proceeds contributed to the capital of such Person or net cash proceeds of an issuance of Equity Interests of such Person (other than Disqualified Stock); plus

(j)            any net pension or other post-employment benefit costs representing amortization of unrecognized prior service costs, actuarial losses, including amortization of such amounts arising in prior periods, amortization of the unrecognized net obligation (and loss or cost) existing at the date of initial application of FASB Accounting Standards Codification Topic 715— Compensation—Retirement Benefits, and any other items of a similar nature; plus

(k)          any net loss from operations expected to be disposed of, abandoned or discontinued within twelve months after the end of such period; plus

(l)            the amount of “run rate” cost savings, synergies and operating expense reductions related to restructurings, cost savings initiatives or other initiatives that are projected by the Issuer in good faith to result from actions either taken or with respect to which substantial steps have been taken or are expected to be taken (in the good faith determination of the Issuer) within 24 months after the end of such period (which cost savings, synergies or operating expense reductions shall be calculated on a pro forma basis as though such cost savings, synergies or operating expense reductions had been realized on the first day of such period), net of the amount of actual benefits realized from such actions during such period (it is understood and agreed that “run rate” means the full recurring benefit that is associated with any action taken or with respect to which substantial steps have been taken or are expected to be taken, whether prior to or following the Issue Date) (which adjustments may be incremental to (but not duplicative of) any pro forma cost savings, synergies or operating expense reduction adjustments as are appropriate and consistent with the pro forma provisions set forth in the definition of Fixed Charge Coverage Ratio); provided that such cost savings, synergies and operating expenses are reasonably identifiable and factually supportable; plus

(m)         any payments in the nature of compensation or expense reimbursement made to independent board members; plus

(n)          internal software development costs that are expensed during the period but could have been capitalized in accordance with GAAP; plus

(o)           any loss from discontinued operations (but if such operations are classified as discontinued due to the fact that they are subject to an agreement to dispose of such operations, only when and to the extent such operations are actually disposed of); plus

(p)           pre-startup expenses; and

(2)          decreased (without duplication) by the following, in each case to the extent included in determining Consolidated Net Income for such period:

(a)          non-cash gains for such period (excluding any non-cash gain to the extent it represents the reversal of an accrual or reserve for a potential cash item that reduced Consolidated Net Income or Consolidated EBITDA in any prior period other than any such accrual or reserve that has been added back to Consolidated Net Income in calculating Consolidated EBITDA in accordance with this definition);

(b)          the amount of any non-controlling interest consisting of loss attributable to non-controlling interests of third parties in any non-wholly-owned Restricted Subsidiary added to (and not deducted from) Consolidated Net Income in such period; and

(c)          any income from discontinued operations (but if such operations are classified as discontinued due to the fact that they are subject to an agreement to dispose of such operations, only when and to the extent such operations are actually disposed of).

“Consolidated Interest Expense” means, with respect to any Person for any period, without duplication, the sum of:

(1)           cash interest expense (including that attributable to Capitalized Lease Obligations), net of cash interest income, with respect to Indebtedness of such Person and its Restricted Subsidiaries for such period, other than Non-Recourse Indebtedness, including commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing and net cash costs under hedging agreements (other than in connection with the early termination thereof); plus

(2)          non-cash interest expense resulting solely from (a) the amortization of original issue discount from the issuance of Indebtedness of such Person and its Restricted Subsidiaries at less than par (excluding the 2020 Bonds, the 2019 Bonds, the Notes and any Indebtedness borrowed under the ABL Facility in connection with the Transactions and any Non-Recourse Indebtedness), plus (b) pay-in-kind interest expense of such Person and its Restricted Subsidiaries payable pursuant to the terms of the agreements governing Indebtedness for borrowed money, excluding, in each case, (i) amortization of deferred financing costs, debt issuance costs, commissions, fees and expenses and any other amounts of non-cash interest other than referred to in clauses (2)(a) and (2)(b) above (including as a result of the effects of acquisition method accounting or pushdown accounting), (ii) interest expense attributable to the movement of the mark-to-market valuation of obligations under Hedging Obligations or other derivative instruments, including pursuant to FASB Accounting Standards Codification Topic 815— Derivatives and Hedging, (iii) costs associated with incurring or terminating Hedging Obligations and cash costs associated with breakage in respect of hedging agreements for interest rates, (iv) commissions, discounts, yield, make-whole premium and other fees and charges (including any interest expense) incurred in connection with any Non-Recourse Indebtedness, (v) “additional interest” owing pursuant to a registration rights agreement with respect to any securities, (vi) any payments with respect to make-whole premiums or other breakage costs of any Indebtedness, including any Indebtedness issued in connection with the Transactions, (vii) penalties and interest relating to taxes, (viii) accretion or accrual of discounted liabilities not constituting Indebtedness, (ix) interest expense attributable to a Parent Company resulting from push-down accounting, (x) any expense resulting from the discounting of Indebtedness in connection with the application of recapitalization or purchase accounting, (xi) any interest expense attributable to the exercise of appraisal rights and the settlement of any claims or actions (whether actual, contingent or potential), with respect thereto in connection with any acquisition or Investment and (xii) annual agency fees paid to the administrative agents and collateral agents (including any security or collateral trust arrangements related thereto) under any Credit Facilities, including the ABL Facility, the 2020 Bonds, the 2019 Bonds and the Notes.

For purposes of this definition, interest on a Capitalized Lease Obligation will be deemed to accrue at an interest rate reasonably determined by such Person to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP.

“Consolidated Net Income” means, for any period, the net income (loss) of the Issuer and its Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, excluding (and excluding the effect of), without duplication,

(1)         extraordinary, non-recurring or unusual gains, losses, fees, costs, charges or expenses (including relating to any strategic initiatives and accruals and reserves in connection with such gains, losses, charges or expenses); restructuring costs, charges, accruals or reserves (including restructuring and integration costs related to acquisitions and adjustments to existing reserves, and in each case, whether or not classified as such under GAAP); costs and expenses related to any reconstruction, decommissioning, recommissioning or reconfiguration of facilities and fixed assets for alternative uses; Public Company Costs; costs and expenses related to the integration, consolidation, opening, pre-opening and closing of facilities and fixed assets; severance and relocation costs and expenses, one-time compensation costs and expenses, consulting fees, signing, retention or completion bonuses, and executive recruiting costs; costs and expenses incurred in connection with strategic initiatives; transition costs and duplicative running costs; costs and expenses incurred in connection with non-ordinary course product and intellectual property development; costs incurred in connection with acquisitions (or purchases of assets) prior to or after August 23, 2017 (including integration costs); business optimization expenses (including costs and expenses relating to business optimization programs, new systems design, retention charges, system establishment costs and implementation costs and project start-up costs), accruals and reserves; operating expenses attributable to the implementation of cost-savings initiatives; curtailments and modifications to pension and post-employment employee benefit plans (including any settlement of pension liabilities and charges resulting from changes in estimates, valuations and judgments);

(2)          the cumulative effect of a change in accounting principles and changes as a result of the adoption or modification of accounting policies during such period whether effected through a cumulative effect adjustment or a retroactive application, in each case in accordance with GAAP;

(3)          Transaction Expenses;

(4)          any gain (loss) on asset sales, disposals or abandonments (other than asset sales, disposals or abandonments in the ordinary course of business);

(5)          the Net Income for such period of any Person that is an Unrestricted Subsidiary, and, solely for the purpose of determining the amount available for Restricted Payments under Section 4.07(a)(3)(A), the Net Income for such period of any Person that is not a Subsidiary or that is accounted for by the equity method of accounting (provided that the Consolidated Net Income of a Person will be increased by the amount of dividends or distributions or other payments that are actually paid in cash or Cash Equivalents (or to the extent converted into cash or Cash Equivalents) to such Person or a Restricted Subsidiary thereof in respect of such period);

(6)          solely for the purpose of determining the amount available for Restricted Payments under Section 4.07(a)(3)(A), the Net Income for such period of any Restricted Subsidiary (other than any Subsidiary Guarantor) to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of its Net Income is not at the date of determination permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule, or governmental regulation applicable to that Restricted Subsidiary or its stockholders, unless such restriction with respect to the payment of dividends or similar distributions has been legally waived (or the Issuer reasonably believes such restriction could be waived and is using commercially reasonable efforts to pursue such waiver); provided that Consolidated Net Income of a Person will be increased by the amount of dividends or other distributions or other payments actually paid in cash or Cash Equivalents (or to the extent converted into cash or Cash Equivalents), or the amount that could have been paid in cash or Cash Equivalents without violating any such restriction or requiring any such approval, to such Person or a Restricted Subsidiary thereof in respect of such period, to the extent not already included therein;

(7)          effects of adjustments (including the effects of such adjustments pushed down to such Person and its Restricted Subsidiaries) related to the application of recapitalization accounting or purchase accounting (including in the inventory, property and equipment, software, goodwill, intangible assets, in process research and development, deferred revenue and debt line items);

(8)          income (loss) from the early extinguishment or conversion of (a) Indebtedness, (b) Hedging Obligations or (c) other derivative instruments;

(9)          any impairment charge or asset write-off or write-down in each case, pursuant to GAAP, and the amortization of intangibles arising pursuant to GAAP;

(10)        (a) any equity based or non-cash compensation charge or expense, including any such charge or expense arising from grants of stock appreciation, equity incentive programs or similar rights, stock options, restricted stock or other rights to, and any cash charges associated with the rollover, acceleration, or payout of, Equity Interests by management of such Person or of a Restricted Subsidiary or any Parent Company, (b) noncash compensation expense resulting from the application of Accounting Standards Codification Topic No. 718, Compensation—Stock Compensation or Accounting Standards Codification Topic 505-50, Equity-Based Payments to Non-Employees, and (c) any income (loss) attributable to deferred compensation plans or trusts;

(11)        any fees, expenses or charges incurred during such period, or any amortization thereof for such period, in connection with any acquisition, Investment, Asset Sale, disposition, incurrence or repayment of Indebtedness (including such fees, expenses or charges related to the offering and issuance of the Notes, the 2020 Bonds, the 2019 Bonds and the syndication and incurrence of any Credit Facilities or Other Pari Passu Lien Obligations), issuance of Equity Interests (including by any direct or indirect parent of the Issuer), recapitalization, refinancing transaction or amendment or modification of any debt instrument (including any amendment or other modification of the Notes, the 2020 Bonds, the 2019 Bonds and other securities and any Credit Facilities or Other Pari Passu Lien Obligations) and including, in each case, any such transaction whether consummated on, after or prior to the Issue Date and any such transaction undertaken but not completed, and any charges or nonrecurring merger costs incurred during such period as a result of any such transaction, in each case whether or not successful or consummated (including, for the avoidance of doubt, the effects of expensing all transaction related expenses in accordance with Accounting Standards Codification Topic No. 805, Business Combinations);

(12)        accruals and reserves that are established or adjusted in connection with an Investment or an acquisition that are required to be established or adjusted as a result of such Investment or such acquisition, in each case in accordance with GAAP;

(13)        any expenses, charges or losses to the extent covered by insurance that are, directly or indirectly, reimbursed or reimbursable by a third party, and any expenses, charges or losses that are covered by indemnification or other reimbursement provisions in connection with any acquisition, Investment or any sale, conveyance, transfer or other disposition of assets permitted under this Indenture;

(14)        any non-cash gain (loss) attributable to the mark to market movement in the valuation of Hedging Obligations or other derivative instruments pursuant to FASB Accounting Standards Codification Topic 815—Derivatives and Hedging or mark to market movement of other financial instruments pursuant to FASB Accounting Standards Codification Topic 825—Financial Instruments;

(15)       any net unrealized gain or loss (after any offset) resulting in such period from currency transaction or translation gains or losses including those related to currency remeasurements of Indebtedness (including any net loss or gain resulting from (a) Hedging Obligations for currency exchange risk and (b) resulting from intercompany indebtedness) and any other foreign currency transaction or translation gains and losses, to the extent such gain or losses are non-cash items;

(16)       any adjustments resulting from the application of Accounting Standards Codification Topic No. 460, Guarantees, or any comparable regulation;

(17)       any non-cash rent expense;

(18)       any non-cash expenses, accruals or reserves related to adjustments to historical tax exposures; and

(19)       earn-out and contingent consideration obligations (including to the extent accounted for as bonuses or otherwise) and adjustments thereof and purchase price adjustments.

In addition, to the extent not already included in the Consolidated Net Income of such Person and its Restricted Subsidiaries, Consolidated Net Income will include the amount of proceeds received or receivable from business interruption insurance, the amount of any expenses or charges incurred by such Person or its Restricted Subsidiaries during such period that are, directly or indirectly, reimbursed or reimbursable by a third party, and amounts that are covered by indemnification or other reimbursement provisions in connection with any acquisition, Investment or any sale, conveyance, transfer or other disposition of assets permitted under this Indenture.

Notwithstanding the foregoing, for the purpose of Section 4.07 only (other than Section 4.07(a)(3)(D)), there will be excluded from Consolidated Net Income any income arising from any sale or other disposition of Restricted Investments made by such Person and its Restricted Subsidiaries, any repurchases and redemptions of Restricted Investments from such Person and its Restricted Subsidiaries, any repayments of loans and advances which constitute Restricted Investments by such Person or any Restricted Subsidiary, any sale of the stock of an Unrestricted Subsidiary or any distribution or dividend from an Unrestricted Subsidiary, in each case only to the extent such amounts increase the amount of Restricted Payments permitted under Section 4.07(a)(3)(D).

“Consolidated Secured Debt” means, as of any date of determination, subject to the definition of “Designated Revolving Commitments,” the aggregate principal amount of Indebtedness of the Issuer and its Restricted Subsidiaries outstanding on such date, determined on a consolidated basis in accordance with GAAP, consisting only of Indebtedness for borrowed money, Capitalized Lease Obligations and purchase money Indebtedness, in each case secured by a lien; provided that Consolidated Secured Debt will not include Non-Recourse Indebtedness, undrawn amounts under revolving credit facilities and Indebtedness in respect of any (1) letter of credit, bank guarantees and performance or similar bonds, except to the extent of obligations in respect of drawn standby letters of credit which have not been reimbursed within three (3) Business Days and (2) Hedging Obligations. The U.S. dollar-equivalent principal amount of any Indebtedness denominated in a foreign currency will reflect the currency translation effects, determined in accordance with GAAP, of Hedging Obligations for currency exchange risks with respect to the applicable currency in effect on the date of determination of the U.S. dollar-equivalent principal amount of such Indebtedness.

“Consolidated Total Debt” means, as of any date of determination, subject to the definition of “Designated Revolving Commitments,” the aggregate principal amount of Indebtedness of the Issuer and its Restricted Subsidiaries outstanding on such date, determined on a consolidated basis in accordance with GAAP, consisting only of Indebtedness for borrowed money, Capitalized Lease Obligations and purchase money Indebtedness; provided that Consolidated Total Debt will not include Non-Recourse Indebtedness, undrawn amounts under revolving credit facilities and Indebtedness in respect of any (1) letter of credit, bank guarantees and performance or similar bonds, except to the extent of obligations in respect of drawn standby letters of credit which have not been reimbursed within three (3) Business Days and (2) Hedging Obligations. The U.S. dollar-equivalent principal amount of any Indebtedness denominated in a foreign currency will reflect the currency translation effects, determined in accordance with GAAP, of Hedging Obligations for currency exchange risks with respect to the applicable currency in effect on the date of determination of the U.S. dollar-equivalent principal amount of such Indebtedness.

“Contingent Obligations” means, with respect to any Person, any obligation of such Person guaranteeing any leases, dividends or other monetary obligations that do not constitute Indebtedness (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including any obligation of such Person, whether or not contingent:

(1)          to purchase any such primary obligation or any property constituting direct or indirect security therefor;

(2)          to advance or supply funds

(a)          for the purchase or payment of any such primary obligation, or

(b)          to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor; or

(3)          to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof.

“Controlled Investment Affiliate” means, as to any Person, any other Person, other than any Investor, which directly or indirectly is in control of, is controlled by, or is under common control with such Person and is organized by such Person (or any Person controlling such Person) primarily for making direct or indirect equity or debt investments in the Issuer and/or other companies.

“Controlling Representative” means:

(1)          from and after August 23, 2017 until the First Controlling Change Date, but prior to the Discharge of Pari Passu Lien Obligations, the Term Loan Administrative Agent (and from and after the date of a Replacement Credit Agreement, the agent or other representative thereunder);

(2)          from and after the First Controlling Change Date until the Second Controlling Change Date, but prior to the Discharge of Pari Passu Lien Obligations, the Specified Pari Passu Lien Debt Representative;

(3)          from and after the Second Controlling Change Date, but prior to the Discharge of Pari Passu Lien Obligations, the Pari Passu Lien Debt Representative that represents the Series of Pari Passu Lien Debt with the then largest outstanding principal amount; (which will be the Series of Pari Passu Lien Debt with the then largest outstanding principal amount which cast its votes pursuant to the Collateral Trust Agreement).

provided, however, that if at any time prior to the Discharge of Pari Passu Lien Obligations the only remaining Pari Passu Lien Obligations are Secured Hedging Obligations, then the term “Controlling Representative” will mean the Hedge Bank with the largest amount of Secured Hedging Obligations owed to it.

“Convertible Indebtedness” means Indebtedness of the Issuer (which may be guaranteed by the Guarantors) permitted to be incurred under the terms of this Indenture that is either (a) convertible into common stock of the Issuer (and cash in lieu of fractional shares) and/or cash (in an amount determined by reference to the price of such common stock) or (b) sold as units with call options, warrants or rights to purchase (or substantially equivalent derivative transactions) that are exercisable for common stock of the Issuer and/or cash (in any amount determined by reference to the price of such common stock).

“Corporate Trust Office of the Trustee” shall be at the address of the Trustee specified in Section 13.02 hereof or such other address as to which the Trustee may give notice to the Holders and the Issuers.

“Credit Facilities” means, with respect to the Issuer or any Restricted Subsidiary, one or more debt facilities, including the ABL Facility or other financing arrangements (including commercial paper facilities or indentures) providing for revolving credit loans, term loans, note issuances, letters of credit or other long-term indebtedness, including any notes, mortgages, guarantees, collateral documents, instruments and other agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals, restatements or refundings thereof, in whole or in part, and any indentures or credit facilities or commercial paper facilities that replace, refund, supplement, extend, renew, restate, amend, modify or refinance any part of the loans, notes, other credit facilities or commitments thereunder, including any such exchange, replacement, refunding, supplemental, extended, renewed, restated, amended, modified or refinancing facility, arrangement or indenture that increases the amount permitted to be borrowed or issued thereunder or alters the maturity thereof (provided that such increase in borrowings or issuances is permitted under Section 4.09) or adds Restricted Subsidiaries as additional borrowers or guarantors thereunder and whether by the same or any other agent, trustee, lender or group of lenders or holders. Any agreement or instrument other than the ABL Facility must be designated in an Officer’s Certificate delivered to the Trustee as a “Credit Facility” until such time as the Issuer subsequently delivers an Officer’s Certificate to the Trustee to the effect that such facility will no longer constitute a “Credit Facility”.

“Custodian” means the Trustee, as custodian with respect to the Notes, each in global form, or any successor entity thereto.

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06(c) hereof, substantially in the form of Exhibit A hereto, except that such Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.

“Deposit Agreement” means the Security Deposit Agreement, substantially in the form attached to the Collateral Trust Agreement as Exhibit E (with such changes as may be reasonably requested by the Depository Bank as are customary for its role as a depository thereunder), to be entered between the Issuer, the Collateral Agent, the ABL Agent, the Equipment Lessor and the Commercial Building Lender and the Depository Bank, governing the bank accounts established pursuant thereto, as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time in accordance with the term thereof. As of the Issue Date, no Deposit Agreement is required under the Collateral Trust Agreement and no Deposit Agreement has been entered into pursuant thereto.

“Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, any Person specified in Section 2.03 hereof as the Depositary with respect to the Notes, and any and all successors thereto appointed as Depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

“Depository Bank” means U.S. Bank National Association, as both a “securities intermediary” and a “bank” under the Deposit Agreement.

“Direct Agreement” means any agreement required to be entered into under the Specified Pari Passu Lien Debt Documents by the Issuer or any other Grantor, a counterparty to any material contract of the Issuer or such Grantor and the Collateral Agent, that grants the consent of such material contract counterparty to the collateral assignment of the applicable material contract to the Collateral Agent.

“Designated Non-Cash Consideration” means the fair market value of non-cash consideration received by the Issuer or a Restricted Subsidiary in connection with an Asset Sale that is so designated as Designated Non-Cash Consideration pursuant to an Officer’s Certificate, setting forth the basis of such valuation, less the amount of cash or Cash Equivalents received in connection with a subsequent sale, redemption or repurchase of, or collection or payment on, such Designated Non-Cash Consideration.

“Designated Preferred Stock” means Preferred Stock of the Issuer, any Restricted Subsidiary thereof or any Parent Company (in each case other than Disqualified Stock) that is issued for cash (other than to a Restricted Subsidiary or an employee stock ownership plan or trust established by the Issuer or any of its Subsidiaries) and is so designated as Designated Preferred Stock, pursuant to an Officer’s Certificate on or promptly after the issuance date thereof, the cash proceeds of which are excluded from the calculation set forth in Section 4.07(a)(3).

“Designated Revolving Commitments” means any commitments to make loans or extend credit on a revolving basis to the Issuer or any Restricted Subsidiary by any Person other than the Issuer or any Restricted Subsidiary that have been designated in an Officer’s Certificate delivered to the Trustee as “Designated Revolving Commitments” until such time as the Issuer subsequently delivers an Officer’s Certificate to the Trustee to the effect that such commitments will no longer constitute “Designated Revolving Commitments”; provided that during such time, such Designated Revolving Commitments will be deemed an incurrence of Indebtedness on such date and will be deemed outstanding for purposes of calculating the Fixed Charge Coverage Ratio, Total Net Leverage Ratio, Senior Secured Net Leverage Ratio and the availability of any baskets hereunder.

“Development” means the ownership, occupation, design, development, construction, system establishment, testing, start-up, commissioning, implementation, optimization, repair, operation, maintenance and use of the Phase II Project through final completion of the Phase II Project as determined by the Board of Directors.

“Discharge of Credit Agreement Obligations” means that the Pari Passu Lien Obligations pursuant to the Term Loan Credit Agreement (other than Secured Hedging Obligations and any contingent indemnification obligations not then due) are no longer secured by, and are no longer required to be secured by, the Collateral pursuant to the terms of the Term Loan Credit Agreement and the other Loan Documents (as defined in the Term Loan Credit Agreement); provided that a Discharge of Credit Agreement Obligations shall be deemed not to have occurred if a Replacement Credit Agreement is entered into.

“Discharge of Fixed Asset Pari Passu Lien Obligations” means, except to the extent otherwise expressly provided in the Intercreditor Agreement, the occurrence of each of the following clauses (a) through (c): (a) payment in full in cash of the principal of and interest (including interest accruing on or after the commencement of any Insolvency or Liquidation Proceeding, whether or not such interest would be allowed in such Insolvency or Liquidation Proceeding), on all Indebtedness outstanding under the Fixed Asset Pari Passu Lien Debt Documents; (b) (i) payment in full in cash of all the Secured Hedging Obligations (other than contingent indemnification obligations not then due) and the expiration or termination of all outstanding transactions under the Hedge Agreements or (ii) the cash collateralization of all such Hedging Obligations on terms satisfactory to each applicable Hedge Bank (or other arrangements satisfactory to each such Hedge Bank shall have been made); and (c) termination or expiration of all commitments, if any, to extend credit that would constitute Fixed Asset Pari Passu Lien Obligations.

“Discharge of Pari Passu Lien Obligations” means the occurrence of all of the following:

(1)          termination or expiration of all commitments to extend credit that would constitute Pari Passu Lien Debt;

(2)          with respect to each Series of Pari Passu Lien Debt, either (x) payment in full in cash of the principal of and interest and premium (if any) on all Pari Passu Lien Debt of such Series or (y) there has been a legal defeasance or covenant defeasance pursuant to the terms of the applicable Pari Passu Lien Documents for such Series of Pari Passu Lien Debt;

(3)          payment in full in cash of all other Pari Passu Lien Obligations that are outstanding and unpaid at the time the Pari Passu Lien Debt is paid in full in cash; and

(4)          (i) payment in full in cash of all Secured Hedging Obligations and the expiration or termination of all outstanding transactions under the Hedge Agreements or (ii)  the cash collateralization of all such Secured Hedging Obligations on terms satisfactory to each applicable Hedge Bank (or other arrangements satisfactory to each such Hedge Bank shall have been made).

“Discharge of Specified Pari Passu Lien Debt Obligations” means that the Pari Passu Lien Obligations pursuant to the Specified Pari Passu Lien Debt Documents (other than any contingent indemnification obligations not then due) are no longer secured by, and no longer required to be secured by, the Collateral pursuant to the terms of the Specified Pari Passu Lien Debt Documents.

“Disqualified Stock” means, with respect to any Person, any Capital Stock of such Person which, by its terms, or by the terms of any security into which it is convertible or for which it is redeemable or exchangeable, or upon the happening of any event, matures or is mandatorily redeemable (other than (i) for any Qualified Equity Interests or (ii) solely as a result of a change of control, asset sale, casualty, condemnation or eminent domain) pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof (other than for any Qualified Equity Interests or solely as a result of a change of control, asset sale, casualty, condemnation or eminent domain), in whole or in part, in each case prior to the date 91 days after the earlier of the maturity date of the Notes or the date the Notes are no longer outstanding; provided that if such Capital Stock is issued pursuant to any plan for the benefit of future, current or former employees, directors, officers, members of management, consultants or independent contractors (or their respective Controlled Investment Affiliates or Immediate Family Members or any permitted transferees thereof) of the Issuer or its Subsidiaries or any Parent Company or by any such plan to such employees, directors, officers, members of management, consultants or independent contractors (or their respective Controlled Investment Affiliates or Immediate Family Members or any permitted transferees thereof), such Capital Stock will not constitute Disqualified Stock solely because it may be required to be repurchased by the Issuer or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s, director’s, officer’s, management member’s, consultant’s or independent contractor’s termination, death or disability; provided, further, that any Capital Stock held by any future, current or former employee, director, officer, member of management, consultant or independent contractor (or their respective Controlled Investment Affiliates or Immediate Family Members or any permitted transferees thereof) of the Issuer, any of its Subsidiaries, any Parent Company, or any other entity in which the Issuer or a Restricted Subsidiary has an Investment and is designated in good faith as an “affiliate” by the Board of Directors (or the compensation committee thereof), in each case pursuant to any equity subscription or equity holders’ agreement, management equity plan or stock option plan or any other management or employee benefit plan or agreement will not constitute Disqualified Stock solely because it may be required to be repurchased by the Issuer or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s, director’s, officer’s, management member’s, consultant’s or independent contractor’s termination, death or disability. For the purposes hereof, the aggregate principal amount of Disqualified Stock will be deemed to be equal to the greater of its voluntary or involuntary liquidation preference and maximum fixed repurchase price, determined on a consolidated basis in accordance with GAAP, and the “maximum fixed repurchase price” of any Disqualified Stock that does not have a fixed repurchase price will be calculated in accordance with the terms of such Disqualified Stock as if such Disqualified Stock were purchased on any date on which the Consolidated Total Debt or Consolidated Secured Debt, as applicable, will be required to be determined pursuant to this Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Stock, such fair market value shall be determined in good faith by the Issuer.

“Domestic Subsidiary” means any direct or indirect Subsidiary of the Issuer that is organized or existing under the laws of the United States, any state thereof or the District of Columbia.

“EMU” means the economic and monetary union as contemplated in the Treaty on European Union.

“Equipment Lease” means each of (i) Equipment Schedule No. 1, dated September 8, 2016, between the Equipment Lessor and the Issuer and (ii) Equipment Schedule No. 2, dated December 16, 2016, between the Equipment Lessor and the Issuer, in each case incorporating the terms of that certain Master Sub-sublease Agreement, dated as of September 8, 2016, as the same has been amended, supplemented, assigned or otherwise modified prior to August 23, 2017 and as in effect on such date and as may be further amended, supplemented, assigned or otherwise modified from time to time hereafter to the extent not prohibited by the Intercreditor Agreement.

“Equipment Lease Advance” means the sub-lease financings made by the Equipment Lessor under the Equipment Lease.

“Equipment Lease Documents” means the Equipment Lease, the Leasehold Mortgage, Assignment of Leases and Rents and Security Agreement from the Issuer, as mortgagor, to the Equipment Lessor, as mortgagee, with the effective date of September 8, 2016, the Amended and Restated Recognition of Leasehold and Security Interest, Nondisturbance and Attornment Agreement made November 17, 2016 among the Issuer, the City of Osceola, Arkansas, the Equipment Lessor and the Commercial Building Lender, the Option Agreement, dated September 8, 2016, between the Issuer and the Equipment Lessor, the Amended and Restated Easement Agreement, dated as of December 16, 2016, among City of Osceola, as grantor, the Issuer and the Equipment Lessor, the Amended and Restated Environmental Indemnity Agreement, dated as of December 16, 2016, by the Issuer, BRS Intermediate Holdings LLC and the Equipment Lessor, the Continuing Guaranty, dated as of September 8, 2016, made by BRS Intermediate Holdings LLC in favor of the Equipment Lessor, the Guaranty Affirmation Letter delivered by BRS Intermediate Holdings LLC to the Equipment Lessor on December 16, 2016, and each of the other agreements, documents and instruments providing for or evidencing any Equipment Lease Obligation, and any other document or instrument executed or delivered at any time in connection with any Equipment Lease Obligations, in each case as the same has been amended, supplemented, assigned or otherwise modified prior to the Issue Date and as in effect on the Issue Date and as may be further amended, supplemented, assigned or otherwise modified from time to time hereafter to the extent not prohibited by the Intercreditor Agreement.

“Equipment Lease Obligations” means all Rent (as defined in the Equipment Lease Documents), fees, deposits, payments of stipulated loss value, late charges, reimbursement obligations and other amounts owing in connection with the Equipment Lease Advances issued under the Equipment Lease Documents.

“Equipment Lessor” means SCF, as sub-sublessor under the Equipment Lease and servicer on behalf of other Persons.

“Equity Interests” means, with respect to any Person, the Capital Stock of such Person and all warrants, options or other rights to acquire Capital Stock of such Person, but excluding any debt security that is convertible into, or exchangeable for, Capital Stock of such Person.

“Equity Offering” means any public or private sale of common equity or Preferred Stock of the Issuer or any Parent Company (excluding Disqualified Stock), other than:

(1)          public offerings with respect to the Issuer’s or any Parent Company’s common equity registered on Form S-4 or Form S-8;

(2)          issuances to any Restricted Subsidiary of the Issuer; and

(3)          any such public or private sale that constitutes an Excluded Contribution or Capex Equity.

“Escrowed Proceeds” means the proceeds from the offering of any debt securities or other Indebtedness paid into an escrow account with an independent escrow agent on the date of the applicable offering or incurrence pursuant to escrow arrangements that permit the release of amounts on deposit in such escrow account upon satisfaction of certain conditions or the occurrence of certain events. The term “Escrowed Proceeds” shall include any interest earned on the amounts held in escrow.

“Euroclear” means Euroclear Bank S.A./N.V., as operator of the Euroclear system, and its successors.

“Euros” means the single currency of participating member states of the EMU.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Excluded Account” means any deposit or securities account now or hereafter owned by any Issuer or any other Grantor that is used solely by such Issuer or such Guarantor (a) as a payroll account so long as such payroll account is a zero balance account, (b) as a petty cash account so long as the aggregate amount on deposit in all petty cash accounts of all Issuers and all Guarantors does not exceed $50,000 at any one time for all such deposit accounts combined, (c) to hold amounts required to be paid in connection with workers compensation claims, unemployment insurance, social security benefits and other similar forms of governmental insurance benefits, (d) to hold amounts which are required to be pledged or otherwise provided as security as required by law or pension requirement, (e) to hold cash and cash equivalents pledged to secure Obligations under the ABL Facility consisting of reimbursement obligations in respect of letters of credit and swing line loans (and/or any obligations of lenders participating in the facilities under which such letters of credit are issued and swing line loans made) without granting a Lien thereon to secure any other Obligations under the ABL Facility or Lenders Debt or any Pari Passu Lien Obligations, (f) to hold cash and cash equivalents pledged to the Equipment Lessor to secure Equipment Lease Obligations so long as the aggregate amount of cash and cash equivalents so pledged and on deposit in or credited to all such accounts does not exceed $6,672,335 at any one time or (g) as a withholding tax or fiduciary account.

“Excluded Assets” means the collective reference to:

(1)          any lease, license, contract or agreement to which any Issuer or any other Grantor is a party, and any of its rights or interest thereunder, if and to the extent that a security interest is prohibited by or in violation of (i) any law, rule or regulation applicable to such Issuer or such Guarantor, or (ii) a term, provision or condition of any such lease, license, contract or agreement (unless such law, rule, regulation, term, provision or condition would be rendered ineffective with respect to the creation of the security interest hereunder pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the Uniform Commercial Code (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law (including the Bankruptcy Code) or principles of equity); provided that the Excluded Assets shall not include (and security interest under the Security Documents shall attach) immediately at such time as the contractual or legal prohibition shall no longer be applicable and to the extent severable, shall attach immediately to any portion of such lease, license, contract or agreement not subject to the prohibitions specified in subclauses (i) or (ii) above; provided further that the exclusions referred to in this clause (1) of this definition shall not include any Proceeds (as defined in the Uniform Commercial Code (or any successor provision or provisions) of any relevant jurisdiction) of any such lease, license, contract or agreement;

(2)          any portion of Capital Stock that is voting Capital Stock of any Foreign Subsidiary or CFC Holdco to the extent such portion of Capital Stock represents voting power in excess of 65% of the total combined voting power of all classes of voting stock (within the meaning of Treasury Regulations section 1.956-2(c)(2)) of such Foreign Subsidiary or CFC Holdco;

(3)          any “intent-to-use” application for registration of a trademark filed pursuant to Section 1(b) of the Lanham Act, 15 U.S.C. § 1051, prior to the filing of a “Statement of Use” pursuant to Section 1(d) of the Lanham Act or an “Amendment to Allege Use” pursuant to Section 1(c) of the Lanham Act with respect thereto, solely to the extent, if any, that, and solely during the period, if any, in which, the grant of a security interest therein would impair the validity or enforceability of any registration that issues from such intent-to-use application under applicable federal law;

(4)          any equity interests in, and the assets and properties of, an Excluded Subsidiary; or

(5)          Excluded Accounts.

“Excluded Capital Expenditures” means any Capital Expenditure (whether or not required) made solely for maintenance, replacement or environmental, human health or safety or other regulatory purposes and not in connection with the incurrence of Expansion Capital Expenditures.

“Excluded Contribution” means net cash proceeds, the fair market value of marketable securities or the fair market value of Qualified Proceeds received by the Issuer from:

(1)          contributions to its common equity capital;

(2)          dividends, distributions, fees and other payments from any joint ventures that are not Restricted Subsidiaries; and

(3)          the sale (other than to a Restricted Subsidiary of the Issuer or to any management equity plan or stock option plan or any other management or employee benefit plan or agreement of the Issuer) of Capital Stock (other than Disqualified Stock and Designated Preferred Stock) of the Issuer; in each case, designated as Excluded Contributions pursuant to an Officer’s Certificate or that are excluded from the calculation set forth in Section 4.07(a)(3).

“Excluded Subsidiary” means (1) any Subsidiary that is not a Wholly-Owned Subsidiary of the Issuer or a Subsidiary Guarantor, (2) any Foreign Subsidiary, (3) any CFC Holdco, (4) any Domestic Subsidiary that is a direct or indirect Subsidiary of any CFC, (5) any Subsidiary, including any regulated entity that is subject to net worth or net capital or similar capital and surplus restrictions, that is prohibited or restricted by applicable law or by contractual obligation (including in respect of assumed Indebtedness permitted hereunder) existing on the Issue Date (or, with respect to any Subsidiary acquired by the Issuer or a Restricted Subsidiary after the Issue Date (and so long as such contractual obligation was not incurred in contemplation of such acquisition), on the date such Subsidiary is so acquired) from providing a Guarantee (including any Broker-Dealer Regulated Subsidiary), or if such Guarantee would require governmental (including regulatory) or third party (other than the Issuer, Co-Issuer or any Guarantor or their respective Subsidiaries) consent, approval, license or authorization, (6) any special purpose vehicle (or similar entity) or any Securitization Subsidiary, (7) any Captive Insurance Subsidiary, (8) any not-for-profit Subsidiary, (9) any Subsidiary that is not a Significant Subsidiary, (10) any other Subsidiary with respect to which, in the reasonable judgment of the Issuer, the burden or cost (including any material adverse tax consequences) of providing the Guarantee will outweigh the benefits to be obtained by the Holders therefrom and (11) each Unrestricted Subsidiary; provided that any such Subsidiary that is an Excluded Subsidiary pursuant to clause (9) or (10) above will cease to be an Excluded Subsidiary at any time such Subsidiary guarantees Indebtedness under the ABL Facility or Capital Markets Indebtedness of the Issuer or the Co-Issuer or any other Subsidiary Guarantor.

“Expansion Capital Expenditures” means (i) any Capital Expenditures carried out for the purpose of increasing the earnings capacity of the Issuer or a Subsidiary Guarantor or (ii) any Investment in a Restricted Subsidiary made pursuant to clause (26) of the definition of “Permitted Investments;” provided that that Expansion Capital Expenditures shall include any Phase II Project Costs whether or not such Phase II Project Costs are considered capital expenditures in accordance with GAAP. Excluded Capital Expenditures shall be deemed not to be Expansion Capital Expenditures.

“fair market value” means, with respect to any asset or liability, the fair market value of such asset or liability as determined by the Issuer in good faith.

“Financial Officer” means the chief financial officer, accounting officer, treasurer, controller or other senior financial or accounting officer of the Issuer, as appropriate.

“First Specified Pari Passu Lien Debt Threshold Date” means the date on which the sum of (1) the outstanding principal amount of the term loans under the Specified Pari Passu Lien Debt Documents (as long as the amount of funded term loans is not less than 25% of the aggregate term loan commitments thereunder on the Initial Funding Date (but in no event unless and until the amount of funded term loans exceeds $275.0 million) plus (2) from and after the occurrence of the Initial Funding Date, the aggregate term loan commitments subject to the Specified Commitment Condition under the Specified Pari Passu Lien Debt Documents exceeds (1) 50% of the aggregate outstanding principal amount of all Pari Passu Lien Debt or (2) the aggregate outstanding principal amount of the largest Series of Pari Passu Lien Debt (other than, for purposes of this clause (2), such loans and such commitments under the Specified Pari Passu Lien Debt Documents).

“Fixed Asset Accounts” has the meaning ascribed to the term “Accounts” in the Deposit Agreement.

“Fixed Asset Collateral Proceeds Account” means a deposit or securities account which will be used solely for deposit of identifiable proceeds of Notes Priority Collateral prior to the date the Deposit Agreement becomes effective.

“Fixed Asset General Intangibles” means all general intangibles (including intellectual property) which are not ABL Priority Collateral.

“Fixed Asset Mortgages” means a collective reference to each mortgage, deed of trust and any other document or instrument under which any Lien on real property owned or leased by any Grantor is granted to secure any Fixed Asset Pari Passu Lien Obligations or under which rights or remedies with respect to any such Liens are governed.

“Fixed Asset Pari Passu Lien Claimholders” means, at any relevant time, the holders of Fixed Asset Pari Passu Lien Obligations at that time, including the Holders, the Trustee, any other Pari Passu Lien Debt Representative (as defined in the Collateral Trust Agreement) and other Pari Passu Lien Secured Parties and the Collateral Agent, and the successors, replacements and assigns of each of the foregoing, and shall include, without limitation, any former Collateral Agent, Holder, Trustee and other Pari Passu Lien Debt Representative and Pari Passu Lien Secured Parties to the extent that any Obligations owing to such Persons were incurred while such Persons were Collateral Agent, Holder, Trustee, Pari Passu Lien Debt Representative or Pari Passu Lien Secured Parties, as applicable, and such Obligations have not been paid or satisfied in full.

“Fixed Asset Pari Passu Lien Collateral Documents” means the Collateral Trust Agreement, the “Security Documents” (as defined in this Indenture), and any other agreement, document or instrument pursuant to which a Lien is granted securing any Fixed Asset Pari Passu Lien Obligations or under which rights or remedies with respect to such Liens are governed (other than the Intercreditor Agreement).

“Fixed Asset Pari Passu Lien Obligations” means:

(1)          all Obligations under this Indenture, the Notes, the 2020 Bond Financing Agreement, the 2019 Bond Financing Agreement, the Specified Pari Passu Lien Debt Documents and other Obligations in respect of Pari Passu Lien Debt;

(2)          all Secured Hedging Obligations; and

(3)          to the extent any payment with respect to any Fixed Asset Pari Passu Lien Obligation (whether by or on behalf of any Grantor, as proceeds of security, enforcement of any right of setoff or otherwise) is declared to be a fraudulent conveyance or a preference in any respect, set aside or required to be paid to a debtor in possession, any ABL Claimholders, receiver or similar Person, then the obligation or part thereof originally intended to be satisfied shall, for the purposes of the Intercreditor Agreement and the rights and obligations of the ABL Claimholders and the Fixed Asset Pari Passu Lien Claimholders, be deemed to be reinstated and outstanding as if such payment had not occurred. To the extent that any interest, fees, expenses or other charges (including Post-Petition Interest) to be paid pursuant to the Fixed Asset Pari Passu Lien Debt Documents are disallowed by order of any court, including by order of a court of competent jurisdiction presiding over an Insolvency or Liquidation Proceeding, such interest, fees, expenses and charges (including Post-Petition Interest) shall, as between the ABL Claimholders and the Fixed Asset Pari Passu Lien Claimholders, be deemed to continue to accrue and be added to the amount to be calculated as the “Fixed Asset Pari Passu Lien Obligations”.

For purposes of this Indenture, and for the avoidance of doubt, “Fixed Asset Pari Passu Lien Obligations” includes (i) Obligations of the Issuer and the other Grantors under this Indenture or any of the Security Documents, (ii) Secured Hedging Obligations, and (iii) any Other Pari Passu Lien Obligations.

“Fixed Charge Coverage Ratio” means, with respect to any Test Period, the ratio of (1) Consolidated EBITDA of the Issuer for such Test Period to (2) the Fixed Charges of the Issuer and its Restricted Subsidiaries for such Test Period. In the event that the Issuer or any Restricted Subsidiary incurs, assumes, guarantees, redeems, repays, retires or extinguishes any Indebtedness (other than Indebtedness incurred or repaid under any revolving credit facility or line of credit unless such Indebtedness has been permanently repaid and not replaced) or issues, repurchases or redeems Disqualified Stock or Preferred Stock or establishes or eliminates any Designated Revolving Commitments, in each case, subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to or simultaneously with the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Fixed Charge Coverage Ratio Calculation Date”), then the Fixed Charge Coverage Ratio will be calculated giving pro forma effect to such incurrence, assumption, guarantee, redemption, repayment, retirement or extinguishment of Indebtedness or such issuance, repurchase or redemption of Disqualified Stock or Preferred Stock, as if the same had occurred at the beginning of the most recently ended Test Period (and (i) for the purposes of the numerator of the Total Net Leverage Ratio and the Senior Secured Net Leverage Ratio, as if the same had occurred on the last day of the most recently ended Test Period and (ii) for all purposes, as if Indebtedness in the full amount of any undrawn Designated Revolving Commitments had been incurred thereunder throughout such period); provided, however, that at the election of the Issuer, the pro forma calculation will not give effect to any Indebtedness incurred or Disqualified Stock or Preferred Stock issued on the Fixed Charge Coverage Ratio Calculation Date pursuant to the provisions described in Section 4.09(b)(other than clause (15) thereof or Indebtedness secured pursuant to clause (4) of the definition of Permitted Liens in the case of the Senior Secured Net Leverage Ratio).

For purposes of making the computation referred to above, any Specified Transaction that has been consummated by the Issuer or any Restricted Subsidiary during any Test Period or subsequent to such Test Period and on or prior to or simultaneously with the Fixed Charge Coverage Ratio Calculation Date will be calculated on a pro forma basis assuming that all such Specified Transactions (and the change in any associated fixed charge obligations and the change in Consolidated EBITDA resulting therefrom) had occurred on the first day of the Test Period. If since the beginning of such Test Period any Person that subsequently became a Restricted Subsidiary or was merged, amalgamated or consolidated with or into the Issuer or any Restricted Subsidiary since the beginning of such Test Period will have made any Specified Transaction that would have required adjustment pursuant to this definition, then the Fixed Charge Coverage Ratio will be calculated giving pro forma effect thereto for such Test Period as if such Specified Transaction had occurred at the beginning of the most recently ended Test Period.

For purposes of this definition, whenever pro forma effect is to be given to any Specified Transaction, the pro forma calculations will be made in good faith by a Financial Officer of the Issuer and may include, for the avoidance of doubt, the amount of “run-rate” cost savings, operating expense reductions and synergies projected by the Issuer in good faith to result from or relating to any Specified Transaction which is being given pro forma effect that have been realized or are expected to be realized and for which the actions necessary to realize such cost savings, operating expense reductions and synergies are taken or with respect to which substantial steps have been taken or are expected to be taken (in the good faith determination of the Issuer) no later than twenty-four (24) months after the date of any such Specified Transaction (in each case as though such cost savings, operating expense reductions and synergies had been realized on the first day of the applicable period and as if such cost savings, operating expense reductions and synergies were realized for the entirety of such period). For the purposes of this Indenture, “run-rate” means the full recurring benefit for a period that is associated with any action taken or with respect to which substantial steps have been taken or are expected to be taken (including any savings expected to result from the elimination of a public target’s compliance costs with public company requirements), net of the amount of actual benefits realized during such period from such actions.

If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness will be calculated as if the rate in effect on the Fixed Charge Coverage Ratio Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligations applicable to such Indebtedness). Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, will be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Issuer may designate.

“Fixed Charge Coverage Ratio Calculation Date” has the meaning assigned to it in the definition of “Fixed Charge Coverage Ratio.”

“Fixed Charge Coverage Test” has the meaning assigned to it in the definition of “Unrestricted Subsidiary.”

“Fixed Charges” means, with respect to any Person for any period, the sum of, without duplication:

(1)          Consolidated Interest Expense of such Person for such period;

(2)          all cash dividends or other cash distributions paid (excluding items eliminated in consolidation) on any series of Preferred Stock during such period; and

(3)          all cash dividends or other cash distributions paid (excluding items eliminated in consolidation) on any series of Disqualified Stock during such period.

“Foreign Subsidiary” means any direct or indirect Restricted Subsidiary of the Issuer that is not a Domestic Subsidiary.

“Funded Debt” means, with respect to any specified Person, any indebtedness of such Person (excluding accrued expenses and trade payables), whether or not contingent:

(1)           in respect of borrowed money or advances; or

(2)           evidenced by indentures, bonds, notes, debentures, loan agreements or similar instruments. For the avoidance of doubt, “Funded Debt” shall not include Secured Hedging Obligations.

“GAAP” means generally accepted accounting principles in the United States of America set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, as in effect from time to time. Notwithstanding any other provision contained herein, (i) the amount of any Indebtedness under GAAP with respect to Capitalized Lease Obligations and Attributable Indebtedness shall be determined in accordance with the definition of Capitalized Lease Obligations and Attributable Indebtedness, respectively and (ii) all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to any election under Financial Accounting Standards Board Accounting Standards Codification 825 (or any other Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of the Issuer, Co-Issuer or any of the Issuer’s Subsidiaries at “fair value”, as defined therein.

“Global Note Legend” means the legend set forth in Section 2.06(g)(ii) hereof, which is required to be placed on all Global Notes issued under this Indenture.

“Global Notes” means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes, substantially in the form of Exhibit A hereto, issued in accordance with Sections 2.01, 2.06(b) or 2.06(d) hereof.

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state, local, or otherwise, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Government Securities” means securities that are:

(1)          direct obligations of the United States for the timely payment of which its full faith and credit is pledged; or

(2)          obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States, that, in either case, are not callable or redeemable at the option of the issuers thereof, and will also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such Government Securities or a specific payment of principal of or interest on any such Government Securities held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Securities or the specific payment of principal of or interest on the Government Securities evidenced by such depository receipt.

“Grantor” means, for the purposes of the Collateral Trust Agreement or the Intercreditor Agreement, the Issuer, Parent, the Guarantors and any other Person (if any) that at any time provides collateral security for any Pari Passu Lien Obligations, Equipment Lease Obligations or Commercial Building Lender Obligations; and, for the purposes of this Indenture, means the Issuer and any Guarantor.

“guarantee” means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business or consistent with industry practice), direct or indirect, in any manner (including letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness or other obligations.

“Guarantee” means the guarantee by any Person of the Issuers’ Obligations under this Indenture and the Notes.

“Guarantor” means Parent (or any successor thereof) and the Subsidiary Guarantors.

“Hedge Agreement” means any agreement governing Hedging Obligations; provided that the counterparty thereto has delivered a Collateral Trust Joinder in respect thereof under the Collateral Trust Agreement. The term “Hedge Agreement” shall include both any “master agreement” and any related transaction and the related confirmations that are subject to the terms and conditions of, or governed by, any Hedge Agreement; it being understood and agreed that a Collateral Trust Joinder shall only be required once for each master agreement and shall not be required for each individual transaction or confirmation thereunder.

“Hedge Bank” means any counterparty holding Hedging Obligations under a Hedge Agreement.

“Hedging Obligations” means, with respect to any Person, the obligations of such Person under any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, commodity swap agreement, commodity cap agreement, commodity collar agreement, foreign exchange contract, currency swap agreement or similar agreement providing for the transfer, modification or mitigation of interest rate, currency, commodity risks or equity risks either generally or under specific contingencies. For the avoidance of doubt, any Permitted Convertible Indebtedness Call Transaction will not constitute Hedging Obligations.

“Holder” at any time, means the Person in whose name a Note is registered on the registrar’s books at such time.

“IAI Global Note” means a Global Note substantially in the form of Exhibit A hereto, bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes sold to Institutional Accredited Investors in accordance with exemptions from the registration requirements of the Securities Act.

“Immediate Family Members” means with respect to any individual, such individual’s child, stepchild, grandchild or more remote descendant, parent, stepparent, grandparent, spouse, former spouse, qualified domestic partner, sibling, mother-in-law, father-in-law, son-in-law and daughter-in-law (including, in each case, adoptive relationships) and any trust, partnership or other bona fide estate-planning vehicle the only beneficiaries of which are any of the foregoing individuals or any private foundation or fund that is controlled by any of the foregoing individuals or any donor-advised fund of which any such individual is the donor.

“Incremental Amounts” has the meaning assigned to it in the definition of “Refinancing Indebtedness.”

“Indebtedness” means, with respect to any Person, without duplication:

(1)          any indebtedness (including principal and premium) of such Person, whether or not contingent:

(a)          in respect of borrowed money;

(b)          evidenced by bonds, notes, debentures or similar instruments or letters of credit or bankers’ acceptances (or, without duplication, reimbursement agreements in respect thereof);

(c)          representing the deferred and unpaid balance of the purchase price of any property (including Capitalized Lease Obligations and Sale and Lease-Back Transactions other than Specified Sale and Lease-Back Transactions) due more than twelve months after such property is acquired, except (i) any such balance that constitutes an obligation in respect of a commercial letter of credit, a trade payable or similar obligation to a trade creditor, in each case accrued in the ordinary course of business or consistent with industry practice and (ii) any earn-out obligations until such obligation is reflected as a liability on the balance sheet (excluding any footnotes thereto) of such Person in accordance with GAAP and is not paid within 60 days after becoming due and payable;

(d)	representing the net obligations under any Hedging Obligations; or

(e)	Attributable Indebtedness;

if and to the extent that any of the foregoing Indebtedness (other than obligations in respect of letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP; provided that Indebtedness of any Parent Company appearing upon the balance sheet of the Issuer solely by reason of push-down accounting under GAAP will be excluded;

(2)          to the extent not otherwise included, any obligation by such Person to be liable for, or to pay, as obligor, guarantor or otherwise, on the obligations of the type referred to in clause (1) of this definition of a third Person (whether or not such items would appear upon the balance sheet of such obligor or guarantor), other than by endorsement of negotiable instruments for collection in the ordinary course of business or consistent with industry practice; and

(3)          to the extent not otherwise included, the obligations of the type referred to in clause (1) of this definition of a third Person secured by a Lien on any asset owned by such first Person, whether or not such Indebtedness is assumed by such first Person; provided that the amount of such Indebtedness will be the lesser of (i) the fair market value of such asset at such date of determination and (ii) the amount of such Indebtedness of such other Person;

provided that notwithstanding the foregoing, Indebtedness will be deemed not to include (a) Contingent Obligations incurred in the ordinary course of business or consistent with industry practice (including any Contingent Obligations issued in connection with operating licenses or permits), (b) reimbursement obligations under commercial letters of credit (provided that unreimbursed amounts under commercial letters of credit will be counted as Indebtedness three (3) Business Days after such amount is drawn), (c) obligations under or in respect of Qualified Securitization Facilities, (d) accruals for payroll and other liabilities accrued in the ordinary course of business, and those accrued in connection with the Management Services Agreements, (e) deferred or prepaid revenues, (f) asset retirement obligations and obligations in respect of reclamation and workers compensation (including pensions and retiree medical care) and (g) obligations in connection with a Specified Sale and Lease-Back Transaction; provided, further that Indebtedness will be calculated without giving effect to the effects of Accounting Standards Codification Topic No. 815, Derivatives and Hedging, and related interpretations to the extent such effects would otherwise increase or decrease an amount of Indebtedness for any purpose under this Indenture as a result of accounting for any embedded derivatives created by the terms of such Indebtedness.

“Indenture” means this Indenture, as amended, supplemented or otherwise modified from time to time.

“Independent Assets or Operations” means, with respect to any Parent Company, that Parent Company’s total assets, revenues, income from continuing operations before income taxes and cash flows from operating activities (excluding in each case amounts related to its investment in the Issuer and the Restricted Subsidiaries), determined in accordance with GAAP and as shown on the most recent balance sheet of such Parent Company, is more than 3.00% of such Parent Company’s corresponding consolidated amount.

“Independent Financial Advisor” means an accounting, appraisal, investment banking firm or consultant of nationally recognized standing that is, in the good faith judgment of the Issuer, qualified to perform the task for which it has been engaged.

“Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.

“Initial Funding Date” means the first date on which both (a) the initial advance(s) of term loans has been made under the Specified Pari Passu Lien Debt Documents and (b) the only conditions to further advances of term loans under the Specified Pari Passu Lien Debt Documents are conditions precedent substantially similar to the conditions precedent set forth in the Original KfW Credit Agreement (such condition, the “Specified Commitment Condition”)

“Initial Notes” means the initial $900,000,000 aggregate principal amount of Notes issued under this Indenture on the Issue Date.

“Initial Purchasers” means Goldman Sachs & Co. LLC, BofA Securities, Inc., BMO Capital Markets Corp., Crews & Associates, Inc. and Truist Securities, Inc.

“Insolvency or Liquidation Proceeding” means (a) any voluntary or involuntary case or proceeding under the Bankruptcy Code with respect to the Issuer or any other Grantor, (b) any other voluntary or involuntary insolvency, reorganization or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding with respect to the Issuer or any other Grantor or with respect to any of its assets, (c) any liquidation, dissolution, reorganization or winding up of the Issuer or any other Grantor whether voluntary or involuntary and whether or not involving insolvency or bankruptcy or (d) any assignment for the benefit of creditors or any other marshalling of assets and liabilities of the Issuer or any other Grantor.

“Institutional Accredited Investor” means an institution that is an “accredited investor” as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act, who is not also a QIB.

“Intercreditor Agreement” means the intercreditor agreement entered into on the Issue Date, among the Collateral Agent, on its own behalf and on behalf of the Trustee, the Holders and other Secured Parties, and the ABL Agent, on its own behalf and on behalf of the lenders under the ABL Facility and any other Lenders Debt, the Equipment Lessor, the Commercial Building Lender, the Issuers and the other Grantors, as hereafter amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof.

“Interest Payment Date” means September 1 and March 1 of each year to stated maturity, beginning March 1, 2018.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, or an equivalent rating by any other Rating Agency selected by the Issuer.

“Investment Grade Securities” means:

(1)         securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (other than Cash Equivalents);

(2)         debt securities or debt instruments with an Investment Grade Rating, but excluding any debt securities or debt instruments constituting loans or advances among the Issuer and its Subsidiaries;

(3)         investments in any fund that invests substantially all of its assets in investments of the type described in clauses (1) and (2) of this definition which fund may also hold immaterial amounts of cash pending investment or distribution; and

(4)         corresponding instruments in countries other than the United States customarily utilized for high quality investments.

“Investments” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of loans (including guarantees), advances or capital contributions (excluding accounts receivable, credit card and debit card receivables, trade credit, advances to customers, commission, travel and similar advances to employees, directors, officers, members of management, consultants and independent contractors, in each case made in the ordinary course of business or consistent with industry practice) or purchases or sales or other dispositions for consideration of Indebtedness, Equity Interests or other securities issued by any other Person. For purposes of the definitions of “Permitted Investments” and “Unrestricted Subsidiary” and Section 4.07:

(1)         “Investments” will include the portion (proportionate to the Issuer’s Equity Interest in such Subsidiary) of the fair market value of the net assets of a Subsidiary of the Issuer at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Issuer will be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary in an amount (if positive) equal to:

(a)          the Issuer’s “Investment” in such Subsidiary at the time of such redesignation; minus

(b)          the portion (proportionate to the Issuer’s Equity Interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation; and

(2)         any property transferred to or from an Unrestricted Subsidiary will be valued at its fair market value at the time of such transfer.

The amount of any Investment outstanding at any time will be the original cost of such Investment, reduced by any dividend, distribution, interest payment, return of capital, repayment or other amount received in cash by the Issuer or a Restricted Subsidiary in respect of such Investment.

“Investor” means any of Koch Industries, Inc., TPG Capital, L.P., Arkansas Teacher Retirement System, Global Principal Partners LLC, US Steel, directly or indirectly through its Subsidiaries, any of their respective Affiliates and funds or partnerships managed or advised by any of them or any of their respective Affiliates but not including, however, any portfolio company of any of the foregoing.

“Issue Date” means September 18, 2020.

“Issuer” means Big River Steel LLC and its successors.

“Issuers” means the Issuer and the Co-Issuer, collectively.

“Issuers’ Order” means a written request or order signed on behalf of the Issuers by an Officer of each Issuer, who must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the applicable Issuer, and delivered to the Trustee.

“Legal Holiday” means Saturday, Sunday or a day on which commercial banking institutions are not required to be open in the State of New York or at the place of payment.

“Lenders Debt” means all (i) Indebtedness outstanding from time to time under the ABL Facility (including all principal, interest, fees, costs and expenses thereunder), (ii) any Indebtedness which has a priority security interest relative to the Notes in the ABL Priority Collateral pursuant to the Intercreditor Agreement, (iii) all Obligations with respect to such Indebtedness and any Hedging Obligations directly related to any Lenders Debt and (iv) all Obligations incurred with the ABL Facility Lenders (or their affiliates) in connection with the delivery of cash management and related services and other commercial bank products as described in the ABL Facility.

“Lender Representative” means each Pari Passu Lien Debt Representative, acting on behalf of the Pari Passu Lien Secured Parties represented by such Pari Passu Lien Debt Representative, the Equipment Lessor (acting on its own behalf and as servicer for certain other Persons) and the Commercial Building Lender (acting on its own behalf).

“Lien” means, with respect to any asset, any mortgage, lien (statutory or otherwise), pledge, hypothecation, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction; provided that in no event will an operating lease be deemed to constitute a Lien.

“Management Services Agreements” means any management services agreement, bonus agreement or similar agreements among one or more of the Investors or Management Stockholders or certain of their respective management companies or Affiliates thereof associated with it or their advisors, if applicable, and the Issuer (and/or any Parent Company) or any amendment thereto or renewal or replacement thereof so long as any such amendment or replacement is not materially disadvantageous in the good faith judgment of the Board of Directors to the Holders when taken as a whole, as compared to the Management Services Agreements as in effect on the Issue Date or as described in the Offering Circular with respect to the Notes.

“Management Stockholders” means the members of management (and their Controlled Investment Affiliates and Immediate Family Members and any permitted transferees thereof) of the Issuer (or a Parent Company) who are holders of Equity Interests of any Parent Company on the Issue Date.

“Market Capitalization” means an amount equal to (i) the total number of issued and outstanding shares of common Equity Interests of the Issuer or the applicable Parent Company, as applicable, on the date of the declaration of a Restricted Payment permitted pursuant to Section 4.07(b)(8) multiplied by (ii) the arithmetic mean of the closing prices per share of such common Equity Interests on the principal securities exchange on which such common Equity Interests are traded for the 30 consecutive trading days immediately preceding the date of declaration of such Restricted Payment.

“Moody’s” means Moody’s Investors Service, Inc. and any successor to its rating agency business.

“Mortgage Amendment” shall mean any amendment to an existing mortgage securing the Pari Passu Lien Obligations executed and delivered by a duly authorized officer of each party to such existing Mortgage and duly acknowledged, and in suitable form for recording or filing in the recording or filing office where such existing Mortgage was recorded, together with (i) such other certificates, affidavits, questionnaires or returns as shall be required in connection with the recording or filing thereof under applicable law and (ii) any other instruments necessary pursuant to applicable laws, all of which shall be in form and substance reasonably acceptable to the Administrative Agent.

“Mortgaged Premises” means any real property which shall now or hereafter be subject to a mortgage.

“Mortgaged Property” mean any real property subject to a deed of trust or mortgage.

“Mortgages” means (i) the mortgages, debentures, hypothecs, deeds of trust, deeds to secure Indebtedness or other similar documents securing Liens on the owned real property or leased real property that is to form a portion of the Collateral and (ii) each Mortgage Amendment, as the same may be amended, amended and restated, supplemented or otherwise modified from time to time.

“Net Cash Proceeds,” with respect to any issuance or sale of Capital Stock, means the cash proceeds of such issuance or sale, net of attorneys’ fees, accountants’ fees, underwriters’ or placement agents’ fees, listing fees, discounts or commissions and brokerage, consultant and other fees and charges actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result of such issuance or sale (after taking into account any available tax credit or deductions and any tax sharing arrangements).

“Net Income” means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of Preferred Stock dividends.

“Net Proceeds” means the aggregate cash and Cash Equivalents received by the Issuer or any Restricted Subsidiary in respect of any Asset Sale, including any cash and Cash Equivalents received upon the sale or other disposition of any Designated Non-Cash Consideration received in any Asset Sale, net of the costs relating to such Asset Sale and the sale or disposition of such Designated Non-Cash Consideration, including legal, accounting and investment banking fees, payments made in order to obtain a necessary consent or required by applicable law, brokerage and sales commissions, title insurance premiums, related search and recording charges, survey costs and mortgage recording tax paid in connection therewith, all dividends, distributions or other payments required to be made to minority interest holders in Restricted Subsidiaries as a result of any such Asset Sale by a Restricted Subsidiary, the amount of any purchase price or similar adjustment claimed by any Person to be owed by the Issuer or any Restricted Subsidiary, until such time as such claim will have been settled or otherwise finally resolved, or paid or payable by the Issuer or any Restricted Subsidiary, in either case in respect of such Asset Sale, any relocation expenses incurred as a result thereof, costs and expenses in connection with unwinding any Hedging Obligation in connection therewith, other fees and expenses, including title and recordation expenses, taxes paid or payable as a result thereof or any transactions occurring or deemed to occur to effectuate a payment under this Indenture, amounts required to be applied to the repayment of principal, premium, if any, and interest on Indebtedness (other than Subordinated Indebtedness) or amounts required to be applied to the repayments of Indebtedness secured by a Lien on such assets and required (other than required by Section 4.10(b)(1)) to be paid as a result of such transaction and any deduction of appropriate amounts to be provided by the Issuer or any Restricted Subsidiary as a reserve in accordance with GAAP against any liabilities associated with the asset disposed of in such transaction and retained by the Issuer or any Restricted Subsidiary after such sale or other disposition thereof, including pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction.

“Non-Recourse Indebtedness” means Indebtedness that is non-recourse to the Issuer and the Restricted Subsidiaries.

“Non-U.S. Person” means a Person who is not a U.S. Person.

“Notes” means the Issuers’ 6.625% Senior Secured Notes due 2029 (Green Bonds). Except as otherwise provided in this Indenture, the Initial Notes and the Additional Notes shall be treated as a single class for all purposes under this Indenture, and unless the context otherwise requires, all references to the Notes shall include the Initial Notes and any Additional Notes.

“Notes Priority Collateral” means the following of any Grantor: (i) Equipment; (ii) Real Estate Assets; (iii) intellectual property; (iv) Equity Interests in all direct Subsidiaries of any Grantor; (v) intercompany indebtedness of the Issuer and its Subsidiaries; (vi) all other assets of any Grantor, whether real, personal or mixed (including the Revenue Account and other Fixed Asset Accounts and the Fixed Asset Collateral Proceeds Account), in each case, not constituting ABL Priority Collateral prior to the discharge of ABL Obligations; (vii) to the extent evidencing, governing, securing or otherwise reasonably related to any of the foregoing, all documents, general intangibles, instruments, commercial tort claims, letters of credit, letter-of-credit-rights and supporting obligations; provided, however, that to the extent any of the foregoing also evidence, govern, secure or otherwise reasonably relate to any ABL Priority Collateral only that portion that evidences, governs, secures or reasonably relates to Notes Priority Collateral shall constitute Notes Priority Collateral; (viii) all books, records and documents related to the foregoing (including databases, customer lists and other records, whether tangible or electronic, which contain any information relating to any of the foregoing); (ix) insurance and claims against third parties to the extent arising on account of Notes Priority Collateral (excluding, however, the proceeds of and payments under all policies of business interruption insurance); and (x) all proceeds and products of any or all of the foregoing in whatever form received, but excluding any property that is directly acquired prior to the commencement of any case or proceeding under the Bankruptcy Code or any similar Bankruptcy Law with cash proceeds of any Notes Priority Collateral and does not otherwise constitute Notes Priority Collateral upon its acquisition. Subject to certain provisions of the Intercreditor Agreement, upon a discharge of ABL Obligations, all ABL Priority Collateral shall become Notes Priority Collateral.

“Obligations” means any principal, interest (including any interest accruing on or subsequent to the filing of a petition in bankruptcy, reorganization or similar proceeding at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable state, federal or foreign law), premium, penalties, fees, indemnifications, reimbursements (including reimbursement obligations with respect to letters of credit and banker’s acceptances), damages and other liabilities, and guarantees of payment of such principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities, payable under the documentation governing any Indebtedness.

“OECD” means the Organisation for Economic Co-Operation and Development.

“OECD Rules” means the OECD Arrangement on Guidelines for Officially Supported Export Credits (TAD/ECG(2017) 1) dated February 1, 2017, as amended from time to time.

“Offering Circular” means the confidential offering circular, dated September 9, 2010, relating to the sale of the Notes.

“Officer” means the Chairman of the Board of Directors, the Chief Executive Officer, the Chief Financial Officer, the Chief Operating Officer, the President, any Executive Vice President, Senior Vice President or Vice President, the Treasurer or the Secretary of any Person. Unless otherwise indicated, Officer shall refer to an officer of the Issuer.

“Officer’s Certificate” means a certificate signed on behalf of a Person by an Officer of such Person that meets the requirements set forth in this Indenture and delivered to the Trustee, provided, however, that if no particular Person is referenced, an Officer's Certificate shall be deemed to be an Officer's Certificate of the Issuer.

“Opinion of Counsel” means a written opinion reasonably acceptable to the Trustee from legal counsel. Counsel may be an employee of or counsel to the Issuer.

“ordinary course of business” means activity conducted in the ordinary course of business of the Issuer and any Restricted Subsidiary.

“Original KfW Credit Agreement” means that certain Senior Facilities Agreement, dated as of June 27, 2014 (as amended, supplemented or modified from time to time on or prior to August 23, 2017) among the Issuer, the guarantors party thereto, KfW IPEX-Bank GmbH, as the lead arranger and the and the other lenders party hereto, KfW IPEX-Bank GmbH, as administrative agent, and Deutsche Bank Trust Issuer Americas, as collateral agent.

“Other Pari Passu Lien Obligations” means (a) any Additional Notes, (b) all outstanding Indebtedness under, the 2020 Bond Financing Agreement and the 2019 Bond Financing Agreement, (c) Funded Debt incurred under Specified Pari Passu Lien Debt Documents, and (d) any other Indebtedness that is permitted to be secured on a pari passu basis with the Liens securing the Notes, by the Collateral and not by any other assets; provided, however, that a representative or agent with respect to such Indebtedness described in this clause (d) is a Pari Passu Lien Debt Representative under the Collateral Trust Agreement and such Indebtedness is Additional Pari Passu Lien Debt.

“Other Pari Passu Lien Obligations Debt Limit” means, as at any time of determination, an amount equal to $31,944,840 plus an amount equal to the product of (x) the aggregate amount of Capex Equity received since the Issue Date through and including such time of determination multiplied by (y) two.

“Outstanding Term Loan Threshold Date” means the date on which both (x) the aggregate outstanding principal amount of all loans and other evidences of indebtedness in respect thereof under any Replacement Credit Agreement designated as such in accordance with the Collateral Trust Agreement is less than 15% of the aggregate outstanding principal amount (and the unused commitments under the Specified Pari Passu Lien Debt Documents, subject to the Specified Commitment Condition) of all Pari Passu Lien Debt and (y) the aggregate outstanding principal amount (and the unused commitments under the Specified Pari Passu Lien Debt Documents, subject to the Specified Commitment Condition) of another Series of Pari Passu Lien Debt exceeds the outstanding principal amount of term loans under a Replacement Credit Agreement

“Parent Company” means any Person that is a direct or indirect parent (which may be organized as, among other things, a partnership) of the Issuer.

“Parent Guarantee” means a Guarantee of Parent and it successors.

“Pari Passu Indebtedness” means: (1) with respect to any Issuer, the Notes and any Indebtedness which ranks pari passu in right of payment to the Notes; and (2) with respect to any Guarantor, its Guarantee and any Indebtedness which ranks pari passu in right of payment to such Guarantor’s Guarantee.

“Pari Passu Lien” means a Lien granted, or purported to be granted, by a Pari Passu Lien Security Document to the Collateral Agent, at any time, upon any property of the Issuer or any other Grantor to secure Pari Passu Lien Obligations.

“Pari Passu Lien Debt” means:

(1)         any Funded Debt hereafter incurred under a replacement credit agreement designated as such in accordance with the Collateral Trust Agreement (a “Replacement Credit Agreement”);

(2)         (a) the Notes issued on the Issue Date and any senior secured notes issued under this Indenture (or a supplemental indenture) in exchange for the Notes, (b) any additional senior secured notes issued under this Indenture (or a supplemental indenture) from time to time and any senior secured notes issued under this Indenture in exchange for such additional senior secured notes; (c) the obligations under the 2020 Bond Financing Agreement and the Series 2020 Note (and amendments or supplements thereto or additional notes delivered in connection with the issuance of any additional bonds); and (d) the Obligations under the 2019 Bond Financing Agreement and the Series 2019 Note (and amendments or supplements thereto or additional notes delivered in connection with the issuance of any additional bonds pursuant to the 2019 Bond Indenture);

(3)         any other Funded Debt (including, without limitation (x) Funded Debt incurred under any replacement Indenture, (y) Funded Debt incurred under Specified Pari Passu Lien Debt Documents or (z) borrowings under any other Pari Passu Lien Debt Documents) that is secured by a Pari Passu Lien and that was permitted to be incurred and permitted to be so secured under each applicable Pari Passu Lien Debt Document; provided, in the case of any Funded Debt referred to in this clause (3), that:

(a)          on or before the date on which such Funded Debt is incurred by the Issuer or by another Grantor, such Funded Debt is designated by the Issuer as “Pari Passu Lien Debt” for the purposes of the Pari Passu Lien Debt Documents in an Additional Pari Passu Lien Debt Designation executed and delivered in accordance with the Collateral Trust Agreement;

(b)          unless such Funded Debt is issued under an existing Pari Passu Lien Debt Document for any Series of Pari Passu Lien Debt whose Pari Passu Lien Debt Representative is already party to the Collateral Trust Agreement, the Pari Passu Lien Debt Representative for such Funded Debt executes and delivers a Collateral Trust Joinder in accordance with the Collateral Trust Agreement; and

(c)          all other requirements for the Additional Pari Passu Lien Obligations Debt Designations set forth in the Collateral Trust Agreement have been complied with.

For the avoidance of doubt, (i) Secured Hedging Obligations do not constitute Pari Passu Lien Debt but may constitute Pari Passu Lien Obligations and (ii) Equipment Lease Obligations and Commercial Building Lender Obligations do not constitute Pari Passu Lien Debt.

“Pari Passu Lien Debt Documents” means this Indenture, the 2020 Bond Financing Agreement, the 2019 Bond Financing Agreement, a Replacement Credit Agreement and any other indenture, notes, credit agreement or other agreement or instrument pursuant to which any Pari Passu Lien Debt is incurred (including, without limitation, the Specified Pari Passu Lien Debt Documents) and the Pari Passu Lien Security Documents.

“Pari Passu Lien Debt Representative” means:

(1)         in the case of this Indenture, the Trustee;

(2)         in the case of the 2020 Bond Financing Agreement, the trustee for the 2020 Bonds, in the case of the 2019 Bond Financing Agreement, the trustee for the 2019 Bonds and, in the case of a Replacement Credit Agreement, the agent or other representative thereunder;

(3)         in the case of the Specified Pari Passu Lien Debt Documents, the Specified Pari Passu Lien Debt Representative;

(4)         in the case of any other Series of Pari Passu Lien Debt, the trustee, agent or representative of the holders of such Series of Pari Passu Lien Debt who maintains the transfer register for such Series of Pari Passu Lien Debt or is appointed as a representative of the Pari Passu Lien Debt (for purposes related to the administration of the Pari Passu Lien Security Documents) pursuant to this Indenture, credit agreement or other agreement governing such Series of Pari Passu Lien Debt, and who has executed a Collateral Trust Joinder; and

(5)         in the case of any Secured Hedging Obligations owing to a Hedge Bank, such Hedge Bank.

“Pari Passu Lien Obligations” means the Pari Passu Lien Debt and all other Obligations in respect of Pari Passu Lien Debt, together with Secured Hedging Obligations, including any post-petition Interest whether or not allowable, and all guarantees of any of the foregoing. In addition to the foregoing, all obligations owing to the Collateral Agent in its capacity as such, whether pursuant to the Collateral Trust Agreement or one or more of the Pari Passu Lien Debt Documents, shall in each case be deemed to constitute Pari Passu Lien Obligations (with the obligations described in this sentence being herein the “Collateral Agent Obligations”), which Collateral Agent Obligations shall be entitled to the priority provided in the Collateral Trust Agreement. For the avoidance of doubt, Equipment Lease Obligations and Commercial Building Lender Obligations do not constitute Pari Passu Lien Obligations.

“Pari Passu Lien Secured Parties” means the holders of Pari Passu Lien Obligations, each Pari Passu Lien Debt Representative and the Collateral Agent.

“Pari Passu Lien Security Documents” means all security agreements, pledge agreements, collateral assignments, mortgages, deeds of trust, collateral agency agreements, control agreements, consent or direct arrangements (including any Direct Agreements), or other grants or transfers for security executed and delivered by the Issuer or any other Grantor creating or perfecting (or purporting to create or perfect) or governing rights of enforcement with respect to, a Lien upon Collateral in favor of the Collateral Agent, for the benefit of any of the Pari Passu Lien Secured Parties, in each case, as amended, modified, renewed, restated or replaced, in whole or in part, from time to time, in accordance with its terms and as described in the Intercreditor Agreement.

“Participant” means, with respect to the Depositary, a Person who has an account with the Depositary (and, with respect to DTC, shall include Euroclear and Clearstream).

“Permitted Asset Swap” means the substantially concurrent purchase and sale or exchange of Related Business Assets or a combination of Related Business Assets and cash or Cash Equivalents between the Issuer or any Restricted Subsidiary and another Person; provided that any cash or Cash Equivalents received in connection with a Permitted Asset Swap that constitutes an Asset Sale must be applied in accordance with Section 4.10.

“Permitted Bond Hedge Transaction” means any call or capped call option (or substantially equivalent derivative transaction) on the Issuer’s common stock purchased by the Issuer in connection with the issuance of any Convertible Indebtedness; provided that the purchase price for such Permitted Bond Hedge Transaction, less the proceeds received by the Issuer from the sale of any related Permitted Warrant Transaction, does not exceed the net proceeds received by the Issuer from the sale of such Convertible Indebtedness issued in connection with the Permitted Bond Hedge Transaction.

“Permitted Convertible Indebtedness Call Transaction” means any Permitted Bond Hedge Transaction and any Permitted Warrant Transaction.

“Permitted Holder” means (1) any of the Investors, Management Stockholders and any group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act) of which any of the foregoing are members; provided that in the case of any such group and without giving effect to the existence of such group or any other group, such Investors and Management Stockholders, collectively, have, directly or indirectly, beneficial ownership of more than 50.00% of the total voting power of the Voting Stock of the Issuer and (2) any Person acting in the capacity of an underwriter (solely to the extent that and for so long as such Person is acting in such capacity) in connection with a public or private offering of Capital Stock of the Issuer or any Parent Company. Any Person or group whose acquisition of beneficial ownership constitutes a Change of Control in respect of which any required Change of Control Offer is made in accordance with the requirements of this Indenture (or would have required a Change of Control Offer in the absence of the waiver of such requirement by Holders in accordance with the provisions of this Indenture) will thereafter, together with its Affiliates, constitute an additional Permitted Holder.

“Permitted Investments” means:

(1)           any Investment in the Issuer or any Guarantor (including guarantees of obligations of the Guarantors);

(2)          any Investment in Cash Equivalents or Investment Grade Securities and Investments that were Cash Equivalents or Investment Grade Securities when made;

(3)           any Investment by the Issuer or any Restricted Subsidiary in a Person that is engaged (directly or through entities that will be Restricted Subsidiaries) in a Similar Business, or in a business unit, line of business or division of such Person, if as a result of such Investment:

(a)          such Person becomes a Restricted Subsidiary (and in the event such Investment was made by the Issuer or a Guarantor, becomes a Guarantor); or

(b)          such Person, in one transaction or a series of related transactions, is amalgamated, merged or consolidated with or into, or transfers or conveys substantially all of its assets or assets constituting such business unit, line of business or division in which such Investment was made, as applicable, to, or is liquidated into, the Issuer or a Restricted Subsidiary (and in the event such Investment was made by the Issuer or a Guarantor, such amalgamation, merger, consolidation, transfer or conveyance is made to a Guarantor);

and, in each case, any Investment held by such Person; provided that such Investment was not acquired by such Person in contemplation of such acquisition, merger, amalgamation, consolidation, transfer or conveyance;

(4)           any Investment in securities or other assets not constituting Cash Equivalents or Investment Grade Securities and received in connection with an Asset Sale made pursuant to the provisions described in Section 4.10 or any other disposition of assets not constituting an Asset Sale;

(5)           any Investment existing on the Issue Date or made pursuant to binding commitments in effect on the Issue Date or an Investment consisting of any extension, modification, replacement, renewal or reinvestment of any Investment or binding commitment existing on the Issue Date; provided that the amount of any such Investment or binding commitment may be increased only (a) as required by the terms of such Investment or binding commitment as in existence on the Issue Date (including as a result of the accrual or accretion of interest or original issue discount or the issuance of pay-in-kind securities) or (b) as otherwise permitted under this Indenture;

(6)           any Investment by the Issuer or any Restricted Subsidiary:

(a)          in exchange for any other Investment, accounts receivable or indorsements for collection or deposit held by the Issuer or any Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of, or settlement of delinquent accounts and disputes with or judgments against, the issuer of such other Investment or accounts receivable (including any trade creditor or customer);

(b)          in satisfaction of judgments against other Persons;

(c)          as a result of a foreclosure by the Issuer or any Restricted Subsidiary with respect to any secured Investment or other transfer of title with respect to any secured Investment in default; or

(d)          as a result of the settlement, compromise or resolution of (i) litigation, arbitration or other disputes or (ii) obligations of trade creditors or customers that were incurred in the ordinary course of business or consistent with industry practice of the Issuer or any Restricted Subsidiary, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer.

(7)           Hedging Obligations permitted under Section 4.09(b)(11);

(8)           any Investment in a Similar Business, taken together with all other Investments made pursuant to this clause (8) that are at that time outstanding, not to exceed (as of the date such Investment is made) the greater of (a) $80.0 million and (b) 25% of Consolidated EBITDA of the Issuer and the Restricted Subsidiaries determined at the time of making of such Investment for the most recently ended Test Period (calculated on a pro forma basis);

(9)           Investments the payment for which consists of, or are funded by the sale of, Equity Interests (other than Disqualified Stock) of the Issuer or any Parent Company or are funded from cash equity contributions to the capital of the Issuer; provided that such Equity Interests, the proceeds from the sale of any such Equity Interests, and such contributions to the capital of the Issuer, will not increase the amount available for Restricted Payments under Section 4.07(a)(3);

(10)       (a) guarantees of Indebtedness permitted under Section 4.09, performance guarantees and Contingent Obligations incurred in the ordinary course of business or consistent with industry practice and (b) the creation of Liens on the assets of the Issuer or any Restricted Subsidiary in compliance with Section 4.12;

(11)       any transaction to the extent it constitutes an Investment that is permitted by and made in accordance with Section 4.11(b) (except transactions described in clause (2), (6), (10), (16) or (23) of such paragraph);

(12)       Investments consisting of purchases and acquisitions of inventory, supplies, material, services, equipment or similar assets or the licensing or contribution of intellectual property pursuant to joint marketing arrangements with other Persons;

(13)       Investments, taken together with all other Investments made pursuant to this clause (13) that are at that time outstanding, not to exceed (as of the date such Investment is made) the greater of (a) $80.0 million and (b) 25% of Consolidated EBITDA of the Issuer determined at the time of making of such Investment for the most recently ended Test Period (calculated on a pro forma basis);

(14)       Investments in or relating to a Securitization Subsidiary that, in the good faith determination of the Issuer, are necessary or advisable to effect any Qualified Securitization Facility (including distributions or payments of Securitization Fees) or any repurchase obligation in connection therewith (including the contribution or lending of Cash Equivalents to Subsidiaries to finance the purchase of such assets from the Issuer or any Restricted Subsidiary or to otherwise fund required reserves);

(15)       loans and advances to, or guarantees of Indebtedness of, officers, directors, employees, consultants, members of management and independent contractors not in excess of $2.0 million outstanding at any one time, in the aggregate;

(16)       loans and advances to employees, directors, officers, members of management, independent contractors and consultants for business-related travel expenses, moving expenses, payroll advances and other similar expenses or payroll expenses, including pursuant to Management Services Agreements, in each case incurred in the ordinary course of business or consistent with past practice or consistent with industry practice or to future, present and former employees, directors, officers, members of management, independent contractors and consultants (and their Controlled Investment Affiliates and Immediate Family Members) to fund such Person’s purchase of Equity Interests of the Issuer or any Parent Company;

(17)       advances, loans or extensions of trade credit or prepayments to suppliers or loans or advances made to distributors, in each case, in the ordinary course of business or consistent with past practice or consistent with industry practice by the Issuer or any Restricted Subsidiary;

(18)       any Investment in any Subsidiary or any joint venture in connection with intercompany cash management arrangements or related activities arising in the ordinary course of business or consistent with industry practice;

(19)       Investments consisting of purchases and acquisitions of assets or services in the ordinary course of business or consistent with industry practice;

(20)       Investments made in the ordinary course of business or consistent with industry practice in connection with obtaining, maintaining or renewing client contracts and loans or advances made to distributors;

(21)       Investments in prepaid expenses, negotiable instruments held for collection and lease, utility and workers compensation, performance and similar deposits entered into as a result of the operations of the business in the ordinary course of business or consistent with industry practice;

(22)       the purchase or other acquisition of any Indebtedness of the Issuer or any Restricted Subsidiary to the extent not otherwise prohibited hereunder;

(23)       Investments in Unrestricted Subsidiaries or joint ventures, taken together with all other Investments made pursuant to this clause (23) that are at that time outstanding, without giving effect to the sale of an Unrestricted Subsidiary or joint venture to the extent the proceeds of such sale do not consist of, or have not been subsequently sold or transferred for, Cash Equivalents or marketable securities, not to exceed (as of the date such Investment is made) the greater of (a) $40.0 million and (b) 15% of Consolidated EBITDA of the Issuer and the Restricted Subsidiaries determined at the time of making of such Investment for the most recently ended Test Period (calculated on a pro forma basis);

(24)       Investments in the ordinary course of business or consistent with industry practice consisting of Uniform Commercial Code Article 3 endorsements for collection or deposit and Article 4 customary trade arrangements with customers;

(25)       any Investment by any Captive Insurance Subsidiary in connection with its provision of insurance to the Issuer or any of its Subsidiaries, which Investment is made in the ordinary course of business or consistent with industry practice of such Captive Insurance Subsidiary, or by reason of applicable law, rule, regulation or order, or that is required or approved by any regulatory authority having jurisdiction over such Captive Insurance Subsidiary or its business, as applicable;

(26)       any Investment, constituting Indebtedness, by the Issuer or a Subsidiary Guarantor, in a Restricted Subsidiary that is not a Wholly-Owned Subsidiary of the Issuer or such Guarantor, the net proceeds of which are used by such Restricted Subsidiary to make any Capital Expenditures for the purpose of increasing the earnings capacity in such Restricted Subsidiary, in a Similar Business; provided that (i) such Investment is secured by a first priority Lien on all of the assets and property of such Restricted Subsidiary that would constitute Notes Priority Collateral if such property or assets were Collateral (prior to all Liens on such assets and property that would constitute ABL Priority Collateral if such assets and property were Collateral), (ii) such Investment is collaterally assigned in favor of the Collateral Agent as Notes Priority Collateral and (iii) the assets and property of such Restricted Subsidiary (other than assets and property that would constitute ABL Priority Collateral if such assets and property were Collateral)are not otherwise subject to any Lien other than Permitted Restricted Subsidiary Liens;

(27)       Investments of assets relating to non-qualified deferred payment plans in the ordinary course of business or consistent with industry practice;

(28)       intercompany current liabilities owed to Unrestricted Subsidiaries or joint ventures incurred in the ordinary course of business or consistent with industry practice in connection with the cash management operations of the Issuer and its Subsidiaries;

(29)       acquisitions of obligations of one or more directors, officers or other employees or consultants or independent contractors of any Parent Company, the Issuer or any Subsidiary of the Issuer in connection with such director’s, officer’s, employee’s, consultant’s or independent contractor’s acquisition of Equity Interests of the Issuer or any direct or indirect parent of the Issuer, to the extent no cash is actually advanced by the Issuer or any Restricted Subsidiary to such directors, officers, employees, consultants or independent contractors in connection with the acquisition of any such obligations;

(30)       Investments resulting from pledges and deposits permitted pursuant to the definition of “Permitted Liens”;

(31)       loans and advances to any direct or indirect parent of the Issuer in lieu of and not in excess of the amount of (after giving effect to any other loans, advances or Restricted Payments in respect thereof) Restricted Payments to the extent permitted to be made in cash to such parent in accordance with Section 4.07 at such time, such Investment being treated for purposes of the applicable clause of Section 4.07, including any limitations, as if a Restricted Payment were made pursuant to such applicable clause;

(32)       any other Investments if on a pro forma basis after giving effect to such Investment, the Total Net Leverage Ratio would be equal to or less than 3.00 to 1.00 as of the last day of the Test Period most recently ended;

(33)       Investments constituting promissory notes or other non-cash proceeds of dispositions of assets to the extent permitted under Section 4.10; and

(34)       Permitted Bond Hedge Transactions.

For purposes of determining compliance with this definition, (A) an Investment need not be incurred solely by reference to one category of Permitted Investments described in this definition but is permitted to be incurred in part under any combination thereof and of any other available exemption and (B) in the event that an Investment (or any portion thereof) meets the criteria of one or more of the categories of Permitted Investments, the Issuer will, in its sole discretion, classify or reclassify such Investment (or any portion thereof) in any manner that complies with this definition and Section 4.07.

“Permitted Liens” means, with respect to any Person:

(1)         Liens securing Obligations in respect of the Notes and the Guarantees (but excluding any Additional Notes and related guarantees), the 2020 Bond Financing Agreement and the Series 2020 Note, the 2019 Bond Financing Agreement and the Series 2019 Note and any guarantees thereof;

(2)         Liens securing Obligations in respect of Indebtedness permitted to be incurred under any Credit Facility, including any letter of credit facility relating thereto, that was permitted to be incurred pursuant to Section 4.09(b)(1), provided that any such Lien will be subject to the Intercreditor Agreement, as required therein;

(3)         Liens securing Other Pari Passu Lien Obligations permitted by the terms of this Indenture to be incurred pursuant to Section 4.09(b)(2), provided that any such Lien will be subject to the Collateral Trust Agreement and the Intercreditor Agreement, as required therein;

(4)         Liens securing Pari Passu Lien Obligations in respect of Indebtedness permitted to be incurred under Section 4.09; provided that at the time of incurrence (or, in the case of Indebtedness under Designated Revolving Commitments, on the date such Designated Revolving Commitments are established after giving pro forma effect to the incurrence of the entire committed amount of Indebtedness thereunder, in which case such committed amount under such Designated Revolving Commitments may thereafter be borrowed and reborrowed, in whole or in part, from time to time, without further compliance with this subclause) and after giving pro forma effect thereto and the application of the net proceeds therefrom, the Issuer’s Senior Secured Net Leverage Ratio for the most recently ended Test Period preceding the date on which such additional Indebtedness is incurred would not exceed 3.00 to 1.00; provided further that any such Lien will be subject to the Collateral Trust Agreement and the Intercreditor Agreement, as required therein;

(5)         Liens, pledges or deposits by such Person made in connection with (A) workers’ compensation laws, unemployment insurance, health, disability or employee benefits or other social security laws or similar legislation or regulations, (B) insurance-related obligations (including, in respect of deductibles, self-insured retention amounts and premiums and adjustments thereto) or indemnification obligations of (including obligations in respect of letters of credit, bank guarantees or similar documents or instruments for the benefit of) insurance carriers providing property, casualty or liability insurance, or otherwise supporting the payment of items set forth in the foregoing clause (A), or (C) bids, tenders, contracts, statutory obligations, surety, indemnity, warranty, release, appeal or similar bonds, or with regard to other regulatory requirements, completion guarantees, stay, customs and appeal bonds, performance bonds, bankers’ acceptance facilities, and other obligations of like nature (including those to secure health, safety and environmental obligations) (other than for the payment of Indebtedness), or deposits to secure public or statutory obligations of such Person or deposits of cash, Cash Equivalents or U.S. government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for the payment of rent, contested taxes or import duties and obligations in respect of letters of credit, bank guarantees or similar instruments that have been posted to support the same, in each case incurred in the ordinary course of business or consistent with industry practice;

(6)         Liens imposed by law, such as landlords’, carriers’, warehousemen’s, materialmen’s, repairmen’s, construction and mechanics’ Liens and other similar Liens, or similar landlord Liens specifically created by contract, and (i) for sums not yet overdue for a period of more than 60 days or, if more than 60 days overdue, are unfiled and no other action has been taken to enforce such Liens or (ii) being contested in good faith by appropriate actions or other Liens arising out of or securing judgments or awards against such Person with respect to which such Person will then be proceeding with an appeal or other proceedings for review if such Liens are adequately bonded or adequate reserves with respect thereto are maintained on the books of such Person in accordance with GAAP;

(7)         Liens for taxes, assessments or other governmental charges not yet overdue for a period of more than 30 days or not yet payable or not subject to penalties for nonpayment or which are being contested in good faith by appropriate actions if adequate reserves with respect thereto are maintained on the books of such Person in accordance with GAAP;

(8)         Liens in favor of issuers of performance, surety, bid, indemnity, warranty, release, appeal or similar bonds, instruments or obligations or with respect to regulatory requirements or letters of credit or bankers’ acceptance issued, and completion guarantees provided, in each case, pursuant to the request of and for the account of such Person in the ordinary course of its business or consistent with past practice or industry practice;

(9)         survey exceptions, encumbrances, covenants, conditions, ground leases, easements, restrictions, protrusions, encroachments or reservations of, or rights of others for, licenses, rights-of-way, servitudes, sewers, electric lines, drains, telegraph, telephone and cable television lines and other similar purposes, or zoning, building codes or other restrictions (including minor defects or irregularities in title and similar encumbrances) as to the use of real properties or Liens incidental to the conduct of the business of such Person or to the ownership of its properties that were not incurred in connection with Indebtedness and that do not in the aggregate materially impair their use in the operation of the business of such Person;

(10)       Liens securing obligations in respect of Indebtedness, Disqualified Stock or Preferred Stock permitted to be incurred or issued pursuant to Sections 4.09(b)(5), (7), (14), (15) or (16); provided that:

(a)          Liens securing obligations relating to any Indebtedness, Disqualified Stock or Preferred Stock permitted to be incurred or issued pursuant to Section 4.09(b)(14) relate only to obligations relating to Refinancing Indebtedness that is secured by Liens on the same assets as the assets securing the Refinanced Debt (as defined in the definition of “Refinancing Indebtedness”), plus improvements, accessions, proceeds or dividends or distributions in respect thereof and After-Acquired Property, or serves to refund, refinance, extend, replace, renew or defease Indebtedness incurred under Sections 4.09(b)(5) or (14),

(b)          [Reserved],

(c)          Liens securing obligations in respect of Indebtedness, Disqualified Stock or Preferred Stock permitted to be incurred pursuant to Section 4.09(b)(5) extend only to the assets so purchased, constructed, replaced, leased or improved and proceeds and products thereof; provided, further that individual financings of assets provided by a counterparty may be cross-collateralized to other financings of assets provided by such counterparty,

(d)          Liens securing Obligations in respect of Indebtedness permitted to be incurred pursuant to Section 4.09(b)(15) are solely on acquired property or the assets of the acquired entity, and

(e)          Liens securing Obligations in respect of Indebtedness permitted to be incurred pursuant to clause (15), after giving pro forma effect to such Indebtedness secured by such Lien and the application of the net proceeds therefrom, the Issuer’s Senior Secured Net Leverage Ratio for the most recently ended Test Period preceding the date on which such additional Indebtedness is incurred after giving pro forma effect to the incurrence of the entire committed amount of Indebtedness thereunder, would (a) be no less than the Senior Secured Net Leverage Ratio immediately prior to giving effect to such incurrence of Indebtedness secured by such Lien or (b) not exceed 3.00 to 1.00;

(11)       Liens existing, or provided for under binding contracts existing, on the Issue Date (other than Liens securing Obligations under the ABL Facility, the 2020 Bond Financing Agreement and related guarantees, the 2019 Bond Financing Agreement and related guarantees or to secure the Notes and related Guarantees issued on the Issue Date);

(12)       Liens on property or shares of stock or other assets of a Person at the time such Person becomes a Subsidiary (provided that such Liens are not created or incurred in connection with, or in contemplation of, such other Person becoming such a Subsidiary) and any replacement, extension or renewal of any such Lien (to the extent the Indebtedness and other obligations secured by such replacement, extension or renewal Liens are permitted by this Indenture); provided that such replacement, extension or renewal Liens do not cover any property other than the property that was subject to such Liens prior to such replacement, extension or renewal;

(13)       Liens on property or other assets at the time the Issuer or a Restricted Subsidiary acquired the property or such other assets, including any acquisition by means of a merger, amalgamation or consolidation with or into the Issuer or any Restricted Subsidiary (provided that such Liens are not created or incurred in connection with, or in contemplation of, such acquisition, amalgamation, merger or consolidation) and any replacement, extension or renewal of any such Lien (to the extent the Indebtedness and other obligations secured by such replacement, extension or renewal Liens are permitted by this Indenture); provided that such replacement, extension or renewal Liens do not cover any property other than the property that was subject to such Liens prior to such replacement, extension or renewal;

(14)       Liens securing obligations in respect of Indebtedness or other obligations of a Restricted Subsidiary owing to the Issuer or another Restricted Subsidiary permitted to be incurred in accordance with Section 4.09;

(15)       Liens securing (x) Hedging Obligations and (y) obligations in respect of Cash Management Services;

(16)       Liens on specific items of inventory or other goods and proceeds of any Person securing such Person’s accounts payable or similar obligations in respect of bankers’ acceptances or letters of credit issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(17)       leases, subleases, licenses or sublicenses (or other agreement under which the Issuer or any Restricted Subsidiary has granted rights to end users to access and use the Issuer’s or any Restricted Subsidiary’s products, technologies or services) that do not either (a) materially interfere with the business of the Issuer and its Restricted Subsidiaries, taken as a whole, or (b) secure any Indebtedness;

(18)       Liens arising from Uniform Commercial Code (or equivalent statutes) financing statement filings regarding operating leases, consignments or accounts entered into by the Issuer and its Restricted Subsidiaries in the ordinary course of business or consistent with industry practice or purported Liens evidenced by the filing of precautionary Uniform Commercial Code (or equivalent statutes) financing statements or similar public filings;

(19)       Liens in favor of the Issuer or the Co-Issuer or any Guarantor;

(20)       Liens on equipment or vehicles of the Issuer or any Restricted Subsidiary granted in the ordinary course of business or consistent with industry practice;

(21)       Liens on accounts receivable, Securitization Assets and related assets incurred in connection with a Qualified Securitization Facility and Liens on any receivables transferred in connection with a Receivables Financing Transaction, including Liens on such receivables resulting from precautionary Uniform Commercial Code filings or from recharacterization of any such sale as a financing or a loan;

(22)       Liens to secure any modification, refinancing, refunding, extension, renewal, replacement or defeasance (or successive modification, refinancing, refunding, extensions, renewals, replacements or defeasances) as a whole, or in part, of any Indebtedness, Disqualified Stock or Preferred Stock secured by any Lien referred to in clauses (1), (3), (4), (10), (11), (12), (13) or this clause (22) of this definition; provided that (a) such new Lien will be limited to all or part of the same property that secured the original Lien (plus improvements, accessions, proceeds or dividends or distributions in respect thereof and After-Acquired Property) and (b) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (i) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clauses (1), (3), (4), (10), (11), (12), (13) or this clause (22) of this definition at the time the original Lien became a Permitted Lien under this Indenture, plus (ii)   any accrued and unpaid interest on the Indebtedness being so modified, refinanced, extended, replaced, refunded, renewed or defeased plus (iii) the amount of any tender premium or penalty or premium required to be paid under the terms of the instrument or documents governing such refinanced Indebtedness and any defeasance costs and any fees and expenses (including original issue discount, upfront fees or similar fees) incurred in connection with the issuance of such new Indebtedness or the modification, extension, replacement, refunding, refinancing, renewal or defeasance of such refinanced Indebtedness; provided, further that that in the case of any Liens to secure any refinancing, refunding, extension or renewal of Indebtedness secured by a Lien referred to in clauses (4) or (10), the principal amount of any Indebtedness Incurred for such refinancing, refunding, extension or renewal shall be deemed secured by a Lien under clauses (4) or (10) and not this clause (22) for purposes of determining the principal amount of Indebtedness outstanding under clause (4) or (10);

(23)       deposits made or other security provided to secure liability to insurance brokers, carriers, underwriters or self-insurance arrangements, including Liens or insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto;

(24)       other Liens securing obligations in an aggregate outstanding amount not to exceed (as of the date any such Lien is incurred) the greater of (i) $100.0 million and (ii) 35% of Consolidated EBITDA of the Issuer and the Restricted Subsidiaries determined at the time of incurrence of such Lien for the most recently ended Test Period (calculated on a pro forma basis);

(25)       Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(26)       (i) the prior rights of consignees and their lenders under consignment arrangements entered into in the ordinary course of business or consistent with industry practice, (ii) Liens arising out of conditional sale, title retention or similar arrangements for the sale of goods in the ordinary course of business or consistent with industry practice and (iii) Liens arising by operation of law under Article 2 of the Uniform Commercial Code;

(27)       Liens securing judgments for the payment of money not constituting an Event of Default under Section 6.01(5);

(28)       Liens (a) of a collection bank arising under Section 4-208 or 4-210 of the Uniform Commercial Code on items in the course of collection, (b) attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business or consistent with industry practice, and (c) in favor of banking or other institutions or other electronic payment service providers arising as a matter of law or under general terms and conditions encumbering deposits or margin deposits or other funds maintained with such institution (including the right of set-off) and that are within the general parameters customary in the banking industry;

(29)       Liens deemed to exist in connection with Investments in repurchase agreements permitted under this Indenture; provided that such Liens do not extend to any assets other than those that are subject to such repurchase agreements;

(30)       Liens that are contractual rights of set-off (a) relating to the establishment of depository relations with banks or other deposit-taking financial institutions or other electronic payment service providers and not given in connection with the issuance of Indebtedness, (b) relating to pooled deposit or sweep accounts to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business or consistent with industry practice of the Issuer and its Restricted Subsidiaries or (c) relating to purchase orders and other agreements entered into with customers of the Issuer or any Restricted Subsidiary in the ordinary course of business or consistent with industry practice;

(31)       Liens on cash proceeds (as defined in Article 9 of the Uniform Commercial Code) of assets sold that were subject to a Lien permitted hereunder;

(32)       any encumbrance or restriction (including put, call arrangements, tag, drag, right of first refusal and similar rights) with respect to Capital Stock of any joint venture or similar arrangement pursuant to any joint venture or similar agreement;

(33)       Liens (a) on cash advances or cash earnest money deposits in favor of the seller of any property to be acquired in an Investment permitted under this Indenture to be applied against the purchase price for such Investment and (b) consisting of a letter of intent or an agreement to sell, transfer, lease or otherwise dispose of any property in a transaction permitted pursuant to Section 4.10;

(34)       ground leases, subleases, licenses or sublicenses in respect of real property on which facilities owned or leased by the Issuer or any of its Subsidiaries are located, provided such ground leases, subleases, licenses or sublicenses do not materially impair the use of the remainder of the Mortgaged Property and are subordinate to the lien of the Mortgages;

(35)       Liens in connection with a Specified Sale and Lease-Back Transaction and any leasehold mortgage or similar Lien on the associated Lease;

(36)       Liens on Capital Stock or other securities of an Unrestricted Subsidiary;

(37)       any interest or title of a lessor, sublessor, licensor or sublicensor or secured by a lessor’s, sublessor’s, licensor’s or sublicensor’s interest under leases or licenses entered into by the Issuer or any of the Restricted Subsidiaries in the ordinary course of business or consistent with industry practice;

(38)      deposits of cash with the owner or lessor of premises leased and operated by the Issuer or any of its Subsidiaries in the ordinary course of business or consistent with industry practice of the Issuer and such Subsidiary to secure the performance of the Issuer’s or such Subsidiary’s obligations under the terms of the lease for such premises;

(39)       rights of set-off, banker’s liens, netting arrangements and other Liens arising by operation of law or by the terms of documents of banks or other financial institutions in relation to the maintenance or administration of deposit accounts, securities accounts, cash management arrangements or in connection with the issuance of letters of credit, bank guarantees or other similar instruments;

(40)       Liens on cash and Cash Equivalents used to satisfy or discharge Indebtedness; provided that such satisfaction or discharge is permitted under this Indenture;

(41)       receipt of progress payments and advances from customers in the ordinary course of business or consistent with industry practice to the extent the same creates a Lien on the related inventory and proceeds thereof and Liens on property or assets under construction arising from progress or partial payments by a third party relating to such property or assets;

(42)       agreements to subordinate any interest of the Issuer or any Restricted Subsidiary in any accounts receivable or other proceeds arising from inventory consigned by the Issuer or any Restricted Subsidiary pursuant to an agreement entered into in the ordinary course of business or consistent with industry practice;

(43)       Liens securing Guarantees of any Indebtedness or other obligations otherwise permitted to be secured by a Lien under this Indenture;

(44)       Liens arising pursuant to Section 107(l) of the Comprehensive Environmental Response, Compensation and Liability Act or similar provision of any environmental law;

(45)      Liens disclosed by the title insurance reports or policies delivered on or prior to the Issue Date and any replacement, extension or renewal of any such Lien (to the extent the Indebtedness and other obligations secured by such replacement, extension or renewal Liens are permitted by this Indenture); provided that such replacement, extension or renewal Liens do not cover any property other than the property that was subject to such Liens prior to such replacement, extension or renewal;

(46)       rights reserved or vested in any Person by the terms of any lease, license, franchise, grant or permit held by the Issuer or any of its Restricted Subsidiaries or by a statutory provision, to terminate any such lease, license, franchise, grant or permit, or to require annual or periodic payments as a condition to the continuance thereof;

(47)       restrictive covenants affecting the use to which real property may be put; provided that the covenants are complied with;

(48)       security given to a public utility or any municipality or governmental authority when required by such utility or authority in connection with the operations of that Person in the ordinary course of business or consistent with industry practice;

(49)       zoning, building and other similar land use restrictions, including, without limitation, site plan agreements, development agreements and contract zoning agreements; provided that such restrictions and agreements are complied with;

(50)       Liens on assets of Restricted Subsidiaries that are Foreign Subsidiaries (i) securing Indebtedness and other obligations of such Foreign Subsidiaries or (ii) to the extent arising mandatorily under applicable law;

(51)       Liens on Escrowed Proceeds for the benefit of the related holders of debt securities or other Indebtedness (or the underwriters, trustee, escrow agent or arrangers thereof) or on cash set aside at the time of the incurrence of any Indebtedness or government securities purchased with such cash, in either case to the extent such cash or government securities prefund the payment of interest on such Indebtedness and are held in an escrow account or similar arrangement to be applied for such purpose; and

(52)       any Lien contemplated by clause (26) of the definition of “Permitted Investments”.

If any Liens are incurred to secure obligations incurred to refinance obligations initially incurred in reliance on a basket measured by reference to a percentage of Consolidated EBITDA, and such refinancing would cause the percentage of Consolidated EBITDA to be exceeded if calculated based on the Consolidated EBITDA on the date of such refinancing, such percentage of Consolidated EBITDA will not be deemed to be exceeded to the extent the principal amount of such obligations secured by such newly incurred Lien does not exceed the principal amount of such obligations secured by such Liens being refinanced, plus any accrued and unpaid interest on the Indebtedness (and with respect to Indebtedness under Designated Revolving Commitments, including an amount equal to any unutilized Designated Revolving Commitments being refinanced, extended, replaced, refunded, renewed or defeased to the extent permanently terminated at the time of incurrence of such refinancing Indebtedness) plus the amount of any tender premium or penalty or premium required to be paid under the terms of the instrument or documents governing such refinanced Indebtedness, and any defeasance costs and any fees and expenses (including original issue discount, upfront fees or similar fees) incurred in connection with the issuance of such new Indebtedness, or the extension, replacement, refunding, refinancing, renewal or defeasance of such refinanced Indebtedness.

For purposes of this definition, the term “Indebtedness” will be deemed to include interest and other obligations payable on and with respect to such Indebtedness.

“Permitted Prior Lien” means any Lien that has priority over the Lien of the Collateral Agent for the benefit of the Pari Passu Lien Secured Parties which Lien was permitted under each Pari Passu Lien Debt Document.

“Permitted Restricted Subsidiary Liens” means clauses (5) through (9), (10) (with respect to Sections 4.09(b)(5), (7) and (14); provided that, with respect to such Section 4.09(b)(14), only with respect to Section 4.09(b)(5)), (12) through (21), (22) (with respect to clauses (12), (13) and (22)), (23) through (35), (37) through (42), (44) through (49), (51) and (52) of the definition of “Permitted Liens”.

“Permitted Warrant Transaction” means any call option, warrant or right to purchase (or substantially equivalent derivative transaction) on the Issuer’s or a Parent Company’s common stock sold by the Issuer or a Parent Company substantially concurrently with a related Permitted Bond Hedge Transaction.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Phase II Project” means any capacity addition, line extension or addition of value-added product facilities, in a Similar Business, at the steel mini-mill located in Mississippi County, Arkansas.

“Phase II Project Costs” means all costs and expenses to be incurred by Parent, the Issuer or any Restricted Subsidiary in connection with the Development of the Phase II Project, and incurred after August 23, 2017, including, without limitation, the purchase of equipment and related services, the training of personnel relating to the Phase II Project, the financing of the Phase II Project, including interest expense incurred during Development, and activities reasonably related thereto.

“Post-Petition Interest” means interest, fees, expenses and other charges that pursuant to the ABL Credit Agreement, the 2020 Bond Financing Agreement, the 2019 Bond Financing Agreement or any other Fixed Asset Pari Passu Lien Debt Documents (including this Indenture and any Specified Pari Passu Lien Debt Documents), continue to accrue after the commencement of any Insolvency or Liquidation Proceeding, whether or not such interest, fees, expenses and other charges are allowed or allowable under the Bankruptcy Code or in any such Insolvency or Liquidation Proceeding.

“Preferred Stock” means any Equity Interest with preferential rights of payment of dividends or upon liquidation, dissolution, or winding up.

“Private Placement Legend” means the legend set forth in Section 2.06(g)(i) hereof to be placed on all Notes issued under this Indenture, except where otherwise permitted by the provisions of this Indenture.

“Public Company Costs” means the initial costs relating to establishing compliance with the Sarbanes-Oxley Act of 2002, as amended, and other expenses arising out of or incidental to the Issuer’s or its Restricted Subsidiaries’ initial establishment of compliance with the obligations of a reporting company, including costs, fees and expenses (including legal, accounting and other professional fees) relating to compliance with provisions of the Securities Act and the Exchange Act.

“Purchase Money Obligations” means any Indebtedness incurred to finance or refinance the acquisition, leasing, construction or improvement of property (real or personal) or assets (other than Capital Stock), and whether acquired through the direct acquisition of such property or assets, or otherwise.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Qualified Capital Contribution” means cash common equity capital contributions to, or cash proceeds from the issuance of Capital Stock in, Big River Steel Holdings LLC, a Delaware limited liability company, which Big River Steel Holdings LLC, upon receipt, contributes to Parent, which in turn, upon receipt, contributes to the Issuer.

“Qualified Equity Interests” means Equity Interests that are not Disqualified Stock.

“Qualified Proceeds” means the fair market value of assets that are used or useful in, or Capital Stock of any Person engaged in, a Similar Business.

“Qualified Securitization Facility” means any Securitization Facility (1) constituting a securitization financing facility that meets the following conditions: (a) the Board of Directors will have determined in good faith that such Securitization Facility (including financing terms, covenants, termination events and other provisions) is in the aggregate economically fair and reasonable to the Issuer and the applicable Restricted Subsidiary or Securitization Subsidiary and (b) all sales and/or contributions of Securitization Assets and related assets to the applicable Person or Securitization Subsidiary are made at fair market value (as determined in good faith by the Issuer) or (2) constituting a receivables financing facility.

“Rating Agencies” means Moody’s and S&P or if Moody’s or S&P or if both do not make a rating on the Notes publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Issuer which will be substituted for Moody’s or S&P or both, as the case may be.

“Real Estate Asset” means, at any time of determination, any interest (fee, leasehold or otherwise) of any Grantor in any real property, including Mortgaged Premises, distribution centers and warehouses and corporate headquarters and administrative offices.

“Receivables Financing Transaction” means any transaction or series of transactions entered into by the Issuer, Co-Issuer or any Restricted Subsidiary pursuant to which such party consummates a “true sale” of its receivables to a nonrelated third party on market terms as determined in good faith by the Issuer; provided that such Receivables Financing Transaction is (i) non-recourse to Parent, the Issuer, Co-Issuer and the Restricted Subsidiaries and their assets, other than any recourse solely attributable to a breach by Parent, the Issuer, Co-Issuer or any Restricted Subsidiary of representations and warranties that are customarily made by a seller in connection with a “true sale” of receivables on a non-recourse basis and (ii) consummated pursuant to customary contracts, arrangements or agreements entered into with respect to the “true sale” of receivables on market terms for similar transactions.

“Record Date” for the interest payable on any applicable Interest Payment Date means the January 15 and July 15 (whether or not a Business Day) immediately preceding such Interest Payment Date.

“Refinance” has the meaning assigned in the definition of “Refinancing Indebtedness” and “Refinancing” and “Refinanced” have meanings correlative to the foregoing.

“Refinanced Debt” has the meaning assigned to such term in the definition of “Refinancing Indebtedness.”

“Refinancing Indebtedness” means (x) Indebtedness incurred by the Issuer or any Restricted Subsidiary, (y) Disqualified Stock issued by the Issuer or any Restricted Subsidiary or (z) Preferred Stock issued by any Restricted Subsidiary which, in each case, serves to extend, replace, refund, refinance, renew or defease (“Refinance”) any Indebtedness, Disqualified Stock or Preferred Stock, including Refinancing Indebtedness, so long as:

(1)          the principal amount (or accreted value, if applicable) of such new Indebtedness, the amount of such new Preferred Stock or the liquidation preference of such new Disqualified Stock does not exceed (a) the principal amount of (or accreted value, if applicable) the Indebtedness, the amount of the Preferred Stock or the liquidation preference of the Disqualified Stock being so extended, replaced, refunded, refinanced, renewed or defeased (such Indebtedness, Disqualified Stock or Preferred Stock, the “Refinanced Debt”), plus (b) any accrued and unpaid interest on, or any accrued and unpaid dividends on, such Refinanced Debt, plus (c) the amount of any tender premium or penalty or premium required to be paid under the terms of the instrument or documents governing such Refinanced Debt and any defeasance costs and any fees and expenses (including original issue discount, upfront fees or similar fees) incurred in connection with the issuance of such new Indebtedness, Preferred Stock or Disqualified Stock or to Refinance such Refinanced Debt (such amounts in clauses (b) and (c), the “Incremental Amounts”);

(2)          such Refinancing Indebtedness has a:

(a)          Weighted Average Life to Maturity at the time such Refinancing Indebtedness is incurred that is not less than the remaining Weighted Average Life to Maturity of the applicable Refinanced Debt;

(b)          final scheduled maturity date equal to or later than the final scheduled maturity date of the Refinanced Debt (or, if earlier, the date that is 91 days after the maturity date of the Notes); and

(3)          to the extent such Refinancing Indebtedness Refinances (i) Subordinated Indebtedness (other than Subordinated Indebtedness assumed or acquired in an acquisition and not created in contemplation thereof), unless such Refinancing constitutes a Restricted Payment permitted by Section 4.07, such Refinancing Indebtedness is subordinated to the Notes or the Guarantee thereof at least to the same extent as the applicable Refinanced Debt or (ii) Disqualified Stock or Preferred Stock, such Refinancing Indebtedness must be Disqualified Stock or Preferred Stock, respectively.

Refinancing Indebtedness will not include:

(a)          Indebtedness, Disqualified Stock or Preferred Stock of a Subsidiary of the Issuer that is not a Subsidiary Guarantor or the Co-Issuer that refinances Indebtedness or Disqualified Stock of the Issuer;

(b)          Indebtedness, Disqualified Stock or Preferred Stock of a Subsidiary of the Issuer that is not a Subsidiary Guarantor or the Co-Issuer that refinances Indebtedness, Disqualified Stock or Preferred Stock of a Guarantor or the Co-Issuer; or

(c)          Indebtedness or Disqualified Stock of the Issuer or Indebtedness, Disqualified Stock or Preferred Stock of a Restricted Subsidiary that refinances Indebtedness, Disqualified Stock or Preferred Stock of an Unrestricted Subsidiary,

and, provided, further that (x) clause (2) of this definition will not apply to any Refinancing of any Indebtedness other than Indebtedness incurred under Sections 4.09(b)(3), any Subordinated Indebtedness (other than Subordinated Indebtedness assumed or acquired in an Investment or acquisition and not created in contemplation thereof), Disqualified Stock and Preferred Stock and (y) Refinancing Indebtedness may be incurred in the form of a bridge or other interim credit facility intended to be Refinanced with long-term indebtedness (and such bridge or other interim credit facility shall be deemed to satisfy clause (2) of this definition so long as (x) such credit facility includes customary “rollover” provisions and (y) assuming such credit facility were to be extended pursuant to such “rollover” provisions, such extended credit facility would comply with clause (2) of this definition).

“Regulation S” means Regulation S promulgated under the Securities Act.

“Regulation S Global Note” means a Regulation S Temporary Global Note or Regulation S Permanent Global Note, as applicable.

“Regulation S Permanent Global Note” means a permanent Global Note in the form of Exhibit A hereto, bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Regulation S Temporary Global Note upon expiration of the applicable Restricted Period.

“Regulation S Temporary Global Note” means a temporary Global Note in the form of Exhibit A hereto, bearing the Global Note Legend, the Private Placement Legend and the Regulation S Temporary Global Note Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes initially sold in reliance on Rule 903.

“Regulation S Temporary Global Note Legend” means the legend set forth in Section 2.06(g)(iii) hereof.

“Related Business Assets” means assets (other than Cash Equivalents) used or useful in a Similar Business; provided that any assets received by the Issuer or a Restricted Subsidiary in exchange for assets transferred by the Issuer or a Restricted Subsidiary will not be deemed to be Related Business Assets if they consist of securities of a Person, unless upon receipt of the securities of such Person, such Person is or would become a Restricted Subsidiary.

“Replacement Credit Agreement” has the meaning assigned to such term in the definition of Pari Passu Lien Debt.

“Required Delayed Draw Term Lenders” means the “Required Senior Term Lenders” (or an equivalent term with substantially similar meaning as the meaning of such term in the Original KfW Credit Agreement) under and as defined in the Specified Pari Passu Lien Debt Documents.

“Responsible Officer” means, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any director, vice president, assistant vice president, any trust officer or assistant trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter relating to this Indenture is referred because of such Person’s knowledge of and familiarity with the particular subject and who, in each case, shall have direct responsibility for the administration of this Indenture.

“Restricted Definitive Note” means a Definitive Note bearing, or that is required to bear, the Private Placement Legend.

“Restricted Global Note” means a Global Note bearing, or that is required to bear, the Private Placement Legend.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Period” means, in respect of any Note issued pursuant to Regulation S, the 40-day distribution compliance period (as defined in Regulation S) applicable to such Note.

“Restricted Subsidiary” means, at any time, any direct or indirect Subsidiary of the Issuer (including any Foreign Subsidiary and the Co-Issuer) that is not then an Unrestricted Subsidiary; provided that upon the occurrence of an Unrestricted Subsidiary ceasing to be an Unrestricted Subsidiary, such Subsidiary will be included in the definition of “Restricted Subsidiary.” Wherever the term “Restricted Subsidiary” is used herein with respect to any Subsidiary of a referenced Person that is not the Issuer, then it will be construed to mean a Person that would be a Restricted Subsidiary of the Issuer on a pro forma basis following consummation of one or a series of related transactions involving such referenced Person and the Issuer (unless such transactions would include a designation of a Subsidiary of such Person as an Unrestricted Subsidiary on a pro forma basis in accordance with this Indenture).

“Revenue Account” means the account entitled the “Revenue Account” held by the Depositary Bank under the Deposit Agreement.

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“Rule 903” means Rule 903 promulgated under the Securities Act.

“Rule 904” means Rule 904 promulgated under the Securities Act.

“S&P” means Standard & Poor’s, a division of S&P Global Inc., and any successor to its rating agency business.

“Sale and Lease-Back Transaction” means any arrangement providing for the leasing by the Issuer or any Restricted Subsidiary of any real or tangible personal property, which property has been or is to be sold or transferred by the Issuer or such Restricted Subsidiary to a third Person in contemplation of such leasing. The net proceeds of any Sale and Lease-Back Transaction will be determined giving effect to transaction expenses and the tax effect of such transactions (including taxes paid or payable and tax attributes used as a result of such transactions).

“SCF” means Stonebriar Commercial Finance LLC, a Delaware limited liability company.

“SEC” means the U.S. Securities and Exchange Commission or any governmental authority succeeding to any of its principal functions.

“Second Specified Pari Passu Lien Debt Threshold Date” means the date, after the occurrence of the First Specified Pari Passu Lien Debt Threshold Date, on which the sum of (1) the outstanding principal amount of the term loans under the Specified Pari Passu Lien Debt Documents plus (2) from and after the occurrence of the Initial Funding Date, the commitments under the Specified Pari Passu Lien Debt Documents subject to the Specified Commitment Condition is less than 50% of the aggregate outstanding principal amount of all Pari Passu Lien Debt or less than the aggregate outstanding principal amount of the largest Series of Pari Passu Lien Debt other than the Pari Passu Lien Debt incurred under the Specified Pari Passu Lien Debt Documents.

“Secured Hedging Obligations” means any Hedging Obligations under a Hedge Agreement entered into between the Issuer or another Grantor and a Hedge Bank or any guarantee thereof by the Issuer or another Grantor.

“Secured Indebtedness” means any Indebtedness of the Issuer or any Restricted Subsidiary secured by a Lien.

“Secured Parties” means (a) the Collateral Agent, (b) each Holder, (c) the Trustee, (d) each other Pari Passu Lien Secured Party and (e) the successors, replacements and assigns of each of the foregoing, and shall include, without limitation, all former Collateral Agent, Holder, Trustee and the Pari Passu Lien Secured Party to the extent that any Obligations owing to such Persons were incurred while such Persons were Collateral Agent, Holder, Trustee or Pari Passu Lien Secured Party and such Obligations have not been paid or satisfied in full.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Securitization Assets” means (a) the accounts receivable, royalty or other revenue streams and other rights to payment and other assets related thereto subject to a Qualified Securitization Facility and the proceeds thereof and (b) contract rights, lockbox accounts and records with respect to such accounts receivable and any other assets customarily transferred together with accounts receivable in a securitization financing.

“Securitization Facility” means any transaction or series of securitization financings that may be entered into by the Issuer or any Restricted Subsidiary pursuant to which the Issuer or any such Restricted Subsidiary may sell, convey or otherwise transfer, or may grant a security interest in, Securitization Assets to either (a) a Person that is not the Issuer or a Restricted Subsidiary or (b) a Securitization Subsidiary that in turn sells such Securitization Assets to a Person that is not the Issuer or a Restricted Subsidiary, or may grant a security interest in, any Securitization Assets of the Issuer or any of its Subsidiaries.

“Securitization Fees” means distributions or payments made directly or by means of discounts with respect to any participation interest issued or sold in connection with, and other fees and expenses (including reasonable fees and expenses of legal counsel) paid to a Person that is not a Securitization Subsidiary in connection with, any Qualified Securitization Facility.

“Securitization Subsidiary” means any Subsidiary formed for the purpose of, and that solely engages only in one or more Qualified Securitization Facilities and other activities reasonably related thereto.

“Security Documents” means the Collateral Trust Agreement, each Additional Pari Passu Lien Debt Designation, each of the other Pari Passu Lien Security Documents, each of the other security agreements, pledge agreements, mortgages, deeds of trust, collateral assignments, agreements creating a security interest, charge or encumbrance of any kind, and related agreements, as amended, supplemented, restated, renewed, refunded, replaced, restructured, repaid, refinanced or otherwise modified from time to time, creating the security interests in the Collateral as contemplated by the Collateral Trust Agreement.

“Senior Indebtedness” means:

(1)          all Indebtedness of the Issuer or the Co-Issuer or any Subsidiary Guarantor outstanding under the ABL Facility, the 2020 Bond Financing Agreement and related guarantees, the 2019 Bond Financing Agreement and related guarantees and the Notes and related Guarantees (including interest accruing on or after the filing of any petition in bankruptcy or similar proceeding or for reorganization of the Issuer or the Co-Issuer or any Subsidiary Guarantor (at the rate provided for in the documentation with respect thereto, regardless of whether or not a claim for post-filing interest is allowed in such proceedings)), and any and all other fees, expense reimbursement obligations, indemnification amounts, penalties, and other amounts and all obligations of the Issuer or the Co-Issuer or any Subsidiary Guarantor to reimburse any bank or other Person in respect of amounts paid under letters of credit, acceptances or other similar instruments;

(2)          all (a) Hedging Obligations (and guarantees thereof) and (b) obligations in respect of Cash Management Services (and guarantees thereof), in the case of each of clauses (a) and (b), owing to a lender under the ABL Facility or any Affiliate of such lender (or any Person that was a lender or an Affiliate of such lender at the time the applicable agreement giving rise to such Hedging Obligation or Cash Management Obligations was entered into); provided that such Hedging Obligations and obligations in respect of Cash Management Services, as the case may be, are permitted to be incurred under the terms of this Indenture;

(3)          any other Indebtedness of the Issuer or the Co-Issuer or any Subsidiary Guarantor permitted to be incurred under the terms of this Indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is subordinated in right of payment to the Notes or any related Guarantee; and

(4)          all Obligations with respect to the items listed in the preceding clauses (1), (2) and (3);

provided that Senior Indebtedness will not include:

(a)          any obligation of such Person to the Issuer or any of its Subsidiaries;

(b)          any liability for federal, state, local or other taxes owed or owing by such Person;

(c)          any accounts payable or other liability to trade creditors arising in the ordinary course of business or consistent with industry practice;

(d)          any Indebtedness or other Obligation of such Person which is subordinate or junior in any respect to any other Indebtedness or other Obligation of such Person; or

(e)          that portion of any Indebtedness which at the time of incurrence is incurred in violation of this Indenture.

“Senior Secured Net Leverage Ratio” means, with respect to any Test Period, the ratio of (a) Consolidated Secured Debt outstanding on the last day of such Test Period minus the aggregate amount of cash and Cash Equivalents of the Issuer and the Restricted Subsidiaries on such date that (x) would not appear as “restricted” on a consolidated balance sheet of the Issuer and the Restricted Subsidiaries or (y) are restricted in favor of the lenders or investors under the ABL Facility, or Other Pari Passu Lien Obligations, to (b) Consolidated EBITDA of the Issuer for such Test Period, in each case on a pro forma basis with such pro forma adjustments as are appropriate and consistent with the pro forma provisions set forth in the definition of “Fixed Charge Coverage Ratio.”

“Series 2019 Note” means the Closed End Line of Credit Promissory Note, Series 2020, dated May 31, 2019 from the Issuer to the Bond Issuer, and assigned to the trustee of the 2019 Bonds, issued to secure the Issuer’s obligations under the 2019 Bond Financing Agreement, and any other promissory note delivered in connection with additional bonds.

“Series 2020 Note” means the Closed End Line of Credit Promissory Note, Series 2020, dated September 10, 2020, from the Issuer to the Bond Issuer, and assigned to the trustee of the 2020 Bonds, issued to secure the Issuer’s obligations under the 2020 Bond Financing Agreement, and any other promissory note delivered in connection with additional bonds.

“Series of Pari Passu Lien Debt” means, severally, Funded Debt under this Indenture, the Specified Pari Passu Lien Debt Documents, the 2020 Bond Financing Agreement, the 2019 Bond Financing Agreement and each other issue or series of Pari Passu Lien Debt for which a single transfer register is maintained.

“Significant Subsidiary” means any Restricted Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X of the SEC, as such regulation is in effect on the Issue Date; provided that notwithstanding the foregoing, in no event will any Securitization Subsidiary be considered a Significant Subsidiary for purposes of Sections 6.01(4), (5), (6) or (7).

“Similar Business” means (1) any business conducted or proposed to be conducted by the Issuer or any Restricted Subsidiary on the Issue Date or (2) any business or other activities that are reasonably similar, ancillary, incidental, complementary or related to (including non-core incidental businesses acquired in connection with any Permitted Investment), or a reasonable extension, development or expansion of, the businesses which the Issuer and its Restricted Subsidiaries conduct or propose to conduct on the Issue Date. The Mid-River Terminal, as described in the Offering Circular, is considered to be complementary to the business of the Issuer for purposes of this definition.

“Specified Commitment Condition” has the meaning specified in the definition of Initial Funding Date.

“Specified Pari Passu Lien Debt Representative” means KfW IPEX-Bank GmbH, whether acting in its own capacity or as agent to the lenders under any Specified Pari Passu Lien Debt Document or any of its Affiliates, or any other such representative that has been designated as “Specified Pari Passu Lien Debt Representative” by the Issuer in accordance with the Collateral Trust Agreement, that delivers a Collateral Trust Joinder in the form of Exhibit B to the Collateral Trust Agreement. As of the Issue Date, no representative has delivered such a Collateral Trust Joinder.

“Specified Pari Passu Lien Debt Documents” means (a) any credit agreement described in the Collateral Trust Joinder delivered by the Specified Pari Passu Lien Debt Representative governing Funded Debt that is designated by the Issuer as “Pari Passu Lien Debt” for the purposes of the Pari Passu Lien Debt Documents in an Additional Pari Passu Lien Debt Designation executed and delivered in accordance with the Collateral Trust Agreement and (b) any other credit agreement entered into subsequent to the delivery of the Collateral Trust Joinder described in clause (a) above governing another Series of Pari Passu Lien Debt for which the Specified Pari Passu Lien Debt Representative maintains the transfer register and is appointed as a representative of the Pari Passu Lien Debt (for purposes related to the administration of the Pari Passu Lien Security Documents) pursuant to such credit agreement or other agreement and which governs Funded Debt that is designated by the Issuer as “Pari Passu Lien Debt” for the purposes of the Pari Passu Lien Debt Documents in an Additional Pari Passu Lien Debt Designation executed and delivered in accordance with the Collateral Trust Agreement; provided, however, that no credit agreement may be designated as, or deemed to be, a “Specified Pari Passu Lien Debt Document” if such credit agreement provides for any of the following: (i) payment of interest in cash rather than solely in kind during a Specified SPOC Period, (ii) scheduled amortization payments of principal or other repayments of principal during a Specified SPOC Period (it being understood that such credit agreement will have scheduled amortization payments of principal following the expiration of the Specified SPOC Period and that none of the foregoing shall prohibit the payment of interest in cash or payment of principal during the Specified SPOC Period as long as such payment is in each case funded solely with the proceeds of Qualified Capital Contributions), or (iii) the scheduled final maturity of the Funded Debt evidenced thereby that is prior to the scheduled final maturity of the Notes. As of the Issue Date, no such Collateral Trust Joinder or Additional Pari Passu Lien Debt Designation has been delivered.

“Specified Sale and Lease-Back Transaction” means any arrangement providing for the leasing by the Issuer or any Restricted Subsidiary of any real or tangible personal property, which property has been or is to be sold or transferred by the Issuer or such Restricted Subsidiary to a Governmental Authority in contemplation of such leasing, and which is in connection with the purchase by the Issuer or an Affiliate of industrial development revenue bonds, or similar instruments, of a Governmental Authority and pursuant to which payments of principal, premiums and interest thereon are payable solely from income derived by such Governmental Authority from such leasing arrangement, including the arrangement contemplated by the Act 9 Bond Documents solely to the extent that parties under the Act 9 Bond Documents “net settle” any and all payments under such arrangement pursuant to the terms thereof, including pursuant to the Home Office Payment Agreement, dated as of April 28, 2015.

“Specified SPOC Period” means a period after the Initial Funding Date ending on the earlier to occur of (i) 6 months following SPOC and (ii) 30 months following the Initial Funding Date.

“Specified Transaction” means (i) solely for the purposes of determining the applicable cash balance, any contribution of capital, including as a result of an Equity Offering, to the Issuer, in each case, in connection with an acquisition or Investment, (ii) any designation of operations or assets of the Issuer or a Restricted Subsidiary as discontinued operations (as defined under GAAP), (iii) any Investment that results in a Person becoming a Restricted Subsidiary, (iv) any designation of a Subsidiary as a Restricted Subsidiary or an Unrestricted Subsidiary in compliance with this Indenture, (v) any purchase or other acquisition of a business of any Person, or assets constituting a business unit, line of business or division of any Person, (vi) any Asset Sale (without regard to any de minimis thresholds set forth therein) (a) that results in a Restricted Subsidiary ceasing to be a Subsidiary of the Issuer or (b) of a business, business unit, line of business or division of the Issuer or a Restricted Subsidiary, in each case whether by merger, amalgamation, consolidation or otherwise, (vii) any operational changes identified by the Issuer that have been made by the Issuer or any Restricted Subsidiary during the Test Period or (viii) any Restricted Payment or other transaction that by the terms of this Indenture requires a financial ratio to be calculated on a pro forma basis.

“SPOC” means the “starting point of credit” as determined pursuant and in accordance with the OECD Rules and any other applicable policies and regulations of any relevant export credit agency.

“Subordinated Indebtedness” means, with respect to the Notes:

(1)          any Indebtedness of the Issuer or the Co-Issuer that is by its terms subordinated in right of payment to the Notes, and

(2)          any Indebtedness of any Guarantor that is by its terms subordinated in right of payment to the Guarantee of such entity of the Notes.

“Subsidiary” means, with respect to any Person:

(1)          any corporation, association, or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50.00% of the total voting power of Equity Interests entitled (without regard to the occurrence of any contingency) to vote in the election of directors, members of management or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof; and

(2)          any partnership, joint venture, limited liability company or similar entity of which:

(a)          more than 50.00% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof whether in the form of membership, general, special or limited partnership or otherwise, and

(b)          such Person or any Restricted Subsidiary of such Person is a controlling general partner or otherwise controls such entity.

Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” refer to a Subsidiary or Subsidiaries of the Issuer.

“Subsidiary Guarantee” means the Guarantee of a Subsidiary Guarantor.

“Subsidiary Guarantor” means each Restricted Subsidiary of the Issuer (other than the Co- Issuer), if any, that Guarantees the Notes in accordance with the terms of this Indenture (excluding any Parent Company that guarantees the Notes).

“Term Loan Administrative Agent” means Goldman Sachs Bank USA.

“Term Loan Credit Agreement” means the first lien secured term loan credit agreement, dated as of August 23, 2017, by and among the Issuer, Parent, Goldman Sachs Bank USA, as the administrative agent, and the lenders and other entities party thereto, as amended, restated, amended and restated, supplemented or otherwise modified from time to time, including any replacement thereof if such replacement thereof which has been designated as Additional Pari Passu Lien Debt under the Collateral Trust Agreement.

“Test Period” in effect at any time means the Issuer’s most recently ended four consecutive fiscal quarters for which internal financial statements are available (as determined in good faith by the Issuer); provided that prior to the first date on which financial statements have been delivered pursuant to Section 4.03, the Test Period in effect will be the period of four consecutive fiscal quarters of the Issuer ended June 30, 2020.

“Total Net Leverage Ratio” means, with respect to any Test Period, the ratio of (a) Consolidated Total Debt outstanding on the last day of such Test Period minus the aggregate amount of cash and Cash Equivalents of the Issuer and the Restricted Subsidiaries on such date that (x) would not appear as “restricted” on a consolidated balance sheet of the Issuer or (y) are restricted in favor of the ABL Facility or Other Pari Passu Lien Obligations, to (b) Consolidated EBITDA of the Issuer for such Test Period, in each case on a pro forma basis with such pro forma adjustments as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of Fixed Charge Coverage Ratio.

“Transaction Expenses” means any fees, expenses, costs or charges incurred or paid by the Investors, any Parent Company, the Issuer or any Restricted Subsidiary in connection with the Transactions, including expenses in connection with hedging transactions, if any, and the repayment or refinancing of existing indebtedness.

“Transactions” means the issuance of the Notes and the use of proceeds thereof, and the payment of Transaction Expenses.

“Treasury Rate” means, as of any Redemption Date, the weekly average rounded to the nearest 1/100th of a percentage point (for the most recently completed week for which such information is available as of the date that is two business days prior to the Redemption Date) of the yield to maturity as of such Redemption Date of United States Treasury securities with a constant maturity (as compiled and published in the Federal Reserve Statistical Release H.15 with respect to each applicable day during such week (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the Redemption Date to September 15, 2023; provided, however, that if the period from the Redemption Date to September 15, 2023 is not equal to the constant maturity of a United States Treasury Security for which such yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury Securities for which such yields are given, except that if the period from the Redemption Date to such date is less than one year, the weekly average yield on actively traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended (15 U.S.C.  §§ 77aaa-777bbbb).

“Trustee” means U.S. Bank National Association, as trustee, until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

“Uniform Commercial Code” or “UCC” means the Uniform Commercial Code or any successor provision thereof as the same may from time to time be in effect in the State of New York; provided, however, that in the event that, by reason of mandatory provisions of law, any or all of the perfection or priority of, or remedies with respect to, any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions of the Pari Passu Lien Security Documents relating to such perfection, priority or remedies.

“Unrestricted Definitive Note” means one or more Definitive Notes that do not bear and are not required to bear the Private Placement Legend.

“Unrestricted Global Note” means a permanent Global Note, substantially in the form of Exhibit A hereto, that bears the Global Note Legend and that has the “Schedule of Exchanges of Interests in the Global Note” attached thereto, and that is deposited with or on behalf of and registered in the name of the Depositary, representing Notes that do not bear and are not required to bear the Private Placement Legend.

“Unrestricted Subsidiary” means:

(1)          any Subsidiary of the Issuer which at the time of determination is an Unrestricted Subsidiary (as designated by the Issuer, as provided below); and

(2)          any Subsidiary of an Unrestricted Subsidiary.

The Issuer may designate any Subsidiary of the Issuer (including any existing Subsidiary and any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Equity Interests or Indebtedness of, or owns or holds any Lien on, any property of, the Issuer or any Subsidiary of the Issuer (other than solely any Subsidiary of the Subsidiary to be so designated); provided:

(1)          such designation complies with Section 4.07; and

(2)          each of (a) the Subsidiary to be so designated and (b) its Subsidiaries has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of the assets of the Issuer or any Restricted Subsidiary (other than Equity Interests in an Unrestricted Subsidiary).

The Issuer may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that immediately after giving effect to such designation, no Event of Default will have occurred and be continuing and the Issuer could incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.09(a) (the “Fixed Charge Coverage Test”).

Any such designation by the Issuer will be notified by the Issuer to the Trustee by promptly filing with the Trustee a copy of the resolution of the Board of Directors or any committee thereof giving effect to such designation and an Officer’s Certificate certifying that such designation complied with the foregoing provisions.

“U.S. Person” means a U.S. person as defined in Rule 902(k) under the Securities Act.

“US Steel” means United States Steel Corporation.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness, Disqualified Stock or Preferred Stock, as the case may be, at any date, the quotient obtained by dividing:

(1) the sum of the products of the number of years (calculated to the nearest one-twenty-fifth) from the date of determination to the date of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Disqualified Stock or Preferred Stock, multiplied by the amount of such payment; by

(2)          the sum of all such payments;

provided that for purposes of determining the Weighted Average Life to Maturity of any Indebtedness that is being Refinanced (the “Applicable Indebtedness”), the effects of any amortization or prepayments made on such Applicable Indebtedness prior to the date of the applicable Refinancing will be disregarded.

“Wholly-Owned Subsidiary” of any Person means a Subsidiary of such Person, 100.00% of the outstanding Equity Interests of which (other than directors’ qualifying shares and shares of Capital Stock of Foreign Subsidiaries issued to foreign nationals as required under applicable law) is at the time owned by such Person and/or by one or more Wholly-Owned Subsidiaries of such Person.

“Wholly-Owned Restricted Subsidiary” is any Wholly-Owned Subsidiary that is a Restricted Subsidiary.

SECTION 1.02. Other Definitions.
Defined in
Term	Section
“Acceptable Commitment”	4.10(b)(2)
“Advance Offer”	4.10(d)
“Advance Portion”	4.10(d)
“Affiliate Transaction”	4.11(a)
“Applicable Premium Deficit”	8.04(1)
“Asset Sale Offer”	4.10(d)
“Asset Sale Proceeds Application Period”	4.10(b)
“Authentication Order”	2.02
“Base Date”	4.07(a)(3)
“Change of Control Offer”	4.14(a)
“Change of Control Payment”	4.14(a)
“Change of Control Payment Date”	4.14(a)(2)
“Covenant Defeasance”	8.03
“Covenant Suspension Event”	4.16(a)
“Declined Excess Proceeds”	4.10(d)
“DTC”	2.03
“Event of Default”	6.01
“Excess Proceeds”	4.10(d)
“Foreign Disposition”	4.10(c)
“incur” and “incurrence”	4.09(a)
“Legal Defeasance”	8.02
“Limited Condition Transaction”	1.06(a)
“Note Register”	2.03
“Offer Amount”	3.09(b)
“Offer Period”	3.09(b)
“Parent Guaranteed Obligations”	10.07(a)
“Paying Agent”	2.03
“Purchase Date”	3.09(b)
“Qualified Reporting Subsidiary”	4.03(c)
“Redemption Date”	3.01
“Refunding Capital Stock”	4.07(b)(2)
“Registrar”	2.03
“Restricted Payments”	4.07(a)
“Reversion Date”	4.16(c)
“Successor Company”	5.01(a)(1)(a)
“Successor Parent Guarantor”	5.01(d)(1)
“Successor Person”	5.01(b)(1)(A)
“Suspended Covenants”	4.16(a)
“Suspension Date”	4.16(a)
“Suspension Period”	4.16(d)
“Tax Distributions”	4.07(b)(14)(b)(ii)

“Tax Group”	4.07(b)(14)(b)(i)
“Transaction Agreement Date”	1.06(a)
“Transfer Agent”	2.03
“Treasury Capital Stock”	4.07(b)(2)

SECTION 1.03. [Reserved].

SECTION 1.04. Rules of Construction. Unless the context otherwise requires:

(a)         a term has the meaning assigned to it;

(b)         an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(c)         “or” is not exclusive;

(d)         the words “including,” “includes” and similar words shall be deemed to be followed by without limitation;

(e)         words in the singular include the plural, and in the plural include the singular;

(f)          “will” shall be interpreted to express a command;

(g)         provisions apply to successive events and transactions;

(h)         references to sections of, or rules under, the Securities Act or the Exchange Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the SEC from time to time;

(i)          unless the context otherwise requires, any reference to an “Article,” “Section” or “clause” refers to an Article, Section or clause, as the case may be, of this Indenture;

(j)          the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not any particular Article, Section, clause or other subdivision;

(k)         the principal amount of any Preferred Stock at any time shall be (i) the maximum liquidation value of such Preferred Stock at such time or (ii) the maximum mandatory redemption or mandatory repurchase price with respect to such Preferred Stock at such time, whichever is greater;

(l)          words used herein implying any gender shall apply to both genders;

(m)        “law” shall be construed as any law (including common or customary law), statute, constitution, decree, judgment, treaty, regulation, directive, by-law, order, ordinance or any other legislative measure of any government, supranational, local government, statutory or regulatory body or court, in each case having the force of law;

(n)          in the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding”; and the word “through” means “to and including”; and

(o)          the principal amount of any non-interest bearing Indebtedness or other discount security constituting Indebtedness at any date shall be the principal amount thereof that would be shown on a balance sheet of the Issuer dated such date prepared in accordance with GAAP.

SECTION 1.05. Acts of Holders.

(a)          Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Issuer. Proof of execution of any such instrument or of a writing appointing any such agent, or the holding by any Person of a Note, shall be sufficient for any purpose of this Indenture and (subject to Section 7.01 hereof) conclusive in favor of the Trustee and the Issuer, if made in the manner provided in this Section 1.05.

(b)          The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by the certificate of any notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by or on behalf of any legal entity other than an individual, such certificate or affidavit shall also constitute proof of the authority of the Person executing the same. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner that the Trustee deems sufficient.

(c)          The ownership of Notes shall be proved by the Note Register.

(d)          Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of any action taken, suffered or omitted by the Trustee or the Issuer in reliance thereon, whether or not notation of such action is made upon such Note.

(e)          Unless otherwise specified, if not set by the Issuer prior to the first solicitation of a Holder made by any Person in respect of any such action, or in the case of any such vote, prior to such vote, any such record date shall be the later of 10 days prior to the first solicitation of such consent or the date of the most recent list of Holders furnished to the Trustee prior to such solicitation.

(f)          Without limiting the foregoing, a Holder entitled to take any action hereunder with regard to any particular Note may do so with regard to all or any part of the principal amount of such Note or by one or more duly appointed agents, each of which may do so pursuant to such appointment with regard to all or any part of such principal amount. Any notice given or action taken by a Holder or its agents with regard to different parts of such principal amount pursuant to this paragraph shall have the same effect as if given or taken by separate Holders of each such different part.

(g)         Without limiting the generality of the foregoing, a Holder, including DTC, that is a Holder of a Global Note, may make, give or take, by a proxy or proxies duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other action provided in this Indenture to be made, given or taken by Holders, and any Person, that is a Holder of a Global Note, including DTC, may provide its proxy or proxies to the beneficial owners of interests in any such Global Note through such Depositary’s standing instructions and customary practices.

(h)          The Issuer may fix a record date for the purpose of determining the Persons who are beneficial owners of interests in any Global Note held by DTC entitled under the procedures of such Depositary to make, give or take, by a proxy or proxies duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other action provided in this Indenture to be made, given or taken by Holders. If such a record date is fixed, the Holders on such record date or their duly appointed proxy or proxies, and only such Persons, shall be entitled to make, give or take such request, demand, authorization, direction, notice, consent, waiver or other action, whether or not such Holders remain Holders after such record date. No such request, demand, authorization, direction, notice, consent, waiver or other action shall be valid or effective if made, given or taken more than 120 days after such record date.

SECTION 1.06. Limited Condition Transactions; Measuring Compliance.

(a)         With respect to any (x) Investment or acquisition, in each case, for which the Issuer or any Subsidiary of the Issuer whose consummation is not conditioned on the availability of, or on obtaining, third-party financing for such Investment or acquisition (whether by merger, amalgamation, consolidation or other business combination or the acquisition of Capital Stock or otherwise) as applicable and (y) redemption, repurchase, defeasance, satisfaction and discharge or repayment of Indebtedness, Disqualified Stock or Preferred Stock requiring irrevocable notice in advance of such redemption, repurchase, defeasance, satisfaction and discharge or repayment (any transaction described in clauses (x) or (y), a “Limited Condition Transaction”), in each case for purposes of determining:

(1)         whether any Indebtedness (including Acquired Indebtedness), Disqualified Stock or Preferred Stock that is being incurred or issued in connection with such Limited Condition Transaction is permitted to be incurred in compliance with Section 4.09;

(2)         whether any Lien being incurred in connection with such Limited Condition Transaction or to secure any such Indebtedness, Disqualified Stock or Preferred Stock is permitted to be incurred in accordance with Section 4.12 or the definition of “Permitted Liens”;

(3)         whether any other transaction undertaken or proposed to be undertaken in connection with such Limited Condition Transaction complies with the covenants or agreements contained in this Indenture or the Notes; and

(4)         any calculation of the Fixed Charge Coverage Ratio, Total Net Leverage Ratio, Senior Secured Net Leverage Ratio, Net Income, Consolidated Net Income, and/or Consolidated EBITDA and, whether a Default or Event of Default exists in connection with the foregoing, at the option of the Issuer, the date that the definitive agreement (or other relevant definitive documentation) for such Limited Condition Transaction is entered into (the “Transaction Agreement Date”) may be used as the applicable date of determination, as the case may be, in each case with such pro forma adjustments as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of “Fixed Charge Coverage Ratio” or “Consolidated EBITDA” and if the Issuer or the Restricted Subsidiaries could have taken such action on the relevant Transaction Agreement Date in compliance with the applicable ratios or other provisions, such provisions shall be deemed to have been complied with; provided, however, that the Issuer shall be entitled to subsequently elect, in its sole discretion, the date of consummation of such Limited Condition Transaction instead of the Transaction Agreement Date as the applicable date of determination. For the avoidance of doubt, if the Issuer elects to use the Transaction Agreement Date as the applicable date of determination in accordance with the foregoing, (a) any fluctuation or change in the Fixed Charge Coverage Ratio, Total Net Leverage Ratio, Senior Secured Net Leverage Ratio, Net Income, Consolidated Net Income or Consolidated EBITDA of the Issuer, the target business, or assets to be acquired subsequent to the Transaction Agreement Date and prior to the consummation of such Limited Condition Transaction, will not be taken into account for purposes of determining whether any Indebtedness, Disqualified Stock, Preferred Stock or Lien that is being incurred or issued in connection with such Limited Condition Transaction is permitted to be incurred or issued or in connection with compliance by the Issuer or any of the Restricted Subsidiaries with any other provision of this Indenture or the Notes or any other action or transaction undertaken in connection with such Limited Condition Transaction and (b) until such Limited Condition Transaction is consummated or such definitive agreements are terminated or the Issuer makes an election pursuant to the proviso to the immediately preceding sentence, such Limited Condition Transaction and all transactions proposed to be undertaken in connection therewith (including the incurrence of Indebtedness and Liens) will be given pro forma effect when determining compliance of other transactions (including the incurrence or issuance of Indebtedness, Disqualified Stock, Preferred Stock and Liens unrelated to such Limited Condition Transaction) that are consummated after the Transaction Agreement Date and on or prior to the consummation of such Limited Condition Transaction and any such transactions (including any incurrence or issuance of Indebtedness, Disqualified Stock or Preferred Stock and the use of proceeds thereof) will be deemed to have occurred on the Transaction Agreement Date and outstanding thereafter for purposes of calculating any baskets or ratios under this Indenture after the date of such agreement and before the consummation of such Limited Condition Transaction; provided that for purposes of any such calculation of the Fixed Charge Coverage Ratio, Consolidated Interest Expense will be calculated using an assumed interest rate for the Indebtedness to be incurred in connection with such Limited Condition Transaction based on the indicative interest margin contained in any financing commitment documentation with respect to such Indebtedness or, if no such indicative interest margin exists, as reasonably determined by the Issuer in good faith.

Notwithstanding anything herein to the contrary, if the Issuer or its Restricted Subsidiaries (x) incurs Indebtedness, issues Disqualified Stock or Preferred Stock, creates Liens, makes Asset Sales, makes Investments, makes Restricted Payments, designates any Subsidiary as a Restricted Subsidiary or an Unrestricted Subsidiary or repays any Indebtedness, Disqualified Stock or Preferred Stock in connection with any Limited Condition Transaction under a ratio-based basket and (y) incurs Indebtedness, issues Disqualified Stock or Preferred Stock, creates Liens, makes Asset Sales, Investments or Restricted Payments, designates any as a Restricted Subsidiary or an Unrestricted Subsidiary or repays any Indebtedness, Disqualified Stock or Preferred Stock in connection with any of Limited Condition Transaction under a non-ratio-based basket (which shall occur within five (5) Business Days of the events in clause (x) above), then the applicable ratio will be calculated with respect to any such action under the applicable ratio-based basket without regard to any such action under such non-ratio-based basket made in connection with such Limited Condition Transaction.

In addition, compliance with any requirement relating to absence of Default or Event of Default may be determined as of the Transaction Agreement Date and not as of any later date as would otherwise be required under this Indenture.

ARTICLE II

THE NOTES

SECTION 2.01. Form and Dating; Terms.

(a)          General. The Notes and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rules or usage. Each Note shall be dated the date of its authentication. The Notes shall be issued initially in minimum denominations of $2,000 and any integral multiple of $1,000 in excess of $2,000.

(b)          Global Notes. Notes issued in global form shall be substantially in the form of Exhibit A hereto (including the Global Note Legend thereon and the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Notes issued in definitive form shall be substantially in the form of Exhibit A hereto (but without the Global Note Legend thereon and without the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Each Global Note shall represent such of the outstanding Notes as shall be specified in the “Schedule of Exchanges of Interests in the Global Note” attached thereto and each shall provide that it shall represent up to the aggregate principal amount of Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as applicable, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.

(c)          Temporary Global Notes. Notes offered and sold in reliance on Regulation S shall be issued initially in the form of the Regulation S Temporary Global Note, which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Custodian and registered in the name of the Depositary or the nominee of the Depositary for the accounts of designated agents holding on behalf of Euroclear or Clearstream, duly executed by the Issuers and authenticated by the Trustee as hereinafter provided.

Following (i) the termination of the applicable Restricted Period and (ii) the receipt by the Trustee of (A) a certification or other evidence in a form reasonably acceptable to the Issuers of non-United States beneficial ownership of 100% of the aggregate principal amount of each Regulation S Temporary Global Note (except to the extent of any beneficial owners thereof who acquired an interest therein during the Restricted Period pursuant to another exemption from registration under the Securities Act and who shall take delivery of a beneficial ownership interest in a 144A Global Note or an IAI Global Note bearing a Private Placement Legend), all as contemplated by Section 2.06(b) hereof) and (B) an Officer’s Certificate from the Issuers, the Regulation S Temporary Global Note Legend shall be deemed removed from the Regulation S Temporary Global Note, following which temporary beneficial interests in the Regulation S Temporary Global Note shall automatically become beneficial interests in the Regulation S Permanent Global Note pursuant to the Applicable Procedures. Simultaneously with the authentication of the Regulation S Permanent Global Note, the Trustee will cancel the Regulation S Temporary Global Note.

The aggregate principal amount of a Regulation S Temporary Global Note and a Regulation S Permanent Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee, as the case may be, in connection with transfers of interest as hereinafter provided.

(d)         Terms. The aggregate principal amount of Notes that may be authenticated and delivered under this Indenture is unlimited.

The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Issuers and the Trustee, by their execution and delivery of this Indenture (or the applicable supplemental indenture), expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

The Notes shall be subject to repurchase by the Issuers pursuant to an Asset Sale Offer as provided in Section 4.10 or a Change of Control Offer as provided in Section 4.14. The Notes shall not be redeemable, other than as provided in Article III hereof.

Additional Notes ranking pari passu with the Initial Notes may be created and issued from time to time by the Issuers without notice to or consent of the Holders and shall be consolidated with and form a single class with the Initial Notes and shall have the same terms as to status, redemption or otherwise as the Initial Notes except that interest may accrue on the Additional Notes from their date of issuance (or such other date specified by the Issuers), subject to the Issuers’ right to issue Additional Notes of a different series as set forth in the next paragraph; provided that the Issuers’ ability to issue Additional Notes shall be subject to the Issuers’ compliance with Section 4.09 and that a separate CUSIP or ISIN will be issued for Additional Notes, unless the Initial Notes and the Additional Notes are treated as fungible for U.S. federal income tax purposes, with the Initial Notes or any other Additional Notes bearing the same CUSIP or ISIN. Any Additional Notes shall be issued with the benefit of an indenture supplemental to this Indenture.

The Issuers may designate the maturity date, interest rate and optional redemption provisions applicable to each series of Additional Notes, which may differ from the maturity date, interest rate and optional redemption provisions applicable to the Initial Notes. Additional Notes that differ with respect to maturity date, interest rate or optional redemption provisions from the Initial Notes will constitute a different series of Notes from the Initial Notes. Additional Notes that have the same maturity date, interest rate and optional redemption provisions as the Initial Notes will be treated as the same series as the Initial Notes unless otherwise designated by the Issuers. The Issuers similarly may vary the application of related other provisions (including the issue price and any applicable original issue discount legend) to any series of Additional Notes.

(e)          Euroclear and Clearstream Applicable Procedures. The provisions of the “Operating Procedures of the Euroclear System” and “Terms and Conditions Governing Use of Euroclear” and the “General Terms and Conditions of Clearstream Banking” and “Customer Handbook” of Clearstream shall be applicable to transfers of beneficial interests in the Regulation S Temporary Global Note and the Regulation S Permanent Global Notes that are held by Participants through Euroclear or Clearstream and this Indenture shall not govern such transfers.

SECTION 2.02.      Execution and Authentication.

At least one Officer of the Issuers shall execute the Notes on behalf of the Issuers by manual, facsimile or electronic (in “.pdf” format) signature.

If an Officer whose signature is on a Note no longer holds that office at the time the Trustee authenticates the Note, the Note shall nevertheless be valid.

A Note shall not be entitled to any benefit under this Indenture or be valid or obligatory for any purpose until authenticated substantially in the form of Exhibit A hereto, by the manual signature of the Trustee. The signature shall be conclusive evidence that the Note has been duly authenticated and delivered under this Indenture.

On the Issue Date, the Trustee shall, upon receipt of an Issuers’ Order (an “Authentication Order”), authenticate and deliver the Initial Notes in the aggregate principal amount or amounts specified in such Authentication Order. In addition, at any time, from time to time, the Trustee shall, upon receipt of an Authentication Order (together with such other documents as may be required pursuant to this Indenture), authenticate and deliver any Additional Notes for an aggregate principal amount specified in such Authentication Order for such Additional Notes issued or increased hereunder.

The Trustee may appoint an authenticating agent acceptable to the Issuers to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Issuers.

SECTION 2.03.     Registrar, Transfer Agent and Paying Agent.

The Issuers shall maintain (i) an office or agency where Notes may be presented for registration (“Registrar”), (ii) an office or agency where Notes may be presented for transfer or for exchange (“Transfer Agent”) and (iii) an office or agency where Notes may be presented for payment (“Paying Agent”). The Registrar shall keep a register of the Notes (“Note Register”) and of their transfer and exchange. The registered Holder will be treated as the owner of the Note for all purposes. Only registered Holders will have rights under this Indenture and the Notes. The Issuers may appoint one or more co-registrars, one or more co-transfer agents and one or more additional paying agents. The term “Registrar” includes any co-registrar, the term “Transfer Agent” includes any co-transfer agent and the term “Paying Agent” includes any additional paying agents. The Issuers may change any Paying Agent, Transfer Agent or Registrar without prior notice to any Holder. The Issuers shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Issuers fail to appoint or maintain another entity as Registrar, Transfer Agent or Paying Agent, the Trustee shall act as such. The Issuers or any of their Subsidiaries may act as Paying Agent, Transfer Agent or Registrar.

The Issuers initially appoint The Depository Trust Company (“DTC”) to act as Depositary with respect to the Global Notes.

The Issuers initially appoint the Trustee to act as the Paying Agent, Transfer Agent and Registrar for the Notes and to act as Custodian with respect to the Global Notes.

If any Notes are listed on an exchange, for so long as the Notes are so listed and the rules of such exchange so require, the Issuers will satisfy any requirement of such exchange as to paying agents, registrars and transfer agents and will comply with any notice requirements required under such exchange in connection with any change of any paying agent, registrar or transfer agent.

SECTION 2.04.     Paying Agent to Hold Money in Trust. The Issuers shall require each Paying Agent other than the Trustee to agree in writing that such Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by such Paying Agent for the payment of principal, premium, if any, or interest on the Notes, and will notify the Trustee of any default by the Issuers in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee for its own benefit and for the benefit of the Holders. The Issuers at any time may require a Paying Agent to pay all money held by it to the Trustee for its own benefit and for the benefit of the Holders. Upon payment over to the Trustee, the Paying Agent (if other than the Issuers or a Subsidiary or the Trustee) shall have no further liability for the money. If any of the Issuers or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to any of the Issuers, the Trustee shall serve as Paying Agent for the Notes.

SECTION 2.05.     Holder Lists. The Registrar shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders. If the Trustee is not the Registrar, the Issuers shall furnish to the Trustee at least five Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders.

SECTION 2.06.     Transfer and Exchange.

(a)         Transfer and Exchange of Global Notes. Except as otherwise set forth in this Section 2.06, a Global Note may be transferred, in whole and not in part, only to another nominee of the Depositary or to a successor thereto or a nominee of such successor thereto. A beneficial interest in a Global Note may not be exchanged for a Definitive Note of the same series unless:

(A)	the Depositary (x) notifies the Issuers that it is unwilling or unable to continue as Depositary for such Global Note or (y) has ceased to be a clearing agency registered under the Exchange Act, and, in either case, a successor Depositary is not appointed by the Issuers within 90 days; or

(B)	upon the request of a Holder if there shall have occurred and be continuing an Event of Default with respect to the Notes.

Upon the occurrence of any of the events in clauses (A) or (B) above, Definitive Notes delivered in exchange for any Global Note of the same series or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of the Depositary (in accordance with its customary procedures). Global Notes also may be exchanged or replaced, in whole or in part, as provided in Section 2.07 and Section 2.10. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note of the same series or any portion thereof, pursuant to this Section 2.06 or Section 2.07 or Section 2.10, shall be authenticated and delivered in the form of, and shall be, a Global Note, except for Definitive Notes issued subsequent to any of the events in (A) or (B) above and pursuant to Section 2.06(b)(ii)(B) and (c) hereof. A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a); provided, however, that beneficial interests in a Global Note may be transferred and exchanged as provided in Sections 2.06(b) or (c) hereof.

(b)         Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

(i)            Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided that prior to the expiration of the Restricted Period, transfers of beneficial interests in the Regulation S Temporary Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person other than pursuant to Rule 144A or another available exemption from the registration requirements of the Securities Act. Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(i).

(ii)           All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(i) hereof, the transferor of such beneficial interest must deliver to the Registrar either:

(A)	both:

(1)          a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged; and

(2)          instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase; or

(B)	both:

(1)           a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note of the same series in an amount equal to the beneficial interest to be transferred or exchanged; and

(2)           instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (1) above;

provided that in no event shall Definitive Notes be issued upon the transfer or exchange of beneficial interests in the Regulation S Temporary Global Note prior to (A) the expiration of the Restricted Period therefor and (B) the receipt by the Registrar of any certificates required pursuant to Rule 903(b)(3)(ii)(B). Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.06(h) hereof.

(iii)          Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of

Section 2.06(b)(ii) hereof and the Registrar receives the following:

(A)          if the transferee will take delivery in the form of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(B)         if the transferee will take delivery in the form of a beneficial interest in the Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

(C)         if the transferee will take delivery in the form of a beneficial interest in the IAI Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

(iv)         Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.06(b)(ii) hereof and:

(A)	[Reserved];

(B)	[Reserved];

(C)	[Reserved];

(D)	the Registrar receives the following:

(1)          if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note of the same series, a certificate from such Holder substantially in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or

(2)          if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note of the same series, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (D), if the Registrar or the Issuer so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Issuer to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

If any such transfer is effected pursuant to subparagraph (D) above at a time when an Unrestricted Global Note has not yet been issued, the Issuers shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (D) above.

Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

(c)	Transfer or Exchange of Beneficial Interests for Definitive Notes.

(i)            Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes. If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon the occurrence of any of the events in clauses (A) and (B) of Section 2.06(a) hereof and receipt by the Registrar of the following documentation:

(A)          if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder substantially in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;

(B)         if such beneficial interest is being transferred to a person reasonably believed to be a QIB in accordance with Rule 144A, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(C)         if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (2) thereof;

(D)         if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (3)(a) thereof;

(E)          if such beneficial interest is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable; or

(F)          if such beneficial interest is being transferred to the Issuer or any of its Subsidiaries, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (3)(b) thereof;

the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Issuers shall execute and the Trustee shall, upon receipt of an Authentication Order, authenticate and mail to the Person designated in the instructions a Definitive Note in the applicable principal amount. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall mail such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(i) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

(ii)           Beneficial Interests in Regulation S Temporary Global Note to Definitive Notes. Notwithstanding Sections 2.06(c)(i)(A) and (C) hereof, a beneficial interest in the Regulation S Temporary Global Note may not be exchanged for a Definitive Note or transferred to a Person who takes delivery thereof in the form of a Definitive Note prior to (A) the expiration of the Restricted Period and (B) the receipt by the Registrar of any certificates required pursuant to Rule 903(b)(3)(ii)(B) under the Securities Act, except in the case of a transfer pursuant to an exemption from the registration requirements of the Securities Act other than Rule 903 or Rule 904.

(iii)          Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes. A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only upon the occurrence of any of the events in clause (A) of Section 2.06(a) hereof and if:

(A)	[Reserved];

(B)	[Reserved];

(C)	[Reserved];

(D)	the Registrar receives the following:

(1)          if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note, a certificate from such holder substantially in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or

(2)          if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such holder substantially in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (D), if the Registrar or the Issuer so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Issuer to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(iv)          Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes. If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon the occurrence of any of the events in clauses (A) and (B) of Section 2.06(a) hereof and satisfaction of the conditions set forth in Section 2.06(b)(ii) hereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Issuers shall execute and the Trustee shall authenticate and mail to the Person designated in the instructions a Definitive Note in the applicable principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iv) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from or through the Depositary and the Participant or Indirect Participant. The Trustee shall mail such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iv) shall not bear the Private Placement Legend.

(d)	Transfer and Exchange of Definitive Notes for Beneficial Interests.

(i)            Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes. If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

(A)          if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder substantially in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;

(B)         if such Restricted Definitive Note is being transferred to a person reasonably believed to be a QIB in accordance with Rule 144A, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(C)         if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (2) thereof;

(D)          if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (3)(a) thereof; or

(E)          if such Restricted Definitive Note is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;

(F)          if such Restricted Definitive Note is being transferred to the Issuer or any of its Subsidiaries, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (3)(b) thereof;

the Trustee shall cancel the Restricted Definitive Note and increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the applicable Restricted Global Note, in the case of clause (B) above, the applicable 144A Global Note, in the case of clause (C) above, the applicable Regulation S Global Note, in the case of clause (E) above, the IAI Global Note and in all other cases, the appropriate Unrestricted Global Note.

(ii)           Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if:

(A)	[Reserved];

(B)	[Reserved];

(C)	[Reserved];

(D)	the Registrar receives the following:

(1)          if the Holder of such Definitive Notes proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder substantially in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or

(2)          if the Holder of such Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder substantially in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (D), if the Registrar or the Issuer so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Issuer to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.06(d)(ii), the Trustee shall cancel the Restricted Definitive Note and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

(iii)          Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.

If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to sub-paragraph (ii) or (iii) above at a time when an Unrestricted Global Note has not yet been issued, the Issuers shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

(e)         Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder’s compliance with this Section 2.06(e), the Registrar shall register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer or exchange in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing.

In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e):

(i)            Restricted Definitive Notes to Restricted Definitive Notes. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

(A)         if the transfer will be made to a person reasonably believed to be a QIB in accordance with Rule 144A, then the transferor must deliver a certificate substantially in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(B)          if the transfer will be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; or

(C)          if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications required by item (3) thereof, if applicable.

(ii)          Restricted Definitive Notes to Unrestricted Definitive Notes. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if:

(A)	[Reserved];

(B)	[Reserved];

(C)	[Reserved];

(D)	the Registrar receives the following:

(1)          if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder substantially in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or

(2)          if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder substantially in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (D), if the Registrar or the Issuer so requests, an Opinion of Counsel in form reasonably acceptable to the Issuer to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(iii)          Unrestricted Definitive Notes to Unrestricted Definitive Notes. A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

(f)	[Reserved].

(g)           Legends. The following legends shall appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture:

(i)	Private Placement Legend.

(A)         Except as permitted by subparagraph (B) below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

THE NOTES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) (1) TO THE ISSUER, (2) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (3) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (4) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE),OR (5) TO AN INSTITUTIONAL INVESTOR THAT IS AN ACCREDITED INVESTOR WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS. PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH CLAUSES (2), (3), (4) OR (5) ABOVE, A DULY COMPLETED AND SIGNED CERTIFICATE (THE FORM OF WHICH MAY BE OBTAINED FROM THE TRUSTEE) MUST BE DELIVERED TO THE TRUSTEE AND THE ISSUER RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY RULE 144 EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

(B)         Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to subparagraphs (b)(iv), (c)(iii), (c)(iv), (d)(ii), (d)(iii), (e)(ii) or (e)(iii) of this Section 2.06 (and all Notes issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.

(ii)          Global Note Legend. Each Global Note shall bear a legend in substantially the following form (with appropriate changes in the last sentence if DTC is not the Depositary):

THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06(h) OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE ISSUERS. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”) TO THE ISSUERS OR THEIR AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

(iii)          Regulation S Temporary Global Note Legend. The Regulation S Temporary Global Note shall bear a legend in substantially the following form:

THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION ORIGINALLY EXEMPT FROM REGISTRATION UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE TRANSFERRED IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY U.S. PERSON EXCEPT PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ALL APPLICABLE STATE SECURITIES LAWS. TERMS USED ABOVE HAVE THE MEANINGS GIVEN TO THEM IN REGULATION S UNDER THE SECURITIES ACT. BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A U.S. PERSON NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT.

(iv)          OID Legend. Each Note that has more than a de minimis amount of original issue discount for U.S. federal income tax purposes shall bear a legend in substantially the following form:

THIS NOTE HAS BEEN ISSUED WITH “ORIGINAL ISSUE DISCOUNT” (WITHIN THE MEANING OF SECTION 1272 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED). UPON WRITTEN REQUEST (ADDRESSED TO [NAME/TITLE] AT [ADDRESS OR PHONE NUMBER]), THE ISSUERS WILL PROMPTLY MAKE AVAILABLE TO ANY HOLDER OF THIS NOTE THE FOLLOWING INFORMATION: (1) THE ISSUE PRICE AND ISSUE DATE OF THE NOTE; (2) THE AMOUNT OF ORIGINAL ISSUE DISCOUNT ON THE NOTE; AND (3) THE YIELD TO MATURITY OF THE NOTE.

(h)          Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or cancelled in whole and not in part, each such Global Note shall be returned to or retained and cancelled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

(i)	General Provisions Relating to Transfers and Exchanges.

(i)          To permit registrations of transfers and exchanges, the Issuers shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon receipt of an Authentication Order in accordance with Section 2.02 hereof.

(ii)         No service charge shall be made to a holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Issuers shall require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.07, 2.10, 3.06, 3.09, 4.10, 4.14 and 9.05 hereof).

(iii)        Neither the Issuers nor the Registrar shall be required (A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the mailing of a notice of redemption of the Notes to be redeemed under Section 3.03 hereof and ending at the close of business on the day of such mailing, (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part, (C) to register the transfer of or to exchange a Note between a Record Date and the next succeeding Interest Payment Date or (D) to register the transfer of or to exchange any Notes tendered (and not withdrawn) for repurchase in connection with a Change of Control Offer or an Asset Sale Offer.

(iv)        Neither the Registrar nor the Issuers shall be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

(v)         All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Issuers, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

(vi)        Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Issuers shall deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of (and premium, if any) and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Issuers shall be affected by notice to the contrary.

(vii)       Upon surrender for registration of transfer of any Note at the office or agency of the Issuers designated pursuant to Section 4.02 hereof, the Issuers shall execute, and the Trustee shall authenticate and mail, in the name of the designated transferee or transferees, one or more replacement Notes of any authorized denomination or denominations of a like aggregate principal amount.

(viii)      At the option of the Holder, subject to Section 2.06(a) hereof, Notes may be exchanged for other Notes of any authorized denomination or denominations of a like aggregate principal amount upon surrender of the Notes to be exchanged at such office or agency. Whenever any Global Notes or Definitive Notes are so surrendered for exchange, the Issuers shall execute, and the Trustee shall authenticate and mail, the replacement Global Notes and Definitive Notes to which the Holder making the exchange is entitled in accordance with Section 2.02.

(ix)         The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depositary Participants or beneficial owners of interests in any Global Notes) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

(x)          Neither the Trustee nor any Agent shall have any responsibility or liability for any actions taken or not taken by the Depositary.

SECTION 2.07.      Replacement Notes. If either (x) any mutilated Note is surrendered to the Trustee, the Registrar or the Issuers or (y) if the Issuers and the Trustee receive evidence to their satisfaction of the ownership and destruction, loss or theft of any Note, then the Issuers shall issue and the Trustee, upon receipt of an Authentication Order, shall authenticate a replacement Note. An indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee to protect the Trustee and the Issuers to protect the Issuers, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Issuers and the Trustee shall charge the Holder for their expenses in replacing a Note.

Every replacement Note is a contractual obligation of the Issuers and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

SECTION 2.08.      Outstanding Notes. The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof and those described in this Section 2.08 as not outstanding. Except as set forth in Section 2.09 hereof, a Note does not cease to be outstanding because the Issuers or a Guarantor or an Affiliate of the Issuers or a Guarantor holds the Note.

If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a protected purchaser (as defined in Section 8-303 of the Uniform Commercial Code).

If the principal amount of any Note is considered paid under Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

If the Paying Agent (other than the Issuers or a Guarantor or an Affiliate of the Issuers or a Guarantor) holds, on a Redemption Date or maturity date, money sufficient to pay Notes (or portions thereof) payable on that date, then on and after that date such Notes (or portions thereof) shall be deemed to be no longer outstanding and shall cease to accrue interest.

SECTION 2.09.      Treasury Notes. In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Issuers or a Guarantor or by any Affiliate of the Issuers or a Guarantor shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that a Responsible Officer of the Trustee actually knows are so owned shall be so disregarded. Notes so owned which have been pledged in good faith shall not be disregarded if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right to deliver any such direction, waiver or consent with respect to such pledged Notes and that the pledgee is not the Issuers or a Guarantor or any Affiliate of the Issuers or a Guarantor.

SECTION 2.10.      Temporary Notes. Until certificates representing Notes are ready for delivery, the Issuers may prepare and the Trustee, upon receipt of an Authentication Order, shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of certificated Notes but may have variations that the Issuers consider appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Issuers shall prepare and the Trustee shall authenticate definitive Notes in exchange for temporary Notes.

Holders and beneficial holders, as the case may be, of temporary Notes shall be entitled to all of the benefits accorded to Holders, or beneficial holders, respectively, of Notes under this Indenture.

SECTION 2.11.      Cancellation. The Issuers at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee or, at the direction of the Trustee, the Registrar or the Paying Agent and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall dispose of such cancelled Notes in accordance with its customary procedures (subject to the record retention requirement of the Exchange Act). Certification of the cancellation of all surrendered Notes shall be delivered to the Issuers at the Issuers’ written request. The Issuers may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

SECTION 2.12.      Defaulted Interest. If the Issuers default in a payment of interest on the Notes, they shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, in each case at the rate provided in the Notes and in Section 4.01 hereof. The Issuers may pay the defaulted interest to the Persons who are Holders on a subsequent special record date. The Issuers shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment, and at the same time the Issuers shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such defaulted interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such defaulted interest as provided in this Section 2.12. The Trustee shall fix or cause to be fixed any such special record date and payment date; provided that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest. The Trustee shall promptly notify the Issuers of any such special record date. At least 15 days before any such special record date, the Issuers (or, upon the written request of the Issuers, the Trustee in the name and at the expense of the Issuers) shall mail or cause to be mailed, first-class postage prepaid, or otherwise deliver in accordance with the Applicable Procedures, to each Holder, with a copy to the Trustee, a notice at his or her address as it appears in the Note Register that states the special record date, the related payment date and the amount of such interest to be paid.

Subject to this Section 2.12 and for greater certainty, each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.

SECTION 2.13.      CUSIP/ISIN Numbers. The Issuers in issuing the Notes may use CUSIP and ISIN numbers (in each case, if then generally in use) and, if so, the Trustee shall use CUSIP and ISIN numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Issuers will as promptly as practicable notify the Trustee in writing of any change in the CUSIP and ISIN numbers.

ARTICLE III

REDEMPTION

SECTION 3.01.      Notices to Trustee. If the Issuers elect to redeem the Notes pursuant to Section 3.07 hereof, they shall furnish to the Trustee, at least five Business Days (unless the Trustee agrees to a shorter period) before notice of redemption is required to be delivered to Holders pursuant to Section 3.03 hereof, an Officer’s Certificate setting forth (i) the paragraph or subparagraph of such Note and/or Section of this Indenture pursuant to which the redemption shall occur, (ii) the date of redemption, which will be selected by the Issuers in their discretion, subject to any limitations set forth herein (the “Redemption Date”), (iii) the principal amount of the Notes to be redeemed and (iv) the redemption price.

SECTION 3.02.      Selection of Notes to Be Redeemed.

If less than all of the Notes are to be redeemed or purchased at any time, the Trustee shall, upon prior written request of the Issuers, select the Notes to be redeemed or purchased (a) if the Notes are listed on an exchange, in compliance with the requirements of such exchange or (b) if the Notes are not listed on an exchange, on a pro rata basis to the extent practicable, or, if a pro rata basis is not practicable for any reason, by lot or by such other method as the Trustee deems fair and appropriate, and in any case in accordance with the Applicable Procedures to the extent applicable. In the event of partial redemption by lot, the particular Notes to be redeemed shall be selected, unless otherwise provided herein, not less than 10 nor more than 60 days prior to the Redemption Date by the Trustee from the outstanding Notes not previously called for redemption.

The Trustee shall promptly notify the Issuers in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. No Notes of $2,000 or less can be redeemed or purchased in part, except that if all of the Notes of a Holder are to be redeemed, the entire outstanding amount of Notes held by such Holder shall be redeemed. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

SECTION 3.03. Notice of Redemption. The Issuers shall deliver electronically, mail or cause to be mailed by first-class mail, postage prepaid, notices of redemption at least 10 but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at such Holder’s registered address or otherwise in accordance with Applicable Procedures, except that redemption notices may be delivered or mailed more than 60 days prior to a Redemption Date if the notice is issued in connection with Section 3.03(i), Article VIII or Article XI hereof.

The notice shall identify the Notes to be redeemed and will state:

(a)	the Redemption Date;

(b)	the redemption price;

(c)           if any Definitive Note is to be redeemed in part only, the portion of the principal amount of that Note that is to be redeemed and that, upon request, after the Redemption Date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion of the original Note representing the same indebtedness to the extent not redeemed will be issued in the name of the Holder upon cancellation of the original Note;

(d)	the name and address of the Paying Agent;

(e)           that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(f)            that, unless the Issuers default in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the Redemption Date;

(g)          the paragraph or subparagraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed;

(h)           the CUSIP and ISIN number, if any, printed on the Notes being redeemed and that no representation is made as to the correctness or accuracy of any such CUSIP and ISIN number that is listed in such notice or printed on the Notes; and

(i)            if such redemption is subject to satisfaction of one or more conditions precedent, a description of such conditions and, if applicable, will state that, in the Issuers’ discretion, the Redemption Date may be delayed until such time (including more than 60 days after the date the redemption notice was mailed or delivered, including by electronic transmission) as any or all such conditions are satisfied (or waived by the Issuers in their sole discretion), or that such redemption may not occur and such notice may be rescinded in the event that any or all such conditions are not satisfied (or waived by the Issuers in their sole discretion) by the Redemption Date, or by the Redemption Date so delayed, or such notice may be rescinded at any time in the Issuers’ discretion if in the good faith judgment of the Issuers any or all of such conditions will not be satisfied.

At the Issuers’ request, the Trustee shall give the notice of redemption in the Issuers’ name and at their expense; provided that the Issuers shall have delivered to the Trustee the Officer’s Certificate as set forth in Section 3.01.

The Issuers may redeem Notes pursuant to one or more of the Sections of this Indenture, and a single redemption notice may be delivered with respect to redemptions made pursuant to different Sections. Any such notice may provide that redemptions made pursuant to different Sections will have different Redemption Dates.

The Issuers may provide in such notice that payment of the redemption price and performance of the Issuers’ obligations with respect to such redemption may be performed by another Person. If any Notes are listed on an exchange, and the rules of the exchange so require, the Issuers will notify the exchange of any such redemption and the principal amount of any Notes outstanding following any partial redemption of such Notes. In no event will the Trustee be responsible for monitoring, or charged with knowledge of, the maximum aggregate amount of Notes eligible hereunder to be redeemed. Notes will remain outstanding until redeemed, notwithstanding that they have been called for redemption or are subject to a notice of redemption.

SECTION 3.04.      Effect of Notice of Redemption.

Once notice of redemption is delivered in accordance with Section 3.03 hereof, subject to satisfaction of any conditions precedent relating thereto specified in the applicable notice of redemption, Notes called for redemption become irrevocably due and payable on the Redemption Date at the redemption price, except as set forth in Section 3.03(i). The notice, if delivered, mailed or caused to be mailed in a manner herein provided, shall be conclusively presumed to have been given, whether or not the Holder receives such notice. In any case, failure to deliver such notice or any defect in the notice to the Holder of any Note designated for redemption in whole or in part shall not affect the validity of the proceedings for the redemption of any other Note. Subject to Section 3.05 hereof, on and after the Redemption Date or the date of purchase, interest shall cease to accrue on Notes or portions of Notes called for redemption or purchase.

SECTION 3.05.      Deposit of Redemption Price.

(a)           Prior to 11:00 a.m. (New York City time) on the Redemption Date, the Issuers shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of and accrued and unpaid interest on all Notes to be redeemed on that Redemption Date. The Trustee or the Paying Agent shall promptly return to the Issuers any money deposited with the Trustee or the Paying Agent by the Issuers in excess of the amounts necessary to pay the redemption price of, and accrued and unpaid interest on, all Notes to be redeemed.

(b)           If the Issuers comply with the preceding paragraph (a), on and after the Redemption Date, interest shall cease to accrue on the Notes or the portions of Notes called for redemption. If a Note is redeemed on or after a Record Date but on or prior to the related Interest Payment Date, then any accrued and unpaid interest to the Redemption Date shall be paid to the Person in whose name such Note was registered at the close of business on such Record Date. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Issuers to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the Redemption Date until such principal is paid, and to the extent lawful on any interest accrued to the Redemption Date not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01 hereof.

SECTION 3.06.      Notes Redeemed in Part. Upon surrender of a Definitive Note that is redeemed in part, upon request the Issuer shall issue and the Trustee shall authenticate for the Holder at the expense of the Issuer a new Note equal in principal amount to the unredeemed portion of the Note surrendered representing the same indebtedness to the extent not redeemed; provided that each new Note will be in a principal amount of $2,000 and any integral multiple of $1,000 in excess of $2,000. It is understood that, notwithstanding anything in this Indenture to the contrary, only an Authentication Order and not an Opinion of Counsel or Officer’s Certificate is required for the Trustee to authenticate such new Note.

SECTION 3.07.      Optional Redemption.

(a)             At any time prior to September 15, 2023, the Issuers may at their option on one or more occasions redeem all or a part of the Notes, upon notice as described under Section 3.03 hereof at a redemption price (as calculated by the Issuers) equal to the sum of (i) 100.00% of the principal amount of the Notes redeemed, plus (ii) the Applicable Premium, plus (iii) accrued and unpaid interest, if any, to, but excluding, the Redemption Date, subject to the right of Holders of record on the relevant Record Date to receive interest due on any Interest Payment Date occurring prior to the Redemption Date.

(b)             At any time prior to September 15, 2023, the Issuers may, at their option and on one or more occasions, redeem up to 40.00% of the aggregate principal amount of Notes and Additional Notes issued under this Indenture at a redemption price (as calculated by the Issuers) equal to the sum of (i) 106.625% of the aggregate principal amount thereof, with an amount equal to or less than the net cash proceeds from one or more Equity Offerings to the extent such net cash proceeds are received by or contributed to the Issuer, plus (ii) accrued and unpaid interest thereon, if any, to, but excluding, the Redemption Date, subject to the right of Holders of record on the relevant Record Date to receive interest due on any Interest Payment Date occurring prior to the Redemption Date; provided that (a) at least 50.00 % of the sum of the aggregate principal amount of Notes originally issued under this Indenture on the Issue Date and any Additional Notes issued under this Indenture after the Issue Date remains outstanding immediately after the occurrence of each such redemption and (b) each such redemption occurs within 180 days of the date of closing of the applicable Equity Offering or contribution.

(c)             At any time prior to September 15, 2023, the Issuers may at their option on one or more occasions redeem up to 10.00% of the original aggregate principal amount of the Notes issued under this Indenture during each twelve-month period commencing with the Issue Date at a redemption price (as calculated by the Issuers) equal to 103.00% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but excluding, the Redemption Date, subject to the right of Holders of record on the relevant Record Date to receive interest due on any Interest Payment Date occurring prior to the Redemption Date.

(d)             In connection with any Change of Control Offer or other tender offer to purchase all of the Notes, if Holders of not less than 90.00% of the aggregate principal amount of the then outstanding Notes validly tender and do not validly withdraw such Notes in such Change of Control Offer or other tender offer and the Issuers purchase, or any third party making such Change of Control Offer or other tender offer in lieu of the Issuers purchases, all of the Notes validly tendered and not validly withdrawn by such Holders, all of the Holders will be deemed to have consented to such tender offer and accordingly, the Issuers or such third party will have the right upon notice, given not more than 60 days following such purchase date, to redeem all Notes that remain outstanding following such purchase at a price equal to the price offered to each other Holder in such Change of Control Offer or other tender offer, plus, to the extent not included in the Change of Control Offer or other tender offer payment, accrued and unpaid interest, if any, thereon, to, but excluding, the Redemption Date, subject to the right of the Holders of record on the relevant Record Date to receive interest due on an Interest Payment Date occurring on or prior to the Redemption Date.

(e)             Except pursuant to clauses (a), (b), (c) or (d) of this Section 3.07, the Notes will not be redeemable at the Issuers’ option prior to September 15, 2023.

(f)              On and after September 15, 2023, the Issuers may at their option redeem the Notes, in whole or in part, on one or more occasions, upon notice in accordance with Section 3.03 hereof, at the redemption prices (expressed as percentages of principal amount of the Notes to be redeemed) set forth below, plus accrued and unpaid interest, if any, to, but excluding, the Redemption Date, subject to the right of Holders of record on the relevant Record Date to receive interest due on any Interest Payment Date occurring prior to the Redemption Date, if redeemed during the twelve-month period beginning on September 15 in each of the years indicated below:

Year	Percentage
2023	103.313%
2024	101.656%
2025 and thereafter	100.000%

(g)           Any redemption pursuant to this Section 3.07 shall be made pursuant to Sections 3.01 through 3.06.

(h)           In addition to any redemption pursuant to this Section 3.07, the Issuers or their Affiliates may at any time and from time to time acquire Notes by means other than a redemption, whether by tender offer, in the open market, negotiated transaction or otherwise.

(i)            Any notice of redemption made in connection with a related transaction or event (including an Equity Offering, contribution, Change of Control, Asset Sale or other transaction) may, at the Issuers’ discretion, be given prior to the completion or the occurrence thereof, and any such redemption or notice may, at the Issuers’ discretion, be subject to one or more conditions precedent, including, but not limited to, the completion or occurrence of the related transaction or event, as the case may be.

SECTION 3.08.      Mandatory Redemption. The Issuers will not be required to make any mandatory redemption or sinking fund payments with respect to the Notes.

SECTION 3.09.      Offers to Repurchase by Application of Excess Proceeds.

(a)           In the event that, pursuant to Section 4.10 hereof, the Issuers shall be required to commence an Asset Sale Offer, they shall follow the procedures specified below.

(b)           The Asset Sale Offer shall remain open for a period of 20 Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the “Offer Period”). No later than five Business Days after the termination of the Offer Period (the “Purchase Date”), the Issuers shall apply all Excess Proceeds (the “Offer Amount”) to the purchase of Notes and, if required, Pari Passu Indebtedness (on a pro rata basis, if applicable), or, if less than the Offer Amount has been tendered, all Notes and Pari Passu Indebtedness tendered in response to the Asset Sale Offer. Payment for any Notes so purchased shall be made in the same manner as interest payments are made.

(c)           If the Purchase Date is on or after a Record Date and on or before the related Interest Payment Date, any accrued and unpaid interest, up to but excluding the Purchase Date, shall be paid to the Person in whose name a Note is registered at the close of business on such Record Date, and no additional interest shall be payable to Holders who tender Notes pursuant to the Asset Sale Offer.

(d)           Upon the commencement of an Asset Sale Offer, the Issuers shall deliver electronically or send, by first-class mail, postage prepaid, a notice to each of the Holders, with a copy to the Trustee. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Sale Offer. The Asset Sale Offer shall be made to all Holders and holders of such Pari Passu Indebtedness. The notice, which shall govern the terms of the Asset Sale Offer, shall state:

(i)            that the Asset Sale Offer is being made pursuant to this Section 3.09 and Section 4.10 hereof and the length of time the Asset Sale Offer shall remain open;

(ii)           the Offer Amount, the purchase price and the Purchase Date;

(iii)          that any Note not tendered or accepted for payment shall continue to accrue interest;

(iv)          that, unless the Issuers default in making such payment, any Note accepted for payment pursuant to the Asset Sale Offer shall cease to accrue interest on and after the Purchase Date;

(v)           that any Holder electing to have less than all of the aggregate principal amount of its Notes purchased pursuant to an Asset Sale Offer may elect to have Notes purchased in an amount not less than $2,000 and integral multiples of $1,000 in excess thereof;

(vi)          that Holders electing to have a Note purchased pursuant to any Asset Sale Offer shall be required to surrender the Note, with the form entitled “Option of Holder to Elect Purchase” attached to the Note completed, or transfer such Note by book-entry transfer, to the Issuers, the Depositary, if appointed by the Issuers, or a Paying Agent at the address specified in the notice at least two Business Days before the Purchase Date;

(vii)         that Holders shall be entitled to withdraw their election if the Issuers, the Depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing its election to have such Note purchased;

(viii)        that, if the aggregate principal amount (or accreted value, as applicable) of Notes and/or the Pari Passu Indebtedness surrendered by the holders thereof exceeds the Offer Amount, the Trustee will select the Notes to be purchased in accordance with Section 3.02 and the Issuer will select such Pari Passu Indebtedness to be purchased pursuant to the terms of such Pari Passu Indebtedness; provided that as between the Notes and any Pari Passu Indebtedness, such purchases will be made on a pro rata basis based on the accreted value or principal amount of the Notes or such Pari Passu Indebtedness tendered with adjustments as necessary so that no Notes or Pari Passu Indebtedness will be repurchased in part in an unauthorized denomination; and

(ix)           that Holders whose certificated Notes were purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer) representing the same indebtedness to the extent not repurchased.

(e)           On or before the Purchase Date, the Issuers shall, to the extent lawful, (1) accept for payment, on a pro rata basis as described in clause (d)(viii) of this Section 3.09, the Offer Amount of Notes or portions thereof validly tendered pursuant to the Asset Sale Offer, or if less than the Offer Amount has been tendered, all Notes tendered and (2) deliver or cause to be delivered to the Trustee the Notes properly accepted, together with an Officer’s Certificate stating the aggregate principal amount of Notes or portions thereof so tendered and not validly withdrawn.

(f)            The Issuers, the Depositary or the Paying Agent, as the case may be, shall promptly mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes properly tendered by such Holder and accepted by the Issuers for purchase, and the Issuers shall promptly issue a new Note, and the Trustee, upon receipt of an Authentication Order, shall authenticate and mail or deliver (or cause to be transferred by book-entry) such new Note to such Holder (it being understood that, notwithstanding anything in this Indenture to the contrary, no Opinion of Counsel or Officer’s Certificate is required for the Trustee to authenticate and mail or deliver such new Note) in a principal amount equal to any unpurchased portion of the Note surrendered representing the same indebtedness to the extent not repurchased. Any Note not so accepted shall be promptly mailed or delivered by the Issuers to the Holder thereof. The Issuers shall publicly announce the results of the Asset Sale Offer on or as soon as practicable after the Purchase Date.

(g)           Prior to 11:00 a.m. (New York City time) on the Purchase Date, the Issuers shall deposit with the Trustee or with the Paying Agent money sufficient to pay the purchase price of and accrued and unpaid interest on all Notes to be purchased on that Purchase Date. The Trustee or the Paying Agent shall promptly return to the Issuers any money deposited with the Trustee or the Paying Agent by the Issuers in excess of the amounts necessary to pay the purchase price of, and accrued and unpaid interest on, all Notes to be redeemed.

Other than as specifically provided in this Section 3.09 or Section 4.10 hereof, any purchase pursuant to this Section 3.09 shall be made pursuant to the applicable provisions of Sections 3.01 through 3.06 hereof, and references therein to “redeem,” “redemption,” “Redemption Date” and similar words shall be deemed to refer to “purchase,” “repurchase,” “Purchase Date” and similar words, as applicable.

ARTICLE IV

COVENANTS

SECTION 4.01.      Payment of Notes.

The Issuers shall pay or cause to be paid the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes and this Indenture. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than the Issuer or the Co-Issuer or a Guarantor or an Affiliate of the Issuer or the Co-Issuer or a Guarantor, holds as of 11:00 a.m. (New York City time) on the due date money deposited by the Issuer in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due.

The Issuers shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to the then applicable interest rate on the Notes to the extent lawful; the Issuer shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful.

SECTION 4.02.      Maintenance of Office or Agency. The Issuers shall maintain the offices or agencies (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or Transfer Agent) required under Section 2.03 hereof where Notes may be surrendered for registration of transfer or for exchange or presented for payment and where notices and demands to or upon the Issuers in respect of the Notes and this Indenture may be made. The Issuers shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuers shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made at the Corporate Trust Office of the Trustee.

The Issuers may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided that no such designation or rescission shall in any manner relieve the Issuers of its obligation to maintain such offices or agencies as required by Section 2.03 hereof for such purposes. The Issuers shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

The Issuers hereby designate the Corporate Trust Office of the Trustee as one such office or agency of the Issuers in accordance with Section 2.03 hereof; provided the Corporate Trust Office of the Trustee shall not be an office or agency of the Issuers for the purpose of effecting service of legal process on the Issuers.

SECTION 4.03.      Reports and Other Information.

(a)           So long as any Notes are outstanding, the Issuer will furnish to the Holders:

(1)           within 120 days after the end of the initial fiscal year of the Issuer ending after the Issue Date, then within 90 days after the end of each subsequent fiscal year of the Issuer, all annual financial statements of the Issuer substantially in the form that would be required to be contained in a filing with the SEC on Form 10-K (but only to the extent similar information was included in the Offering Circular), in accordance with the requirements of such Form 10-K as of the Issue Date, if the Issuer were required to file such form, together with a report thereon by the Issuer’s independent registered public accounting firm, and a “Management’s Discussion and Analysis of Financial Condition and Results of Operations;”

(2)           within 45 days after the end of each fiscal quarter of the Issuer ending after the Issue Date, all quarterly financial statements of the Issuer substantially in the form that would be required to be contained in a filing with the SEC on Form 10-Q (but only to the extent similar information was included in the Offering Circular), in accordance with the requirements of such Form 10-Q as of the Issue Date (solely with respect to the first three fiscal quarters of each fiscal year), if the Issuer were required to file such form, and a “Management’s Discussion and Analysis of Financial Condition and Results of Operations;” and

(3)           promptly from time to time after the occurrence of an event required to be therein reported, such other information containing substantially the same information that would be required to be contained in filings with the SEC on Form 8-K, in accordance with the requirements of such Form 8-K as of the Issue Date, under Items: 1.03 (Bankruptcy or Receivership); 2.01 (Completion of Acquisition or Disposition of Assets); 2.03 (Creation of a Direct Financial Obligation or an Obligations under an Off-Balance Sheet Arrangement); 2.04 (Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement); 4.02 (Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review); 5.01 (Changes in Control of Registrant); 5.02(a)(1) (Resignation of Director due to Disagreement with Registrant); 5.02(c)(1) (Name and Position of Newly Appointed Officer and Date of Appointment); and 5.03(b) (Changes in Fiscal Year), if the Issuer were required to file such reports;

provided, however,

(i)            no such reports referenced under clause (3) above will be required to include as an exhibit or summary of terms of, any employment or compensatory arrangement agreement, plan or understanding between the Issuer (or any of its Subsidiaries or any Parent Company) and any director, manager or executive officer, of the Issuer (or any of its Subsidiaries or any Parent Company);

(ii)           in no event will such reports be required to comply with Section 302, Section 404 or Section 906 of the Sarbanes-Oxley Act of 2002, or related Items 307 and 308 of Regulation S-K promulgated by the SEC;

(iii)          in no event will such reports be required to comply with Item 302 of Regulation S-K promulgated by the SEC;

(iv)          in no event will such reports be required to comply with Rule 3-10 of Regulation S-X promulgated by the SEC or contain separate financial statements for the Issuer, the Co-Issuer, the Guarantors or other Subsidiaries the shares of which may be pledged to secure the Notes or any Guarantee that would be required under (x) Section 3-09 of Regulation S-X or (y) Section 3-16 of Regulation S-X, respectively, promulgated by the SEC (except for customary qualitative capsule financial statements and financial information);

(v)           in no event will such reports be required to comply with Regulation G under the Exchange Act or Item 10(e) of Regulation S-K promulgated by the SEC with respect to any non-GAAP financial measures contained therein;

(vi)          no such reports referenced under clause (3) above will be required to be furnished if the Issuer determines in its good faith judgment that such event is not material to the Holders or the business, assets, operations or financial position of the Issuer and its Restricted Subsidiaries, taken as a whole;

(vii)         in no event will such reports be required to comply with Item 601 of Regulation S-K promulgated by the SEC (with respect to exhibits) or, with respect to reports referenced in clause (3) above, to include as an exhibit copies of any agreements, financial statements or other items that would be required to be filed as exhibits to a current report on Form 8-K, except for agreements evidencing material Indebtedness (excluding any schedules thereto);

(viii)        trade secrets and other confidential information that is competitively sensitive in the good faith and reasonable determination of the Issuer may be excluded from any disclosures; and

(ix)           such information will not be required to contain any “segment reporting.”

(b)           The Issuer may satisfy its obligations in this Section 4.03 with respect to financial information relating to the Issuer by furnishing financial information relating to any Parent Company; provided that if and so long as such Parent Company has Independent Assets or Operations, the same is accompanied by consolidating information (which need not be audited) that explains in reasonable detail the differences between the information relating to such Parent Company, on the one hand, and the information relating to the Issuer and its Restricted Subsidiaries on a stand-alone basis, on the other hand.

(c)           In addition, notwithstanding the foregoing, the financial statements, information, auditors’ reports and other documents and information required to be provided pursuant to Section 4.03(a) may be, rather than those of the Issuer, those of (1) any predecessor or successor of the Issuer, (2) any Wholly-Owned Restricted Subsidiary of the Issuer that, together with its consolidated Subsidiaries, constitutes substantially all of the assets of the Issuer and its consolidated Subsidiaries (“Qualified Reporting Subsidiary”) or (3) any direct or indirect parent of the Issuer; provided that, if the financial information required to be provided pursuant to Section 4.03(a) relates to such Qualified Reporting Subsidiary of the Issuer or such Parent Company, such financial information will be accompanied by consolidating information (which need not be audited), that explains in reasonable detail (in the good faith judgment of the Issuer) the differences between the information relating to such Qualified Reporting Subsidiary or such Parent Company (as the case may be), on the one hand, and the information relating to the Issuer and its Subsidiaries on a stand-alone basis, on the other hand.

(d)           Notwithstanding anything herein to the contrary, the Issuer will not be deemed to have failed to comply with any of its obligations under this Section 4.03 for purposes of Section 6.01(3) hereof until 45 days after the date any report is due under this Section 4.03.

(e)           The Issuer will make available such information and such reports to any Holder and, upon request, to any beneficial owner of the Notes, in each case by posting such information on its website, on Intralinks, SyndTrak, ClearPar or any comparable password-protected online data system that will require a confidentiality acknowledgment, and will make such information readily available to any Holder, any bona fide prospective investor in the Notes, any bona fide securities analyst (to the extent providing analysis of investment in the Notes to investors and prospective investors therein) or any bona fide market maker in the Notes who agrees to treat such information as confidential or accesses such information on Intralinks, SyndTrak, ClearPar or any comparable password-protected online data system that will require a confidentiality acknowledgment; provided that the Issuer may deny access to any competitively-sensitive information otherwise to be provided pursuant to this covenant to any such Holder, prospective investor, security analyst or market maker that is a competitor of the Issuer and its Subsidiaries, or an affiliate of such a competitor (other than any affiliate that is a bona fide bank debt fund, distressed asset fund, hedge fund, mutual fund, insurance company, financial institution or investment vehicle engaged in the business of investing in, acquiring or trading commercial loans, bonds and similar extensions of credit in the ordinary course (and not organized primarily for the purpose of making equity investments)) to the extent that the Issuer determines in good faith that the provision of such information to such Person would be competitively harmful to the Issuer and its Subsidiaries; and provided, further that such Holders, prospective investors, security analysts or market makers will agree to (1) treat all such reports (and the information contained therein) and information as confidential, (2) not use such reports and the information contained therein for any purpose other than their investment or potential investment in the Notes and (3) not publicly disclose or distribute any such reports (and the information contained therein).

(f)            In addition, to the extent not satisfied by the reports required under this Section 4.03 or otherwise made publicly-available by the Issuer, the Issuer will furnish to Holders thereof and prospective investors in the Notes, upon their request, the information, if any, required to be delivered pursuant to Rule 144A(d)(4) (or any successor provision) under the Securities Act.

(g)          The Issuer will be deemed to have furnished the reports in Sections 4.03(a) if the Issuer or any Parent Company has filed reports containing such information with the SEC.

(h)           To the extent any information is not provided within the time periods specified in this Section 4.03 and such information is subsequently provided, the Issuer will be deemed to have satisfied its obligations with respect thereto at such time and any Default with respect thereto will be deemed to have been cured.

(i)            The Issuer shall use its commercially reasonable efforts to participate in quarterly conference calls after the delivery of the information referred to in Section 4.03(a) above (which may be a single conference call together with investors and lenders holding other securities or Indebtedness of the Issuer and/or its Restricted Subsidiaries and/or any Parent Company of the Issuer) to discuss operating results and related matters. The Issuer shall issue a press release which will provide the date and time of any such call and will direct Holders, prospective investors and securities analysts to contact the investor relations office of the Issuer to obtain access to the conference call.

(j)            It is understood that the Trustee shall have no obligation whatsoever to determine whether or not such information, documents or reports have been posted on the Issuer’s website or filed with the SEC. The posting or delivery of any such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuers’ compliance with any of the covenants under this Indenture (as to which the Trustee is entitled to rely exclusively on an Officer’s Certificate).

SECTION 4.04.      Compliance Certificate.

(a)           The Issuer shall deliver to the Trustee, within 120 days after the end of each fiscal year ending after the Issue Date, a certificate from the principal executive officer, principal financial officer or principal accounting officer stating that a review of the activities of the Issuer and its Restricted Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officer with a view to determining whether the Issuer has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to such Officer signing such certificate, that to the best of his or her knowledge the Issuer has kept, observed, performed and fulfilled each and every condition and covenant contained in this Indenture during such fiscal year and is not in Default in the performance or observance of any of the terms, provisions, covenants and conditions of this Indenture (or, if a Default shall have occurred, describing all such Defaults of which he or she may have knowledge and what action the Issuer is taking or proposes to take with respect thereto).

(b)           When any Default has occurred and is continuing under this Indenture, the Issuer shall promptly (which shall be no more than thirty (30) days after becoming aware of such Default) deliver to the Trustee by registered or certified mail or by facsimile transmission an Officer’s Certificate specifying such Default, its status and what actions the Issuers propose to take with respect thereto.

SECTION 4.05.      Taxes. The Issuer shall pay or discharge, and shall cause each of its Restricted Subsidiaries to pay or discharge, prior to delinquency, all material taxes, lawful assessments, and governmental levies except such as are contested in good faith and by appropriate actions or where the failure to effect such payment or discharge is not adverse in any material respect to the Holders.

SECTION 4.06.      Stay, Extension and Usury Laws. The Issuer, the Co-Issuer and each of the Guarantors covenant (to the extent that they may lawfully do so) that they shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Issuer, the Co-Issuer and each of the Guarantors (to the extent that they may lawfully do so) hereby expressly waive all benefit or advantage of any such law, and covenant (to the extent that they may lawfully do so) that they shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

SECTION 4.07.      Limitation on Restricted Payments.

(a)           The Issuer will not, and will not permit any of its Restricted Subsidiaries, directly or indirectly, to:

(I)            declare or pay any dividend or make any payment or distribution on account of the Issuer’s or any Restricted Subsidiary’s Equity Interests to any Person other than the Issuer or any Restricted Subsidiary of the Issuer (in each case, solely in such Person’s capacity as holder of such Equity Interests), including any dividend or distribution payable in connection with any merger, amalgamation or consolidation, other than:

(A)	dividends, payments or distributions payable solely in Equity Interests (other than Disqualified Stock) of the Issuer or a Parent Company or in options, warrants or other rights to purchase such Equity Interests; or

(B)	dividends, payments or distributions by a Restricted Subsidiary so long as, in the case of any dividend, payment or distribution payable on or in respect of any class or series of securities issued by a Restricted Subsidiary other than a Wholly-Owned Subsidiary, the Issuer or a Restricted Subsidiary receives at least its pro rata share of such dividend, payment or distribution in accordance with its Equity Interests in such class or series of securities or such other amount to which it is entitled pursuant to the terms of such Equity Interest;

(II)           purchase, redeem, defease or otherwise acquire or retire for value any Equity Interests of the Issuer or any Parent Company, including in connection with any merger, amalgamation or consolidation, in each case held by Persons other than the Issuer or a Restricted Subsidiary;

(III)         make any principal payment on, or redeem, repurchase, defease or otherwise acquire or retire for value, in each case, prior to any scheduled repayment, sinking fund payment or final maturity, any Subordinated Indebtedness, other than:

(A)	Indebtedness permitted under Sections 4.09(b)(8), (9) and (10); or

(B)	the payment, redemption, repurchase, defeasance, acquisition or retirement for value of Subordinated Indebtedness purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such payment, redemption, repurchase, defeasance, acquisition or retirement; or

(IV)         make any Restricted Investment;

(all such payments and other actions set forth in clauses (I) through (IV) above being collectively referred to as “Restricted Payments”), unless, at the time of and immediately after giving effect to such Restricted Payment:

(1)           no Default or Event of Default will have occurred and be continuing or would occur as a consequence thereof;

(2)           immediately after giving effect to any such Restricted Payment made utilizing clause (3)(A) below on a pro forma basis, the Issuer could incur $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Test; and

(3)           such Restricted Payment, together with the aggregate amount of all other Restricted Payments (including the fair market value of any non-cash amount) made by the Issuer and its Restricted Subsidiaries after May 31, 2019 (the “Base Date”) (excluding

Restricted Payments permitted by Section 4.07(b), other than Sections 4.07(b)(1), (8) and (14), is less than the sum of (without duplication):

(A)	50.00% of the Consolidated Net Income of the Issuer for the period (taken as one accounting period) beginning on the first fiscal quarter commencing after the Issue Date to the end of the most recently ended fiscal quarter for which internal financial statements are available (as determined in good faith by the Issuer) preceding such Restricted Payment, or, in the case such Consolidated Net Income for such period is a deficit, minus 100.00% of such deficit; plus

(B)	100.00% of the aggregate net cash proceeds and the fair market value of marketable securities or other property received by the Issuer and its Restricted Subsidiaries since the Base Date from the issue or sale of:

(i)            (A) Equity Interests of the Issuer, including Treasury Capital Stock, but excluding cash proceeds and the fair market value of marketable securities or other property received from the sale of:

(x)            Equity Interests to any future, present or former employees, directors, officers, members of management, consultants or independent contractors (or their respective Controlled Investment Affiliates or Immediate Family Members or any permitted transferees thereof) of the Issuer, its Subsidiaries or any Parent Company after the Base Date to the extent the amount of such cash proceeds have been applied to Restricted Payments made in accordance with Section 4.07(b)(4); and

(y)	Designated Preferred Stock; and

(B)           Equity Interests of Parent Companies, to the extent the proceeds of any such issuance or consideration for any such sale are contributed to the Issuer (excluding contributions of the proceeds from the sale of Designated Preferred Stock of such companies or contributions to the extent such amounts have been applied to Restricted Payments made in accordance with Section 4.07(b)(4)); or

(ii)           Indebtedness of the Issuer or any Restricted Subsidiary, that has been converted into or exchanged for Equity Interests of the Issuer or any Parent Company;

provided that this clause (3)(B) will not include the proceeds from (V) Refunding Capital Stock (as defined below) applied in accordance with Section 4.07(b)(2), (W) Equity Interests or convertible debt securities of the Issuer sold to a Restricted Subsidiary, (X) Disqualified Stock or debt securities or Indebtedness that have been converted into Disqualified Stock, (Y) Excluded Contributions or (Z) Capex Equity; plus

(C)	100.00% of the aggregate amount of cash, Cash Equivalents and the fair market value of marketable securities or other property contributed to the capital of the Issuer (other than in the form of Disqualified Stock) following the Base Date (including the fair market value of any Indebtedness contributed to the Issuer or its Restricted Subsidiaries for cancellation) or that becomes part of the capital of the Issuer through consolidation, amalgamation or merger following the Base Date, in each case not involving cash consideration payable by the Issuer (other than (X) cash, Cash Equivalents and marketable securities or other property that are contributed by a Restricted Subsidiary, (Y) Excluded Contributions or (Z) Capex Equity); plus

(D)	100.00% of the aggregate amount received in cash and the fair market value of marketable securities or other property received by the Issuer or a Restricted Subsidiary by means of:

(i)            the sale or other disposition (other than to the Issuer or a Restricted Subsidiary) of, or other returns on Investments from, Restricted Investments made by the Issuer or its Restricted Subsidiaries (including cash distributions and cash interest received in respect of Restricted Investments) and repurchases and redemptions of such Restricted Investments from the Issuer or its Restricted Subsidiaries (other than by the Issuer or a Restricted Subsidiary) and repayments of loans or advances, and releases of guarantees, which constitute Restricted Investments made by the Issuer or its Restricted Subsidiaries, in each case after the Base Date (excluding any Excluded Contributions made pursuant to clause (2) of the definition thereof); or

(ii)           the sale (other than to the Issuer or a Restricted Subsidiary) of Equity Interests of an Unrestricted Subsidiary or a distribution from an Unrestricted Subsidiary (other than, in each case, to the extent the Investment in such Unrestricted Subsidiary constituted a Permitted Investment, but including such cash or fair market value to the extent exceeding the amount of such Permitted Investment) or a dividend from an Unrestricted Subsidiary after the Base Date (excluding any Excluded Contributions made pursuant to clause (2) or (3) of the definition thereof); or

(iii)          any cash returns, profits, distributions and similar amounts received on account of any Permitted Investment subject to a dollar-denominated or ratio-based basket (to the extent in excess of the original amount of such Investment and not included in Consolidated Net Income); plus

(E)	in the case of the redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary or the merger, amalgamation or consolidation of an Unrestricted Subsidiary into the Issuer or a Restricted Subsidiary or the transfer of all or substantially all of the assets of an Unrestricted Subsidiary to the Issuer or a Restricted Subsidiary after the Base Date, the fair market value of the Investment in such Unrestricted Subsidiary (or the assets transferred) at the time of the redesignation of such Unrestricted Subsidiary as a Restricted Subsidiary or at the time of such merger, amalgamation, consolidation or transfer of assets, other than to the extent the Investment in such Unrestricted Subsidiary constituted a Permitted Investment, but, to the extent exceeding the amount of such Permitted Investment, including such excess amounts of cash or fair market value; plus

(F)	100.00% of the aggregate amount of Declined Excess Proceeds; plus

(G)	the greater of (i) $10.0 million and (ii) 7.5% of the Consolidated EBITDA of the Issuer and its Restricted Subsidiaries for the most recently ended Test Period (calculated on a pro forma basis).

(b)	Section 4.07(a) will not prohibit:

(1)          the payment of any dividend or other distribution or the consummation of any irrevocable redemption within 60 days after the date of declaration of the dividend or other distribution or giving of the redemption notice, as the case may be, if at the date of declaration or notice, the dividend or other distribution or redemption payment would have complied with the provisions of this Indenture;

(2)          (a) the redemption, repurchase, defeasance, discharge, retirement or other acquisition of (i) any Equity Interests of the Issuer or any Restricted Subsidiary or any Parent Company, including any accrued and unpaid dividends thereon (“Treasury Capital Stock”), or (ii) Subordinated Indebtedness, in each case, made (x) in exchange for, or out of the proceeds of, a sale or issuance (other than to a Restricted Subsidiary) of Equity Interests of the Issuer or any Parent Company (in the case of proceeds, to the extent any such proceeds therefrom are contributed to the Issuer) (in each case, other than Disqualified Stock) (“Refunding Capital Stock”) and (y) within 120 days of such sale or issuance, (b) the declaration and payment of dividends on Treasury Capital Stock out of the proceeds of a sale or issuance (other than to a Restricted Subsidiary of the Issuer or to an employee stock ownership plan or any trust established by the Issuer or any Restricted Subsidiary) of Refunding Capital Stock made within 120 days of such sale or issuance, and (c) if, immediately prior to the retirement of Treasury Capital Stock, the declaration and payment of dividends thereon by the Issuer was permitted under Section 4.07(b)(6)(A) or (B), the declaration and payment of dividends on the Refunding Capital Stock (other than Refunding Capital Stock the proceeds of which were used to redeem, repurchase, retire or otherwise acquire any Equity Interests of any Parent Company) in an aggregate amount per annum no greater than the aggregate amount of dividends per annum that were declarable and payable on such Treasury Capital Stock immediately prior to such retirement;

(3)          the principal payment on, defeasance, redemption, repurchase, exchange or other acquisition or retirement of (a) Subordinated Indebtedness of the Issuer or the Co-Issuer or a Subsidiary Guarantor made (i) by exchange for, or out of the proceeds of the sale, issuance or incurrence of, new Subordinated Indebtedness of the Issuer or the Co-Issuer or a Subsidiary Guarantor or Disqualified Stock of the Issuer or the Co-Issuer or a Subsidiary Guarantor and (ii) within 120 days of such sale, issuance or incurrence, (b)  Disqualified Stock of the Issuer or the Co-Issuer or a Subsidiary Guarantor made by exchange for, or out of the proceeds of the sale, issuance or incurrence of, Disqualified Stock or Subordinated Indebtedness of the Issuer or the Co-Issuer or a Subsidiary Guarantor, made within 120 days of such sale, issuance or incurrence, (c) Disqualified Stock of a Restricted Subsidiary that is not a Subsidiary Guarantor made by exchange for, or out of the proceeds of the sale or issuance of, Disqualified Stock of a Restricted Subsidiary that is not a Subsidiary Guarantor made within 120 days of such sale or issuance that, in each case, is Refinancing Indebtedness incurred or issued, as applicable, in compliance with Section 4.09 and (d) any Subordinated Indebtedness or Disqualified Stock that constitutes Acquired Indebtedness;

(4)           a Restricted Payment to pay for the repurchase, retirement or other acquisition or retirement for value of Equity Interests (other than Disqualified Stock) (including related stock appreciation rights or similar securities) of the Issuer or any Parent Company held by any future, present or former employee, director, officer, member of management, consultant or independent contractor (or their respective Controlled Investment Affiliates or Immediate Family Members or any permitted transferees thereof) of the Issuer, any of its Subsidiaries or any Parent Company pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement, or any equity subscription or equity holder agreement (including, for the avoidance of doubt, any principal and interest payable on any notes issued by the Issuer or any Parent Company in connection with any such repurchase, retirement or other acquisition); provided that the aggregate amount of Restricted Payments made under this clause (4) does not exceed $20.0 million in any calendar year (increasing to $40.0 million following an underwritten public Equity Offering by the Issuer or any Parent Company) with unused amounts in any calendar year being carried over to succeeding calendar years; provided, further, that such amount in any calendar year under this clause (4) may be increased by an amount not to exceed:

(A)          the cash proceeds from the sale of Equity Interests (other than Disqualified Stock) of the Issuer and, to the extent contributed to the Issuer, the cash proceeds from the sale of Equity Interests of any Parent Company, in each case to any future, present or former employees, directors, officers, members of management, consultants or independent contractors (or their respective Controlled Investment Affiliates or Immediate Family Members or any permitted transferees thereof) of the Issuer, any of its Subsidiaries or any Parent Company, or pursuant to any Management Services Agreements, that occurs after the Base Date, to the extent the cash proceeds from the sale of such Equity Interests have not otherwise been applied to the payment of Restricted Payments by virtue of Section 4.07(a)(3); plus

(B)          the amount of any cash bonuses otherwise payable to members of management, employees, directors, consultants or independent contractors (or their respective Controlled Investment Affiliates or Immediate Family Members or any permitted transferees thereof) of the Issuer, any of its Restricted Subsidiaries or pursuant to any Management Services Agreements that are foregone in exchange for the receipt of Equity Interests of the Issuer pursuant to any compensation arrangement, including any deferred compensation plan; plus

(C)         the cash proceeds of life insurance policies received by the Issuer or its Restricted Subsidiaries (or by any Parent Company to the extent contributed to the Issuer (other than in the form of Disqualified Stock)) after the Base Date; minus

(D)         the amount of any Restricted Payments previously made with the cash proceeds described in clauses (A), (B) and (C) of this clause (4);

and provided that the Issuer may elect to apply all or any portion of the aggregate increase contemplated by Sections 4.07(b)(4)(A), (B) and (C) in any calendar year and provided, further, that cancellation of Indebtedness owing to the Issuer or any of its Restricted Subsidiaries from any future, present or former employees, directors, officers, members of management, consultants or independent contractors (or their respective Controlled Investment Affiliates or Immediate Family Members or any permitted transferees thereof), of the Issuer, any Parent Company or any of its Restricted Subsidiaries in connection with a repurchase of Equity Interests of the Issuer or any Parent Company will not be deemed to constitute a Restricted Payment for purposes of this Section 4.07 or any other provision of this Indenture;

(5)           the declaration and payment of dividends or distributions to holders of any class or series of Disqualified Stock of the Issuer or any Restricted Subsidiary or any class or series of Preferred Stock of any Restricted Subsidiary issued in accordance with Section 4.09 to the extent such dividends or distributions are included in the definition of “Fixed Charges”;

(6)          (A) the declaration and payment of dividends or distributions to holders of any class or series of Designated Preferred Stock issued by the Issuer or any Restricted Subsidiary after the Base Date;

(B)          the declaration and payment of dividends or distributions to any Parent Company, the proceeds of which will be used to fund the payment of dividends or distributions to holders of any class or series of Designated Preferred Stock issued by such Parent Company after the Base Date; provided that the amount of dividends and distributions paid pursuant to this clause (B) will not exceed the aggregate amount of cash actually contributed to the Issuer from the sale of such Designated Preferred Stock; or

(C)         the declaration and payment of dividends on Refunding Capital Stock that is Preferred Stock in excess of the dividends declarable and payable thereon pursuant to Section 4.07(b)(2);

provided that in the case of each of clauses (A), (B) and (C) of this clause (6), for the most recently ended Test Period preceding the date of issuance of such Designated Preferred Stock or the declaration of such dividends on Refunding Capital Stock that is Preferred Stock, after giving effect to such issuance or declaration on a pro forma basis, the Issuer would have had a Fixed Charge Coverage Ratio of at least 2.00 to 1.00;

(7)          (a) payments made or expected to be made by the Issuer or any Restricted Subsidiary in respect of withholding or similar taxes payable by any future, present or former employee, director, officer, member of management, consultant or independent contractor (or their respective Controlled Investment Affiliates or Immediate Family Members or permitted transferees) of the Issuer or any Restricted Subsidiary or any Parent Company, (b) any repurchases or withholdings of Equity Interests in connection with the exercise of stock options, warrants or similar rights if such Equity Interests represent a portion of the exercise price of, or withholding obligations with respect to, such options, warrants or similar rights or required withholding or similar taxes and (c) loans or advances to officers, directors, employees, managers, consultants and independent contractors of the Issuer or any Parent Company or any Restricted Subsidiary of the Issuer in connection with such Person’s purchase of Equity Interests of the Issuer or any Parent Company; provided that no cash is actually advanced pursuant to this clause (c) other than to pay taxes due in connection with such purchase, unless immediately repaid;

(8)          the declaration and payment of dividends on the Issuer’s common equity (or the payment of dividends to any Parent Company to fund a payment of dividends on a Parent Company’s common equity), following the first public offering of the Issuer’s common equity or the common equity of any Parent Company after the Issue Date, in an amount not to exceed the sum of (a) 6.00% per annum of the net cash proceeds received by or contributed to the Issuer in or from any such public offering, other than public offerings with respect to the Issuer’s or such Parent Company’s common equity registered on Form S-4 or Form S-8 and other than any public sale constituting an Excluded Contribution, or Capex Equity and (b) an aggregate amount per annum not to exceed 6.00% of Market Capitalization;

(9)          Restricted Payments in an amount that does not exceed the aggregate amount of Excluded Contributions;

(10)        Restricted Payments in an aggregate amount taken together with all other Restricted Payments made pursuant to this clause (10) not to exceed (as of the date any such Restricted Payment is made) the greater of (a) $15.0 million and (b) 10.0% of the Consolidated EBITDA of the Issuer and its Restricted Subsidiaries for the most recently ended Test Period (calculated on a pro forma basis);

(11)        distributions or payments of Securitization Fees;

(12)        [Reserved];

(13)        the repurchase, redemption, defeasance, acquisition or retirement for value of any Subordinated Indebtedness pursuant to the provisions similar to those of Sections 4.10  or 4.14; provided that (i) at or prior to such repurchase, redemption, defeasance, acquisition or retirement, the Issuers (or a third person permitted by this Indenture) have made any required Change of Control Offer or Asset Sale Offer, as applicable, to purchase the Notes on the terms provided in this Indenture applicable to Change of Control Offers or Asset Sale Offers, respectively, and (ii) all Notes validly tendered and not validly withdrawn by Holders in any such Change of Control Offer or Asset Sale Offer, as applicable, have been repurchased, redeemed, acquired or retired for value;

(14)        the declaration and payment of dividends or distributions by the Issuer or a Restricted Subsidiary to, or the making of loans or advances to, the Issuer or any Parent Company in amounts required for any Parent Company to pay, in each case without duplication:

(a)          franchise, excise and similar taxes, and other fees and expenses required to maintain their corporate or other legal existence;

(b)          (i) for any taxable period (or portion thereof) for which the Issuer or any of its Restricted Subsidiaries are members of a consolidated, combined, unitary or similar income tax group for U.S. federal or applicable foreign, state or local income tax purposes of which a Parent Company is the common parent (a “Tax Group”), the portion of any U.S. federal, foreign, state or local income taxes (as applicable) of such Tax Group for such taxable period that are attributable to the taxable income of the Issuer and/or the applicable Restricted Subsidiaries (and, to the extent permitted below, the applicable Unrestricted Subsidiaries); provided that for each taxable period, (x) the amount of such payments made in respect of such taxable period in the aggregate will not exceed the amount that the Issuer and the applicable Restricted Subsidiaries (and, to the extent permitted below, the applicable Unrestricted Subsidiaries), as applicable, would have been required to pay in respect of such taxable income as stand-alone taxpayers or a stand-alone Tax Group and (y) the amount of such payments made in respect of an Unrestricted Subsidiary will be permitted only to the extent that cash distributions were made by such Unrestricted Subsidiary to the Issuer or any Restricted Subsidiary for such purpose; or

(ii) for any taxable period (or portion thereof) for which the Issuer and any Parent Company is a partnership or disregarded entity for U.S. federal income tax purposes, cash distributions (“Tax Distributions”) to each direct or indirect member of the Parent Company in accordance with the terms of its relevant operating agreement, in an aggregate amount not to exceed the product of (A) the taxable income of the Issuer allocable to such member for such period reduced by any taxable loss of the Issuer allocated to such member with respect to any prior taxable periods (or portions thereof) ending after the Issue Date (provided that any such taxable loss will be taken into account only to the extent that (I) such taxable loss was not previously taken into account in determining the amount of any Tax Distributions pursuant to this clause (b)(ii), (II) such taxable loss would be deductible if such loss had been incurred in the current taxable period, and (III) such taxable loss would actually reduce the tax liability of such member for such taxable period, taking into account any alternative minimum tax consequences as well as the character of the taxable loss and of the Issuer’s and its Subsidiaries’ income, and assuming for the purposes of this subclause (III) that such member, for all tax years (or portions thereof) ending after the Issue Date, has been a taxable corporation that has held no assets other than such member’s direct or indirect interest in the Issuer or Parent Company), in each case, determined by taking into account any basis step-up in the assets of the Issuer or any of its Subsidiaries (including any step-up attributable to such member under section 743 of the Code), and (B) the maximum combined effective tax rate applicable to any direct or indirect equity owner of the Issuer or Parent Company for such taxable period (taking into account the character of the taxable income in question (e.g. long-term capital gain, qualified dividend income, etc.) and the deductibility of state and local income taxes for U.S. federal income tax purposes (and any applicable limitations thereon)); provided that the amount of any Tax Distribution permitted under this clause (b)(ii) shall be reduced by the amount of any income taxes that are paid directly by the Issuer and attributable to such member;

(c)           salary, bonus, severance and other benefits payable to, and indemnities provided on behalf of, employees, directors, officers, members of management, consultants and independent contractors of any Parent Company and any payroll, social security or similar taxes thereof, to the extent such items are reasonably attributable to the Issuer and its Restricted Subsidiaries;

(d)           general corporate or other operating, administrative, compliance and overhead costs and expenses (including expenses relating to auditing and other accounting matters) of any Parent Company, to the extent such items are reasonably attributable to the Issuer and its Restricted Subsidiaries;

(e)          fees and expenses (including ongoing compliance costs and listing expenses) related to any equity or debt offering of a Parent Company (whether or not consummated) based on the portion of proceeds of such offering or transaction that are contributed to, or otherwise attributable to, the Issuer or its Restricted Subsidiaries;

(f)           amounts that would be permitted to be paid directly by the Issuer or its Restricted Subsidiaries under Section 4.11 (other than clause (b)(2)(a) thereof); and

(g)          to finance Investments or other acquisitions or investments otherwise permitted to be made pursuant to this Section 4.07 if made by the Issuer; provided that (A) such Restricted Payment must be made within 120 days of the closing of such Investment, acquisition or investment, (B) such Parent Company must, promptly following the closing thereof, cause (1) all property acquired (whether assets or Equity Interests) to be contributed to the capital of the Issuer or one of its Restricted Subsidiaries or (2) the merger, amalgamation, consolidation, or sale of the Person formed or acquired into the Issuer or one of its Restricted Subsidiaries (to the extent not prohibited by Section 5.01) in order to consummate such Investment, acquisition or investment, (C) such Parent Company and its Affiliates (other than the Issuer or a Restricted Subsidiary) receives no consideration or other payment in connection with such transaction except to the extent the Issuer or a Restricted Subsidiary could have given such consideration or made such payment in compliance with this Indenture, (D) any property received by the Issuer may not increase amounts available for Restricted Payments pursuant to Section 4.07(a)(3) and (E) to the extent constituting an Investment, such Investment will be deemed to be made by the Issuer or such Restricted Subsidiary pursuant to another provision of this Section 4.07 (other than pursuant to Section 4.07(b)(9)) or pursuant to the definition of “Permitted Investments” (other than clause (9) thereof);

(15)        the distribution, by dividend or otherwise, or other transfer or disposition of shares of Capital Stock of, Equity Interests in, or Indebtedness owed to the Issuer or a Restricted Subsidiary by, Unrestricted Subsidiaries (other than Unrestricted Subsidiaries, substantially all the assets of which are cash and Cash Equivalents);

(16)        cash payments or loans, advances, dividends or distributions to any Parent Company to make payments, in lieu of issuing fractional shares in connection with share dividends, share splits, reverse share splits, mergers, consolidations, amalgamations or other business combinations and in connection with the exercise of warrants, options or other securities convertible into or exchangeable for Equity Interests of the Issuer, any of its Restricted Subsidiaries or any Parent Company;

(17)       other Restricted Payments, provided that after giving pro forma effect thereto and the application of the net proceeds therefrom, the Total Net Leverage Ratio for the Test Period immediately preceding such Restricted Payment would be no greater than 3.00 to 1.00;

(18)       payments made for the benefit of the Issuer or any of its Restricted Subsidiaries to the extent such payments could have been made by the Issuer or any of its Restricted Subsidiaries because such payments (a) would not otherwise be Restricted Payments and (b) would be permitted by Section 4.11;

(19)       payments and distributions to dissenting stockholders of Restricted Subsidiaries pursuant to applicable law, pursuant to or in connection with a consolidation, amalgamation, merger or transfer of all or substantially all of the assets of any Restricted Subsidiary that complies with the terms of this Indenture or any other transaction that complies with the terms of this Indenture;

(20)        the payment of dividends, other distributions and other amounts by the Issuer to, or the making of loans to, any Parent Company in the amount required for such parent to, if applicable, pay amounts equal to amounts required for any Parent Company, if applicable, to pay interest and/or principal (including AHYDO “catch-up payments”) on Indebtedness, the proceeds of which have been permanently contributed to the Issuer or any Restricted Subsidiary and that has been guaranteed by, or is otherwise considered Indebtedness of, the Issuer or any Restricted Subsidiary incurred in accordance with this Indenture; provided that the aggregate amount of such dividends, distributions, loans and other amounts shall not exceed the amount of cash actually contributed to the Issuer for the incurrence of such Indebtedness;

(21)        the making of cash payments in connection with any conversion of Convertible Indebtedness of the Issuer, Co-Issuer or any Restricted Subsidiary in an aggregate amount since the Base Date not to exceed the sum of (a) the principal amount of such Convertible Indebtedness plus (b) any payments received by the Issuer, Co-Issuer or any Restricted Subsidiary pursuant to the exercise, settlement or termination of any related Permitted Bond Hedge Transaction;

(22)        any payments in connection with (a) a Permitted Bond Hedge Transaction and (b) the settlement of any related Permitted Warrant Transaction (i) by delivery of shares of the Issuer’s common equity upon settlement thereof or (ii) by (A) set-off against the related Permitted Bond Hedge Transaction or (B) payment of an early termination amount thereof in common equity upon any early termination thereof; and

(23)        the refinancing of any Subordinated Indebtedness with the Net Proceeds of, or in exchange for, any Refinancing Indebtedness;provided that at the time of, and after giving effect to, any Restricted Payment permitted under Section 4.07(b)(6), (10) and (17), in respect of Restricted Payments described in clauses (I), (II) or (III) of Section 4.07(a), no Event of Default will have occurred and be continuing or would occur as a consequence thereof. For purposes of Sections 4.07(b)(7) and (14), taxes will include all interest and penalties with respect thereto and all additions thereto.

(c)           For purposes of determining compliance with this Section 4.07, in the event that any Restricted Payment or Investment (or a portion thereof) meets the criteria of more than one of the categories of Restricted Payments described in Section 4.07(a) or 4.07(b) , but excluding 4.07(b)(23), and/or one or more of the clauses contained in the definition of “Permitted Investments”, the Issuer will, in its sole discretion, be entitled to divide or classify (or later divide, classify or reclassify), in whole or in part, such Restricted Payment or Investment (or any portion thereof) among Section 4.07(a) and/or 4.07(b), but excluding 4.07(b)(23), and/or one or more clauses contained in the definition of “Permitted Investments,” in a manner that otherwise complies with this Section 4.07. The amount of all Restricted Payments (other than cash) will be the fair market value on the date the Restricted Payment is made, or at the Issuer’s election, the date a commitment is made to make such Restricted Payment, of the assets or securities proposed to be transferred or issued by the Issuer or any Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment.

(d)          As of the Issue Date, all of the Issuer’s Subsidiaries will be Restricted Subsidiaries. The Issuer will not permit any Unrestricted Subsidiary to become a Restricted Subsidiary except pursuant to the penultimate sentence of the definition of “Unrestricted Subsidiary.” For purposes of designating any Restricted Subsidiary as an Unrestricted Subsidiary, all outstanding Investments by the Issuer and its Restricted Subsidiaries (except to the extent repaid) in the Subsidiary so designated will be deemed to be Restricted Payments or Permitted Investments in an amount determined as set forth in the definition of “Investments.” Such designation will be permitted only if a Restricted Payment in such amount would be permitted at such time pursuant to this Section 4.07 or if an Investment would be permitted at such time, pursuant to the definition of “Permitted Investments,” and if such Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. Unrestricted Subsidiaries will not be subject to any of the restrictive covenants set forth in this Indenture. For the avoidance of doubt, this Section 4.07 will not restrict the making of any “AHYDO catch up payment” with respect to, and required by the terms of, any Indebtedness of the Issuer or any Restricted Subsidiary permitted to be incurred under the terms of this Indenture.

SECTION 4.08. Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.

(a)          The Issuer will not, and will not permit any Restricted Subsidiary that is not a Subsidiary Guarantor to, create or otherwise cause to exist or become effective any consensual encumbrance or consensual restriction on the ability of any such Restricted Subsidiary to:

(1)           (A) pay dividends or make any other distributions to the Issuer or the Co-Issuer or any Restricted Subsidiary that is a Subsidiary Guarantor on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits, or

(B)         pay any Indebtedness owed to the Issuer or the Co-Issuer or to any Restricted Subsidiary that is a Subsidiary Guarantor;

(2)          make loans or advances to the Issuer or the Co-Issuer or to any Restricted Subsidiary that is a Subsidiary Guarantor; or

(3)          sell, lease or transfer any of its properties or assets to the Issuer or the Co-Issuer or to any Restricted Subsidiary that is a Subsidiary Guarantor;

provided that dividend or liquidation priority between or among classes or series of Capital Stock, and the subordination of any obligation (including the application of any remedy bars thereto) to any other obligation will not be deemed to constitute such an encumbrance or restriction.

(b)          The restrictions in Section 4.08(a) will not apply to encumbrances or restrictions existing under or by reason of:

(1)          encumbrances or restrictions in effect on the Issue Date, including pursuant to the ABL Facility and the related documentation and Hedging Obligations and the related documentation;

(2)           the 2020 Bond Financing Agreement, the Series 2020 Note, the guarantees thereof, the 2020 Bonds, the 2020 Bond Indenture, the 2019 Bond Financing Agreement, the Series 2019 Note, the guarantees thereof, the 2019 Bonds, the 2019 Bond Indenture, this Indenture, the Notes, the Guarantees thereof, and the Security Documents;

(3)          Purchase Money Obligations and Capitalized Lease Obligations that impose restrictions of the nature discussed in Section 4.08(a)(3) on the property so acquired;

(4)          applicable law or any applicable rule, regulation or order;

(5)          any agreement or other instrument of a Person, or relating to Indebtedness or Equity Interests of a Person, acquired by or merged, amalgamated or consolidated with or into the Issuer or any Restricted Subsidiary or an Unrestricted Subsidiary that is designated as a Restricted Subsidiary, or any other transaction entered into in connection with any such acquisition, merger, consolidation or amalgamation in existence at the time of such acquisition or at the time it merges, amalgamates or consolidates with or into the Issuer or any Restricted Subsidiary or an Unrestricted Subsidiary that is designated as a Restricted Subsidiary or assumed in connection with the acquisition of assets from such Person (but, in any such case, not created in contemplation thereof), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person so acquired and its Subsidiaries, or the property or assets of the Person so acquired or designated and its Subsidiaries or the property or assets so acquired or designated;

(6)          contracts or agreements for the sale or disposition of assets, including any restrictions with respect to a Subsidiary of the Issuer pursuant to an agreement that has been entered into for the sale or disposition of any of the Capital Stock or assets of such Subsidiary;

(7)          Secured Indebtedness otherwise permitted to be incurred pursuant to Sections 4.09 and 4.12 that limit the right of the debtor to dispose of assets or incur Liens;

(8)          restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business or consistent with industry practice or arising in connection with any Permitted Liens;

(9)          provisions in agreements governing Indebtedness, Disqualified Stock or Preferred Stock of Restricted Subsidiaries that are not Subsidiary Guarantors permitted to be incurred subsequent to the Issue Date pursuant to Section 4.09;

(10)       provisions in joint venture agreements and other similar agreements (including equity holder agreements) relating to such joint venture or its members or entered into in the ordinary course of business;

(11)       customary provisions contained in leases, sub-leases, licenses, sub-licenses, Equity Interests or similar agreements, including with respect to intellectual property and other agreements;

(12)       restrictions created in connection with any Qualified Securitization Facility or Receivables Financing Transaction that, in the good faith determination of the Issuer, are necessary or advisable to effect such Qualified Securitization Facility or Receivables Financing Transaction;

(13)        restrictions or conditions contained in any trading, netting, operating, construction, service, supply, purchase, sale or other agreement to which the Issuer or any Restricted Subsidiary is a party entered into in the ordinary course of business or consistent with industry practice; provided that such agreement prohibits the encumbrance of solely the property or assets of the Issuer or such Restricted Subsidiary that are subject to such agreement, the payment rights arising thereunder or the proceeds thereof and does not extend to any other asset or property of the Issuer or such Restricted Subsidiary or the assets or property of another Restricted Subsidiary;

(14)       customary provisions restricting subletting or assignment of any lease governing a leasehold interest of the Issuer or any Restricted Subsidiary;

(15)       customary provisions restricting assignment of any agreement;

(16)       restrictions arising in connection with cash or other deposits permitted under Section 4.12;

(17)       any other agreement or instrument governing any Indebtedness, Disqualified Stock, or Preferred Stock permitted to be incurred or issued pursuant to Section 4.09 entered into after the Issue Date that contains encumbrances and restrictions that either (i) are no more restrictive in any material respect, taken as a whole, with respect to the Issuer or any Restricted Subsidiary than (A) the restrictions contained in this Indenture, the 2020 Bond Financing Agreement, the 2019 Bond Financing Agreement or the ABL Facility as of the Issue Date or (B) those encumbrances and other restrictions that are in effect on the Issue Date with respect to the Issuer or that Restricted Subsidiary pursuant to agreements in effect on the Issue Date, (ii) are not materially more disadvantageous, taken as a whole, to the Holders than is customary in comparable financings for similarly situated issuers or (iii) will not materially impair the Issuers’ ability to make payments on the Notes when due, in each case in the good faith judgment of the Issuer;

(18)        (i) under terms of Indebtedness and Liens in respect of Indebtedness permitted to be incurred pursuant to Section 4.09(b)(5) and any permitted refinancing in respect thereof, and (ii) agreements entered into in connection with a Sale and Lease-Back Transaction entered into in the ordinary course of business or consistent with industry practice or a Specified Sale and Lease-Back Transaction;

(19)       customary restrictions and conditions contained in documents relating to any Lien so long as (i) such Lien is a Permitted Lien and such restrictions or conditions relate only to the specific asset subject to such Lien and (ii) such restrictions and conditions are not created for the purpose of avoiding the restrictions imposed by this Section 4.08;

(20)        any encumbrance or restriction with respect to a Restricted Subsidiary that was previously an Unrestricted Subsidiary which encumbrance or restriction exists pursuant to or by reason of an agreement that such Subsidiary is a party to or entered into before the date on which such Subsidiary became a Restricted Subsidiary; provided that such agreement was not entered into in anticipation of an Unrestricted Subsidiary becoming a Restricted Subsidiary and any such encumbrance or restriction does not extend to any assets or property of the Issuer or any other Restricted Subsidiary other than the assets and property of such Restricted Subsidiary;

(21)       any encumbrances or restrictions imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (1) through (20) of this Section 4.08(b); provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Issuer, no more restrictive in any material respect with respect to such encumbrance and other restrictions, taken as a whole, than those prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing;

(22)        any encumbrance or restriction existing under, by reason of or with respect to Refinancing Indebtedness; provided that the encumbrances and restrictions contained in the agreements governing that Refinancing Indebtedness are, in the good faith judgment of the Issuer, not materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

(23)       applicable law or any applicable rule, regulation or order in any jurisdiction where Indebtedness, Disqualified Stock or Preferred Stock of Foreign Subsidiaries permitted to be incurred or issued pursuant to Section 4.09 is incurred or issued; and

(24)       restrictions on the sale, lease or transfer of property or assets arising or agreed to in the ordinary course of business, not relating to any Indebtedness, and that do not, individually or in the aggregate, detract from the value of property or assets of the Issuer or any Restricted Subsidiary in any manner material to the Issuer and the Restricted Subsidiaries, taken as a whole.

SECTION 4.09.   Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock.

(a)          The Issuer will not, and will not permit any of its Restricted Subsidiaries to, create, incur, issue, assume, guarantee or otherwise become directly or indirectly, liable, contingently or otherwise (collectively, “incur” and collectively, an “incurrence”) with respect to any Indebtedness (including Acquired Indebtedness) and the Issuer will not issue any shares of Disqualified Stock and will not permit any Restricted Subsidiary to issue any shares of Disqualified Stock or Preferred Stock; provided that the Issuer may incur Indebtedness (including Acquired Indebtedness) or issue shares of Disqualified Stock, and any Restricted Subsidiary may incur Indebtedness (including Acquired Indebtedness), issue shares of Disqualified Stock and issue shares of Preferred Stock, if the Fixed Charge Coverage Ratio of the Issuer for the Issuer’s most recently ended Test Period preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or Preferred Stock is issued (or, in the case of Indebtedness under Designated Revolving Commitments, on the date such Designated Revolving Commitments are established after giving pro forma effect to the incurrence of the entire committed amount of Indebtedness thereunder, in which case such committed amount under such Designated Revolving Commitments may thereafter be borrowed and reborrowed, in whole or in part, from time to time, without further compliance with this proviso) would have been at least 2.00 to 1.00, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock or Preferred Stock had been issued, as the case may be, and the application of proceeds therefrom had occurred at the beginning of such Test Period.

(b)	Section 4.09(a) will not apply to:

(1)          the incurrence of Indebtedness pursuant to Credit Facilities by the Issuer or any Restricted Subsidiary and the issuance and creation of letters of credit and bankers’ acceptances thereunder (with letters of credit and bankers’ acceptances being deemed to have a principal amount equal to the face amount thereof) in an aggregate principal amount not to exceed the greater of (a) the ABL Cap Amount and (b) the sum of (i) 75% of the book value (calculated in accordance with GAAP) of the inventory of the Issuer and any Restricted Subsidiaries (excluding LIFO reserves) and (ii) 90% of the book value of accounts receivable of the Issuer and any Restricted Subsidiaries (in each case, calculated on a pro forma basis by the book value set forth on the consolidated balance sheet of the Issuer for the most recently ended Test Period); provided that any Indebtedness incurred under this Section 4.09(b)(1) may be extended, replaced, refunded, refinanced, renewed or defeased (including through successive extensions, replacements, refundings, refinancings, renewals and defeasances) with new Indebtedness so long as the principal amount (or accreted value, if applicable) of such new Indebtedness does not exceed the sum of (x) the principal amount (or accreted value, if applicable) of the Indebtedness being so extended, replaced, refunded, refinanced, renewed or defeased (and with respect to Indebtedness under Designated Revolving Commitments, including an amount equal to any unutilized Designated Revolving Commitments being refinanced to the extent permanently terminated at the time of incurrence of such new Indebtedness), plus (y) any accrued and unpaid interest on the Indebtedness being refinanced, plus (z) the amount of any tender premium or penalty or premium required to be paid under the terms of the instrument or documents governing such refinanced Indebtedness and any defeasance costs and any fees and expenses (including original issue discount, upfront fees or similar fees) incurred in connection with the incurrence of such new Indebtedness or the extension, replacement, refunding, refinancing, renewal or defeasance of such refinanced Indebtedness;

(2)          Other Pari Passu Lien Obligations incurred by any Issuer or any Restricted Subsidiary, which when aggregated with all other Pari Passu Lien Obligations incurred in reliance on this clause (2), together with any Refinancing Indebtedness in respect thereof (excluding Incremental Amounts) do not exceed the Other Pari Passu Lien Obligations Debt Limit after giving pro forma effect to such incurrence and the application of the net proceeds therefrom;

(3)           (a) the incurrence by the Issuer or the Co-Issuer and any Subsidiary Guarantor of Indebtedness represented by the Notes and related Guarantees (but excluding any Additional Notes and related guarantees issued after the Issue Date); (b) the incurrence by the Issuer or the Co-Issuer and any Subsidiary Guarantor of Indebtedness represented by the obligations under the 2020 Bond Financing Agreement and related guarantees (but excluding any obligations under the 2020 Bond Financing Agreement related to additional bonds and related guarantees issued after the Issue Date); and (c) the incurrence by the Issuer or the Co-Issuer and any Subsidiary Guarantor of Indebtedness represented by obligations under the 2019 Bond Financing Agreement and related guarantees (but excluding any obligations under the 2019 Bond Financing Agreement related to additional bonds and related guarantees issued after the Issue Date);

(4)           the incurrence of Indebtedness by the Issuer and any Restricted Subsidiary in existence on the Issue Date (excluding Indebtedness described in Sections 4.09(b)(1), (2) and (3));

(5)          (a) the incurrence of Attributable Indebtedness and (b) Indebtedness (including Purchase Money Obligations) and Disqualified Stock incurred or issued by the Issuer or any Restricted Subsidiary and Preferred Stock issued by any Restricted Subsidiary to finance the purchase, lease, expansion, construction, installation, replacement, repair or improvement of property (real or personal), equipment or other assets, including assets that are used or useful in a Similar Business, whether through the direct purchase of assets or the Capital Stock of any Person owning such assets in an aggregate principal amount, together with any Refinancing Indebtedness in respect thereof (excluding any Incremental Amounts) and all other Indebtedness, Disqualified Stock and/or Preferred Stock incurred or issued and outstanding under this clause (5) at such time, not to exceed (as of the date such Indebtedness, Disqualified Stock and/or Preferred Stock is issued, incurred or otherwise obtained) the greater of (x) $100.0 million and (y) 35% of Consolidated EBITDA of the Issuer and the Restricted Subsidiaries for the most recently ended Test Period (calculated on a pro forma basis after giving effect to such incurrence or issuance);

(6)           Indebtedness incurred by the Issuer or any Restricted Subsidiary (a) constituting reimbursement obligations with respect to letters of credit, bank guarantees, banker’s acceptances, warehouse receipts, or similar instruments issued or entered into, or relating to obligations or liabilities incurred, in the ordinary course of business or consistent with industry practice, including in respect of workers’ compensation claims, performance, completion or surety bonds, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance, unemployment insurance or other social security legislation or other Indebtedness with respect to reimbursement-type obligations regarding workers’ compensation claims, performance, completion or surety bonds, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance or (b) as an account party in respect of letters of credit, bank guarantees or similar instruments in favor of suppliers, trade creditors or other Persons issued or incurred in the ordinary course of business or consistent with industry practice;

(7)          the incurrence of Indebtedness arising from agreements of the Issuer or any Restricted Subsidiary providing for indemnification, adjustment of purchase price, earnouts or similar obligations, in each case, incurred or assumed in connection with the acquisition or disposition of any business, assets, property or a Person that becomes a Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets, property or a Person that becomes a Subsidiary for the purpose of financing such acquisition;

(8)           the incurrence of Indebtedness or the issuance of Disqualified Stock by the Issuer and owing to a Restricted Subsidiary (or to any Parent Company which is substantially contemporaneously transferred to any Restricted Subsidiary); provided that any such Indebtedness for borrowed money owing to a Restricted Subsidiary that is not a Subsidiary Guarantor or the Co-Issuer is expressly subordinated in right of payment to the Notes to the extent permitted by applicable law and it does not result in material adverse tax consequences; provided further that any subsequent issuance or transfer of any Capital Stock or any other event that results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such Indebtedness or Disqualified Stock (except to the Issuer or another Restricted Subsidiary or any pledge of such Indebtedness or Disqualified Stock constituting a Permitted Lien) will be deemed, in each case, to be an incurrence of such Indebtedness (to the extent such Indebtedness is then outstanding) or issuance of such Disqualified Stock (to the extent the Disqualified Stock is then outstanding) not permitted by this clause (8);

(9)           the incurrence of Indebtedness by a Restricted Subsidiary and owing to the Issuer or another Restricted Subsidiary (or to any Parent Company which is substantially contemporaneously transferred to the Issuer or any Restricted Subsidiary) to the extent such Indebtedness constitutes a Permitted Investment; provided that any such Indebtedness for borrowed money incurred by a Subsidiary Guarantor or the Co-Issuer and owing to a Restricted Subsidiary that is not a Subsidiary Guarantor or the Co-Issuer is expressly subordinated in right of payment to the Guarantee of the Notes of such Subsidiary Guarantor or the Obligations under the Notes of the Co-Issuer to the extent permitted by applicable law and it does not result in material adverse tax consequences; provided further that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any such subsequent transfer of any such Indebtedness (except to the Issuer or another Restricted Subsidiary or any pledge of such Indebtedness constituting a Permitted Lien) will be deemed, in each case, to be an incurrence of such Indebtedness (to the extent such Indebtedness is then outstanding) not permitted by this clause (9);

(10)        the issuance of shares of Preferred Stock or Disqualified Stock of a Restricted Subsidiary to the Issuer or another Restricted Subsidiary (or to any Parent Company which is substantially contemporaneously transferred to the Issuer or any Restricted Subsidiary); provided that any subsequent issuance or transfer of any Capital Stock or any other event that results in any such Restricted Subsidiary that holds such Preferred Stock or Disqualified Stock ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such shares of Preferred Stock or Disqualified Stock (except to the Issuer or another Restricted Subsidiary or any pledge of such Preferred Stock or Disqualified Stock constituting a Permitted Lien) will be deemed, in each case, to be an issuance of such shares of Preferred Stock or Disqualified Stock (to the extent such Preferred Stock or Disqualified Stock is then outstanding) not permitted by this clause (10);

(11)         the incurrence of Hedging Obligations (excluding Hedging Obligations entered into for speculative purposes);

(12)        the incurrence of obligations in respect of self-insurance and obligations in respect of performance, bid, appeal, surety and similar bonds and performance, banker’s acceptance facilities and completion guarantees and similar obligations (including guarantees thereof) provided by the Issuer or any Restricted Subsidiary or obligations in respect of letters of credit, bank guarantees or similar instruments related thereto, in each case in the ordinary course of business or consistent with industry practice, including those incurred to secure health, safety and environmental obligations;

(13)        the incurrence of Indebtedness or issuance of Disqualified Stock of the Issuer and the incurrence or issuance of Indebtedness, Disqualified Stock or Preferred Stock of any Restricted Subsidiary in an aggregate principal amount or liquidation preference that, when aggregated with the principal amount and liquidation preference of all other Indebtedness, Disqualified Stock and Preferred Stock then outstanding and incurred or issued, as applicable, pursuant to this clause (13), together with any Refinancing Indebtedness in respect thereof (excluding any Incremental Amounts), does not exceed (as of the date such Indebtedness, Disqualified Stock or Preferred Stock is issued, incurred or otherwise obtained) (i) the greater of (x) $100.0 million and (y) 35% of Consolidated EBITDA of the Issuer and the Restricted Subsidiaries for the most recently ended Test Period (calculated on a pro forma basis after giving effect to such incurrence or issuance); plus, without duplication, (ii) in the event of any extension, replacement, refinancing, renewal or defeasance of any such Indebtedness, Disqualified Stock or Preferred Stock, an amount equal to (x) any accrued and unpaid interest on the Indebtedness, any accrued and unpaid dividends on the Preferred Stock, and any accrued and unpaid dividends on the Disqualified Stock being so refinanced, extended, replaced, refunded, renewed or defeased plus (y) the amount of any tender premium or penalty or premium required to be paid under the terms of the instrument or documents governing such Indebtedness, Disqualified Stock or Preferred Stock and any defeasance costs and any fees and expenses (including original issue discount, upfront fees or similar fees) incurred in connection with the issuance of such new Indebtedness, Disqualified Stock or Preferred Stock or the extension, replacement, refunding, refinancing, renewal or defeasance of such Indebtedness, Disqualified Stock or Preferred Stock;

(14)        the incurrence or issuance by the Issuer of Refinancing Indebtedness or the incurrence or issuance by a Restricted Subsidiary of Refinancing Indebtedness that serves to refund, refinance, extend, replace, renew or defease (collectively, “refinance” with “refinances,” “refinanced,” and “refinancing” having a correlative meaning) any Indebtedness (including any Designated Revolving Commitments) incurred or Disqualified Stock or Preferred Stock issued as permitted under Sections 4.09(a) and Sections 4.09(b)(2), (3), (4), (5), (13), this Section 4.09(b)(14) and Section 4.09(b)(15) or any successive Refinancing Indebtedness with respect to any of the foregoing;

(15)	the incurrence or issuance of:

(a)           Indebtedness or Disqualified Stock of the Issuer or Indebtedness, Disqualified Stock or Preferred Stock of a Restricted Subsidiary incurred or issued to finance an acquisition or investment (or other purchase of assets) or that is assumed by the Issuer or any Restricted Subsidiary in connection with such acquisition or investment (or other purchase of assets) including any Acquired Indebtedness; and (b) Indebtedness, Disqualified Stock or Preferred Stock of Persons that are acquired by the Issuer or any Restricted Subsidiary or merged into, amalgamated or consolidated with the Issuer or a Restricted Subsidiary in accordance with the terms of this Indenture, including any Acquired Indebtedness; provided that in the case of the preceding clauses (a) and (b) either:

(A)         after giving pro forma effect to such acquisition, amalgamation, consolidation or merger, the Issuer would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Test; or

(B)          after giving pro forma effect to such acquisition, amalgamation, consolidation or merger, the Fixed Charge Coverage Ratio of the Issuer for the Test Period preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or Preferred Stock is issued (or, in the case of Indebtedness under Designated Revolving Commitments, on the date such Designated Revolving Commitments are established after giving pro forma effect to the incurrence of the entire committed amount of Indebtedness thereunder, in which case such committed amount under such Designated Revolving Commitments may thereafter be borrowed and reborrowed, in whole or in part, from time to time, without further compliance with this clause (B)) would be no less than the Fixed Charge Coverage Ratio immediately prior to giving effect to such incurrence of Indebtedness or issuance of Disqualified Stock or Preferred Stock, in each case, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock or Preferred Stock had been issued, as the case may be, and the application of proceeds therefrom had occurred at the beginning of such Test Period;

(16)        the incurrence of Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business or consistent with industry practice;

(17)       the incurrence of Indebtedness of the Issuer or any Restricted Subsidiary supported by a letter of credit or bank guarantee issued pursuant to any Credit Facility, in a principal amount not in excess of the stated amount of such letter of credit or bank guarantee;

(18)       (a) the incurrence of any guarantee by the Issuer or a Restricted Subsidiary of Indebtedness or other obligations of the Issuer or any Restricted Subsidiary so long as the incurrence of such Indebtedness or other obligation incurred by the Issuer or such Restricted Subsidiary is permitted under the terms of this Indenture, or (b) any co-issuance by the Issuer or any Restricted Subsidiary of any Indebtedness or other obligations of the Issuer or any Restricted Subsidiary so long as the incurrence of such Indebtedness or other obligations by the Issuer or such Restricted Subsidiary was permitted under the terms of this Indenture;

(19)        the incurrence of Indebtedness issued by the Issuer or any Restricted Subsidiary to future, present or former employees, directors, officers, members of management, consultants and independent contractors thereof, their respective Controlled Investment Affiliates or Immediate Family Members and permitted transferees thereof, in each case to finance the purchase or redemption of Equity Interests of the Issuer or any Parent Company to the extent described in Section 4.07(b)(4);

(20)        customer deposits and advance payments received in the ordinary course of business or consistent with industry practice from customers for goods and services purchased in the ordinary course of business or consistent with industry practice;

(21)        the incurrence of (a) Indebtedness owed to banks and other financial institutions incurred in the ordinary course of business or consistent with industry practice in connection with ordinary banking arrangements to manage cash balances of the Issuer, any Subsidiaries or any joint venture and (b) Indebtedness in respect of Cash Management Services, including Cash Management Obligations;

(22)       Indebtedness incurred by a Restricted Subsidiary in connection with bankers’ acceptances, discounted bills of exchange or the discounting or factoring of receivables for credit management purposes, in each case incurred or undertaken in the ordinary course of business or consistent with industry practice on arm’s length commercial terms;

(23)       the incurrence of Indebtedness of the Issuer or any Restricted Subsidiary consisting of (a) the financing of insurance premiums or (b) take-or-pay obligations contained in supply arrangements in each case, incurred in the ordinary course of business or consistent with industry practice;

(24)        the incurrence of Indebtedness, Disqualified Stock or Preferred Stock by Restricted Subsidiaries of the Issuer that are not Subsidiary Guarantors or the Co-Issuer in an aggregate principal amount or liquidation preference that, when aggregated with the principal amount and liquidation preference of all other Indebtedness, Disqualified Stock and Preferred Stock then outstanding and incurred or issued, as applicable, pursuant to this clause (24), together with any Refinancing Indebtedness in respect thereof (excluding any Incremental Amounts), does not exceed (as of the date such Indebtedness is issued, incurred or otherwise obtained) the greater of (a) $100.0 million and (b) 35% of Consolidated EBITDA of the Issuer for the most recently ended Test Period (calculated on a pro forma basis after giving effect to such incurrence or issuance);

(25)	[Reserved];

(26)        the incurrence of Indebtedness by the Issuer or any Restricted Subsidiary to the extent that the net proceeds thereof are promptly deposited with the Trustee to satisfy and discharge the Notes in accordance with this Indenture;

(27)        guarantees incurred in the ordinary course of business or consistent with industry practice in respect of obligations to suppliers, customers, franchisees, lessors, licensees, sub-licensees, and distribution partners and guarantees required by PUCs or other Governmental Authorities in the ordinary course of business;

(28)	[Reserved];

(29)        the incurrence of Indebtedness representing deferred compensation to employees of any Parent Company, the Issuer or any Restricted Subsidiary, including Indebtedness consisting of obligations under deferred compensation or any other similar arrangements incurred in connection with any investment or any acquisition (by merger, consolidation or amalgamation or otherwise) permitted under this Indenture;

(30)	repayment obligations with respect to grants from Governmental Authorities;

(31)	[Reserved];

(32)	[Reserved];

(33)       Qualified Securitization Facilities and, to the extent constituting Indebtedness, Receivables Financing Transactions; and

(34)       all premiums (if any), interest (including post-petition interest), fees, expenses, charges and additional or contingent interest on obligations described in clauses (1) through (33) of this Section 4.09(b).

(c)	For purposes of determining compliance with this Section 4.09:

(1)           in the event that an item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) at any time, whether at the time of incurrence or upon the application of all or a portion of the proceeds thereof or subsequently, meets the criteria of more than one of the categories of permitted Indebtedness, Disqualified Stock or Preferred Stock described in clauses (1) through (34) of Section 4.09(b) or is entitled to be incurred pursuant to Section 4.09(a), the Issuer, in its sole discretion, may divide and classify and may subsequently re-divide and reclassify such item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) and will only be required to include the amount and type of such Indebtedness, Disqualified Stock or Preferred Stock (or a portion thereof) in such of the above clauses or under Section 4.09(a) as determined by the Issuer at such time; provided that all Indebtedness outstanding under the ABL Facility on the Issue Date will, at all times, be treated as incurred on the Issue Date under Section 4.09(b)(1) and may not be reclassified;

(2)          the Issuer is entitled to divide and classify an item of Indebtedness, Disqualified Stock or Preferred Stock in more than one of the types of Indebtedness, Disqualified Stock or Preferred Stock described in Section 4.09(a) and Section 4.09(b), subject to the proviso to Section 4.09(c)(1);

(3)          the principal amount of Indebtedness outstanding under any clause of this Section 4.09 will be determined after giving effect to the application of proceeds of any such Indebtedness to refinance any such other Indebtedness;

(4)          in the event an item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) is incurred or issued pursuant to Section 4.09(b) (other than Sections 4.09(b)(1) or (15)) on the same date that an item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) is incurred or issued under Section 4.09(a) or Sections 4.09(b)(1) or (15), then the Fixed Charge Coverage Ratio, or applicable leverage ratio, will be calculated with respect to such incurrence or issuance under Section 4.09(a) or Sections 4.09(b)(1) or (15) without regard to any incurrence or issuance under Section 4.09(b) (other than with respect to any incurrence or issuance under Section 4.09(b)(1) or (15)). Unless the Issuer elects otherwise, the incurrence or issuance of Indebtedness, Disqualified Stock or Preferred Stock will be deemed incurred or issued first under Section 4.09(a) or Sections 4.09(b)(1) or (15) to the extent permitted, with the balance incurred or issued under Section 4.09(b) (other than pursuant to Sections 4.09(b)(1) or (15)); and

(5)           guarantees of, or obligations in respect of letters of credit relating to, Indebtedness that are otherwise included in the determination of a particular amount of Indebtedness will not be included in the determination of such amount of Indebtedness; provided that the incurrence of the Indebtedness represented by such guarantee or letter of credit, as the case may be, was incurred in compliance with this Section 4.09.

Accrual of interest or dividends, the accretion of accreted value, the accretion or amortization of original issue discount, and the payment of interest or dividends in the form of additional Indebtedness, Disqualified Stock or Preferred Stock and increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies, will, in each case, not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock or Preferred Stock for purposes of this Section 4.09. Any Indebtedness incurred, or Disqualified Stock or Preferred Stock issued, to refinance Indebtedness incurred, or Disqualified Stock or Preferred Stock issued, pursuant to Sections 4.09(b)(1), (2), (3), (4), (5),(13), (14) and (15) will be permitted to include additional Indebtedness, Disqualified Stock or Preferred Stock incurred to pay (I) any accrued and unpaid interest on the Indebtedness, any accrued and unpaid dividends on the Preferred Stock and any accrued and unpaid dividends on the Disqualified Stock being so refinanced, extended, replaced, refunded, renewed or defeased and (II) the amount of any tender premium or penalty or premium required to be paid under the terms of the instrument or documents governing such refinanced Indebtedness, Preferred Stock or Disqualified Stock and any defeasance costs and any fees and expenses (including original issue discount, upfront fees or similar fees) incurred in connection with the issuance of such new Indebtedness, Preferred Stock or Disqualified Stock or the extension, replacement, refunding, refinancing, renewal or defeasance of such refinanced Indebtedness, Preferred Stock or Disqualified Stock (and, with respect to Indebtedness under Designated Revolving Commitments, will be permitted to include an amount equal to any unutilized Designated Revolving Commitments being refinanced, extended, replaced, refunded, renewed or defeased to the extent permanently terminated at the time of incurrence of such new Indebtedness).

For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness or issuance of Disqualified Stock or Preferred Stock, the U.S. dollar-equivalent principal amount of Indebtedness, liquidation preference of Disqualified Stock or amount of Preferred Stock denominated in a foreign currency will be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness, Disqualified Stock or Preferred Stock was incurred or issued (or, in the case of revolving credit debt, the date such Indebtedness was first committed or first incurred (whichever yields the lower U.S. dollar equivalent)); provided that if such Indebtedness is incurred or Disqualified Stock or Preferred Stock is issued to refinance other Indebtedness, Disqualified Stock or Preferred Stock, as applicable, denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction will be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness, Disqualified Stock or Preferred Stock does not exceed (1) the principal amount of such Indebtedness, the liquidation preference of such Disqualified Stock or the amount of such Preferred Stock (as applicable) being refinanced, extended, replaced, refunded, renewed or defeased plus (2) any accrued and unpaid interest on the Indebtedness, any accrued and unpaid dividends on the Preferred Stock and any accrued and unpaid dividends on the Disqualified Stock being so refinanced, extended, replaced, refunded, renewed or defeased, plus (3) the amount of any tender premium or penalty or premium required to be paid under the terms of the instrument or documents governing such refinanced Indebtedness, Preferred Stock or Disqualified Stock and any defeasance costs and any fees and expenses (including original issue discount, upfront fees or similar fees) incurred in connection with the issuance of such new Indebtedness, Preferred Stock or Disqualified Stock or the extension, replacement, refunding, refinancing, renewal or defeasance of such refinanced Indebtedness, Preferred Stock or Disqualified Stock (and, with respect to Indebtedness under Designated Revolving Commitments, will be permitted to include an amount equal to any unutilized Designated Revolving Commitments being refinanced, extended, replaced, refunded, renewed or defeased to the extent permanently terminated at the time of incurrence of such new Indebtedness).

The principal amount of any Indebtedness incurred or Disqualified Stock or Preferred Stock issued to refinance other Indebtedness, Disqualified Stock or Preferred Stock, if incurred or issued in a different currency from the Indebtedness, Disqualified Stock or Preferred Stock, as applicable, being refinanced, will be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness, Disqualified Stock or Preferred Stock is denominated that is in effect on the date of such refinancing. The principal amount of any non-interest bearing Indebtedness or other discount security constituting Indebtedness at any date will be the principal amount thereof that would be shown on a balance sheet of the Issuer dated such date prepared in accordance with GAAP.

The Issuers will not, and will not permit any Subsidiary Guarantor to, directly or indirectly, incur any Indebtedness (including Acquired Indebtedness) that is contractually subordinated in right of payment to any Indebtedness of the Issuer or the Co-Issuer or such Subsidiary Guarantor, as the case may be, unless such Indebtedness is expressly subordinated in right of payment to the Notes or such Subsidiary Guarantor’s Guarantee to the extent and in the same manner as such Indebtedness is contractually subordinated to other Indebtedness of the Issuer or the Co-Issuer or such Subsidiary Guarantor, as the case may be.

For purposes of this Indenture, (1) unsecured Indebtedness will not be deemed to be subordinated or junior to Secured Indebtedness merely because it is unsecured, (2) Indebtedness will not be deemed to be subordinated or junior to any other Indebtedness merely because it is issued or guaranteed by other obligors and (3) Secured Indebtedness will not be deemed to be subordinated or junior to any other Secured Indebtedness merely because it has a junior priority lien with respect to the same collateral.

If any Indebtedness is incurred, or Disqualified Stock or Preferred Stock is issued, in reliance on a basket measured by reference to a percentage of Consolidated EBITDA, and any refinancing thereof would cause the percentage of Consolidated EBITDA to be exceeded if calculated based on the Consolidated EBITDA on the date of such refinancing, such percentage of Consolidated EBITDA will not be deemed to be exceeded to the extent the principal amount of such newly incurred Indebtedness, the liquidation preference of such newly issued Disqualified Stock or the amount of such newly issued Preferred Stock does not exceed the sum of (i) the principal amount of such Indebtedness, the liquidation preference of such Disqualified Stock or the amount of such Preferred Stock being refinanced, extended, replaced, refunded, renewed or defeased plus (ii) any accrued and unpaid interest on the Indebtedness, any accrued and unpaid dividends on the Preferred Stock and any accrued and unpaid dividends on the Disqualified Stock being so refinanced, extended, replaced, refunded, renewed or defeased plus (iii) the amount of any tender premium or penalty or premium required to be paid under the terms of the instrument or documents governing such refinanced Indebtedness, Preferred Stock or Disqualified Stock and any defeasance costs and any fees and expenses (including original issue discount, upfront fees or similar fees) incurred in connection with the issuance of such new Indebtedness, Preferred Stock or Disqualified Stock or the extension, replacement, refunding, refinancing, renewal or defeasance of such refinanced Indebtedness, Preferred Stock or Disqualified Stock (and, with respect to Indebtedness under Designated Revolving Commitments, will be permitted to include an amount equal to any unutilized Designated Revolving Commitments being refinanced, extended, replaced, refunded, renewed or defeased to the extent permanently terminated at the time of incurrence of such new Indebtedness).

SECTION 4.10.   Asset Sales.

(a)          The Issuer will not, and will not permit any Restricted Subsidiary to, consummate an Asset Sale, unless:

(1)          the Issuer or such Restricted Subsidiary, as the case may be, receives consideration (including by way of relief from, or by any other Person assuming responsibility for, any liabilities, contingent or otherwise, in connection with such Asset Sale) at least equal to the fair market value (measured at the time of contractually agreeing to such Asset Sale) of the assets sold or otherwise disposed of; and

(2)          except in the case of a Permitted Asset Swap, at least 75.00% of the consideration for such Asset Sale, together with all other Asset Sales since the Base Date (on a cumulative basis), received by the Issuer or a Restricted Subsidiary, as the case may be, is in the form of cash or Cash Equivalents; provided that each of the following will be deemed to be cash or Cash Equivalents for purposes of this Section 4.10(a)(2):

(A)          any liabilities (as shown on the Issuer’s or any Restricted Subsidiary’s most recent balance sheet or in the footnotes thereto or, if incurred or accrued subsequent to the date of such balance sheet, such liabilities that would have been reflected on the Issuer’s or a Restricted Subsidiary’s consolidated balance sheet or in the footnotes thereto if such incurrence or accrual had taken place on or prior to the date of such balance sheet, as determined in good faith by the Issuer) of the Issuer or any Restricted Subsidiary, other than liabilities that are by their terms subordinated in right of payment to the Notes or any Subsidiary Guarantor’s Guarantee of the Notes, that are (i) assumed by the transferee of any such assets (or a third party in connection with such transfer) or (ii) otherwise cancelled or terminated in connection with the transaction with such transferee (other than intercompany debt owed to the Issuer or a Restricted Subsidiary);

(B)          any securities, bonds, notes or other obligations or assets received by the Issuer or a Restricted Subsidiary from such transferee or in connection with such Asset Sale (including earnouts and similar obligations) that are converted by the Issuer or a Restricted Subsidiary into cash or Cash Equivalents, or by their terms are required to be satisfied for cash or Cash Equivalents (to the extent of the cash or Cash Equivalents received) within 180 days following the closing of such Asset Sale;

(C)          any Designated Non-Cash Consideration received by the Issuer or a Restricted Subsidiary in such Asset Sale having an aggregate fair market value, taken together with all other Designated Non-Cash Consideration received pursuant to this clause (C) that is at that time outstanding, not to exceed the greater of (x) $80.0 million and (y) 30% of Consolidated EBITDA of the Issuer for the most recently ended Test Period (calculated on a pro forma basis), with the fair market value of each item of Designated Non-Cash Consideration being measured, at the Issuer’s option, either at the time of contractually agreeing to such Asset Sale or at the time received and, in either case, without giving effect to subsequent changes in value;

(D)          Indebtedness of any Restricted Subsidiary that ceases to be a Restricted Subsidiary as a result of such Asset Sale (other than intercompany debt owed to the Issuer or a Restricted Subsidiary), to the extent that the Issuer and each other Restricted Subsidiary are released from any guarantee of payment of the principal amount of such Indebtedness in connection with such Asset Sale; and

(E)          any Investment, Capital Stock, assets, property or capital or other expenditure of the kind referred to in Section 4.10(b)(2).

(b)         Within 365 days after the receipt of any Net Proceeds of any Asset Sale (as may be extended pursuant to clause (2) below, the “Asset Sale Proceeds Application Period”), the Issuer or a Restricted Subsidiary, at its option, may apply an amount equal to the Net Proceeds from such Asset Sale:

(1)	to:

(A)	if the assets subject to such Asset Sale constitute ABL Priority Collateral, prepay, repay, redeem, reduce or purchase ABL Obligations (and to correspondingly reduce commitments with respect thereto);

(B)	if the assets subject to such Asset Sale constitute Notes Priority Collateral, prepay, repay, redeem, reduce or purchase Fixed Asset Pari Passu Lien Obligations on a pro rata basis; provided that the Issuers will reduce Obligations under the Notes on a pro rata basis by, at their option, (i) redeeming Notes as described in Section 3.07, (ii) purchasing Notes through open-market purchases, at a price equal to (or higher than) 100.00% of the principal amount thereof, or (iii) making an offer (in accordance with the procedures set forth below for an Asset Sale Offer) to all Holders to purchase their Notes on a pro rata basis with such other Indebtedness for no less than 100.00% of the principal amount thereof, plus the amount of accrued but unpaid interest, if any, on the principal amount of Notes to be repurchased to the date of repurchase;

(C)	subject to clause (D) below, if the assets subject to such Asset Sale do not constitute Collateral, prepay, repay, redeem, reduce or purchase Obligations under other Indebtedness of the Issuers or a Subsidiary Guarantor (and, if the Indebtedness prepaid, repaid, redeemed, reduced or purchased is revolving credit Indebtedness, to correspondingly reduce commitments with respect thereto);

provided that the Issuer shall equally and ratably prepay, repay, redeem, reduce or purchase (or offer to prepay, repay, redeem, reduce or purchase, as applicable) Fixed Asset Pari Passu Lien Obligations (and may elect to reduce other ABL Obligations) on a pro rata basis; provided further, the Issuers will reduce Obligations under the Notes on a pro rata basis by, at their option, (i) redeeming Notes as described under Section 3.07, (ii) purchasing Notes through open-market purchases, at a price equal to (or higher than) 100.00% of the principal amount thereof, or (iii) making an offer (in accordance with the procedures set forth below for an Asset Sale Offer) to all Holders to purchase their Notes on a pro rata basis with such other Indebtedness for no less than 100.00% of the principal amount thereof, plus the amount of accrued but unpaid interest, if any, on the principal amount of Notes to be repurchased to the date of repurchase; or

(D)	If the assets subject to such Asset Sale do not constitute Collateral prepay, repay, redeem, reduce or purchase Obligations in respect of Indebtedness of a Restricted Subsidiary that is not a Subsidiary Guarantor, other than Obligations owed to the Issuer or a Restricted Subsidiary;

provided that in the case of clauses (B) and (C) above, (i) if an offer to purchase any Indebtedness of the Issuer or any Restricted Subsidiary is made, such amount will be deemed repaid to the extent of the amount of such offer, whether or not accepted by the holders of such Indebtedness, for purposes of compliance with this Section 4.10, and no Net Proceeds in the amount of such offer will be deemed to exist following such offer, and (ii)   if the holder of any Indebtedness of the Issuer or any Restricted Subsidiary declines the repayment of such Indebtedness owed to it from such Net Proceeds, such amount will be deemed repaid to the extent of the declined Net Proceeds for purposes of compliance with this Section 4.10 (but such Indebtedness will remain outstanding);

(2)            to make (a) an Investment in any one or more businesses; provided that such Investment in any business is in the form of the acquisition of Capital Stock and results in the Issuer or any Restricted Subsidiary owning an amount of the Capital Stock of such business such that it constitutes or continues to constitute a Restricted Subsidiary, provided, further that, in the case of an Asset Sale of Collateral, the assets (including Capital Stock) constitute and are pledged as Collateral (and in the case of an Asset Sale of Notes Priority Collateral, constitute and are pledged as Notes Priority Collateral) as provided under the Security Documents, (b) capital expenditures, provided, that, in the case of an Asset Sale of Collateral, such capital expenditures are made with respect to properties or assets that constitute and are pledged as Collateral (and in the case of an Asset Sale of Notes Priority Collateral, constitute and are pledged as Notes Priority Collateral), (c) other expenditures made in connection with the construction or development of facilities operated or to be operated by the Issuer or a Restricted Subsidiary, provided, that, in the event of an Asset Sale of Collateral, such facilities constitute Collateral (and in the case of an Asset Sale of Notes Priority Collateral, constitute and are pledged as Notes Priority Collateral), (d) acquisitions of properties (including fee and leasehold interests) provided, that, in the event of an Asset Sale of Collateral, such properties constitute and are pledged as Collateral (and in the case of an Asset Sale of Notes Priority Collateral, constitute and are pledged as Notes Priority Collateral) or (e) acquisitions of other assets, other than securities, in the case of clauses (a), (d) and this clause (e), either (i) that are or will be used or useful in a Similar Business or (ii) that replace, in whole or in part, the properties or assets that are the subject of such Asset Sale provided, that, in the event of an Asset Sale of Collateral, such other assets constitute Collateral (and in the case of an Asset Sale of Notes Priority Collateral, constitute and are pledged as Notes Priority Collateral); provided further that in the case of this clause (2), a binding commitment will be treated as a permitted application of the Net Proceeds from the date of such commitment so long as the Issuer or a Restricted Subsidiary enters into such commitment with the good faith expectation that such Net Proceeds will be applied to satisfy such commitment within 180 days of such commitment (or, if later, 365 days after the receipt of such Net Proceeds) (an “Acceptable Commitment”) and, in the event that any Acceptable Commitment is later cancelled or terminated for any reason before the Net Proceeds are applied in connection therewith, then such Net Proceeds will constitute Excess Proceeds (as defined below); or

(3)        any combination of the foregoing.

(c)           Notwithstanding the foregoing, (i) to the extent that any or all of the Net Proceeds of any Asset Sale by a Foreign Subsidiary (a “Foreign Disposition”) are prohibited or delayed by applicable local law from being repatriated to the United States, the amount equal to the portion of such Net Proceeds so affected will not be required to be applied in compliance with this covenant, and such amounts may be retained by the applicable Foreign Subsidiary so long, but only so long, as the applicable local law will not permit repatriation to the United States (the Issuer hereby agreeing to use reasonable efforts to cause the applicable Foreign Subsidiary to take all actions reasonably required by the applicable local law to permit such repatriation), and if such repatriation of any of such affected Net Proceeds is permitted under the applicable local law, an amount equal to such Net Proceeds permitted to be repatriated will be applied (whether or not repatriation actually occurs) in compliance with this covenant (net of any additional taxes that are or would be payable or reserved against as a result thereof) and (ii) to the extent that the Issuer has determined in good faith that repatriation of any or all of the Net Proceeds of any Foreign Disposition could have a material adverse tax consequence (which for the avoidance of doubt, includes, but is not limited to, any purchase whereby doing so the Issuer, any Restricted Subsidiary or any of their Affiliates and/or equity partners would incur a material tax liability, including a material deemed dividend pursuant to Code Section 956 or material withholding tax), the amount equal to the Net Proceeds so affected will not be required to be applied in compliance with this covenant.

(d)          The amount equal to the Net Proceeds from Asset Sales, that are not invested or applied as provided and within the time period set forth in Section 4.10(b) (it being understood that any portion of such Net Proceeds used to make an offer to purchase Notes pursuant to Section 4.10(b)(1)(B) and (C) will be deemed to have been so applied whether or not such offer is accepted) will be deemed to constitute “Excess Proceeds”. When the aggregate amount of Excess Proceeds exceeds $50.0 million, the Issuers will make an offer (an “Asset Sale Offer”) to all Holders and, at the option of the Issuers, to any holders of any Pari Passu Indebtedness to purchase the maximum aggregate principal amount of the Notes and such Pari Passu Indebtedness that is in an amount equal to at least $2,000, or an integral multiple of $1,000 in excess of $2,000, that may be purchased out of the Excess Proceeds at an offer price, in the case of the Notes, in cash in an amount equal to 100.00% of the principal amount thereof (or accreted value thereof, if less), plus accrued and unpaid interest, if any (or, in respect of such Pari Passu Indebtedness, such other price, if any, as may be provided for by the terms of such Pari Passu Indebtedness), to, but excluding, the date fixed for the closing of such offer, in accordance with the procedures set forth in Section 3.09 (or, in respect of such Pari Passu Indebtedness, the agreement or instrument governing the terms thereof). The Issuers will commence an Asset Sale Offer with respect to Excess Proceeds within thirty days after the date that the amount of Excess Proceeds exceeds $50.0 million by mailing or electronically delivering the notice required pursuant to Section 3.09, with a copy to the Trustee, or otherwise in accordance with Applicable Procedures. The Issuers may satisfy the foregoing obligation with respect to any Net Proceeds from an Asset Sale by making an offer to purchase Notes with respect to the amount of all or part of the available Net Proceeds (the “Advance Portion”) prior to the expiration of the Asset Sale Proceeds Application Period with respect to the amount of all or a part of the available Net Proceeds in advance of being required to do so by this Indenture (the “Advance Offer”).

To the extent that the aggregate principal amount (or accreted value, as applicable) of Notes and Pari Passu Indebtedness tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds (or in the case of an Advance Offer, the Advance Portion), the Issuer and its Restricted Subsidiaries may use any remaining Excess Proceeds (or in the case of an Advance Offer, the Advance Portion) in any manner not prohibited by this Indenture (any such remaining Excess Proceeds and Advance Portion amount, “Declined Excess Proceeds”). If the aggregate principal amount (or accreted value, as applicable) of Notes and/or the Pari Passu Indebtedness surrendered in an Asset Sale Offer exceeds the amount of Excess Proceeds (or in the case of an Advance Offer, the Advance Portion), the Trustee will select the Notes to be purchased in the manner described in Section 3.02 and the Issuers will select such Pari Passu Indebtedness to be purchased pursuant to the terms of such Pari Passu Indebtedness; provided that as between the Notes and any Pari Passu Indebtedness, such purchases will be made on a pro rata basis based on the accreted value or principal amount of the Notes or such Pari Passu Indebtedness tendered with adjustments as necessary so that no Notes or Pari Passu Indebtedness will be repurchased in part in an unauthorized denomination. Upon completion of any such Asset Sale Offer, for purposes of this provision the amount of Excess Proceeds (or in the case of an Advance Offer, the Advance Portion) that resulted in the Asset Sale Offer or Advance Offer will be reset to zero (regardless of whether there are any remaining Excess Proceeds (or Advance Portion) upon such completion). An Asset Sale Offer or Advance Offer may be made at the same time as consents are solicited with respect to an amendment, supplement or waiver of this Indenture, Notes and/or Guarantees (but the Asset Sale Offer or Advance Offer may not condition tenders on the delivery of such consents).

(e)          Pending the final application of the amount of any Net Proceeds pursuant to this Section 4.10, such amount of Net Proceeds may be applied to temporarily reduce Indebtedness outstanding under a revolving credit facility, including under the ABL Facility, or otherwise invested in any manner not prohibited by this Indenture.

(f)           The Issuers will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of the Notes pursuant to an Asset Sale Offer or Advance Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Indenture, the Issuers will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations described in this Indenture by virtue thereof.

(g)          The Issuers’ obligation to make an offer to repurchase the Notes pursuant to this Section 4.10 may be waived or modified with the written consent of the Holders of a majority in principal amount of the then outstanding Notes.

SECTION 4.11.   Transactions with Affiliates.

(a)          The Issuer will not, and will not permit any Restricted Subsidiary to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Issuer (each of the foregoing, an “Affiliate Transaction”) involving aggregate payments or consideration in excess of $50.0 million, unless:

(1)          such Affiliate Transaction is on terms, taken as a whole, that are not materially less favorable to the Issuer or the relevant Restricted Subsidiaries than those that would have been obtained at such time in a comparable transaction by the Issuer or such Restricted Subsidiary with a Person other than an Affiliate of the Issuer on an arm’s-length basis or, if in the good faith judgment of the Board of Directors no comparable transaction is available with which to compare such Affiliate Transaction, such Affiliate Transaction is otherwise fair to the Issuer or such Restricted Subsidiary from a financial point of view; and

(2)          the Issuer delivers to the Trustee with respect to any Affiliate Transaction or series of related Affiliate Transactions requiring aggregate payments or consideration in excess of $100.0 million, a resolution adopted by the majority of the Board of Directors approving such Affiliate Transaction and set forth in an Officer’s Certificate certifying that such Affiliate Transaction complies with Section 4.11(a)(1).

(b)          Section 4.11(a) will not apply to the following:

(1)          (a) transactions between or among the Issuer and one or more Restricted Subsidiaries or between or among Restricted Subsidiaries or, in any case, any entity that becomes a Restricted Subsidiary as a result of such transaction and (b) any merger, consolidation or amalgamation of the Issuer and any Parent Company; provided that such merger, consolidation or amalgamation of the Issuer is otherwise in compliance with the terms of this Indenture and effected for a bona fide business purpose;

(2)          (a) Restricted Payments permitted by Section 4.07 hereof (including any transaction specifically excluded from the definition of the term “Restricted Payments,” including pursuant to the exceptions contained in the definition thereof and the parenthetical exclusions of such definition), (b) any “Permitted Investments” or any acquisition otherwise permitted by this Indenture and (c) Indebtedness permitted by Section 4.09;

(3)          (a) the payment of management, consulting, monitoring, transaction, bonus, advisory and other fees, indemnities and expenses pursuant to the Management Services Agreements (including any unpaid management, consulting, monitoring, transaction, bonus, advisory and other fees, indemnities and expenses accrued in any prior year) and any termination fees pursuant to the Management Services Agreements and (b) the payment of indemnification and similar amounts to, and reimbursement of expenses of, the Investors and their officers, directors, employees and Affiliates, in each case, approved by, or pursuant to arrangements approved by, the Board of Directors;

(4)          any employment agreements, severance arrangements, stock option plans and other compensatory arrangements (and any successor plans thereto) and any supplemental executive retirement benefit plans or arrangements with any present, future or former employees, directors, officers, members of management, consultants or independent contractors (or their respective Controlled Investment Affiliates or Immediate Family Members or any permitted transferees thereof) of the Issuer, any of its Subsidiaries or any Parent Company that are, in each case, approved by the Issuer in good faith; and the provision of reasonable and customary compensation and other benefits (including the payment of any fees and compensation, benefit plan or arrangement, any health, disability or similar insurance plan), indemnities and reimbursements of expenses and employment and severance arrangements to, or on behalf of, or for the benefit of such employees, directors, officers, members of management, consultants or independent contractors (or their respective Controlled Investment Affiliates or Immediate Family Members or any permitted transferees thereof) of the Issuer, any of its Subsidiaries or any Parent Company;

(5)          payments, loans, advances or guarantees (or cancellation of loans, advances or guarantees) to future, present or former employees, officers, directors, members of management, consultants or independent contractors (or their respective Controlled Investment Affiliates or Immediate Family Members ) of the Issuer, any of its Subsidiaries or any Parent Company, or guarantees in respect thereof for bona fide business purposes or in the ordinary course of business or consistent with industry practice;

(6)          transactions in which the Issuer or any Restricted Subsidiary, as the case may be, delivers to the Trustee a letter from an Independent Financial Advisor stating that such transaction is fair to the Issuer or such Restricted Subsidiary from a financial point of view or stating that the terms, when taken as a whole, are not materially less favorable to the Issuer or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Issuer or such Restricted Subsidiary with a Person that is not an Affiliate of the Issuer on an arm’s-length basis;

(7)          the existence of, or the performance by the Issuer or any Restricted Subsidiary of its obligations under the terms of, any agreement as in effect as of the Issue Date, or any amendment thereto or replacement thereof (so long as any such amendment or replacement is not materially disadvantageous in the good faith judgment of the Board of Directors to the Holders when taken as a whole as compared to the applicable agreement as in effect on the Issue Date);

(8)          the existence of, or the performance by the Issuer or any Restricted Subsidiary of its obligations under the terms of, any equity holder agreement or the equivalent (including any registration rights agreement or purchase agreement related thereto) to which it is a party as of the Issue Date and any amendment thereto and similar agreements or arrangements that it may enter into thereafter; provided that the existence of, or the performance by the Issuer or any Restricted Subsidiary of obligations under any future amendment to any such existing agreement or arrangement or under any similar agreement or arrangement entered into after the Issue Date will only be permitted by this clause (8) to the extent that the terms of any such amendment or new agreement or arrangement are not otherwise materially disadvantageous in the good faith judgment of the Board of Directors to the Holders when taken as a whole (as compared to the original agreement or arrangement in effect on the Issue Date);

(9)          the Transactions and the payment of all fees and expenses related to the Transactions, including Transaction Expenses;

(10)        transactions with customers, clients, suppliers, contractors, joint venture partners or purchasers or sellers of goods or services, or transactions otherwise relating to the purchase or sale of goods or services, in each case in the ordinary course of business or consistent with industry practice and otherwise in compliance with the terms of this Indenture that are fair to the Issuer and the Restricted Subsidiaries, in the reasonable determination of the Board of Directors or the senior management of the Issuer, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party;

(11)        the issuance, sale or transfer of Equity Interests (other than Disqualified Stock) of the Issuer or any Parent Company to any Person and the granting and performing of customary rights (including registration rights) in connection therewith, and any contribution to the capital of the Issuer;

(12)        sales of accounts receivable, or participations therein, or Securitization Assets or related assets in connection with any Qualified Securitization Facility and any other transaction effected in connection with a Qualified Securitization Facility or a financing related thereto;

(13)        payments by the Issuer or any Restricted Subsidiary made for any financial advisory, consulting, financing, underwriting or placement services or in respect of other investment banking activities, including in connection with acquisitions or divestitures, which payments are approved by, or made pursuant to arrangements approved by, a majority of the Board of Directors in good faith;

(14)        payments with respect to Indebtedness, Disqualified Stock and other Equity Interests (and repurchase and cancellation of any thereof) of the Issuer, any Parent Company and any Restricted Subsidiary and Preferred Stock (and cancellation of any thereof) of any Restricted Subsidiary to any future, current or former employee, director, officer, member of management, consultant or independent contractor (or their respective Controlled Investment Affiliates or Immediate Family Members or permitted transferees) of the Issuer, any of its Subsidiaries or any Parent Company pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any equity subscription or equity holder agreement that are, in each case, approved by the Issuer in good faith;

(15)        (a) investments by Affiliates in securities or Indebtedness of the Issuer or any Restricted Subsidiary (and payment of reasonable out-of-pocket expenses incurred by such Affiliates in connection therewith) so long as the investment is being offered by the Issuer or such Restricted Subsidiary generally to other investors on the same or more favorable terms and (b) payments to Affiliates in respect of securities or Indebtedness of the Issuer or any Restricted Subsidiary contemplated in the foregoing subclause (a) or that were acquired from Persons other than the Issuer and the Restricted Subsidiaries, in each case, in accordance with the terms of such securities or Indebtedness;

(16)        payments to or from, and transactions with, any joint venture or Unrestricted Subsidiary in the ordinary course of business or consistent with past practice, industry practice or industry norms (including, any cash management activities related thereto);

(17)        payments by the Issuer (and any Parent Company) and its Subsidiaries pursuant to tax sharing agreements among the Issuer (and any Parent Company) and its Subsidiaries; provided that in each case the amount of such payments by the Issuer and its Subsidiaries are permitted under Section 4.07(b)(14);

(18)        any lease or sublease entered into between the Issuer or any Restricted Subsidiary, as lessee or sublessee, and any Affiliate of the Issuer, as lessor or sublessor, and transactions pursuant to that lease which lease or sublease is approved by the Board of Directors or senior management of the Issuer in good faith;

(19)       (i) intellectual property licenses in the ordinary course of business or consistent with industry practice and (ii) intercompany intellectual property licenses and research and development agreements;

(20)       the payment of reasonable out-of-pocket costs and expenses relating to registration rights and indemnities provided to equity holders of the Issuer or any Parent Company pursuant to any equity holders agreement or registration rights agreement entered into on or after the Issue Date;

(21)       transactions permitted by, and complying with Section 5.01 solely for the purpose of (a) reorganizing to facilitate any initial public offering of securities of the Issuer or any Parent Company, (b) forming a holding company or (c) reincorporating the Issuer or the Co-Issuer in a new jurisdiction;

(22)       transactions undertaken in good faith (as determined by the Board of Directors or senior management of the Issuer) for the purposes of improving the consolidated tax efficiency of the Issuer and its Restricted Subsidiaries and not for the purpose of circumventing any covenant set forth in this Indenture;

(23)       (a) transactions with a Person that is an Affiliate of the Issuer (other than an Unrestricted Subsidiary) solely because the Issuer or any Restricted Subsidiary owns Equity Interests in such Person and (b) transactions with any Person that is an Affiliate solely because a director or officer of such Person is a director or officer of the Issuer, any Restricted Subsidiary or any Parent Company;

(24)       (a) pledges and other transfers of Equity Interests in Unrestricted Subsidiaries and (b) any transactions with an Affiliate in which the consideration paid consists solely of Equity Interests of the Issuer or a Parent Company;

(25)       the sale, issuance or transfer of Equity Interests (other than Disqualified Stock) of the Issuer;

(26)       investments by any Investor or Parent Company in securities or Indebtedness of the Issuer or the Co-Issuer or any Subsidiary Guarantor;

(27)       payments on the Notes in accordance with this Indenture and payments of Obligations under the Credit Facilities and payments in respect of Obligations under other Indebtedness, Disqualified Stock or Preferred Stock of the Issuer and its Subsidiaries held by Affiliates; provided that such Obligations were acquired by an Affiliate of the Issuer in compliance with this Indenture;

(28)       transactions undertaken in the ordinary course of business pursuant to membership in a purchasing consortium; and

(29)       any transaction on arm’s length terms with a non-Affiliate that becomes an Affiliate as a result of such Transaction.

SECTION 4.12. Liens.

(a)          Parent will not and the Issuers will not, and will not permit any Subsidiary Guarantor to, create, incur or assume any Lien (except Permitted Liens) that secures Indebtedness on any Collateral or any income or profits therefrom, or assign or convey any right to receive income therefrom.

(b)          Subject to the foregoing, the Issuers will not, and will not permit any Restricted Subsidiary to, create, incur or assume any Lien (except Permitted Liens) that secures Obligations under any Indebtedness or any related guarantee of Indebtedness, on any asset or property of the Issuer or the Co-Issuer or any Restricted Subsidiary that is not Collateral, or any income or profits therefrom, or assign or convey any right to receive income therefrom, unless:

(1)          in the case of Liens securing Subordinated Indebtedness, the Notes and related Guarantees are secured by a Lien on such property, assets or proceeds that is senior in priority to such Liens until such time as such Subordinated Indebtedness is no longer secured by such Liens; and

(2)          in all other cases, the Notes or the Guarantees are equally and ratably secured until such time as such Obligations are no longer secured by such Liens.

For purposes of determining compliance with this Section 4.12, (A) a Lien need not be incurred solely by reference to one category of Permitted Liens described in the definition thereof but is permitted to be incurred in part under any combination thereof and of any other available exemption and (B) in the event that a Lien (or any portion thereof) meets the criteria of one or more of the categories of Permitted Liens, the Issuer will, in its sole discretion, be entitled to divide, classify or reclassify, in whole or in part, any such Lien (or any portion thereof) among one or more of such categories or clauses in any manner.

Any Lien created for the benefit of the Holders pursuant to Section 4.12(b) will be deemed automatically and unconditionally released and discharged upon the release and discharge of each of the Liens described in clauses (1) and (2) of Section 4.12(b) or upon such Liens no longer attaching to assets or property of the Issuer or the Co-Issuer or a Restricted Subsidiary so secured.

The expansion of Liens by virtue of accretion or amortization of original issue discount, the payment of dividends in the form of Indebtedness and increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies will not be deemed to be an incurrence of Liens for purposes of this covenant.

SECTION 4.13. Company Existence. Subject to Article V hereof, the Issuer shall do or cause to be done all things necessary to preserve and keep in full force and effect its organizational existence, and the corporate, partnership or other organizational existence of each of its Restricted Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Issuer or any such Restricted Subsidiary; provided that the Issuer shall not be required to preserve the corporate, partnership or other organizational existence of its Restricted Subsidiaries, if the Issuer in good faith shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Issuer and its Restricted Subsidiaries, taken as a whole.

SECTION 4.14. Offer to Repurchase Upon Change of Control.

(a)           If a Change of Control occurs, unless the Issuers have previously or concurrently electronically delivered or mailed a redemption notice with respect to all the outstanding Notes as described under Section 3.07 or Section 11.01, the Issuers will make an offer to purchase all of the Notes pursuant to the offer described below (the “Change of Control Offer”) at a price in cash (the “Change of Control Payment”) equal to 101.00% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, to, but excluding, the date of repurchase, subject to the right of Holders of record on the relevant Record Date to receive interest due on any Interest Payment Date prior to such repurchase. Within 60 days following any Change of Control, the Issuers will send notice of such Change of Control Offer electronically or by first-class mail, postage prepaid, with a copy to the Trustee, to each Holder at such Holder’s registered address or otherwise in accordance with the Applicable Procedures, with the following information:

(1)          a Change of Control Offer is being made pursuant to this Section 4.14 and all Notes properly tendered pursuant to such Change of Control Offer will be accepted for payment by the Issuers;

(2)          the purchase price and the purchase date, which will be no earlier than 20 Business Days nor later than 60 days from the date such notice is mailed or otherwise delivered (the “Change of Control Payment Date”), subject to extension (in the case where such notice is mailed or otherwise delivered prior to the occurrence of the Change of Control) in the event that the occurrence of the Change of Control is delayed;

(3)          any Note not properly tendered will remain outstanding and continue to accrue interest;

(4)          unless the Issuers default in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest on the Change of Control Payment Date;

(5)          Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender such Notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse of such Notes completed to the Paying Agent at the address specified in the notice or otherwise in accordance with Applicable Procedures, prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

(6)          Holders will be entitled to withdraw their tendered Notes and their election to require the Issuers to purchase such Notes; provided that the Paying Agent receives, not later than the close of business on the second Business Day prior to the expiration date of the Change of Control Offer, a facsimile transmission or letter or other notice in accordance with the Applicable Procedures setting forth the name of the Holder, the principal amount of Notes tendered for purchase, and a statement that such Holder is withdrawing its tendered Notes and its election to have such Notes purchased;

(7)          Holders whose Notes are being purchased only in part will be issued new Notes and such new Notes will be equal in principal amount to the unpurchased portion of the Notes surrendered; provided that the unpurchased portion of the Notes must be equal to at least $2,000 or any integral multiple of $1,000 in excess of $2,000;

(8)          if such notice is delivered prior to the occurrence of a Change of Control, stating that the Change of Control Offer is conditional on the occurrence of such Change of Control and describing each such condition, and, if applicable, stating that, in the Issuer’s discretion, the Change of Control Payment Date may be delayed until such time (including more than 60 days after the date the notice was mailed or delivered, including by electronic transmission) as any or all such conditions are satisfied (or waived by the Issuers in their sole discretion), or such purchase may not occur and such notice may be rescinded in the event that any or all such conditions are not satisfied (or waived by the Issuers in their sole discretion) by the Change of Control Payment Date, or by the Change of Control Payment Date as so delayed, or such notice may be rescinded at any time in the Issuer’s discretion if in the good faith judgment of the Issuer any or all of such conditions will not be satisfied. In addition, the Issuers may provide in such notice that payment of the purchase price and performance of the Issuers’ obligations with respect to such purchase may be performed by another Person; and

(9)          the other instructions, as determined by the Issuer, consistent with this Section 4.14, that a Holder must follow in order to have its Notes repurchased.

(b)          The Issuers will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of Notes by the Issuers pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Indenture, the Issuers will comply with the applicable securities laws and regulations and will not be deemed to have breached their obligations described in this Indenture by virtue thereof.

(c)          On the Change of Control Payment Date, the Issuers will, to the extent permitted by law:

(1)          accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer;

(2)          deposit with the Paying Agent an amount equal to the aggregate Change of Control Payment in respect of all Notes or portions thereof validly tendered and not validly withdrawn; and

(3)          deliver, or cause to be delivered, to the Trustee (a) an Officer’s Certificate to the Trustee stating that such Notes or portions thereof have been tendered to and purchased by the Issuers and (b) at the Issuers’ option, the Notes so accepted for cancellation.

(d)          The Issuers will not be required to make a Change of Control Offer following a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Issuers and purchases all Notes validly tendered and not validly withdrawn under such Change of Control Offer.

(e)          A Change of Control Offer may be made in advance of a Change of Control and conditional upon such Change of Control if a definitive agreement is in place for the Change of Control at the time of making of the Change of Control Offer.

(f)           Other than as specifically provided in this Section 4.14, any purchase pursuant to this Section 4.14 shall be made pursuant to Sections 3.02, 3.05 and 3.06, and references therein to “redeem,” “redemption,” “Redemption Date” and similar words shall be deemed to refer to “purchase,” “repurchase,” “Change of Control Payment Date” and similar words, as applicable.

(g)          A Change of Control Offer may be made at the same time as consents are solicited with respect to an amendment, supplement or waiver of this Indenture, Notes and/or Guarantees (but the Change of Control Offer may not condition tenders on the delivery of such consents).

(h)         The Issuers’ obligation to make an offer to repurchase the Notes pursuant to this Section 4.14 may be waived or modified (at any time, including after a Change of Control) with the written consent of the Holders of a majority in principal amount of the Notes then outstanding.

SECTION 4.15. Limitation on Guarantees of Indebtedness by Restricted Subsidiaries.

The Issuer will not permit any of its Wholly-Owned Subsidiaries that are Restricted Subsidiaries (and non-Wholly-Owned Subsidiaries if such non-Wholly-Owned Subsidiary guarantees Indebtedness under the ABL Facility, the 2020 Bond Financing Agreement, the 2019 Bond Financing Agreement or Capital Markets Indebtedness of the Issuer or the Co-Issuer or any Subsidiary Guarantor), other than the Co-Issuer, a Subsidiary Guarantor or an Excluded Subsidiary, to guarantee the payment of (i) any Indebtedness of the Issuer or the Co-Issuer or any Subsidiary Guarantor under the Credit Facilities incurred under Section 4.09(b)(1), (ii) the 2020 Bond Financing Agreement and the Series 2020 Note, (iii) the 2019 Bond Financing Agreement and the Series 2019 Note or (iv) Capital Markets Indebtedness of the Issuer or the Co-Issuer or any Subsidiary Guarantor, in each case, having an aggregate principal amount outstanding in excess of $50.0 million unless:

(1)          such Restricted Subsidiary within 30 days executes and delivers to the Trustee a supplemental indenture to this Indenture, the form of which is attached as Exhibit D hereto, providing for a Guarantee by such Restricted Subsidiary, except that with respect to a guarantee of Indebtedness of the Issuer or the Co-Issuer or any Subsidiary Guarantor if such Indebtedness is by its express terms subordinated in right of payment to the Notes or such Subsidiary Guarantor’s Guarantee, any such guarantee by such Restricted Subsidiary with respect to such Indebtedness will be subordinated in right of payment to such Guarantee substantially to the same extent as such Indebtedness is subordinated to the Notes; and

(2)          such Restricted Subsidiary waives and will not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other applicable rights against the Issuer or any other Restricted Subsidiary as a result of any payment by such Restricted Subsidiary under its Guarantee;

provided that this Section 4.15 will not be applicable to any guarantee of any Restricted Subsidiary that existed at the time such Person became a Restricted Subsidiary and was not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary. The Issuer may elect, in its sole discretion, to cause any Subsidiary that is not otherwise required to be a Subsidiary Guarantor to become a Subsidiary Guarantor, in which case such Subsidiary will not be required to comply with clause (1) or (2) of this Section 4.15 and such Guarantee may be released at any time in the Issuer’s sole discretion.

SECTION 4.16. Suspension of Covenants.

(a)          During any period of time that (i) the Notes have an Investment Grade Rating and (ii)   no Default has occurred and is continuing under this Indenture (the occurrence of the events described in the foregoing clauses (i) and (ii) being collectively referred to as a “Covenant Suspension Event” and the date thereof being referred to as the “Suspension Date”), the Issuer and the Restricted Subsidiaries will not be subject to Section 4.07, Section 4.08, Section 4.09, Section 4.10, Section 4.11, Section 4.15 (but only with respect to any Person that would otherwise be required to become a Subsidiary Guarantor after the date of commencement of the applicable Suspension Period) and Section 5.01(a)(1)(d) hereof shall not be applicable to the Notes (collectively, the “Suspended Covenants”).

(b)          During a Suspension Period (as defined below), the Issuer may not designate any of its Subsidiaries as Unrestricted Subsidiaries pursuant to the second sentence of the definition of “Unrestricted Subsidiary.”

(c)          In the event that the Issuer and its Restricted Subsidiaries are not subject to the Suspended Covenants under this Indenture for any period of time as a result of the foregoing, and on any subsequent date (the “Reversion Date”) the Notes no longer have an Investment Grade Rating, then the Suspended Covenants will be reinstated and the Issuer and its Restricted Subsidiaries will thereafter again be subject to the Suspended Covenants under this Indenture with respect to future events.

(d)          The period of time between the Suspension Date and the Reversion Date is referred to in this Indenture as the “Suspension Period”. Upon the occurrence of a Covenant Suspension Event, the amount of Excess Proceeds from Net Proceeds will be reset to zero for purposes of Section 4.10.

(e)          In the event of any such reinstatement, no action taken or omitted to be taken by the Issuer or any Restricted Subsidiary or events occurring prior to such reinstatement with respect to any of the Suspended Covenants will give rise to a Default or Event of Default under this Indenture with respect to the Notes; provided that:

(1)          with respect to Restricted Payments made after the Reversion Date, the amount of Restricted Payments made will be calculated as though Section 4.07 had been in effect prior to, but not during, the Suspension Period;

(2)          all Indebtedness incurred, or Disqualified Stock or Preferred Stock issued, during the Suspension Period will be classified to have been incurred or issued pursuant to Section 4.09(b)(4);

(3)          any Affiliate Transaction entered into after the Reversion Date pursuant to an agreement entered into during any Suspension Period will be deemed to be permitted pursuant to Section 4.11(b)(7);

(4)          any encumbrance or restriction on the ability of any Restricted Subsidiary that is not a Subsidiary Guarantor to take any action described in Section 4.08(a) that becomes effective during any Suspension Period will be deemed to be permitted Section 4.08(b)(1);

(5)          all Liens permitted to be created, incurred or assumed during the Suspension Period will be deemed to have been outstanding on the Issue Date, so that they are classified as permitted under clause (11) of the definition of “Permitted Liens”; and

(6)          all Investments made during the Suspension Period will be deemed to have been outstanding on the Issue Date, so that they are classified as Permitted Investments permitted under clause (5) of the definition of “Permitted Investments.”

(f)           Notwithstanding that the Suspended Covenants may be reinstated after the Reversion Date, (i) no Default, Event of Default or breach of any kind will be deemed to exist under this Indenture, the Notes or the Guarantees with respect to the Suspended Covenants, and none of the Issuer or any of its Restricted Subsidiaries will bear any liability for any actions taken or events occurring during the Suspension Period, or any actions taken at any time pursuant to any contractual obligation arising during a Suspension Period, in each case, as a result of a failure to comply with the Suspended Covenants during the Suspension Period (or, upon termination of the Suspension Period or after that time, based on any action taken or event that occurred during the Suspension Period) and (ii) following a Reversion Date, the Issuer and each Restricted Subsidiary will be permitted, without causing a Default or Event of Default, to honor, comply with or otherwise perform any contractual commitments or obligations arising during any Suspension Period (that were permitted to be entered into at such time) and to consummate any transactions contemplated thereby.

(g)          Upon the Reversion Date, the obligation to grant Guarantees pursuant Section 4.15 will be reinstated (and the Reversion Date will be deemed to be the date on which any guaranteed Indebtedness was incurred for purposes of Section 4.15).

(h)          The Trustee shall have no duty to (i) monitor the ratings of the Notes, (ii) determine whether a Covenant Suspension Event or Reversion Date has occurred, or (iii) notify Holders of any of the foregoing.

SECTION 4.17. Limitations on Activities of the Co-Issuer.

The Co-Issuer shall not hold any material assets, become liable for any material obligations, engage in any trade or business, or conduct any business activity, other than (1) the issuance of its Capital Stock to the Issuer or any Wholly-Owned Restricted Subsidiary of the Issuer, (2) the incurrence of Indebtedness as a co-obligor or guarantor, as the case may be, of the Notes, the 2020 Bond Financing Agreement, the Series 2020 Note, the 2019 Bond Financing Agreement, the Series 2019 Note, Credit Facilities, Other Pari Passu Lien Obligations or equipment or commercial building financings, and any other Indebtedness that is permitted to be incurred pursuant to Section 4.09 and (3) activities incidental thereto.

SECTION 4.18. Limitations on Activities of Parent.

(a)           Parent shall not conduct, transact or otherwise engage in any business or operations other than (i) owning Capital Stock of the Issuer and operations incidental thereto, (ii) the maintenance of its legal existence and general operations (including the ability to incur fees, costs and expenses relating to such maintenance and general operations including professional fees for legal, tax and accounting issues), (iii) the performance of its obligations, including the incurrence, and performance in respect, of guarantees and other liabilities, with respect to the Notes, the 2020 Bond Financing Agreement, the Series 2020 Note, the 2019 Bond Financing Agreement, the Series 2019 Note, Credit Facilities, Other Pari Passu Lien Obligations or equipment or commercial building financings, (iv) any public offering of its common stock or any other issuance of its Equity Interests or any corporate transaction permitted under this Indenture, (v) financing activities, including, without limitation, Credit Facilities, the issuance of securities, incurrence of debt, payment of dividends, making contributions to the capital of its Subsidiaries and guaranteeing any Indebtedness, liabilities or other obligations of its Subsidiaries or Parent Companies and the performance of its obligations with respect thereto, (vi) participating in tax, accounting and other administrative matters as a member of the consolidated group of Parent and the Issuer or any direct or indirect parent of Parent and its Subsidiaries, (vii) holding any cash or property received in connection with Restricted Payments made by the Issuer in accordance with Section 4.07 hereof pending application thereof by Parent, (viii) providing indemnification to officers and directors, (ix) conducting, transacting or otherwise engaging in any business or operations of the type that it conducts, transacts or engages in on the Issue Date, (x) any transaction that Parent is permitted to enter into or consummate under this Indenture, the 2020 Bond Financing Agreement, the 2019 Bond Financing Agreement, Credit Facilities, Other Pari Passu Lien Obligations or equipment financings and any transaction between Parent and the Issuer or any Restricted Subsidiary permitted under this Indenture, the 2020 Bond Financing Agreement, the 2019 Bond Financing Agreement, Credit Facilities, Other Pari Passu Lien Obligations or equipment or commercial building financings, (xi) subject to the following paragraph, its ownership of the Act 9 Bonds and similar bonds in connection with a Specified Sale and Lease-back Transaction, and (xii) activities incidental to the businesses or activities described in the foregoing clauses (i) through (xi); provided that, notwithstanding the foregoing, Parent shall not create or acquire (by way of amalgamation, merger, consolidation or otherwise) any material direct Subsidiaries, other than the Issuer or any holding company for the Issuer.

(b)         In addition, neither Parent, as owner of the Act 9 Bonds nor any agent or designee of Parent (including Regions Bank as trustee under the Act 9 Trust Indenture), shall, without the prior written consent of the Collateral Agent:

(1)           dispose of any Act 9 Bonds or its economic interests therein;

(2)           enforce or exercise, or seek to enforce or exercise, any rights or remedies (including any right of setoff) under the Act 9 Bond Documents (including the enforcement of any right under any other agreement or arrangement to which Parent or its agent or designee and either the City of Osceola or the Issuer is a party); or

(3)  commence or join with any Person (other than the Secured Parties) in commencing, or petition for or vote in favor of, any action or proceeding with respect to such rights or remedies (including in any foreclosure action or any proceeding under any Debtor Relief Laws).

ARTICLE V

SUCCESSORS

SECTION 5.01. Merger, Amalgamation, Consolidation or Sale of All or Substantially All Assets.

(a)          Neither the Issuer nor the Co-Issuer may consolidate, amalgamate or merge with or into or wind up into (whether or not the Issuer or the Co-Issuer is the surviving Person), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets, in one or more related transactions, to any Person unless:

(1)           (A)            the Issuer or the Co-Issuer, as applicable, is the surviving Person or the Person formed by or surviving any such consolidation, amalgamation or merger (if other than the Issuer or the Co-Issuer, as applicable), or to which such sale, assignment, transfer, lease, conveyance or other disposition is made, is a Person organized or existing under the laws of the United States, any state thereof, the District of Columbia, or any territory thereof (such Person, as the case may be, being herein called the “Successor Company”); provided that in the case where the surviving Person is not a corporation, a co-obligor of the Notes is a corporation;

(B)         the Successor Company, if other than the Issuer or the Co-Issuer, as applicable, expressly assumes all the obligations of the Issuer or the Co-Issuer, as applicable, under this Indenture, the Notes and the Security Documents pursuant to supplemental indentures, amendments or other customary documents or instruments and shall cause such amendments, supplements or other documents to be executed, filed and recorded in such jurisdictions as may be required by applicable law to preserve and protect the Liens on the Collateral owned by or transferred to the Successor Company, together with such financing statements or comparable documents as may be required to perfect any security interests in such Collateral which may be perfected by the filing of a financing statement or a similar document under the Uniform Commercial Code or other similar statute or regulation of the relevant states or jurisdictions;

(C)         immediately after such transaction, no Default exists;

(D)         immediately after giving pro forma effect to such transaction and any related financing transactions, as if such transactions had occurred at the beginning of the most recently ended Test Period, either:

(i)            the Issuer (or Successor Company, as applicable) would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Test; or,

(ii)            the Fixed Charge Coverage Ratio for the Issuer (or Successor Company, as applicable) would be equal to or greater than the Fixed Charge Coverage Ratio for the Issuer immediately prior to such transaction;

(E)         each Subsidiary Guarantor, unless it is the other party to the transactions described above, in which case Section 5.01(a)(1)(B) will apply, will have by supplemental indenture or otherwise confirmed that its Guarantee applies to such Person’s obligations under this Indenture and the Notes and its obligations under the Security Documents shall continue to be in effect and it shall enter into such supplemental indentures, amendments or other customary documents or instruments and shall cause such amendments, supplements or other documents to be executed, filed and recorded in such jurisdictions as may be required by applicable law to preserve and protect the Liens on the Collateral owned by or transferred to the Successor Company, together with such financing statements or comparable documents as may be required to perfect any security interests in such Collateral which may be perfected by the filing of a financing statement or a similar document under the Uniform Commercial Code or other similar statute or regulation of the relevant states or jurisdictions; and

(F)          the Issuer or the Co-Issuer, as applicable (or the Successor Company, as applicable), will have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, amalgamation, merger or transfer and such supplemental indentures, if any, comply with this Indenture and, if a supplemental indenture or any supplement to any Security Documents is required in connection with such transaction, such supplement or supplemental indenture shall require the Issuer or Co-Issuer, as applicable (or the Successor Company, as applicable) to take all necessary action so that such Lien is perfected to the extent required by the Security Documents; and

(G)	Collateral owned by or transferred to the Successor Company shall:

(i)           continue to constitute Collateral under this Indenture and the Security Documents;

(ii)          be subject to the Lien in favor of the Collateral Agent for the benefit of the Collateral Agent, the Trustee and the holders of the Notes; and

(iii)	not be subject to any Lien other than Permitted Liens.

Notwithstanding the foregoing, failure to satisfy the requirements of Section 5.01(a)(1)(C) and (D) will not prohibit

(1)          the Issuer consolidating, amalgamating or merging with or into or winding up into (whether or not the Issuer is the surviving Person), or the sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of its assets, in one or more related transactions, to Parent or a Wholly-Owned Subsidiary of Parent,

(2)          the Issuer or the Co-Issuer consolidating with, amalgamating with or merging with or into, or winding up into an Affiliate of the Issuer or the Co-Issuer for the purpose of reincorporating the Issuer or the Co-Issuer in the United States, any state thereof, the District of Columbia or any territory thereof, so long as the amount of Indebtedness of the Issuer and its Restricted Subsidiaries is not increased thereby,

(3)          the Issuer or the Co-Issuer converting into a corporation, partnership, limited partnership, limited liability company or trust organized or existing under the laws of the jurisdiction of organization of the Issuer or the Co-Issuer or the laws of a jurisdiction in the United States (and, if such entity is not a corporation, a co-obligor of the Notes is a corporation organized or existing under such laws), and

(4)	the Issuer or the Co-Issuer changing its name.

(b)          Subject to Section 10.06, no Subsidiary Guarantor will, and the Issuer will not permit any Subsidiary Guarantor to, consolidate, amalgamate or merge with or into or wind up into (whether or not such Subsidiary Guarantor is the surviving Person), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to any Person unless:

(1)          (A)         such Subsidiary Guarantor is the surviving Person or the Person formed by or surviving any such consolidation, amalgamation or merger (if other than such Subsidiary Guarantor) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a Person organized or existing under the laws of the jurisdiction of organization of such Subsidiary Guarantor or the laws of the United States, any state thereof, the District of Columbia, or any territory thereof (such Subsidiary Guarantor or such Person, as the case may be, being herein called the “Successor Person”);

(B)         the Successor Person, if other than such Subsidiary Guarantor, expressly assumes all the obligations of such Subsidiary Guarantor under this Indenture and such Subsidiary Guarantor’s related Guarantee and the Security Documents pursuant to supplemental indentures, amendments or other customary documents or instruments and shall cause such amendments, supplements or other documents to be executed, filed and recorded in such jurisdictions as may be required by applicable law to preserve and protect the Liens on the Collateral owned by or transferred to the Successor Person, together with such financing statements or comparable documents as may be required to perfect any security interests in such Collateral which may be perfected by the filing of a financing statement or a similar document under the Uniform Commercial Code or other similar statute or regulation of the relevant states or jurisdictions;

(C)	immediately after such transaction, no Default exists;

(D)         the Issuer will have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, amalgamation, merger or transfer and such supplemental indentures, if any, comply with this Indenture and, if a supplemental indenture or any supplement to any Security Documents is required in connection with such transaction, such supplement or supplemental indenture shall require the Issuer to take all necessary action so that such Lien is perfected to the extent required by the Security Documents; and

(E)	Collateral owned by or transferred to the Successor Person shall:

(i)           continue to constitute Collateral under this Indenture and the Security Documents;

(ii)          be subject to the Lien in favor of the Collateral Agent for the benefit of the Collateral Agent, the Trustee and the Holders of the Notes; and

(iii)	not be subject to any Lien other than Permitted Liens; or

(2)	the transaction is not prohibited by Section 4.10.

(c)          Notwithstanding the foregoing, any Subsidiary Guarantor may (1) merge, amalgamate or consolidate with or into, wind up into or sell, assign, transfer, lease, convey or otherwise dispose of all or part of its properties and assets to another Subsidiary Guarantor or the Issuer or merge, amalgamate or consolidate with or into, wind up into or sell, assign, transfer, lease, convey or otherwise dispose of all or part of its properties and assets to a Restricted Subsidiary of the Issuer (other than the Co-Issuer), so long as the resulting entity remains or becomes a Subsidiary Guarantor, (2) merge with an Affiliate of the Issuer for the purpose of reincorporating the Subsidiary Guarantor in the United States, any state thereof, the District of Columbia or any territory thereof, (3) convert into a corporation, partnership, limited partnership, limited liability company or trust organized or existing under the laws of the jurisdiction of organization of such Subsidiary Guarantor or the laws of a jurisdiction in the United States, (4) liquidate or dissolve or change its legal form if the Issuer determines in good faith that such action is in the best interests of the Issuer and is not materially disadvantageous to the Holders of the Notes or (5) change its name.

(d)          In addition, subject to Section 10.07, Parent will not consolidate, amalgamate or merge with or into or wind up into (whether or not Parent is the surviving Person), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to, any Person unless:

(1)          Parent is the surviving Person or the Person formed by or surviving any such consolidation, amalgamation or merger (if other than Parent) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a Person organized or existing under the laws of the jurisdiction of organization of Parent or the laws of the United States, any state thereof, the District of Columbia, or any territory thereof (Parent or such Person, as the case may be, being herein called the “Successor Parent Guarantor”);

(2)          the Successor Parent Guarantor (if other than Parent) expressly assumes all the obligations of such Parent under this Indenture, such Parent’s related Parent Guarantee and the Security Documents pursuant to supplemental indentures, amendments or other customary documents or instruments and shall cause such amendments, supplements or other documents to be executed, filed and recorded in such jurisdictions as may be required by applicable law to preserve and protect the Liens on the Collateral owned by or transferred to the Successor Parent Guarantor, together with such financing statements or comparable documents as may be required to perfect any security interests in such Collateral which may be perfected by the filing of a financing statement or a similar document under the Uniform Commercial Code or other similar statute or regulation of the relevant states or jurisdictions;

(3)	immediately after such transaction, no Default exists;

(4)          the Issuer will have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, amalgamation, merger or transfer and such supplemental indentures, if any, comply with this Indenture and, if a supplemental indenture or any supplement to any Security Documents is required in connection with such transaction, such supplement or supplemental indenture shall require Parent and the Issuer to take all necessary action so that such Lien is perfected to the extent required by the Security Documents; and

(5)	Collateral owned by or transferred to the Successor Parent Guarantor shall:

(i)           continue to constitute Collateral under this Indenture and the Security Documents;

(ii)          be subject to the Lien in favor of the Collateral Agent for the benefit of the Collateral Agent, the Trustee and the Holders of the Notes; and

(iii)	not be subject to any Lien other than Permitted Liens.

(e)          Notwithstanding the foregoing, Parent may (1) merge, amalgamate or consolidate with or into, the Issuer, (2) merge with an Affiliate of the Issuer for the purpose of reincorporating Parent in the United States, any state thereof, the District of Columbia or any territory thereof, (3) convert into a corporation, partnership, limited partnership, limited liability company or trust organized or existing under the laws of the jurisdiction of organization of Parent or the laws of a jurisdiction in the United States or (4) change its name.

SECTION 5.02. Successor Person Substituted. Upon any consolidation, amalgamation or merger, or any winding up, sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Issuer or the Co-Issuer or a Guarantor in accordance with Section 5.01 hereof, the Successor Company, Successor Person or Successor Parent Guarantor, as applicable, formed by such consolidation or amalgamation or into or with which the Issuer or the Co-Issuer, such Subsidiary Guarantor or Parent, as applicable, is merged or to which such wind up, sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, amalgamation, merger, sale, lease, conveyance or other disposition, the provisions of this Indenture, the Notes and the Guarantees referring to the Issuer or the Co-Issuer, such Guarantor, or Parent, as applicable, shall refer instead to the Successor Company, Successor Person or Successor Parent Guarantor, as applicable, and not to the Issuer or the Co-Issuer, such Subsidiary Guarantor, or Parent as applicable), and may exercise every right and power of the Issuer or the Co-Issuer, such Subsidiary Guarantor, or Parent, as applicable, under this Indenture, the Notes, the Guarantees and the Security Documents, as applicable, with the same effect as if such Successor Company, Successor Person or Successor Parent Guarantor, as applicable, had been named as the Issuer or the Co-Issuer, a Subsidiary Guarantor or Parent, as applicable, herein, and such Subsidiary Guarantor’s or Parent’s Guarantee and such Subsidiary Guarantor and Parent, as applicable, will be automatically released and discharged from its obligations hereunder, and, in the case of a predecessor Issuer or Co-Issuer shall automatically be released from its obligations thereunder; provided that the predecessor Issuer or Co-Issuer shall not be relieved from the obligations under this Indenture, the Notes, the Guarantees and the Security Documents in the case of any lease.

ARTICLE VI

DEFAULTS AND REMEDIES

SECTION 6.01.   Events of Default. An “Event of Default,” wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(1)          default in payment when due and payable, upon redemption, acceleration or otherwise, of principal of, or premium, if any, on the Notes;

(2)          default for 30 days or more in the payment when due of interest on or with respect to the Notes;

(3)          failure by the Issuer or the Co-Issuer or any Subsidiary Guarantor for 60 days (or such longer period, not exceeding 180 days, as is reasonably necessary under the circumstances to remedy such failure) after receipt of written notice given by the Trustee or the Holders of not less than 30.00% in principal amount of the then outstanding Notes to comply with any of its obligations, covenants or agreements (other than a default referred to in clause (1) or (2) of this Section 6.01) contained in this Indenture or the Notes;

(4)          default under any mortgage, indenture or instrument under which there is issued or by which there is secured or evidenced any Indebtedness for money borrowed by the Issuer or any Significant Subsidiary (or any group of Restricted Subsidiaries that taken together (as of the latest consolidated financial statements of the Issuer made available to the Holders) would constitute a Significant Subsidiary) or the payment of which is guaranteed by the Issuer or any Significant Subsidiary (or any group of Restricted Subsidiaries that taken together (as of the latest consolidated financial statements of the Issuer made available to the Holders) would constitute a Significant Subsidiary), other than Indebtedness owed to the Issuer or a Restricted Subsidiary, whether such Indebtedness or guarantee now exists or is created after the issuance of the Notes, if both:

(A)         such default either results from the failure to pay any principal of such Indebtedness at its stated final maturity (after giving effect to any applicable grace periods) or relates to an obligation other than the obligation to pay principal of any such Indebtedness at its stated final maturity and results in the holder or holders of such Indebtedness causing such Indebtedness to become due prior to its stated maturity; and

(B)         the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at its stated final maturity (after giving effect to any applicable grace periods), or the maturity of which has been so accelerated, aggregate $25.0 million or more at any one time outstanding;

(5)          failure by the Issuer or any Restricted Subsidiary that is a Significant Subsidiary (or any group of Restricted Subsidiaries that taken together (as of the latest consolidated financial statements of the Issuer made available to the Holders) would constitute a Significant Subsidiary) to pay final judgments aggregating in excess of $25.0 million (net of amounts covered by insurance policies), which final judgments remain unpaid, undischarged, unwaived and unstayed for a period of more than 90 days after such judgment becomes final;

(6)          the Issuer or any Significant Subsidiary (or any group of Restricted Subsidiaries that taken together (as of the latest consolidated financial statements of the Issuer made available to the Holders) would constitute a Significant Subsidiary) pursuant to or within the meaning of any Bankruptcy Law:

(i)	commences proceedings to be adjudicated bankrupt or insolvent;

(ii)          consents to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under applicable Bankruptcy Law;

(iii)         consents to the appointment of a receiver, liquidator, assignee, trustee, sequestrator or other similar official of it or for all or substantially all of its property;

(iv)	makes a general assignment for the benefit of its creditors; or

(v)	generally is not paying its debts as they become due;

(7)          a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(i)           is for relief against the Issuer or any of its Significant Subsidiaries (or any group of Restricted Subsidiaries that taken together (as of the latest consolidated financial statements of the Issuer made available to the Holders), would constitute a Significant Subsidiary), in a proceeding in which the Issuer or any such Significant Subsidiary (or any group of Restricted Subsidiaries that taken together (as of the latest consolidated financial statements of the Issuer made available to the Holders), would constitute a Significant Subsidiary), is to be adjudicated bankrupt or insolvent;

(ii)           appoints a receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Issuer or any of its Significant Subsidiaries (or any group of Restricted Subsidiaries that taken together (as of the latest consolidated financial statements of the Issuer made available to the Holders), would constitute a Significant Subsidiary), or for all or substantially all of the property of the Issuer or any of its Significant Subsidiaries (or any group of Restricted Subsidiaries that taken together (as of the latest consolidated financial statements of the Issuer made available to the Holders), would constitute a Significant Subsidiary); or

(iii)          orders the liquidation of the Issuer or any of its Significant Subsidiaries (or any group of Restricted Subsidiaries that, taken together (as of the latest consolidated financial statements of the Issuer made available to the Holders), would constitute a Significant Subsidiary);

and the order or decree remains unstayed and in effect for 60 consecutive days; or

(8)           the Guarantee of Parent or any Significant Subsidiary (or any group of Restricted Subsidiaries that taken together (as of the latest consolidated financial statements of the Issuer made available to the Holders) would constitute a Significant Subsidiary) will for any reason cease to be in full force and effect except as contemplated by the terms of this Indenture or be declared null and void in a final non-appealable judgment of a court of competent jurisdiction or any Financial Officer of Parent or any Subsidiary Guarantor that is a Significant Subsidiary (or the responsible officers of any group of Restricted Subsidiaries that taken together (as of the latest consolidated financial statements of the Issuer made available to the Holders) would constitute a Significant Subsidiary), as the case may be, denies in writing that it has any further liability under its Guarantee or gives written notice to such effect, other than by reason of the termination of this Indenture or the release of any such Guarantee in accordance with this Indenture.

(9)          (A) the failure by the Issuer or any Restricted Subsidiary to comply for 60 days after notice with its other agreements contained in the Security Documents except for a failure that would not be material to the Holders and would not materially affect the value of the Collateral taken as a whole or (B) any security document for the benefit of Holders of the Notes or any obligation under the Collateral Trust Agreement or Intercreditor Agreement is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect, other than in accordance with the terms of the relevant security documents or Collateral Trust Agreement or Intercreditor Agreement; or

(10)        with respect to any Collateral having a fair market value in excess of $25.0 million, individually or in the aggregate, (A) the failure of the security interest with respect to such Collateral under the Collateral Trust Agreement, at any time, to be in full force and effect for any reason other than in accordance with their terms and the terms of this Indenture or the Intercreditor Agreement, if applicable, which failure continues for 60 days or (B) the assertion by the Issuer, the Co-Issuer or any Guarantor, in any pleading in any court of competent jurisdiction, that any such security interest is invalid or unenforceable.

SECTION 6.02. Acceleration. If any Event of Default (other than an Event of Default specified in Sections 6.01(6) or (7) with respect to either Issuer) occurs and is continuing under this Indenture, the Trustee by written notice to the Issuers or the Holders of at least 30.00% in principal amount of the then total outstanding Notes by written notice to the Issuers and the Trustee may declare the principal, premium, if any, interest and any other monetary obligations on all the then outstanding Notes to be due and payable immediately. Upon the effectiveness of such declaration, such principal of and premium, if any, and interest will be due and payable immediately. The Trustee may withhold from the Holders notice of any continuing Default, except a Default relating to the payment of principal, premium, if any, or interest, if it determines that withholding notice is in their interest. The Trustee will have no obligation to accelerate the Notes.

Notwithstanding the foregoing, in the case of an Event of Default arising under Sections 6.01(6) or (7) hereof with respect to the Issuer, all outstanding Notes shall be due and payable immediately without further action or notice.

The Holders of a majority of the aggregate principal amount of the then outstanding Notes, by written notice to the Trustee, may on behalf of the Holders of all of the Notes waive any existing Default and its consequences hereunder (except a continuing Default with respect to non-payment of interest on, premium, if any, or the principal of any Note held by a non-consenting Holder) and rescind any acceleration with respect to the Notes and its consequences if such rescission would not conflict with any judgment of a court of competent jurisdiction.

In the event of any Event of Default specified in Section 6.01(4) hereof, such Event of Default and all consequences thereof (excluding any resulting payment default, other than as a result of acceleration of the Notes) will be annulled, waived and rescinded, automatically and without any action by the Trustee or the Holders, if:

(1)          the Indebtedness or guarantee that is the basis for such Event of Default has been discharged;

(2)          the requisite holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default; or

(3)          the default that is the basis for such Event of Default has been cured, waived or is no longer continuing.

SECTION 6.03. Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

SECTION 6.04. Waiver of Past Defaults. Subject to Section 6.02 hereof, Holders of a majority in aggregate principal amount of the then outstanding Notes, by written notice to the Trustee, may on behalf of the Holders of all of the Notes waive any existing Default and its consequences hereunder (except a continuing Default in the payment of interest on, premium, if any, or the principal of any Note held by a non-consenting Holder) (including in connection with an Asset Sale Offer or a Change of Control Offer). Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

SECTION 6.05. Control by Majority. Holders of a majority in principal amount of the then total outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder or that would involve the Trustee in personal liability. Notwithstanding the foregoing, for purposes of any Act of Required Pari Passu Lien Secured Parties the Trustee shall cast all of the votes that the Holders are entitled to vote in accordance with the vote of the Holders of largest principal amount of total outstanding Notes received by it on or before the 30th day following any written request to cast votes regardless of whether such largest principal amount constitutes a majority of the total outstanding principal amount of Notes.

SECTION 6.06. Limitation on Suits. Subject to Section 6.07 hereof, no Holder of a Note may pursue any remedy with respect to this Indenture or the Notes unless:

(1)          such Holder has previously given the Trustee written notice that an Event of Default is continuing;

(2)          Holders of at least 30.00% in principal amount of the total outstanding Notes have requested in writing the Trustee to pursue the remedy;

(3)          Holders of the Notes have offered (and if requested, provided) the Trustee security or indemnity reasonably satisfactory to the Trustee against any loss, liability or expense;

(4)          the Trustee has not complied with such request within 60 days after the receipt thereof and the offer of security or indemnity; and

(5)           Holders of a majority in principal amount of the total outstanding Notes have not given the Trustee a direction inconsistent with such written request within such 60-day period.

A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Holders).

SECTION 6.07. Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to bring suit for the enforcement of any payment of principal of, premium, if any, and interest on the Notes on or after the respective due dates expressed in the Note (including in connection with an Asset Sale Offer or a Change of Control Offer), shall not be impaired or affected without the consent of such Holder.

SECTION 6.08. Collection Suit by Trustee. If an Event of Default specified in Section 6.01(1) or (2) hereof occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Issuers for the whole amount of principal of, premium, if any, and interest remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

SECTION 6.09. Restoration of Rights and Remedies. If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceedings, the Issuers, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding has been instituted.

SECTION 6.10. Rights and Remedies Cumulative. Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in Section 2.07 hereof, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

SECTION 6.11. Delay or Omission Not Waiver. No delay or omission of the Trustee or of any Holder of any Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

SECTION 6.12. Trustee May File Proofs of Claim. The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Issuers (or any other obligor upon the Notes including the Guarantors), its creditors or its property and shall be entitled and empowered to participate as a member in any official committee of creditors appointed in such matter and to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee on behalf of such Holder, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 6.13. Priorities. If the Trustee or any Agent collects any money or property pursuant to this Article VI, it shall pay out the money or property in the following order:

(i)            to the Trustee, such Agent, their agents and attorneys for amounts due under Section 7.07 hereof, including payment of all compensation, expenses and liabilities incurred, and all advances made, by the Trustee or such Agent and the costs and expenses of collection;

(ii)          to Holders for amounts due and unpaid on the Notes for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, and interest, respectively; and

(iii)         to the Issuers or to such party as a court of competent jurisdiction shall direct including a Guarantor, if applicable.

The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.13.

SECTION 6.14. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.14 does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07 hereof, or a suit by Holders of more than 10.0% in principal amount of the then outstanding Notes.

ARTICLE VII

TRUSTEE

SECTION 7.01. Duties of Trustee.

(a)          If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture on behalf of the Holders, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b)	Except during the continuance of an Event of Default:

(i)           the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii)          in the absence of willful misconduct or bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(c)          The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(i)	this paragraph (c) does not limit the effect of paragraph (b) of this Section 7.01;

(ii)          the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved in a court of competent jurisdiction that the Trustee was negligent in ascertaining the pertinent facts; and

(iii)         the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.02, 6.04 or 6.05 hereof.

(d)          Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section 7.01 and Section 7.01(f).

(e)          The Trustee shall be under no obligation to exercise any of its rights or powers under this Indenture at the request or direction of any of the Holders unless the Holders have offered (and if requested, provide) to the Trustee indemnity or security satisfactory to it against any loss, liability or expense that might be incurred by it in compliance with such request or direction.

(f)           The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuers. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

SECTION 7.02. Rights of Trustee.

(a)          The Trustee may conclusively rely upon and shall be fully protected in acting or refraining from acting upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuers, personally or by agent or attorney at the sole cost of the Issuers and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

(b)          Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officer’s Certificate or Opinion of

Counsel. The Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(c)           The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent or attorney appointed with due care.

(d)          The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

(e)           Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Issuers shall be sufficient if signed by an Officer thereof.

(f)           None of the provisions of this Indenture shall require the Trustee to expend or risk its own funds or otherwise to incur any liability, financial or otherwise, in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or indemnity satisfactory to it against such risk or liability is not assured to it.

(g)           The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a Default or Event of Default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture.

(h)          In no event shall the Trustee be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(i)            The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

(j)            The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

(k)           Delivery of reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the

Issuers’ compliance with any of their covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates).

(l)            The permissive rights of the Trustee to take certain actions under this Indenture shall not be construed as a duty unless so specified herein.

(m)         The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuers, personally or by agent or attorney at the sole cost of the Issuers, and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

(n)          The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

(o)          The Trustee may request that the Issuers deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture.

SECTION 7.03. Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuers or any of their Affiliates with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Section 7.10 hereof.

SECTION 7.04. Trustee’s Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Issuers’ use of the proceeds from the Notes or any money paid to the Issuers or upon the Issuers’ direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

SECTION 7.05. Notice of Defaults. If a Default occurs and is continuing and if it is known to the Trustee, the Trustee shall deliver to Holders a notice of the Default within 90 days after it occurs. Except in the case of a Default relating to the payment of principal, premium, if any, or interest on any Note, the Trustee may withhold from the Holders notice of any continuing Default if and so long as it in good faith determines that withholding the notice is in the interests of the Holders.

SECTION 7.06. [Reserved].

SECTION 7.07. Compensation and Indemnity. The Issuers shall pay to the Trustee from time to time such compensation for its acceptance of this Indenture and services hereunder as the parties shall agree in writing from time to time. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuers shall reimburse the Trustee promptly upon request for all reasonable out-of-pocket disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel.

The Issuers and the Guarantors, jointly and severally, shall indemnify the Trustee for, and hold the Trustee harmless against, any and all loss, damage, claims, liability or expense (including reasonable attorneys’ fees and expenses) incurred by it in connection with the acceptance or administration of this trust and the performance of its duties hereunder (including the reasonable costs and expenses of enforcing this Indenture against the Issuer or the Co-Issuer or any of the Guarantors (including this Section 7.07) or defending itself against any claim whether asserted by any Holder, the Issuer or the Co-Issuer or any Guarantor, or any other Person or liability in connection with the acceptance, exercise or performance of any of its powers or duties hereunder) (but excluding taxes imposed on such persons in connection with compensation for such administration or performance). The Trustee shall notify the Issuers promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Issuers shall not relieve the Issuers of their obligations hereunder. The Issuers shall defend the claim and the Trustee may have separate counsel and the Issuers shall pay the reasonable fees and expenses of such counsel. Neither the Issuers nor any Guarantor need reimburse any expense or indemnify against any loss, liability or expense determined to have been caused by the Trustee through the Trustee’s own willful misconduct or negligence. Neither the Issuers nor any Guarantor need pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

The obligations of the Issuers under this Section 7.07 and the immunities of the Trustee contained in Article VII shall survive the satisfaction and discharge of this Indenture or the earlier resignation or removal of the Trustee.

To secure the payment obligations of the Issuers and the Guarantors in this Section 7.07, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except for money or property held in trust to pay principal and interest on particular Notes. Such Lien shall survive the satisfaction and discharge of this Indenture.

When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(6) or (7) hereof occurs, the expenses and the compensation for the services (including the reasonable fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

SECTION 7.08. Replacement of Trustee. A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.08. The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Issuers. The Holders of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Issuers in writing not less than 30 days prior to the effective date of such removal. The Issuers may remove the Trustee if:

(A)         the Trustee fails to comply with Section 7.10 hereof;

(B)          the Trustee is adjudged bankrupt or insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(C)          a custodian or public officer takes charge of the Trustee or its property; or

(D)         the Trustee becomes incapable of acting.

If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuers shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Issuers.

If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee (at the Issuers’ expense), the Issuers or the Holders of at least 10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.10 hereof, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuers. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee; provided that all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Issuers’ obligations under Section 7.07 hereof shall continue for the benefit of the retiring Trustee.

The resigning Trustee shall have no responsibility or liability for any action or inaction of a successor Trustee.

SECTION 7.09. Successor Trustee by Merger, etc. If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

SECTION 7.10. Eligibility; Disqualification. There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has, together with its parent, a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition.

ARTICLE VIII

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

SECTION 8.01. Option to Effect Legal Defeasance or Covenant Defeasance. The Issuers may, at their option and at any time, elect to have either Section 8.02 or 8.03 hereof applied to all outstanding Notes and all obligations of the Guarantors with respect to the Guarantees upon compliance with the conditions set forth below in this Article VIII.

SECTION 8.02. Legal Defeasance and Discharge.

Upon the Issuers’ exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Issuers and the Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from their obligations with respect to all outstanding Notes and Guarantees on the date the conditions set forth below are satisfied (“Legal Defeasance”). For this purpose, Legal Defeasance means that the Issuer and the Guarantors shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be “outstanding” only for the purposes of Section 8.05 hereof, to have cured all then existing Events of Default and to have satisfied all its other obligations under such Notes and this Indenture including that of the Guarantors (and the Trustee, on demand of and at the expense of the Issuers, shall execute such instruments requested by the Issuers acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder:

(A)        the rights of Holders to receive payments in respect of the principal of, premium, if any, and interest on the Notes when such payments are due solely out of the trust created pursuant to this Indenture referred to in Section 8.04 hereof;

(B)         the Issuers’ obligations with respect to Notes concerning issuing temporary Notes, registration of such Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(C)         the rights, powers, trusts, duties and immunities of the Trustee, and the Issuers’ obligations in connection therewith; and

(D)	this Section 8.02.

Subject to compliance with this Article VIII, the Issuers may exercise their option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof.

SECTION 8.03. Covenant Defeasance.

Upon the Issuers’ exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Issuers and the Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from their obligations under the covenants contained in Sections 4.03, 4.04, 4.05, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.14, 4.15 and 4.17 hereof and Sections 5.01(a)(1)(d) and (e), and Section 5.01(b) hereof with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.04 hereof are satisfied (“Covenant Defeasance”), and the Notes will thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes and the Guarantees, the Issuers and the Guarantors may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document, and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes and the Guarantees shall be unaffected thereby. In addition, upon the Issuers’ exercise under Section 8.01 hereof of the option applicable to this Section 8.03 hereof, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, Sections 6.01(3) (solely with respect to the covenants that are released upon a Covenant Defeasance), 6.01(4), 6.01(5), 6.01(6) (solely with respect to the Issuers’ Restricted Subsidiaries), 6.01(7) (solely with respect to the Issuer’s Restricted Subsidiaries) and 6.01(8) hereof shall not constitute Events of Default.

SECTION 8.04. Conditions to Legal or Covenant Defeasance.

In order to exercise either Legal Defeasance or Covenant Defeasance with respect to the Notes:

(1)       the Issuers must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in U.S. dollars, U.S. dollar-denominated Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of an Independent Financial Advisor to the extent such amounts consist of U.S. dollar-denominated Government Securities, to pay the principal of, premium, if any, and interest due on the Notes on the stated maturity date or on the applicable Redemption Dates, as the case may be, and the Issuers must specify whether such Notes are being defeased to maturity or to a particular Redemption Date; provided that upon any redemption that requires the payment of the Applicable Premium, the amount deposited will be sufficient for purposes of this Indenture to the extent that an amount is deposited with the Trustee equal to the Applicable Premium calculated as of the date of the notice of redemption, with any deficit as of the date of redemption (any such amount, the “Applicable Premium Deficit”) only required to be deposited with the Trustee on or prior to the date of redemption; provided, however, that the Trustee shall have no liability whatsoever in the event that such deposit is not made after the Trustee has discharged this Indenture. Any Applicable Premium Deficit will be set forth in an Officer’s Certificate delivered to the Trustee simultaneously with the deposit of such Applicable Premium Deficit that confirms that such Applicable Premium Deficit will be applied toward such redemption;

(2)       in the case of Legal Defeasance, the Issuers will have delivered to the Trustee an Opinion of Counsel confirming that, subject to customary assumptions and exclusions:

(a)       the Issuers have received from, or there has been published by, the United States Internal Revenue Service a ruling, or

(b)       since the issuance of the Notes, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel will confirm that, subject to customary assumptions and exclusions, the Holders and the beneficial owners of the Notes will not recognize income, gain or loss for U.S. federal income tax purposes, as applicable, as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3)       in the case of Covenant Defeasance, the Issuers will have delivered to the Trustee an Opinion of Counsel confirming that, subject to customary assumptions and exclusions, the Holders and the beneficial owners of the Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to such tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4)       no Default (other than that resulting from borrowing funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Indebtedness and, in each case, the granting of Liens and the consummation of other transactions in connection therewith) shall have occurred and be continuing on the date of such deposit;

(5)       such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under the 2020 Bond Financing Agreement, the 2019 Bond Financing Agreement, the ABL Facility or any other material agreement, instrument or documents (other than this Indenture) to which, the Issuer or the Co-Issuer or any Guarantor is a party or by which the Issuer or the Co-Issuer or any Guarantor is bound (other than that resulting from any borrowing of funds to be applied to make the deposit required to effect such Legal Defeasance or Covenant Defeasance and any similar and simultaneous deposit relating to other Indebtedness to be redeemed, and, in each case, the granting of Liens and the consummation of other transactions in connection therewith);

(6)       the Issuers will have delivered to the Trustee an Officer’s Certificate stating that the deposit was not made by the Issuers with the intent of defeating, hindering, delaying or defrauding any creditors of the Issuer or the Co-Issuer or any Guarantor or others; and

(7)       the Issuers will have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel (which Opinion of Counsel may be subject to customary assumptions and exclusions) each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance, as the case may be, have been complied with.

Notwithstanding the foregoing, an Opinion of Counsel required by clause (2) of the immediately preceding paragraph with respect to Legal Defeasance need not be delivered if all of the Notes not theretofore delivered to the Trustee for cancellation (i) have become due and payable or (ii) will become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuers.

SECTION 8.05. Deposited Money and Government Securities to Be Held in Trust; Other Miscellaneous Provisions.

Subject to Section 8.06 hereof, all money and Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the “Trustee”) pursuant to Section 8.04 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer, the Co-Issuer or a Guarantor acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium and interest, but such money need not be segregated from other funds except to the extent required by law.

The Issuers shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

Anything in this Article VIII to the contrary notwithstanding, the Trustee shall deliver or pay to the Issuers from time to time upon the request of the Issuers any money or Government Securities held by it as provided in Section 8.04 hereof which, in the opinion of an Independent Financial Advisor expressed in a written certification thereof delivered to the Trustee to the extent such requested amount consists of Government Securities (which may be the opinion delivered under Section 8.04(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

SECTION 8.06. Repayment to Issuers. Subject to any applicable abandoned property law, any money deposited with the Trustee or any Paying Agent, or then held by the Issuers, in trust for the payment of the principal of, premium, if any, or interest on any Note and remaining unclaimed for two years after such principal, and premium, if any, or interest has become due and payable shall be paid to the Issuers on their request or (if then held by the Issuers) shall be discharged from such trust; and the Holder of such Note shall thereafter look only to the Issuers for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuers as trustee thereof, shall thereupon cease.

SECTION 8.07. Reinstatement. If the Trustee or Paying Agent is unable to apply any United States dollars or Government Securities in accordance with Section 8.02 or 8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Issuers’ and the Guarantors’ obligations under this Indenture and the Notes and the Guarantees shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03 hereof, as the case may be; provided that, if the Issuers make any payment of principal of, premium, if any, or interest on any Note following the reinstatement of its obligations, the Issuers shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

ARTICLE IX

AMENDMENT, SUPPLEMENT AND WAIVER

SECTION 9.01. Without Consent of Holders.

Notwithstanding Section 9.02 hereof, the Issuer, the Co-Issuer, any Guarantor (with respect to a Guarantee to which it is a party) and the Trustee may amend or supplement this Indenture and any Guarantee or Notes without the consent of any Holder:

(1)          to cure any ambiguity, omission, mistake, defect or inconsistency;

(2)          to provide for uncertificated Notes in addition to or in place of certificated Notes;

(3)          to comply with Section 5.01 hereof;

(4)          to provide for the assumption of the Issuers’ or any Guarantor’s obligations to the Holders;

(5)          to make any change that would provide any additional rights or benefits to the Holders or that does not materially adversely affect (as determined in good faith by the Issuer) the legal rights under this Indenture of any such Holder;

(6)          to add covenants for the benefit of the Holders or to surrender any right or power conferred upon the Issuer or the Co-Issuer or any Guarantor;

(7)          at the Issuer’s election, to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the Trust Indenture Act, if applicable (it being agreed that this Indenture need not qualify under the Trust Indenture Act);

(8)           to evidence and provide for the acceptance and appointment under this Indenture of a successor Trustee hereunder pursuant to the requirements hereof;

(9)          to add a Guarantor or co-obligor under this Indenture or to release a Guarantor in accordance with the terms of this Indenture;

(10)        to conform the text of this Indenture, Guarantees or the Notes to any provision of the “Description of Notes” section of the Offering Circular to the extent that such provision in such “Description of Notes” section was intended to be a verbatim recitation of a provision of this Indenture, the Security Documents, Guarantee or Notes, as provided to the Trustee in an Officer’s Certificate;

(11)        to make any amendment to the provisions of this Indenture relating to the transfer and legending of Notes as permitted by this Indenture, including, to facilitate the issuance and administration of the Notes; provided that (a) compliance with this Indenture as so amended would not result in Notes being transferred in violation of the Securities Act or any applicable securities law and (b) such amendment does not materially and adversely affect the rights of Holders to transfer Notes;

(12)       to provide for the issuance of Additional Notes in accordance with the terms of this Indenture;

(13)       to make, complete or confirm any grant of Collateral permitted or required by this Indenture or any of the Security Documents or any release, termination or discharge of Collateral that becomes effective as set forth in this Indenture or any of the Security Documents;

(14)        to grant any Lien for the benefit of the holders of any future Pari Passu Lien Obligations or ABL Obligations in accordance with and permitted by the terms of this Indenture, the Collateral Trust Agreement and the Intercreditor Agreement;

(15)       to add additional secured parties to the Collateral Trust Agreement and Intercreditor Agreement to the extent Liens securing obligations held by such parties are permitted under this Indenture;

(16)       to mortgage, pledge, hypothecate or grant a security interest in favor of the Collateral Agent for the benefit of the Trustee and the Holders of the Notes as additional security for the payment and performance of the Issuers’, Parent’s and any Subsidiary Guarantor’s obligations under this Indenture, in any property, or assets, including any of which are required to be mortgaged, pledged or hypothecated, or in which a security interest is required to be granted to the Trustee in accordance with the terms of this Indenture or otherwise; or

(17)        to provide for the succession of any parties to the Security Documents (and other amendments that are administrative or ministerial in nature), the Collateral Trust Agreement and the Intercreditor Agreement in connection with an amendment, renewal, extension, substitution, refinancing, restructuring, replacement, supplementing or other modification from time to time of any agreement in accordance with the terms of this Indenture and the relevant security document the Collateral Trust Agreement and the Intercreditor Agreement.

Upon the request of the Issuer accompanied by a resolution of the Board of Directors authorizing the execution of any such amended or supplemental indenture, and upon receipt by the Trustee of the documents described in Sections 7.02 and 13.04 hereof, the Trustee shall join with the Issuer and the Guarantors in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall have the right, but not be obligated to, enter into such amended or supplemental indenture that affects its own rights, duties or immunities under this Indenture or otherwise. Notwithstanding the foregoing, no Opinion of Counsel shall be required in connection with the addition of a Guarantor under this Indenture upon execution and delivery by such Guarantor and the Trustee of a supplemental indenture to this Indenture, the form of which is attached as Exhibit D hereto.

SECTION 9.02. With Consent of Holders.

Except as provided below in this Section 9.02, the Issuer, the Co-Issuer, the Guarantors (solely with respect to the Guarantee to which it is a party) and the Trustee may amend or supplement this Indenture, the Notes and the Guarantees with the consent of the Holders of at least a majority in principal amount of the Notes (including Additional Notes, if any) then outstanding voting as a single class (including consents obtained in connection with a purchase of, tender offer or exchange offer for, the Notes), and, subject to Sections 6.04 and 6.07 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium, if any, or interest on the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture, the Guarantees or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including Additional Notes, if any), other than Notes beneficially owned by the Issuer or its Affiliates, voting as a single class (including consents obtained in connection with a tender offer or exchange offer or offer to purchase with respect to the Notes); provided that (x) if any such amendment or waiver will only affect one series of Notes (or less than all series of Notes) then outstanding hereunder, then only the consent of the Holders of a majority in principal amount of the Notes of such series then outstanding (including, in each case, consents obtained in connection with a tender offer or exchange offer or offer to purchase with respect to the Notes) shall be required and (y) if any such amendment or waiver by its terms will affect a series of Notes in a manner different and materially adverse relative to the manner such amendment or waiver affects other series of Notes, then the consent of the Holders of a majority in principal amount of the Notes of such adversely affected series then outstanding (including, in each case, consents obtained in connection with a tender offer or exchange offer or offer to purchase with respect to the Notes) shall be required. Section 2.08 hereof and Section 2.09 hereof shall determine which Notes are considered to be “outstanding” for the purposes of this Section 9.02.

Upon the request of the Issuer accompanied by a resolution of its board of directors authorizing the execution of any such amended or supplemental indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders as aforesaid, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee shall join with the Issuer, the Co-Issuer and the Guarantors (solely with respect to the Guarantee to which it is a party) in the execution of such amended or supplemental indenture unless such amended or supplemental indenture directly affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental indenture.

It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Issuers shall deliver to the Holders affected thereby (with a copy to the Trustee) a notice briefly describing the amendment, supplement or waiver. Any failure of the Issuers to deliver such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver.

Without the consent of each affected Holder (including, for the avoidance of doubt, any Notes held by Affiliates), an amendment or waiver under this Section 9.02 may not, with respect to any Notes held by a non-consenting Holder:

(1)          reduce the principal amount of such Notes whose Holders must consent to an amendment, supplement or waiver;

(2)          reduce the principal of or change the fixed final maturity of any such Note or reduce the premium payable upon the redemption of such Notes on any date (other than the provisions relating to Section 3.09, Section 4.10 and Section 4.14); provided that any amendment to the notice requirements may be made with the consent of the Holders of a majority in aggregate principal amount of then outstanding Notes;

(3)          reduce the rate of or change the time for payment of interest on any Note;

(4)          waive a Default in the payment of principal of or premium, if any, or interest on the Notes, except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration, or in respect of a covenant or provision contained in this Indenture or any Guarantee which cannot be amended or modified without the consent of all affected Holders;

(5)          make any Note payable in money other than that stated therein;

(6)          make any change in the provisions of this Indenture relating to waivers of past Defaults;

(7)          make any change in this Article IX that is materially adverse to the Holders;

(8)          modify the contractual right hereunder of any Holder to institute suit for the payment of principal, interest or premium (if any) on or with respect to such Holder’s Notes on or after the respective due dates;

(9)          make any change to or modify the ranking of the Notes that would adversely affect the Holders; or

(10)       except as expressly permitted by this Indenture, modify the Guarantees of any Guarantor, in any manner materially adverse to the Holders.

In addition, without the consent of the Holders of at least 66 2/3% of the principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes), no amendment, supplement or waiver may (1) modify any Security Document or the provisions in this Indenture dealing with Security Documents or application of trust moneys in any manner, taken as a whole, adverse to the Holders of the Notes or otherwise release any Collateral other than in accordance with this Indenture, the Security Documents and the Collateral Trust Agreement and Intercreditor Agreement; (2) modify the Collateral Trust Agreement or the Intercreditor Agreement in any manner adverse to the Holders in any material respect other than in accordance with the terms of this Indenture, the Security Documents and the Collateral Trust Agreement and Intercreditor Agreement or (3) release the Liens for the benefit of Holders of the Notes on all or substantially all of the Collateral.

SECTION 9.03. [Reserved].

SECTION 9.04. Revocation and Effect of Consents. Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the amendment, supplement or waiver becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

The Issuers may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement, or waiver. If a record date is fixed, then, notwithstanding the preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only such Persons, shall be entitled to consent to such amendment, supplement, or waiver or to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date unless the consent of the requisite number of Holders has been obtained.

SECTION 9.05. Notation on or Exchange of Notes. The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Issuers in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.

Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

SECTION 9.06. Trustee to Sign Amendments, etc. The Trustee shall sign any amendment, supplement or waiver authorized pursuant to this Article IX if the amendment, supplement or waiver does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Issuer or the Co-Issuer may not sign an amendment, supplement or waiver until the Board of Directors of the Issuer or the Co-Issuer, as applicable, approves it. In executing any amendment, supplement or waiver, the Trustee shall receive, and shall be fully protected in relying conclusively upon, in addition to the documents required by Section 13.04 hereof, an Officer’s Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture and that such amendment, supplement or waiver is the legal, valid and binding obligation of the Issuers and any Guarantors party thereto, enforceable against them in accordance with its terms, subject to customary exceptions, and complies with the provisions hereof.

Notwithstanding the foregoing, no Opinion of Counsel will be required for the Trustee to execute any amendment or supplement in the form of Exhibit D attached hereto adding a new Guarantor under this Indenture. In addition, no Officer’s Certificate or Opinion of Counsel will be required in connection with the execution of the supplemental indenture delivered on the Issue Date.

ARTICLE X

GUARANTEES

SECTION 10.01. Guarantee.

Subject to this Article X, each of the Guarantors hereby, jointly and severally, irrevocably and unconditionally guarantees, on a secured basis, to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the Obligations of the Issuers hereunder or thereunder, that (a) the principal of and interest and premium, if any, on the Notes shall be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other obligations of the Issuers to the Holders or the Trustee hereunder or thereunder, including for expenses, indemnification or otherwise, shall be promptly paid in full, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other Obligations, that same shall be promptly paid in full when due in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same promptly. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

The Guarantors hereby agree that their obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder with respect to any provisions hereof or thereof, the recovery of any judgment against the Issuers, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor (other than payment in full of all of the Obligations of the Issuers hereunder and under the Notes).

Each Guarantor hereby waives, to the fullest extent permitted by law, diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuer, any right to require a proceeding first against the Issuers, protest, notice and all demands whatsoever and covenants that this Guarantee shall not be discharged except by full payment of the obligations contained in the Notes and this Indenture or by release in accordance with the provisions of this Indenture.

Each Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys’ fees and expenses) incurred by the Trustee or any Holder in enforcing any rights under this Section 10.01.

If any Holder or the Trustee is required by any court or otherwise to return to the Issuer, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to any of the Issuer or the Co-Issuer or the Guarantors, then any amount paid either to the Trustee or such Holder, then this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article VI hereof for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in Article VI hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Guarantee. The Guarantors shall have the right to seek contribution from any nonpaying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Guarantees.

Each Guarantee shall remain in full force and effect and continue to be effective should any petition be filed by or against the Issuers for liquidation, reorganization, should any of the Issuers become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the Issuers’ assets, and shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time payment of the Notes are, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee on the Notes or Guarantees, whether as a “voidable preference,” “fraudulent transfer” or otherwise, all as though such payment had not been made. In the event that any payment or any part thereof, is rescinded, reduced, restored or returned, the Notes shall, to the fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

In case any provision of any Guarantee shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

The Guarantee issued by any Guarantor shall be a general, secured, senior obligation of such Guarantor and shall be pari passu in right of payment with all existing and future Senior Indebtedness of such Guarantor, if any.

Each payment to be made by a Guarantor in respect of its Guarantee shall be made without setoff, counter-claim, reduction or diminution of any kind or nature.

SECTION 10.02. Limitation on Guarantor Liability.

Each Guarantor, and by its acceptance of the Notes, each Holder, hereby confirms that it is the intention of all such parties that the Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of each Guarantor shall be limited to the maximum amount as will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article X, result in the obligations of such Guarantor under its Guarantee not constituting a fraudulent conveyance or fraudulent transfer under applicable law. Each Guarantor that makes a payment under its Guarantee shall be entitled upon payment in full of all guaranteed obligations under this Indenture to a contribution from each other Guarantor in an amount equal to such other Guarantor’s pro rata portion of such payment based on the respective net assets of all the Guarantors at the time of such payment determined in accordance with GAAP.

SECTION 10.03. Execution and Delivery. To evidence its Guarantee set forth in Section 10.01 hereof, (i) each Guarantor hereby agrees that this Indenture shall be executed on behalf of such Guarantor by an Officer or person holding an equivalent title and (ii) a supplemental indenture in the form Exhibit D shall be executed on behalf of any guarantor that becomes a party hereto after the date hereof by one of its Officers or a person holding an equivalent title.

Each Guarantor hereby agrees that its Guarantee set forth in Section 10.01 hereof shall remain in full force and effect notwithstanding the absence of the endorsement of any notation of such Guarantee on the Notes.

If an Officer whose signature is on this Indenture no longer holds that office at the time the Trustee authenticates the Note, the Guarantee of such Guarantor shall be valid nevertheless.

The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Guarantee set forth in this Indenture on behalf of the Guarantors.

If required by Section 4.15 hereof, the Issuer shall cause any newly created or acquired Restricted Subsidiary to comply with Section 4.15 and this Article X, to the extent applicable.

SECTION 10.04. Subrogation.

Until its Guarantee is terminated in accordance with Section 10.06 or Section 10.07, each Guarantor agrees that it shall not be entitled to exercise any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby; provided that, if an Event of Default has occurred and is continuing, no Guarantor shall be entitled to enforce or receive any payments arising out of, or based upon, such right of subrogation until all amounts then due and payable by the Issuer under this Indenture or the Notes shall have been paid in full.

SECTION 10.05. Benefits Acknowledged.

Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the guarantee and waivers made by it pursuant to its Guarantee are knowingly made in contemplation of such benefits.

SECTION 10.06. Release of Guarantees by Subsidiary Guarantors.

(a)          Each Guarantee by a Subsidiary Guarantor will provide by its terms that it shall be automatically and unconditionally released and discharged and shall thereupon terminate and be of no further force and effect, and no further action by such Subsidiary Guarantor, the Issuers or the Trustee is required for the release of such Subsidiary Guarantor’s Guarantee, upon:

(1)          any sale, exchange, issuance, disposition or transfer (by merger, amalgamation, consolidation or otherwise) of (a) the Capital Stock of such Subsidiary Guarantor, after which the applicable Subsidiary Guarantor is no longer a Restricted Subsidiary, or (b) all or substantially all of the assets of such Subsidiary Guarantor (including to any of the Issuers or another Subsidiary Guarantor), in each case if such sale, exchange, issuance, disposition or transfer is made in compliance with the applicable provisions of this Indenture;

(2)           (a) the release or discharge of the guarantee by, or direct obligation of, such Subsidiary Guarantor of Indebtedness under the ABL Facility, the 2020 Bonds, the 2019 Bonds, Other Pari Passu Lien Obligations or Capital Markets Indebtedness that, in any case, constitute ABL Obligations or Fixed Asset Pari Passu Lien Obligations of any of the Issuers or any Subsidiary Guarantor, or (b) the release or discharge of such other guarantee that resulted in the creation of such Guarantee, except, in each case, a discharge or release by or as a result of payment under such guarantee or direct obligation (it being understood that, in each case, a release subject to a contingent reinstatement is still a release);

(3)          (a) the designation of any Restricted Subsidiary that is a Subsidiary Guarantor as an Unrestricted Subsidiary in compliance with the applicable provisions of this Indenture or (b) such Subsidiary Guarantor otherwise becoming an Excluded Subsidiary (other than pursuant to clause (1) of the definition thereof);

(4)          (a) the exercise by the Issuers of their Legal Defeasance option or Covenant Defeasance option in accordance with Article VIII hereof or (b) the discharge of the Issuers’ obligations under this Indenture in accordance with the terms of this

Indenture;

(5)          the merger, amalgamation or consolidation of any Subsidiary Guarantor with and into the Issuer, the Co-Issuer or a Subsidiary Guarantor that is the surviving Person in such merger, amalgamation or consolidation, or upon the liquidation of a Subsidiary Guarantor following the transfer of all or substantially all of its assets, in each case in a transaction that is not prohibited by this Indenture; or

(6)          as described under Article IX.

(b)          The Issuer will have the right, upon delivery of an Officer’s Certificate to the Trustee and Collateral Agent, to cause any Subsidiary Guarantor that has not guaranteed any Indebtedness under the ABL Facility, the 2020 Bonds, the 2019 Bonds, Other Pari Passu Lien Obligations or any Capital Markets Indebtedness that, in any case, constitutes ABL Obligations or Fixed Asset Pari Passu Lien Obligations of any of the Issuers or any Subsidiary Guarantor, and is not otherwise required by the applicable terms of this Indenture to provide a Guarantee, to be unconditionally released and discharged from all obligations under its Guarantee, and such Guarantee will thereupon automatically and unconditionally terminate and be discharged and of no further force or effect.

SECTION 10.07. Parent Guarantee.

(a)           Parent will irrevocably and unconditionally guarantee on a senior secured basis, including by its pledge of all of the Equity Interests of the Issuer, the full and punctual payment when due, whether at maturity, by acceleration or otherwise, all obligations of the Issuers under this Indenture and the Notes, whether for payment of principal of, premium, if any, or interest in respect of the Notes, expenses, indemnification or otherwise on terms set forth in this Indenture by executing this Indenture or a supplement thereto (all such obligations guaranteed by the

Parent being herein called the “Parent Guaranteed Obligations”).

(b)           The Parent Guarantee is subject to important limitations. Parent does not currently have any Subsidiaries other than the Issuer and its Subsidiaries. Parent and each of its future Subsidiaries (other than the Issuers and their Restricted Subsidiaries) will not be subject to any of the covenants set forth below other than those described in Section 4.12, Section 4.18 and Section 5.01. None of the Subsidiaries of Parent (other than the Issuers and their Restricted Subsidiaries) will guarantee or otherwise provide credit support for the Notes. As a result, the Parent Guarantee will be effectively subordinated to the present and future liabilities of Parent’s Subsidiaries (other than the Issuers and their Restricted Subsidiaries), if any.

(c)       The Parent Guarantee will be automatically released upon:

(1)          the Issuer ceasing to be a Wholly-Owned Subsidiary of Parent;

(2)          the Issuer’s transfer of all or substantially all of its assets to, or merger with, an entity that is not a Wholly-Owned Subsidiary of Parent in accordance with Section 5.01, and such transferee entity assumes Issuer’s obligations under this Indenture; or

(3)          the Issuers’ exercise of their legal defeasance option or covenant defeasance option as described in Section 8.03 or if the Issuers’ obligations under this Indenture are discharged in accordance with the terms of this Indenture.

ARTICLE XI

SATISFACTION AND DISCHARGE

SECTION 11.01. Satisfaction and Discharge.

This Indenture shall be discharged and shall cease to be of further effect as to all Notes, when either:

(1)          all Notes theretofore authenticated and delivered, except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust, have been delivered to the Trustee for cancellation; or

(2)          (a) all Notes not theretofore delivered to the Trustee for cancellation have become due and payable by reason of the making of one or more notices of redemption or otherwise, will become due and payable within one year or may be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuers, and the Issuer or the Co-Issuer or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, U.S. dollar-denominated Government Securities, or a combination thereof, in such amounts as will be sufficient (without consideration of any reinvestment of interest), in the opinion of an Independent Financial Advisor to the extent such amounts consist of U.S. dollar-denominated Government Securities, to pay and discharge the entire indebtedness on the Notes not theretofore delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption; provided that (i) upon any redemption that requires the payment of the Applicable Premium, the amount deposited will be sufficient for purposes of this Indenture to the extent that an amount is deposited with the Trustee equal to the Applicable Premium calculated as of the date of the notice of redemption, with any Applicable Premium Deficit only required to be deposited with the Trustee on or prior to the date of redemption and (ii) any Applicable Premium Deficit will be set forth in an Officer’s Certificate delivered to the Trustee simultaneously with the deposit of such Applicable Premium Deficit that confirms that such Applicable Premium Deficit will be applied toward such redemption;

(b)       the Issuers have paid or caused to be paid all sums payable by it under this Indenture; and

(c)       the Issuers have delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Notes at maturity or the Redemption Date, as the case may be.

In addition, the Issuers must deliver an Officer’s Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied. Such Opinion of Counsel may rely on such Officer’s Certificate as to matters of fact, including clauses (2)(a), (b) and (c) above.

Notwithstanding the satisfaction and discharge of this Indenture, Section 7.07 and, if money shall have been deposited with the Trustee pursuant to subclause (a) of clause (2) of this Section 11.01, Section 11.02 and Section 8.06 hereof shall survive such satisfaction and discharge.

SECTION 11.02. Application of Trust Money. Subject to Section 8.06, all money deposited with the Trustee pursuant to Section 11.01 hereof shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer or the Co-Issuer or a Guarantor acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

If the Trustee or Paying Agent is unable to apply any money or Government Securities in accordance with Section 11.01 hereof by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuers’ and any Guarantor’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 11.01 hereof; provided that if the Issuers have made any payment of principal of, premium, if any, or interest on any Notes because of the reinstatement of its obligations, the Issuers shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Securities held by the Trustee or Paying Agent.

ARTICLE XII

SECURITY DOCUMENTS

SECTION 12.01. Security Interest.

On the Issue Date, the Notes will be the senior secured obligations of the Issuers. From and after the Issue Date, the due and punctual payment of the principal of, premium (if any) and interest, if any, on, the Notes when and as the same shall be due and payable, whether on an Interest Payment Date, at maturity, by acceleration, repurchase, redemption or otherwise, and interest on the overdue principal of, premium (if any) and interest, if any, on the Notes and performance of all other obligations of the Issuers and the Guarantors to the Holders or the Trustee and the Notes (including, without limitation, the Guarantees), according to the terms hereunder or thereunder, are secured as provided herein and in the Security Documents.

Each Holder, by its acceptance of a Note, consents and agrees to the terms of the Security Documents (including, without limitation, the provisions providing for foreclosure and release of Collateral) as the same may be in effect or may be amended from time to time in accordance with their terms and authorizes and appoints U.S. Bank National Association as the Trustee and as the Collateral Agent, and each Holder directs the Trustee to enter (and to direct the Collateral Agent to enter) into the Security Documents and to perform its obligations and exercise its rights thereunder in accordance with the provisions thereof. Each of the Issuers and the Guarantors consents and agrees to be bound by the terms of the Security Documents, as the same may be in effect from time to time, and agrees to perform its respective obligations thereunder in accordance therewith.

The Issuers will do or cause to be done all such acts and things as may be required by the provisions of the Security Documents, to assure and confirm to the Collateral Agent the security interest in the Collateral contemplated by the Security Documents or any part thereof, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and of the Notes. The Issuers and the Guarantors will take, and will cause the Subsidiary Guarantors to take, any and all actions reasonably required to cause the Security Documents to create and maintain, as security for the Pari Passu Lien Obligations, a valid and enforceable perfected Lien in and on all the Collateral in favor of the Collateral Agent for the benefit of the Holders of the Notes, holders of other Pari Passu Lien Obligations, in each case, to the extent expressly required by, and with the Lien priority required under, the Pari Passu Lien Debt Documents.

SECTION 12.02. Collateral Trust Agreement

This Article XII and the provisions of each other Security Document are subject to the terms, conditions and benefits set forth in the Collateral Trust Agreement. Each of the Issuers and the Guarantors consents to, and agrees to be bound by, the terms of the Collateral Trust Agreement, as the same may be in effect from time to time, and to perform its obligations thereunder in accordance therewith. Each Holder of Notes, by its acceptance of the Notes (a) agrees that it will be bound by, and will take no actions contrary to, the provisions of the Collateral Trust Agreement, (b) authorizes and instructs the Trustee, on behalf of each holder of Obligations, to execute and deliver the Collateral Trust Agreement (and to direct the Collateral Agent to execute and deliver the Collateral Trust Agreement), to appoint the Collateral Agent thereunder, and to perform its obligations thereunder as Priority Lien Representative and (c) authorizes and instructs the Collateral Agent to execute, deliver and perform its obligations under the Security Documents.

SECTION 12.03. Collateral Agent.

(1)         U.S. Bank National Association will initially act as the Collateral Agent for the benefit of the Holders of (i) the Notes and Secured Hedging Obligations; and (ii) all other Pari Passu Lien Obligations outstanding from time to time.

(2)         Neither the Issuer nor any of its Affiliates may act as Collateral Agent.

(3)         The Collateral Agent will hold (directly or through co-trustees or agents), and will be entitled to enforce, all Liens on the Collateral created by the Pari Passu Lien Debt Documents.

(4)         Except as provided in the Collateral Trust Agreement or as directed by an Act of Required Pari Passu Lien Secured Parties, or, as applicable, the Controlling Representative, in accordance with the Collateral Trust Agreement, the Collateral Agent will not be obligated:

(i)          to act upon directions purported to be delivered to it by any Person;

(ii)         to foreclose upon or otherwise enforce any Lien; or

(iii)        to take any other action whatsoever with regard to any or all of the Pari Passu Lien Debt Documents, the Liens created thereby or the Collateral.

The Issuer will deliver to the Trustee copies of all Pari Passu Lien Security Documents delivered to the Collateral Agent.

SECTION 12.04. Release of Liens on Collateral

The Collateral Agent’s Liens on the Collateral will be released in any one or more of the circumstances described in the Collateral Trust Agreement, the Intercreditor Agreement and the other Security Documents.

SECTION 12.05. Release of Liens in Respect of Notes

The Collateral Agent’s Liens upon the Collateral will no longer secure the Notes outstanding under this Indenture or any other Obligations under this Indenture, and the right of the Holders and such Obligations to the benefits and proceeds of the Collateral Agent’s Liens on the Collateral will terminate and be discharged:

(1)          upon the satisfaction and discharge of this Indenture, in accordance with Article XI hereof;

(2)          upon a Legal Defeasance or Covenant Defeasance of the Notes of the applicable series in accordance with Article VIII hereof;

(3)          upon payment in full and discharge of all Notes of the applicable series outstanding under this Indenture and all Obligations that are outstanding, due and payable under this Indenture at the time the Notes of the applicable series are paid in full and discharged; and

(4)          in whole or in part, with the consent of the Holders of the requisite percentage of the Notes of the applicable series in accordance with Article IX hereof;

(5)          solely with respect to ABL Priority Collateral, if and to the extent required by the Intercreditor Agreement; and

(6)          with respect to the assets of any Guarantor, at the time such Guarantor is released from its Guarantee in accordance with Section 10.06 or Section 10.07.

SECTION 12.06. Equal and Ratable Sharing of Collateral by Pari Passu Lien Secured Parties

Notwithstanding:

(1)          anything to the contrary contained in the Security Documents;

(2)          the time of incurrence of any Series of Pari Passu Lien Debt;

(3)          the order or method of attachment or perfection of any Series of Pari Passu Lien Debt;

(4)          the time or order of filing or recording of financing statements, mortgages or other documents filed or recorded to perfect any Lien upon any Collateral;

(5)          the time of taking possession or control over any Collateral;

(6)          that any Pari Passu Lien may not have been perfected or may be or have become subordinated, by equitable subordination or otherwise, to any other Lien; or

(7)          the rules for determining priority under any law governing relative priorities of Liens:

(a)          all Pari Passu Liens granted at any time by the Issuer or any Guarantor will secure, equally and ratably, all present and future Pari Passu Lien Obligations (including each series of Notes, if any, that remain outstanding following the offering); and

(b)          all proceeds of all Pari Passu Liens granted at any time by the Issuer or any Guarantor will be allocated and distributed equally and ratably on account of the Pari Passu Lien Debt and other Pari Passu Lien Obligations.

In addition, this Section 12.06 is intended for the benefit of, and shall be enforceable as a third party beneficiary by, each present and future Holder of Pari Passu Lien Obligations, each present and future Pari Passu Lien Debt Representative and the Collateral Agent as holder of Pari Passu Liens. The Pari Passu Lien Debt Representative of each future Series of Pari Passu Lien Debt shall be required to deliver a Lien sharing and priority confirmation to the Collateral Agent and the Trustee at the time of incurrence of such Series of Pari Passu Lien Debt.

SECTION 12.07. Relative Rights

Nothing in this Indenture or the Security Documents will:

(1)          impair, as to the Issuer and the Holders, the obligation of the Issuer to pay principal of, premium and interest on the Notes in accordance with their terms or any other obligation of the Issuer or any other Grantor;

(2)          affect the relative rights of Holders as against any other creditors of the Issuer or any other Grantor (other than holders of Pari Passu Liens);

(3)          restrict the right of any Holder to sue for payments that are then due and owing (but not enforce any judgment in respect thereof against any Collateral to the extent prohibited by the Collateral Trust Agreement);

(4)          restrict or prevent any Holder or other Pari Passu Lien Obligations, the Pari Passu Collateral Agent or any Pari Passu Lien Debt Representative from exercising any of its rights or remedies upon a Default or Event of Default not restricted or prohibited by the Collateral Trust Agreement; or

(5)          restrict or prevent the Collateral Agent from taking any lawful action in an Insolvency or Liquidation Proceeding not specifically restricted or prohibited by the Collateral Trust Agreement.

SECTION 12.08. Further Assurances

(a)          The Issuer and each of the other Grantors will do or cause to be done all acts and things that may be required, or that the Collateral Agent from time to time may reasonably request, to assure and confirm that the Collateral Agent holds, for the benefit of the Pari Passu Lien Secured Parties, duly created and enforceable and perfected Liens upon the Collateral, (including any property or assets that are acquired or otherwise become, or are required by any Pari Passu Lien Debt Document to become, Collateral after the date thereof), in each case, as expressly required by, and with the Lien priority required under, the Pari Passu Lien Debt Documents.

(b)          The Issuer and each of the other Grantors will promptly execute, acknowledge and deliver such security documents, instruments, certificates, notices and other documents, and take such other actions as may be reasonably required, or that the Collateral Agent may reasonably request, to create, perfect, protect, assure or enforce the Liens and benefits intended to be conferred, in each case, as expressly required by the Pari Passu Lien Debt Documents for the benefit of the Pari Passu Lien Secured Parties.

SECTION 12.09. Intercreditor Agreement.

The Collateral Agent and the Trustee, as applicable, are hereby directed and authorized to enter into any intercreditor agreement on behalf of, and binding with respect to, the Holders and their interest in designated assets, in connection with the incurrence of any debt under the ABL Facility, including to clarify the respective rights of all parties in and to designated assets, including, without limitation, the Intercreditor Agreement. The Collateral Agent shall enter into the Intercreditor Agreement and the Collateral Agent and the Trustee, as applicable, shall enter into any other intercreditor agreement at the request of the Issuer, provided that (in the case of such other intercreditor agreement) the Issuer will have delivered to the Collateral Agent and the Trustee an Officer’s Certificate to the effect that such other intercreditor agreement complies with the provisions of this Indenture, the Notes and the Security Documents. The Collateral Agent and the Trustee, as applicable, each agrees to execute and deliver any amendment to, waiver of, or supplement to any Security Document or intercreditor agreement authorized pursuant to Article IX.

The Intercreditor Agreement provides, subject to the terms thereof, for the following priority of the Fixed Asset Pari Passu Lien, on the one hand, relative to the ABL Liens, on the other hand:

(1)          subject to certain limitations, any Lien on the ABL Priority Collateral to the extent securing any ABL Obligations now or hereafter held by or on behalf of the ABL Agent, or any other ABL Claimholders or any agent or trustee therefor, shall be senior in all respects and prior to any Lien on the ABL Priority Collateral securing any Fixed Asset Pari Passu Lien Obligations; and

(2)          the Fixed Asset Pari Passu Lien Obligations on the Notes Priority Collateral will be senior to the ABL Liens on the Notes Priority Collateral, and, consequently, the holders of any Fixed Asset Pari Passu Lien Obligations will be entitled to receive the proceeds from the disposition of any Notes Priority Collateral prior to the holders of any ABL Obligations.

SECTION 12.10. Trustee Duties

(a)          On the Issue Date, the Trustee, as Pari Passu Lien Debt Representative for the Notes, shall enter into the Collateral Trust Agreement to appoint U.S. Bank National Association to act as the Collateral Agent. The Trustee shall not be obligated to take any action (or to direct the Collateral Agent to take any action) under the Collateral Trust Agreement or any other Security Document for any series of Notes without the written direction of the Holders of a majority in aggregate principal amount of the outstanding Notes of such series (or the minimum consent for such action required under this Indenture) and may request the direction of the Holders of a majority in aggregate principal amount of the outstanding Notes of such series (or the minimum consent for such action required under this Indenture) with respect to any such actions and, upon receipt of the written consent of the Holders of a majority in aggregate principal amount of the outstanding Notes of such series (or the minimum consent for such action required under this Indenture) along with security and indemnity satisfactory to the Trustee and the Collateral Agent, shall take such actions.

(b)          Neither the Trustee nor any of its officers, directors, employees, attorneys or agents shall be responsible or liable (i) for the legality, enforceability, effectiveness or sufficiency of the Security Documents, for the creation, perfection, priority, sufficiency, maintenance, renewal or protection of any Lien, or for any defect or deficiency as to any such matters, or (ii) for any failure to demand, collect, foreclose or realize upon or otherwise enforce any of the Liens or Security Documents or any delay in doing so, or (iii) for the validity or sufficiency of the Collateral or any agreement or assignment contained therein, for the validity of the title, for insuring the Collateral or for the payment of taxes, charges, assessments or Liens upon the Collateral or otherwise as to the maintenance of the Collateral.

(c)            The rights, privileges, protections, immunities and benefits given to the Trustee under this Indenture, including, without limitation, its right to be indemnified and compensated and all other rights, privileges, protections, immunities and benefits set forth in this Indenture are extended to the Trustee when acting under the Collateral Trust Agreement, the Intercreditor Agreement (if applicable) and the other Pari Passu Lien Debt Documents on behalf of the Holders.

(d)          The Trustee will not be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any Liens on the Collateral.

(e)           Whenever an action under the Collateral Trust Agreement requires an Act of Required Pari Passu Lien Secured Parties, the Trustee, in its capacity as Pari Passu Lien Debt Representative, shall be entitled to seek the direction of Holders of each series of the Notes. Subject to the next succeeding sentence, if the minimum consent or directions of Holders of such series for such action required by Sections 6.05 or 9.02 or otherwise under this Indenture are met, the Trustee shall deliver a written direction to the Collateral Agent on behalf of such series (i) directing such Act of Required Pari Passu Lien Secured Parties and (ii) notifying the Collateral Agent of the aggregate principal amount of such series of Notes consenting or directing such action (it being agreed that if the requisite percentage of consent or direction is received by the Trustee, the Trustee shall consent or direct such action on behalf of all of the then outstanding aggregate principal amount of the Notes of such series), which upon request of the Collateral Agent, shall be accompanied by indemnity or security acceptable to the Collateral Agent for any losses, liability or expenses that may be incurred in connection with such direction (it being understood that the Trustee, in its individual capacity, shall not be obligated to provide such indemnity or security). Notwithstanding the foregoing, if the requested action requires the consent or direction of each Holder of the Notes affected thereby, then the Trustee shall not deliver a direction to the Collateral Agent in such Act of Required Pari Passu Lien Secured Parties unless a unanimous consent is obtained for the Holders of both series of Notes. For purposes of determining the consent or direction of Holders for an action under the Collateral Trust Agreement that requires an Act of Required Pari Passu Lien Secured Parties, the Notes registered in the name of, or beneficially owned by, the Issuer or any Affiliate of the Issuer will be deemed not to be outstanding and neither the Issuer nor any Affiliate of the Issuer will be entitled to vote such Notes and the Issuer shall notify the Trustee and the Collateral Agent in writing whether any Notes are owned by it or any of its Affiliates.

ARTICLE XIII

MISCELLANEOUS

SECTION 13.01. [Reserved].

SECTION 13.02. Notices. Any notice or communication by the Issuer, the Co-Issuer, any Guarantor or the Trustee to the others is duly given if in writing and delivered in person or mailed by first-class mail (registered or certified, return receipt requested), facsimile, electronically (in “.pdf” or other format) or overnight air courier guaranteeing next day delivery, to the others’ address:

If to the Issuer, the Co-Issuer and/or any Guarantor on or after the Issue Date:

Big River Steel LLC

2027 East State Highway 198

Osceola, AR 72370

Tel: (870) 819-3031

Attn: Ari Levy

in each case, with a copy to:

Baker & Hostetler LLP

127 Public Square, Suite 2000

Cleveland, OH 44114-1214

Tel: +1.216.861.6697

Attn: Suzanne Hanselman

If to the Trustee:

U.S. Bank Global Corporate Trust

1350 Euclid Avenue, Suite 1100

CN-OH-RN11

Cleveland, Ohio 44115

Attn: Global Corporate Trust

The Issuers, any Guarantor or the Trustee, by notice to the others, may designate additional or different addresses for subsequent notices or communications.

All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five calendar days after being deposited in the mail, postage prepaid, if mailed by first-class mail; on the first date on which publication is made or electronic delivery made; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery; provided that any notice or communication delivered to the Trustee shall be deemed effective upon actual receipt thereof.

Any notice or communication to a Holder shall be electronically delivered, mailed by first-class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the Note Register kept by the Registrar.

Failure to deliver a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

Notwithstanding any other provision of this Indenture or any Note, where this Indenture or any Note provides for notice of any event (including any notice of redemption or purchase) to a Holder of a Global Note (whether by mail or otherwise), such notice shall be sufficiently given if given to the Depositary pursuant to the standing instructions from the Depositary.

If a notice or communication is mailed or otherwise delivered in the manner provided above within the time prescribed, such notice or communication shall be deemed duly given, whether or not the addressee receives it.

If the Issuers deliver or mail a notice or communication to Holders, they shall deliver or mail a copy to the Trustee and each Agent at the same time.

SECTION 13.03. Communication with Holders of a Global Note. Notwithstanding any other provision of this Indenture or any Note, where this Indenture or any Note provides for notice of any event or any other communication (including any notice of redemption or repurchase) to a holder of a Global Note (whether by mail or otherwise), such notice shall be sufficiently given if given to the Depositary (or its designee) pursuant to the standing instructions from the Depositary or its designee, including by electronic mail in accordance with accepted practices at the Depositary.

SECTION 13.04. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Issuers or any of the Guarantors to the Trustee to take any action under this Indenture (other than as set forth in the last sentence of Section 9.06 and with respect to clause (B) below, in connection with the initial issuance of Notes on the Issue Date), the Issuers or such Guarantor, as the case may be, shall furnish to the Trustee:

(A)          An Officer’s Certificate in form reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 13.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

(B)          An Opinion of Counsel in form reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 13.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

SECTION 13.05. Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(A)          a statement that the Person making such certificate or opinion has read such covenant or condition;

(B)          a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(C)          a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with (and, in the case of an Opinion of

Counsel, may be limited to reliance on an Officer’s Certificate as to matters of fact); and

(D)          a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with; provided, however, that with respect to matters of fact, an Opinion of Counsel may rely on an Officer’s Certificate or certificates of public officials.

SECTION 13.06. Rules by Trustee and Agents. The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

SECTION 13.07. No Personal Liability of Directors, Officers, Employees and Stockholders.

No past, present or future director, officer, employee, incorporator, member, partner or equity holder of the Issuer or the Co-Issuer or any Guarantor or any Parent Company will have any liability for any obligations of the Issuer or the Co-Issuer or the Guarantors under the Notes, the Guarantees, this Indenture or any supplemental indenture or for any claim based on, in respect of, or by reason of such obligations or their creation.

Each Holder by accepting Notes waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

SECTION 13.08. Governing Law. THIS INDENTURE, THE NOTES AND ANY GUARANTEE WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

SECTION 13.09. Waiver of Jury Trial. EACH OF THE ISSUER, THE CO-ISSUER, THE GUARANTORS, AND THE TRUSTEE HEREBY, AND EACH HOLDER OF A NOTE BY ITS ACCEPTANCE THEREBY, IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

SECTION 13.10. Force Majeure. In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations under this Indenture arising out of or caused by, directly or indirectly, forces beyond its reasonable control, including without limitation strikes, pandemics, epidemics, quarantine restrictions, recognized public emergencies, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software or hardware) services.

SECTION 13.11. No Adverse Interpretation of Other Agreements. This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Issuer or its Restricted Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 13.12. Successors. All agreements of the Issuers in this Indenture and the Notes shall bind their successors. All agreements of the Trustee in this Indenture shall bind its successors. All agreements of each Guarantor in this Indenture shall bind its successors, except as otherwise provided in Section 10.06 or Section 10.07 hereof.

SECTION 13.13. Severability. In case any provision or any part of any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 13.14. Counterpart Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. This Indenture may be executed in multiple counterparts, which, when taken together, shall constitute one instrument. The exchange of copies of this Indenture and of signature pages by facsimile or electronic transmissions (in ‘.pdf’ or other format) shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or electronically (in ‘.pdf’ or other format) shall be deemed to be their original signatures for all purposes.

SECTION 13.15. Table of Contents, Headings, etc. The Table of Contents, Cross-Reference Table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

SECTION 13.16. USA PATRIOT Act. The parties hereto acknowledge that in order to help the government fight the funding of terrorism and money laundering activities, pursuant to federal regulations that became effective on October 1, 2003, Section 326 of the USA PATRIOT Act requires all financial institutions to obtain, verify, and record information that identifies each person establishing a relationship or opening an account with U.S. Bank National Association. The parties hereto agree that they will provide the Trustee with name, address, tax identification number, if applicable, and other information that will allow the Trustee to identify the individual or entity who is establishing the relationship, and will further provide the Trustee with formation documents such as articles of incorporation or other identifying documents.

[Signatures on following page]

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first above written.

BIG RIVER STEEL LLC, as Issuer

By:	/s/ Ari Levy
Name: Ari Levy
Title: Chief Financial Officer

BRS FINANCE CORP., as Co-Issuer

By:	/s/ Ari Levy
Name: Ari Levy
Title: Chief Financial Officer

BRS INTREMDIARY HOLDING LLC., as Parent Guarantor

By:	/s/ Ari Levy
Name: Ari Levy
Title: Chief Financial Officer

[Signature Page to Indenture]

U.S. BANK NATIONAL ASSOCIATION, as
Trustee and Collateral Agent

By:	/s/ David A. Schlabach
Name: David A. Schlabach
Title: Vice President

[Signature Page to Indenture]

EXHIBIT A

[Face of Note]

[Insert the Global Note Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the Private Placement Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the Regulation S Temporary Global Note Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the OID Legend, if applicable pursuant to the provisions of the Indenture]

CUSIP [	]
ISIN [	]

[RULE 144A][REGULATION S][IAI] GLOBAL NOTE

6.625% Senior Secured Notes due 2029 (Green Bonds)

No. [ ]	[Up to] $[	]

BIG RIVER STEEL LLC

BRS FINANCE CORP.

promises to pay to	or registered assigns,

[the principal sum set forth on the Schedule of Exchange of Interests in the Global Note attached hereto] [the principal sum of _________________ DOLLARS] on January 31, 2029.

Interest Payment Dates: January 31 and July 31, beginning January 31, 2021

Record Dates: January 15 and July 15

IN WITNESS HEREOF, the Issuers have caused this instrument to be duly executed.

BIG RIVER STEEL LLC,

By:
Name:
Title:

BRS FINANCE CORP.,

By:
Name:
Title:

This is one of the Notes referred to
in the within-mentioned Indenture:

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory

Dated:

[Back of Note]

6.625% Secured Senior Note due 2029 (Green Bonds)

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1.  INTEREST. Big River Steel LLC (the “Issuer”) and BRS Finance Corp. (the “Co-Issuer” and together with the Issuer, the “Issuers”) promise to pay interest on the principal amount of this Note at a rate per annum of 6.625% from September 18, 2020 until maturity. The Issuers will pay interest on this Note semi-annually in arrears on January 31 and July 31 of each year, beginning January 31, 2021 or, if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”). The Issuers will make each interest payment to the Holder of record of this Note on the immediately preceding January 15 and July 15 (each, a “Record Date”). Interest on this Note will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that the first Interest Payment Date shall be January 31, 2021. The Issuers will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at the rate borne by this Note; they shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the rate borne by this Note. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

2.  METHOD OF PAYMENT. The Issuers will pay interest on this Note to the Person who is the registered Holder of this Note at the close of business on the Record Date (whether or not a Business Day) next preceding the Interest Payment Date, even if this Note is cancelled after such Record Date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. Payments of principal of, premium, if any, and interest on the Notes will be payable at the office or agency of the Issuers maintained pursuant to Section 4.02 of the Indenture or, at the option of the Issuers, may be made by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion), provided that (a) all payments of principal, premium, if any, and interest on, Notes represented by Global Notes registered in the name of or held by DTC or its nominee will be made by wire transfer of immediately available funds to the accounts specified by the Holder or Holders thereof and (b) if no notice of wire transfer election is received for such Holder, all payments of principal, premium, if any, and interest with respect to certificated Notes will be made by check mailed to the Holders at their addresses set forth in the Note Register. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. If a payment date is on a Legal Holiday, payment will be made on the next succeeding day that is not a Legal Holiday and no interest shall accrue for the intervening period.

3.  PAYING AGENT AND REGISTRAR. Initially, U.S. Bank National Association, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Issuers may change any Paying Agent or Registrar without prior notice to any Holder. The Issuers or any of their Subsidiaries may act in any such capacity.

4.  INDENTURE AND SECURITY DOCUMENTS. The Issuers issued the Notes under an Indenture, dated as of September 18, 2020 (the “Indenture”), among (a) Big River Steel LLC, as Issuer, (b) BRS Finance Corp., as Co-Issuer, (c) BRS Intermediate Holdings LLC, as Parent and (d) the Trustee. The Issuers shall be entitled to issue Additional Notes pursuant to Sections 2.1     and 4.09 of the Indenture. The terms of the Notes include those stated in the Indenture. The Notes are subject to all such terms, and Holders are referred to the Indenture for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Notes are secured by a pledge of Collateral pursuant to the Security Documents referred to in the Indenture.

5. OPTIONAL REDEMPTION.

(a)  At any time prior to September 15, 2023, the Issuers may at their option on one or more occasions redeem all or a part of the Notes, upon notice as described under Section 3.03 of the Indenture, at a redemption price (as calculated by the Issuer) equal to the sum of (i) 100.00% of the principal amount of the Notes redeemed, plus (ii) the Applicable Premium, plus (iii) accrued and unpaid interest, if any, to, but excluding, the Redemption Date, subject to the right of Holders of record on the relevant Record Date to receive interest due on any Interest Payment Date occurring prior to the Redemption Date. Any notice of redemption made in connection with a related transaction or event (including an Equity Offering, contribution, Change of Control, Asset Sale or other transaction) may, at the Issuers’ discretion, be given prior to the completion or the occurrence thereof, and any such redemption or notice may, at the Issuers’ discretion, be subject to one or more conditions precedent, including, but not limited to, the completion or occurrence of the related transaction or event, as the case may be.

(b)  At any time prior to September 15, 2023, the Issuers may, at their option and on one or more occasions, redeem up to 40.00% of the aggregate principal amount of Notes and Additional Notes issued under the Indenture at a redemption price (as calculated by the Issuers) equal to the sum of (i) 106.625% of the aggregate principal amount thereof, with an amount equal to or less than the net cash proceeds from one or more Equity Offerings to the extent such net cash proceeds are received by or contributed to the Issuer, plus (ii) accrued and unpaid interest thereon, if any, to, but excluding, the Redemption Date, subject to the right of Holders of record on the relevant Record Date to receive interest due on the any Interest Payment Date occurring prior to the Redemption Date; provided that (a) at least 50.00% of the sum of the aggregate principal amount of Notes originally issued under the Indenture on the Issue Date and any Additional Notes issued under the Indenture after the Issue Date remains outstanding immediately after the occurrence of each such redemption and (b) each such redemption occurs within 180 days of the date of closing of the applicable Equity Offering or contribution.

(c)  At any time prior to September 15, 2023, the Issuers may at their option on one or more occasions redeem up to 10.00% of the original aggregate principal amount of the Notes issued under the Indenture during each twelve-month period commencing with the Issue Date at a redemption price (as calculated by the Issuers) equal to 103.00% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but excluding, the Redemption Date, subject to the right of Holders of record on the relevant Record Date to receive interest due on any Interest Payment Date occurring prior to the Redemption Date.

(d) In connection with any Change of Control Offer or other tender offer to purchase all of the Notes, if Holders of not less than 90.00% of the aggregate principal amount of the then outstanding Notes validly tender and do not validly withdraw such Notes in such Change of Control Offer or other tender offer and the Issuers purchase, or any third party making such Change of Control Offer or other tender offer in lieu of the Issuers purchases, all of the Notes validly tendered and not validly withdrawn by such Holders, all of the Holders will be deemed to have consented to such tender offer and accordingly, the Issuers or such third party will have the right upon notice, given not more than 60 days following such purchase date, to redeem all Notes that remain outstanding following such purchase at a price equal to the price offered to each other Holder in such Change of Control Offer or other tender offer, plus, to the extent not included in the Change of Control Offer or other tender offer payment, accrued and unpaid interest, if any, thereon, to, but excluding, the Redemption Date (subject to the right of the Holders of record on the relevant Record Date to receive interest due on an Interest Payment Date that is on or prior to the Redemption Date).

(d) Except pursuant to clause (a), (b), (c) or (d) of Section 3.07 of the Indenture, the Notes will not be redeemable at the Issuers’ option prior to September 15, 2023.

(e) On and after September 15, 2023, the Issuers may at their option redeem the Notes, in whole or in part, on one or more occasions, upon notice in accordance with Section 3.03 of the Indenture, at the redemption prices (expressed as percentages of principal amount of the Notes to be redeemed) set forth below, plus accrued and unpaid interest, if any, to, but excluding, the Redemption Date, subject to the right of Holders of record on the relevant Record Date to receive interest due on any Interest Payment Date occurring prior to the Redemption Date, if redeemed during the twelve-month period beginning on September 15 in each of the years indicated below:

Year	Percentage
2023	103.313%
2024	101.656%
2025 and thereafter	100.000%

(e) Any redemption pursuant to Section 3.07 of the Indenture shall be made pursuant to Sections 3.01 through 3.06 of the Indenture.

6. MANDATORY REDEMPTION; OFFERS TO PURCHASE AND OPEN MARKET PURCHASES. The Issuers will not be required to make any mandatory redemption or sinking fund payments with respect to the Notes. However, under certain circumstances, the Issuers may be required to offer to purchase Notes as described under Sections 3.09, 4.10 and 4.14 of the Indenture.

7.  NOTICE OF REDEMPTION. Subject to Section 3.03 of the Indenture, the Issuers shall deliver electronically, mail or cause to be mailed by first-class mail, postage prepaid, notices of redemption at least 10 but not more than 60 days before the Redemption Date to each Holder of the Notes to be redeemed at such Holder’s registered address or otherwise in accordance with Applicable Procedures, except that redemption notices may be delivered or mailed more than 60 days prior to a Redemption Date if the notice is issued in connection with Section 3.03(i), Article VIII or Article XI of the Indenture.

8. OFFERS TO REPURCHASE. Upon the occurrence of a Change of Control, the Issuers shall make a Change of Control Offer in accordance with Section 4.14 of the Indenture. In connection with certain Asset Sales, the Issuers shall make an Asset Sale Offer as and when provided in accordance with Sections 3.09 and 4.10 of the Indenture.

9.  DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in minimum denominations of $2,000 and any integral multiple of $1,000 in excess of $2,000. The transfer of Notes shall be registered and Notes may only be exchanged as provided in the Indenture. The Registrar, Transfer Agent and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuers may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Issuers need not issue, exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Issuers need not issue, exchange or register the transfer of any Notes during the period of 15 days before the mailing of a notice of redemption of Notes to be redeemed or between a Record Date with respect to such Note and the next succeeding Interest Payment Date with respect to such Note.

10. PERSONS DEEMED OWNERS. The registered Holder shall be treated as its owner for all purposes. Only registered Holders shall have rights hereunder.

11. AMENDMENT, SUPPLEMENT AND WAIVER. The Indenture, the Guarantees or the Notes may be amended or supplemented as provided in the Indenture.

12.  DEFAULTS AND REMEDIES. The Events of Default relating to the Notes are defined in Section 6.01 of the Indenture. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 30.00% in principal amount of the then outstanding Notes by written notice to the Issuers may declare the principal, premium, if any, interest and any other monetary obligations on all the then outstanding Notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency with respect to the Issuer, all outstanding Notes will become due and payable immediately without further action or notice. Holders may not enforce the Indenture, the Notes or the Guarantees except as provided in the Indenture. Subject to certain limitations, Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing Default (except a Default relating to the payment of principal, premium, if any, or interest) if it determines that withholding notice is in their interest. The Holders of a majority of the aggregate principal amount of the then outstanding Notes, by written notice to the Trustee, may on behalf of the Holders of all of the Notes waive any existing Default or and its consequences under the Indenture (except a continuing Default in payment of the principal of, premium, if any, or interest on, any of the Notes held by a nonconsenting Holder). The Issuer is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Issuer is required within thirty (30) days after becoming aware of any Default, to deliver to the Trustee a statement specifying such Default, its status and what actions the Issuers are taking or propose to take with respect thereto.

13. AUTHENTICATION. This Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose until authenticated by the manual signature of the Trustee.

14. GOVERNING LAW. THE INDENTURE, THIS NOTE AND ANY GUARANTEE WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

15.  CUSIP AND ISIN NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuers have caused CUSIP and ISIN numbers to be printed on the Notes and the Trustee may use CUSIP and ISIN numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

The Issuer will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to the Issuer at the following address:

Big River Steel LLC

2027 East State Highway 198

Osceola, AR 72370

Tel: (870) 819-3031

Attn: Ari Levy

ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:
(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint _________________________________________________________ to transfer this Note on the books of the Issuers. The agent may substitute another to act for him.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Issuers pursuant to Section 4.10 or 4.14 of the Indenture, check the appropriate box below:

[   ] Section 4.10 [   ] Section 4.14

If you want to elect to have only part of this Note purchased by the Issuers pursuant to Section 4.10 or Section 4.14 of the Indenture, state the amount you elect to have purchased:

$

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Tax Identification No.:
Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE*

The initial outstanding principal amount of this Global Note is $                  . The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global or Definitive Note for an interest in this Global Note, have been made:

Principal
	Amount of	Amount of	Amount of
	decrease in	increase in	this Global	Signature of
	Principal	Principal	Note	authorized
	Amount of	Amount of	following such	signatory of
	this Global	this Global	decrease or	Trustee or
Date of Exchange	Note	Note	increase	Custodian

* This schedule should be included only if the Note is issued in global form.

EXHIBIT B

FORM OF CERTIFICATE OF TRANSFER

Big River Steel LLC

2027 East State Highway 198

Osceola, AR 72370

Tel: (870) 819-3031

Attn: Ari Levy

U.S. Bank Global Corporate Trust

350 Euclid Avenue, Suite 1100

CN-OH-RN11

Cleveland, Ohio 44115

Attn: Global Corporate Trust

Re: 6.625% Senior Secured Notes due 2029 (Green Bonds)

Reference is hereby made to the Indenture, dated as of September 18, 2020 (the “Indenture”), among (a) Big River Steel LLC, as Issuer, (b) BRS Finance Corp., as Co-Issuer, (c) BRS Intermediate Holdings LLC, as Parent, (d) certain other subsidiaries of the Issuer, as Guarantors, and (e) the Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

________________________(the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $ _______ in such Note[s] or interests (the “Transfer”), _______________  to  _______________  (the “Transferee ”), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1. [ ] CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE RELEVANT 144A GLOBAL NOTE OR RELEVANT DEFINITIVE NOTE PURSUANT TO RULE 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A, and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act.

2.  [ ] CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE RELEVANT REGULATION S GLOBAL NOTE OR RELEVANT DEFINITIVE NOTE PURSUANT TO REGULATION S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the applicable Restricted Period, (x) the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser) and (y) the interest transferred will be held immediately thereafter through Euroclear or Clearstream. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Permanent Global Note, the Regulation S Temporary Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act.

3.  [ ] CHECK AND COMPLETE IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE RELEVANT DEFINITIVE NOTE PURSUANT TO ANY PROVISION OF THE SECURITIES ACT OTHER THAN RULE 144A OR REGULATION S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

(a)	[ ] such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act; or

(b)	[ ] such Transfer is being effected to the Issuer or a Subsidiary thereof; or

(c)	[ ] such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144, Rule 903 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Restricted Definitive Notes and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of Exhibit E to the Indenture and (2) if such Transfer is in respect of a principal amount of Notes at the time of transfer of less than $250,000, an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the IAI Global Note and/or the Restricted Definitive Notes and in the Indenture and the Securities Act.

4. [ ] CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE OR OF AN UNRESTRICTED DEFINITIVE NOTE.

(a)	[ ] CHECK IF TRANSFER IS PURSUANT TO RULE 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(b)	[ ] CHECK IF TRANSFER IS PURSUANT TO REGULATION S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(c)	[ ] CHECK IF TRANSFER IS PURSUANT TO OTHER EXEMPTION. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuers.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

ANNEX A TO CERTIFICATE OF TRANSFER

1. The Transferor owns and proposes to transfer the following:

[CHECK ONE OF (a) OR (b)]

(a)	[ ] a beneficial interest in the:

(i)	[ ] 144A Global Note ([CUSIP: ]), or

(ii)	[ ] Regulation S Global Note ([CUSIP: ]), or

(iii)	[ ] IAI Global Note ([CUSIP: ]; or

(b)	[ ] a Restricted Definitive Note.

2.	After the Transfer the Transferee will hold:

[CHECK ONE]

(a)	[ ] a beneficial interest in the:

(i)	[ ] 144A Global Note ([CUSIP: ]), or

(ii)	[ ] Regulation S Global Note ([CUSIP: ]), or

(iii)	[ ] IAI Global Note ([CUSIP: ];

(iv)	[ ] Unrestricted Global Note ([ ] [ ]), or

(b)	[ ] a Restricted Definitive Note; or

(c)	[ ] an Unrestricted Definitive Note, in accordance with the terms of the Indenture.

EXHIBIT C

FORM OF CERTIFICATE OF EXCHANGE

Big River Steel LLC

2027 East State Highway 198

Osceola, AR 72370

Tel: (870) 819-3031

Attn: Ari Levy

U.S. Bank Global Corporate Trust

1350 Euclid Avenue, Suite 1100

CN-OH-RN11

Cleveland, Ohio 44115

Attn: Global Corporate Trust

Re: 6.625% Senior Secured Notes due 2029 (Green Bonds)

Reference is hereby made to the Indenture, dated as of September 18, 2020 (the “Indenture”), among (a) Big River Steel LLC, as Issuer, (b) BRS Finance Corp., as Co-Issuer, (c) BRS Intermediate LLC as Parent and (d) the Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

________________________________(the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $_______in such Note[s] or interests (the “Exchange”). In connection with the Exchange, the Owner hereby certifies that:

1) EXCHANGE OF RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN A RESTRICTED GLOBAL NOTE FOR UNRESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN AN UNRESTRICTED GLOBAL NOTE OF THE SAME SERIES

a) [ ] CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE OF THE SAME SERIES. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note of the same series in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

b)  [ ] CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO UNRESTRICTED DEFINITIVE NOTE OF THE SAME SERIES. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note of the same series, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

c) [ ] CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE OF THE SAME SERIES. In connection with the Owner’s Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note of the same series, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

d)  [ ] CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO UNRESTRICTED DEFINITIVE NOTE OF THE SAME SERIES. In connection with the Owner’s Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note of the same series, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

2) EXCHANGE OF RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES FOR RESTRICTED DEFINITIVE NOTES OF THE SAME SERIES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES OF THE SAME SERIES

a) [ ] CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO RESTRICTED DEFINITIVE NOTE OF THE SAME SERIES. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Definitive Note of the same series with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner’s own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

b) [ ] CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE OF THE SAME SERIES. In connection with the Exchange of the Owner’s Restricted Definitive Note for a beneficial interest in the [CHECK ONE]:

[ ] 144A Global Note, or

[ ] Regulation S Global Note, or

[ ] IAI Global Note

in each case of the same series, with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuers and are dated.

[Insert Name of Transferor]

By:
Name:
Title:

EXHIBIT D

FORM OF SUPPLEMENTAL INDENTURE

TO BE DELIVERED BY SUBSEQUENT GUARANTORS

[               ] Supplemental Indenture (this “Supplemental Indenture”), dated as of [              ], among [             ] (the “Guaranteeing Subsidiary”), a subsidiary of Big River Steel LLC, a Delaware limited liability company (the “Issuer”), and U.S. Bank National Association, a national banking association, as trustee (the “Trustee”).

W I T N E S E T H

WHEREAS, the Issuer and BRS Finance Corp. have heretofore executed and delivered to the Trustee an Indenture (as amended, supplemented or modified from time to time, the “Indenture”), dated as of September 18, 2020, providing for the issuance of $900,000,000 aggregate principal amount of 6.625% Senior Secured Notes due 2029 (Green Bonds) (the “Notes”);

WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Issuers’ Obligations under the Notes and the Indenture on the terms and conditions set forth herein and under the Indenture

(the “Guarantee”); and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

(1) Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

(2)  Agreement to Guarantee. The Guaranteeing Subsidiary acknowledges that it has received and reviewed a copy of the Indenture and all other documents it deems necessary to review in order to enter into this Supplemental Indenture and (i) hereby joins and becomes a party to the Indenture as indicated by its signature below as a Guarantor and (ii) acknowledges and agrees to (x) be bound by the Indenture as a Guarantor and (y) perform all obligations and duties required of a Guarantor pursuant to the Indenture.

(3)  No Recourse Against Others. No past, present or future director, officer, employee, incorporator, member, partner or equity holder of the Issuer or the Co-Issuer or any Guarantor or any Parent Company will have any liability for any obligations of the Issuer or the Co-Issuer or the Guarantors under the Notes, the Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder by accepting Notes waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

(4) Governing Law. THIS SUPPLEMENTAL INDENTURE WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

(5)  Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. This Supplemental Indenture may be executed in multiple counterparts, which, when taken together, shall constitute one instrument. The exchange of copies of this Supplemental

Indenture and of signature pages by facsimile or electronic (by ‘.pdf’ or other format) transmissions shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or electronically (by ‘.pdf’ or other format) shall be deemed to be their original signatures for all purposes.

(6) Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

(7)  The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary.

(8) Benefits Acknowledged. Upon execution and delivery of this Supplemental Indenture the Guaranteeing Subsidiary will be subject to the terms and conditions set forth in the Indenture. The Guaranteeing Subsidiary acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Indenture and this Supplemental Indenture and that its obligations as a result of this Supplemental Indenture are knowingly made in contemplation of such benefits.

(9)  Successors. All agreements of the Guaranteeing Subsidiary in this Supplemental Indenture shall bind its successors, except as otherwise provided in this Supplemental Indenture. All agreements of the Trustee in this Supplemental Indenture shall bind its successors.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

[GUARANTEEING SUBSIDIARY]

By:
Name:
Title:

U.S. BANK NATIONAL ASSOCIATION, as
Trustee

By:
Name:
Title:

EXHIBIT E

FORM OF CERTIFICATE FROM

ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR

Big River Steel LLC

2027 East State Highway 198

Osceola, AR 72370

Tel: (870) 819-3031

Attn: Ari Levy

U.S. Bank Global Corporate Trust

1350 Euclid Avenue, Suite 1100

CN-OH-RN11

Cleveland, Ohio 44115

Attn: Global Corporate Trust

Re: 6.625% Senior Secured Notes due 2029 (Green Bonds)

Reference is hereby made to the Indenture, dated as of September 18, 2020 (the “Indenture”), among (a) Big River Steel LLC, as issuer (the “Company”), (b) BRS Finance Corp., as co-issuer (the “Co-Issuer” and together with the Company, the “Issuers”), (c) BRS Intermediate LLC as Parent and (d) the Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

In connection with our proposed purchase of $ _______ aggregate principal amount of:

(a)	☐ a beneficial interest in a Global Note, or

(b)	☐ a Definitive Note,

we confirm that:

1.            We understand that any subsequent transfer of the Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes or any interest therein except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the “Securities Act”).

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2.            We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes and any interest therein may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Notes or any interest therein, we will do so only (A) to the Issuers or any subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a “qualified institutional buyer” (as defined therein), (C) to an institutional “accredited investor” (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the Issuers a signed letter substantially in the form of this letter and, if such transfer is in respect of a principal amount of Notes, at the time of transfer of less than $250,000, an Opinion of Counsel in form reasonably acceptable to the Issuers to the effect that such transfer is in compliance with the Securities Act, (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, or (E) pursuant to the provisions of Rule 144 under the Securities Act, and we further agree to provide to any Person purchasing the Definitive Note or beneficial interest in a Global Note from us in a transaction meeting the requirements of clauses (A) through (E) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.

3.            We understand that, on any proposed resale of the Notes or beneficial interest therein, we will be required to furnish to you and the Issuers such certifications, legal opinions and other information as you and the Issuers may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

4.            We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

5.            We are acquiring the Notes or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional “accredited investor”) as to each of which we exercise sole investment discretion.

You and the Issuers are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

[Insert Name of Accredited Investor]

By:
Name:
Title:

Dated:

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